UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. 2)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

SOUTHWEST WATER COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐            No fee required.

☒            Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

common stock, $0.01 par value per share, of SouthWest Water Company

(2)           Aggregate number of securities to which transaction applies:

24,935,919 shares of common stock, consisting of 27,526,569 shares of common stock outstanding as of April 22, 2010, less 2,700,000 shares of common stock held by the acquiring person, plus the anticipated issuance of 109,350 shares of common stock pursuant to options granted under the 2006 Equity Incentive Plan, the Second Amended and Restated Stock Option Plan, and the Amended and Restated Stock Option Plan for Non-Employee Directors with exercise prices below $11.00 that are eligible to be cashed out in the merger.

(3)           Per unit price or other underlying value of transaction computed pursuant to the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”) Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$11.00 per share of common stock.

(4)               Proposed maximum aggregate value of transaction:

$273,949,671, calculated as the sum of (A) the product of the 24,826,569 shares of common stock outstanding as of April 22, 2010 that are not held by the acquiring person multiplied by $11.00 per share, (B) the product of the options to purchase 109,350 shares of common stock outstanding as of April 22, 2010 with exercise prices below $11.00 multiplied by $1.58 per share (which is the difference between $11.00 and the weighted average exercise price per share) and (C) the product of the warrants to purchase 143,523 shares of common stock outstanding as of April 22,

2010 with exercise prices below $11.00 multiplied by $4.77 per share (which is the difference between $11.00 and the weighted average exercise price per share of the warrants).

(5)          Total fee paid:

$19,533, determined based upon multiplying $0.00007130 by the proposed maximum aggregate value of transaction of $273,949,671.

☒                                   Fee paid previously with preliminary materials.

☐                                    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)                                  Date Filed:

PRELIMINARY COPY--SUBJECT TO COMPLETION

Dear Stockholder:

We cordially invite you to attend the annual meeting of stockholders of SouthWest Water Company (the “Company”), to be held on August 6, 2010 at 10:00 a.m., Pacific Time, at the Millennium Biltmore Hotel Los Angeles located at 506 South Grand Avenue, Los Angeles, California (the “Annual Meeting”).  Please see the map on page 93 for directions.  Holders of record of the Company’s common stock and Series A preferred stock at the close of business on June 14, 2010 will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

We have entered into an Agreement and Plan of Merger dated March 2, 2010 (the “merger agreement”), whereby institutional investors advised by J.P. Morgan Asset Management and Water Asset Management, LLC have agreed to acquire the Company.  At the Annual Meeting, we will ask you to adopt the merger agreement.  If the merger contemplated by the merger agreement (the “merger”) is completed, you will be entitled to receive $11.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own.  We cannot complete the merger unless all of the conditions to closing are satisfied, including the adoption of the merger agreement by the affirmative vote of a majority of the combined voting power of the outstanding common stock and Series A preferred stock as of June 14, 2010, voting together as a single class.

A special committee of our board of directors, composed entirely of independent directors, reviewed and considered the terms and conditions of the merger.  This special committee unanimously determined that the merger, the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and our stockholders, and recommended that our board of directors approve the merger agreement and resolve to recommend that our stockholders adopt the merger agreement.  Our board of directors thereafter unanimously determined that the merger, the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and our stockholders, approved the merger agreement and recommended that our stockholders adopt the merger agreement. In considering the recommendation of our board of directors that you adopt the merger agreement, you should be aware that there are provisions of the merger agreement and the merger that will result in certain benefits to our directors and executive officers that are different from, or in addition to, the benefits received by our stockholders generally.

At the Annual Meeting, we will also ask you to vote on the election of directors and the ratification of the selection of our independent public accountants. We are also asking you to expressly grant the authority to vote your shares to adjourn the Annual Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to adopt the merger agreement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE:

☐             “FOR” THE ADOPTION OF THE MERGER AGREEMENT;

☐             “FOR” THE ELECTION OF THE BOARD OF DIRECTOR NOMINEES;

☐             “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2010; AND

☐             IF NECESSARY, TO ADJOURN THE ANNUAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES TO VOTE IN FAVOR OF ADOPTING THE MERGER AGREEMENT.

YOUR VOTE IS IMPORTANT

In the materials accompanying this letter, you will find a Notice of Annual Meeting of Stockholders, the 2010 Annual Report, a Proxy Statement relating to the actions to be taken by our stockholders at the Annual Meeting and a proxy card.  The Proxy Statement includes important information about the merger agreement and the merger and the other matters to be considered at the Annual Meeting.  We encourage you to read the entire Proxy Statement, including its annexes, carefully.

All of our stockholders are cordially invited to attend the Annual Meeting in person.  Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return your proxy card in the enclosed envelope or appoint a proxy over the Internet or by telephone as instructed in these materials.  It is important that your shares be represented and voted at the Annual Meeting.  If you attend the Annual Meeting, you may vote in person as you wish, even though you have previously returned your proxy card or appointed a proxy over the Internet or by telephone.

On behalf of our board of directors, I thank you for your support and urge you to vote “FOR” the adoption of the merger agreement, “FOR” the election of the director nominees named in the Proxy Statement, and “FOR” the other matters being considered at the Annual Meeting.

Sincerely,

Mark A. Swatek

President and Chief Executive Officer

Los Angeles, California

[___ __ _], 2010

The Proxy Statement is dated [__   _], 2010, and is first being mailed to stockholders of SouthWest Water Company on or about [_ _   _], 2010.

SOUTHWEST WATER COMPANY
624 S. Grand Avenue, Suite 2900
Los Angeles, California 90017-3782
(213) 929-1800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 6, 2010

Dear SouthWest Water Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of SouthWest Water Company, a Delaware corporation (the “Company”), that will be held on August 6, 2010 at 10:00 a.m., Pacific Time, at the Millennium Biltmore Hotel Los Angeles located at 506 South Grand Avenue, Los Angeles, California (the “Annual Meeting”), for the following purposes:

1.               to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of March 2, 2010 among the Company, SW Merger Acquisition Corp. and SW Merger Sub Corp. (the “merger agreement”), whereby institutional investors advised by J.P. Morgan Asset Management and Water Asset Management,  LLC have agreed to acquire the Company.  A copy of the merger agreement is attached as Annex A to the Proxy Statement accompanying this notice;

2.               to elect six directors;

3.               to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2010;

4.               to vote to adjourn the Annual Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the merger agreement; and

5.               to consider such other business that may properly come before the Annual Meeting.

Stockholders of record at the close of business on June 14, 2010 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the meeting.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy by telephone or over the Internet.  These are quick and cost effective ways for you to submit your proxy.  If you would prefer to vote by mail, please sign, date and return the enclosed proxy card in the postage-paid envelope provided.  Please review the instructions on the proxy card for each of these voting options.  If you return an executed proxy, and then attend the meeting, you may revoke your proxy and vote in person.  Attendance at the meeting will not by itself revoke a proxy.

No person has been authorized to give any information or to make any representations other than those set forth in the Proxy Statement in connection with the solicitation of proxies made hereby, and, if given or made, such information must not be relied upon as having been authorized by the Company or any other person.

By Order of the Board of Directors

William K. Dix

Vice President, General Counsel and Secretary

Los Angeles, California

[__   _], 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 6, 2010.

This Proxy Statement and the accompanying Annual Report are available at www.swwc.com

Among other things, this Proxy Statement contains information regarding:

☐             The date, time and location of the meeting;

☐             A list of the matters being submitted to the stockholders; and

☐             Information concerning voting in person.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements contained in this Proxy Statement that are not clearly historical in nature are forward-looking, including statements regarding whether and when the merger is expected to close, whether conditions to the merger will be satisfied, the effect of the merger on our business and operating results, and all other statements regarding our intent, plans, beliefs, expectations or those of our directors or officers.  Words such as “anticipate,” “believe,” “belief,” “expect,” “estimate,” “project,” “plan,” “intend,” “continue,” “predict,” “may,” “will,” “should,” “strategy,” “will likely result,” “will likely continue,” and similar expressions are generally intended to identify forward-looking statements.  However, not all forward-looking statements contain such identifying words.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions, including those pertaining to the merger, which could cause actual events and developments to differ materially from those described in these forward-looking statements. These risks, uncertainties and assumptions that could cause actual events and developments to differ from these forward-looking statements include the risks detailed elsewhere in this Proxy Statement and in our periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Forms 8-K, 10-Q and 10-K.  See “Other Matters—Where You Can Find More Information” at page 92.

These statements are only predictions, and we can give no assurance that they will prove to be correct.  You should not place undue reliance on these forward-looking statements.  In light of the significant uncertainties inherent in the forward-looking statements included in this Proxy Statement, you should not consider the inclusion of such information as a representation by us or anyone else that we will achieve such results or developments.  The statements made in this Proxy Statement represent our views as of the date of this Proxy Statement, and it should not be assumed that these statements will remain accurate as of any future date.  We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

INTRODUCTION

This proxy statement (this “Proxy Statement”) is furnished by and on behalf of the board of directors (the “Board”) of SouthWest Water Company, a Delaware corporation (“SouthWest Water,” the “Company,” “we,” “us,” or “our”), in connection with its solicitation of proxies to be voted at the Annual Meeting to be held on August 6, 2010 (the “Annual Meeting”), beginning at 10:00 a.m., Pacific Time, at the Millennium Biltmore Hotel Los Angeles, 506 South Grand Avenue, Los Angeles, California for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and enclosed proxy card is first being mailed on or about [__     _] to the Company’s stockholders of record as of June 14, 2010 (the “Record Date”).

The “Summary of the Merger” and the “Questions and Answers About the Merger and Annual Meeting” that follow summarize the material information in this Proxy Statement.  We encourage you to carefully read this entire Proxy Statement and the other documents to which this Proxy Statement refers you for a more complete understanding of the matters being considered at the Annual Meeting.

In addition, you may obtain additional business and financial information about SouthWest Water Company from the Annual Report accompanying this Proxy Statement or by following the instructions in “Where You Can Find More Information” beginning on page 92.  All information contained in this Proxy Statement was prepared and supplied by SouthWest Water Company, except for the descriptions of the businesses of SW Merger Acquisition Corp. (“Parent”) and SW Merger Sub Corp. (“Merger Sub”) under the heading “Summary of the Merger—The Parties to the Merger,” which descriptions were supplied by these companies.

SUMMARY OF THE MERGER

At the Annual Meeting, you are being asked to vote on the adoption of an Agreement and Plan of Merger dated as of March 2, 2010 (the “merger agreement”), pursuant to which institutional investors advised by J.P. Morgan Asset Management and Water Asset Management, LLC have agreed to acquire the Company through Parent and Merger Sub.  Parent and Merger Sub are jointly owned by IIF Subway Investment LP (“IIF Subway”) and USA Water Services, LLC (“Water Services”).  Upon consummation of the transaction contemplated by the merger agreement, Merger Sub will merge with and into the Company (the “merger”).  The Company will be the surviving corporation in the merger (the “surviving corporation”) and will become a wholly-owned subsidiary of Parent.

The following provides a summary of various aspects of the merger that you are asked to consider in connection with Proposal 1, which is more fully described elsewhere in this Proxy Statement.  We have included page references in parentheses to the subheadings appearing below to direct you to more complete descriptions of the matters presented below such subheadings in this Proxy Statement (except that the subheading “Long-Term Infrastructure Investment” presented below contains a full description of that investment).  A copy of the merger agreement is attached to this Proxy Statement as Annex A.  You are encouraged to read the merger agreement, as it is the legal document that governs the merger.

The Merger (Page 14)

The proposed transaction is the acquisition of the Company by Parent, an entity jointly owned by IIF Subway and Water Services, pursuant to the merger agreement.  Upon consummation of the merger, the Company will be the surviving corporation and will become a wholly-owned subsidiary of Parent.  Upon completion of the merger, you will receive $11.00 in cash (the “merger consideration”), without interest and less applicable withholding taxes, for each share of our common stock that you own (unless you properly demand and perfect statutory appraisal rights in compliance with all of the procedures under the Delaware General Corporation Law). We estimate that the total amount of consideration for this transaction will be approximately $274,000,000 including amounts payable to holders of outstanding stock options and stock purchase warrants with exercise prices below $11.00.  We estimate that the total amount of direct transactional costs associated with the merger will be approximately $5,100,000, including fees to Wells Fargo Securities as financial advisor to the Special Committee of approximately $3,400,000 which will be payable only upon the consummation of the merger.

The Parties to the Merger

SouthWest Water Company

One Wilshire Building

624 South Grand Avenue, Suite 2900

Los Angeles, CA  90017

Our principal business activity is to operate and maintain water and wastewater infrastructure systems. Through our operating subsidiaries, we own 144 systems and operate hundreds more under contract to cities, utility districts and private companies.  We were incorporated in California in 1954 and reincorporated in Delaware in 1988. We maintain our corporate offices in Los Angeles, California.

SW Merger Acquisition Corp.

245 Park Avenue, 2nd Floor

New York, NY  10167

Parent is a Delaware corporation owned by IIF Subway and Water Services, which are sponsored by JPMorgan IIF Acquisitions LLC (“IIF LLC”) and Water Asset Management, LLC (“WAM”), respectively.  Parent was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement (and also to make the $16,200,000 investment in the Company described below under “—Long-Term Infrastructure Investment”).  Parent has not conducted any activities to date, other than activities incidental to its formation, as contemplated by the merger agreement and in connection with its investment in the Company.

SW Merger Sub Corp.

245 Park Avenue, 2nd Floor

New York, NY  10167

Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement.  It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

Reasons for the Merger (Page 26)

The principal purpose of the merger is to permit our stockholders to realize a cash value for their shares at a 55.6% premium to the closing price on March 2, 2010, the last full trading day prior to the announcement of the merger agreement, and a 70.7% premium to the average closing price for the 30-trading day period ended March 2, 2010.  Our Board, having received the recommendation of a special committee of our independent  directors (as described below), believes that the merger offers our stockholders the greatest value for their shares in light of our long-term prospects and risks as a stand-alone, independent public company and the available strategic alternatives.

Recommendation of the Special Committee (Page 26)

A special committee of our Board, comprised entirely of independent directors (the “Special Committee”), was authorized by the Board to explore strategic alternatives to enhance stockholder value.  The Special Committee unanimously determined that the merger, the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and our stockholders, recommended the submission of the merger and the merger agreement to our Board and recommended that our Board (1) approve the merger agreement, (2) submit the merger and merger agreement to our stockholders for adoption; and (3) resolve to recommend the adoption of the merger agreement by our stockholders.

Recommendation of the Board (Page 26)

Our Board, acting upon the unanimous recommendation of the Special Committee, unanimously determined that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and our stockholders, and recommends that our stockholders vote “FOR”  the adoption of the merger agreement, and  “FOR”  the adjournment of the Annual Meeting, if necessary, to solicit additional proxies to vote in favor of adoption of the merger agreement.

Interests of Our Directors and Executive Officers in the Merger (Page      )

In considering the recommendation of our Board that you adopt the merger agreement, you should be aware that there are provisions of the merger agreement and the merger that will result in certain benefits to our directors and executive officers that are different from, or in addition to, the benefits received by our stockholders generally.  These benefits include potential payments under Change of Control Severance Agreements in the event of termination of employment by the Company without “cause” or resignation by the executive officer for “good reason” (as each is defined in the applicable Change of Control Severance Agreement), the cash payment of bonuses under retention agreements for remaining employed by the Company for 90 days following consummation of the merger or upon termination for other than cause, the continuation of certain indemnification and insurance arrangements, the election to receive deferred compensation balances distributed in the form of a lump sum payment within 60 days after the event of a change in control and the full vesting of restricted stock (including performance contingent restricted stock), performance shares and stock options (as with all other holders of options). The aggregate possible amount of compensatory payments and all other benefits that the directors and executive offices could receive as a result of the merger, including the dollar value of the securities subject to accelerated vesting, is $6,100,000. For the share ownership of our directors and executive officers, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 61.

Opinion of Wells Fargo Securities (Page 31 and Annex B)

On March 1, 2010, Wells Fargo Securities, LLC (“Wells Fargo Securities”) rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of a written opinion), that, as of March 1, 2010, and subject to the factors and assumptions set forth therein, the merger consideration to be received in cash by the holders of our common stock (other than any common stock held by the Company, Merger Sub, Parent, and any direct or indirect subsidiary of Parent or the Company (the “excluded shares”)) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Wells Fargo Securities’ written opinion, dated March 2, 2010, is included as Annex B to this Proxy Statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Wells Fargo Securities in preparing its opinion.  Wells Fargo Securities delivered its written opinion, dated March 2, 2010, for the information and assistance of the Special Committee in connection with its consideration of the merger.  Wells Fargo Securities consented to the reference to that opinion and to the inclusion of that opinion in this Proxy Statement, in each case in accordance with the terms of Wells Fargo Securities’ written opinion, dated March 2, 2010.  We encourage our stockholders to carefully read the full text of Wells Fargo Securities’ written opinion.

When the Merger Will be Completed (Page 47)

We are working to complete the merger as soon as possible.  In the event of the adoption of the merger agreement by our stockholders, we anticipate that the primary remaining condition to completion of the merger will be obtaining all consents, approvals, orders and authorizations from all state public utility commissions, state public service commissions, departments of public health, departments of health, and similar state regulatory bodies necessary to provide Parent with the material benefits contemplated by the merger agreement and to timely complete the merger.  We currently expect to complete the merger before the end of the year.

Effects of the Merger (Page 47)

The effective time of the merger will occur at the time that we file a certificate of merger with the Secretary of State of the State of Delaware (or such later time as provided in the certificate of merger).  At the effective time of the merger, Merger Sub will merge with and into the Company.  The Company will survive the merger (which we refer to as the “surviving corporation”) and continue to exist after the merger as a wholly-owned subsidiary of Parent.  All of the Company’s and Merger Sub’s property, rights, privileges, powers and franchises, and all of their debts, liabilities, obligations, restrictions, disabilities and duties, will become those of the surviving corporation.  Following completion of the merger, the Company’s current stockholders, other than Parent and its affiliates, will cease to have any ownership interest in the Company or rights as Company stockholders.  Therefore, such current stockholders of the Company will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company.  Following completion of the merger, Merger Sub’s certificate of incorporation and bylaws will be the certificate of incorporation and bylaws of the surviving corporation.

Treatment of Company Securities in the Merger (Page 47)

Company Common Stock

At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be canceled and will cease to exist and will be converted into the right to receive the merger consideration of $11.00 in cash, without interest and less applicable withholding taxes (except for shares for which statutory appraisal rights are properly demanded and perfected in compliance with all of the procedures under the Delaware General Corporation Law).

Company Preferred Stock

The Company, at the option of the Board, may redeem the shares of our Series A preferred stock on any dividend date by paying in cash $52.00 per share, together with all dividends unpaid and accumulated, whether or not earned or declared, to and including the date fixed for redemption.  At least 30 days prior notice is required to be given to the holders of record of the shares of Series A preferred stock to be redeemed.  The Company has agreed to redeem all the shares of Series A preferred stock on or prior to the effective date of the merger.  At June 14, 2010, there were 9,155.50 shares of Series A preferred stock outstanding, so that the total redemption price would be $476,086, plus unpaid and accumulated dividends.

Company Stock Purchase Warrants

At the effective time of the merger, each outstanding warrant to acquire our common stock that has not been exercised will be canceled and will not represent the right to acquire any shares of our common stock or to receive any merger consideration.

Company Stock Options

At the effective time of the merger, each outstanding option (including performance accelerated stock options), whether or not vested or exercisable, to acquire our common stock will become fully vested and will be canceled and will cease to represent the right to purchase shares of our common stock, and thereafter will represent the right to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of the number of shares of our common stock subject to each option as of the effective time of the merger, multiplied by the excess, if any, of $11.00 over the exercise price per share of such option.  Each option that has an exercise price per share equal to or in excess of $11.00 will be canceled for no consideration.

Company Stock-Based Awards

The Company Stock-Based awards relate to performance shares. Performance shares are phantom stock designed to link to specific balance sheet performance of the Company.  They have a three year term and give a participant the right to receive a cash award at the end of three years, based on the achievement of predetermined performance objectives.  Performance share value is variable, and may payout at, above, or below target.  In the event of poor performance, if the minimum goals are not achieved, the performance shares will not have any value or payout.

At the effective time of the merger, the performance shares granted under our stock plans, whether or not vested or exercisable, will become fully vested and will be canceled and converted into the right to receive the merger consideration (less, if applicable, the amount of any other reduction pursuant to the terms of such performance shares), without interest and less applicable withholding taxes, if any, required to be withheld with respect to such payment.  However, based on expected performance, the Company believes that the stated performance metrics will not meet minimum goals and, therefore, the performance shares will have no value and will be terminated.

Restricted Shares

At the effective time of the merger, each share of restricted stock granted under our stock plans (including performance contingent restricted stock), the restrictions of which have not lapsed immediately prior to the effective time of the merger, will become fully vested and will be converted into the right to receive the merger consideration of $11.00 in cash, without interest and less applicable withholding taxes, if any, required to be withheld with respect to such payment.

Convertible Subordinated Debentures

The 6.85% convertible subordinated debentures will remain as outstanding obligations of the surviving corporation until they are converted or redeemed.  From and after the effective time of the merger, a holder of our convertible subordinated debentures may convert the debentures into the amount of cash which the holder would have had immediately after the merger if the holder had converted the debentures immediately before the merger.  Accordingly, the debentures will become convertible into $11.00 cash for each share of common stock into which they are convertible.  The debentures are currently convertible, at the option of the holder, into shares of our common stock at a conversion price of $11.018.  We may redeem the debentures at any time, in whole or in part, at a redemption price of 100% of the principal amount.

Appraisal Rights (Page 40 and 48)

Our shares of common stock that are outstanding immediately prior to the effective time of the merger and that are held by holders who have neither voted in favor of the adoption of the merger agreement nor consented thereto in writing and who have properly demanded in writing appraisal for such shares before the taking of the vote on the adoption of the merger agreement at the Annual Meeting in accordance with the Delaware General Corporation Law, will not be converted into, or represent the right to receive, $11.00 per share in cash, without interest and less any applicable withholding taxes.  Instead, the holders of these shares will be entitled to receive the fair value of such dissenting shares held by them as long as such holders have not failed to perfect or not effectively withdrawn or lost their rights to appraisal under the Delaware General Corporation Law. The fair value of such shares of common stock as determined in accordance with the Delaware General Corporation Law may be more or less than, or the same as, the merger consideration of $11.00 in cash for each share to be paid to stockholders who do not exercise appraisal rights.  Annex C to this Proxy Statement contains a copy of the Delaware statute relating to stockholders’ appraisal rights.

Exchange and Payment Procedures (Page 48)

Promptly after the effective time of the merger, the surviving corporation will cause to be mailed a letter of transmittal and instructions to each stockholder of record.  The letter of transmittal and instructions will tell such stockholders, among other things, how to surrender their stock certificates or book-entry shares in exchange for the merger consideration.  Such stockholders should not return their stock certificates with the enclosed proxy card, and should not forward their stock certificates to the paying agent without a letter of transmittal.  If your shares are held in “street name” by your broker, bank or other nominee, you will not receive a letter of transmittal and you will automatically receive the merger consideration in exchange for your shares of our common stock held through your broker, bank or other nominee, unless you properly demand and perfect your statutory appraisal rights in compliance with all of the procedures under the Delaware General Corporation Law.

No Solicitation of Transactions (Page 54)

The merger agreement restricts our ability to solicit or engage in discussions or negotiations with third parties regarding specified transactions involving the Company.  Notwithstanding these restrictions, under certain limited circumstances required for our Board to comply with its fiduciary duties, our Board may respond to an unsolicited, written, bona fide proposal for a competing transaction, change its recommendation that our stockholders adopt the merger agreement, terminate the merger agreement, and enter into an agreement with respect to a superior proposal after paying the termination fee specified in the merger agreement.

Conditions to Closing (Page 56)

Before we can complete the merger, certain closing conditions must be satisfied or waived (if applicable).  These conditions include:

•                   adoption of the merger agreement by our stockholders;

•                   the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (“HSR Act”);

•                   the receipt of material regulatory consents and approvals;

•                   the resignation of each member of our Board; and

•                   other customary closing conditions.

Financing (Page 57)

Under the terms of the merger agreement, the completion of the merger is not subject to Parent securing financing to fund the payment of cash to our common stockholders in the merger.  IIF LLC and WAM have executed equity commitment letters (which are subject to certain conditions and exceptions as provided in such letters) pursuant to which they have agreed with Parent to make cash investments of $275,743,000 and $27,574,300, respectively, in Parent to be used to enable Parent to fund the cash payable to our common stockholders in the merger.  The IIF LLC equity commitment letter alone provides for a cash investment in Parent adequate to fund the entire aggregate cash amount payable to our common stockholders in the merger.

Termination of the Merger Agreement (Page 57)

Subject to certain exceptions, the merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger in any of the following ways:

•                   by mutual written consent of us and Parent;

•                   by either us or Parent or Merger Sub if (i) our stockholders do not adopt the merger agreement, (ii) any governmental authority takes an action that permanently restrains, enjoins or otherwise prohibits the consummation of the merger, or (iii) the merger has not been consummated within 12 months following the date of the merger agreement (the “end date”), provided that this end date will be extended for up to eight months under specified circumstances pertaining to the receipt of certain material regulatory approvals;

•                   by us or the Parent in the event of certain breaches by the other party of representations, warranties or covenants in the merger agreement, subject in certain cases to a 30-day cure period;

•                   by Parent, if (i) our Board changes its recommendation that our stockholders adopt the merger agreement and/or recommends a competing transaction, (ii) our Board, in the case of a tender or exchange offer by another party, recommends that our stockholders tender their shares in such tender or exchange offer or fails to recommend against such tender or exchange offer and reaffirm the merger agreement, (iii) we enter into a letter of intent or agreement relating to a competing transaction, or (iv) we or our Board publicly announce an intention to do any of the foregoing; or

•                   by the Company, if (i) our Board changes its recommendation and/or recommends a competing transaction that is or is reasonably likely to lead to a superior proposal, provided that we have complied with the non-solicitation provisions in the merger agreement and given Parent the opportunity to make an offer to us so that the superior proposal no longer constitutes a superior proposal, or (ii) subject to a ten business day notice period, the merger is not consummated as a result of Parent’s and Merger Sub’s failure to effect the merger when all of the conditions to Parent’s and Merger Sub’s obligations to effect the merger, which could by their nature be satisfied prior to closing, have been satisfied.

Termination Fees and Expenses (Page 58)

The merger agreement provides, in general, that each party will pay its own expenses, except that we will share equally with Parent the filing fee required under the HSR Act.  The merger agreement requires, however, that we pay Parent a termination fee of approximately $8,200,000 if the merger agreement is terminated:

•                   by Parent due to our breach of the non-solicitation provisions in the merger agreement or if our Board withholds, withdraws or modifies its recommendation that our stockholders adopt the merger agreement;

•                   by us or Parent because our Board changes its recommendation that our stockholders adopt the merger agreement and/or recommends a competing transaction;

•                   by Parent because, in the event of the commencement of a tender or exchange offer, our Board recommends that our stockholders tender their shares or fails to recommend against the offer and reaffirm the merger agreement; or

•                   by Parent because we enter into any letter of intent or agreement relating to a competing transaction prior to the termination of the merger agreement.

In addition, if a competing transaction is communicated to us and not withdrawn, and prior to or within 18 months following termination of the merger agreement we consummate a competing transaction, then we are required to pay Parent a termination fee of approximately $8,200,000 if the merger agreement is terminated by us or Parent under specified circumstances.

Subject to certain exceptions, each party is required to reimburse the other party up to $3,000,000 in merger-related expenses if the merger agreement is terminated by the non-breaching party due to the other party’s breach of its representations, warranties or covenants that would result in conditions to closing not being satisfied. Reimbursement of the Parent’s expenses is also required if the merger agreement is terminated by us or Parent because our stockholders did not adopt the merger agreement.  Any such reimbursement of expenses by either party will be credited against any further obligation to pay a termination fee.

If we terminate the merger agreement after we have provided ten business days notice to Parent and Merger Sub of their failure to effect the merger when all of the conditions to effecting the merger, which could by their nature be satisfied prior to closing, have been satisfied, then we may either pursue monetary damages of up to $40,000,000 against Parent (provided that in such case we will not be permitted to pursue any equitable remedies, including specific performance); or receive from Parent a reverse termination fee of approximately $13,600,000.

Long-Term Infrastructure Investment

As contemplated pursuant to a binding letter of intent executed at the time of signing the merger agreement, on March 16, 2010 the Company and Parent entered into a Securities Purchase Agreement and Investor Rights Agreement (collectively, the “Investment Agreements”).  Pursuant to the Investment Agreements, Parent purchased 2,700,000 shares of our common stock (the “Purchased Stock”) at a price of $6.00 per share, for an aggregate purchase price of $16,200,000.  As permitted under the terms of the Investment Agreements, the Company applied the proceeds derived from the sale of the Purchased Stock to debt reduction and/or capital expenditures, debt redemption and working capital purposes.  The Investment Agreements entitle the Parent to appoint a designee to serve on the Board (which right the Parent has not exercised to date), and also to certain registration rights with respect to the Purchased Stock in the event of the termination of the merger agreement.  The Investment Agreements restrict the Parent’s ability to sell or otherwise transfer the Purchased Stock prior to the earlier of (i) the consummation of the merger and (ii) the termination of the merger agreement in some circumstances.  Except as contemplated by the merger agreement, the Parent and Merger Sub are also prohibited from acquiring any additional shares of the Company’s common stock until the termination of the merger agreement.

As the offering and sale of the Purchased Stock pursuant to the Investment Agreements was not registered under the Securities Act of 1933 or applicable state securities laws, the Purchased Stock may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.  This disclosure is being made pursuant to and in accordance with Rule 135c under the Securities Act of 1933 and does not constitute an offer to sell or a solicitation of an offer to buy the Purchased Stock.

Regulatory Matters (Page 45)

The merger agreement requires us, Parent and Merger Sub to use reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper and advisable to consummate and make effective the merger, including the obtaining of necessary actions, consents, approvals, orders and authorizations from governmental authorities.  This includes any government clearances or approvals required to close the merger under the HSR Act, and the rules promulgated thereunder.  We filed the notification required by the HSR Act on April 23, 2010 and the period for review of that filing has concluded.  Additionally, the merger will require regulatory approvals or, in certain instances, advance notification in the various states in which the Company operates its regulated utilities.

Tax Consequences (Page 43)

The merger will be a taxable transaction for U.S. federal income tax purposes if you are a U.S. person, as defined under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”  If you are a U.S. person, your receipt of cash in exchange for your shares of common stock in the merger generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger, determined before the deduction of any applicable withholding taxes, and your adjusted tax basis in your shares of common stock.  Under U.S. federal income tax law, you will be subject to information reporting on cash received in the merger unless an exemption applies.  Backup withholding may also apply with respect to cash you receive in the merger, unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with the applicable requirements of the backup withholding rules.  You should consult your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state and local and/or foreign taxes and, if applicable, the tax consequences of the receipt of cash in connection with the termination of, and full payment for, your options to purchase shares of common stock and the acceleration of vesting of restricted stock.

Market Price of Our Common Stock (Page 61)

Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “SWWC.”  The $11.00 per share merger consideration represents a premium of 55.6% to the $7.07 per share closing price of our common stock on March 2, 2010, the last full trading day prior to the announcement of the merger agreement.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND ANNUAL MEETING

1.        Q:    What is the purpose of the Annual Meeting?

A:            At our Annual Meeting, we are asking stockholders to consider and vote upon matters described in the Notice of Annual Meeting of Stockholders. In addition, management will report on the performance of the Company and respond to questions from stockholders.

2.        Q:    What information is contained in these materials?

A:            The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our Board and our most highly paid officers or named executive officers, and certain other required information. SouthWest Water’s 2009 Annual Report, proxy card and a return envelope are also enclosed.

3.        Q:    What proposals will be voted on at the Annual Meeting?

A:            There are four proposals to be voted on at the Annual Meeting:

•                      Adoption of the merger agreement (for information about this proposal, see page 11);

•                      Election of six persons to serve as directors (for information about this proposal, see page 63);

•                      Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2010 (for information about this proposal, see page 90); and

•                      Adjournment of the Annual Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the merger agreement  (for information about this proposal, see page 91).

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have discretion to vote on these matters in accordance with their best judgment.

4.        Q:    What is the quorum requirement for the Annual Meeting?

A:            The presence at the meeting, in person or by proxy, of the holders of a majority of the eligible votes on the Record Date will constitute a quorum, permitting business to be conducted at the Annual Meeting. Proxies received, but marked as abstentions, and broker non-votes (i.e., shares that are not voted by a broker, bank or other nominee that is the record holder of the shares because it is not instructed to vote by the actual owner of the shares and does not have discretionary authority to vote such shares) will be included in the calculation of the number of votes considered to be present at the meeting. Under the rules that govern brokers who are voting shares held in street name, brokers have discretion to vote those shares on routine matters but not on non-routine matters.  Routine matters include the ratification of independent public accountants.  Non-routine matters include adoption of the merger agreement, election of directors and adjournment of the meeting if necessary.

5.        Q:    What is the voting requirement to approve each of the proposals?

A:            For Proposal 1 (Adoption of the Merger Agreement), the affirmative vote of a majority of the combined voting power of the outstanding common stock and Series A preferred stock, voting together as a single class, is required to adopt the merger agreement.  Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.

For Proposal 2 (Election of Directors), each nominee who receives a majority of the votes cast by the holders of shares present and entitled to vote at the Annual Meeting will be elected a director to serve until the next annual meeting of stockholders in 2011 and until a successor has been elected and qualified.  A failure to vote and broker non-votes will have no effect on the election of directors.

For Proposal 3 (Ratification of Independent Public Accountants), the affirmative vote of a majority of the votes cast by the holders of shares present and entitled to vote at the Annual Meeting is required to ratify the selection of our independent public accountants.  Abstentions will have no effect on the vote on this proposal. This is a routine matter upon which brokers have the discretion to vote without receiving voting instructions from the actual owner of the shares.

For Proposal 4 (Adjournment of the Annual Meeting), the affirmative vote of a majority of the votes cast by the holders of shares present and entitled to vote at the Annual Meeting is required to approve adjourning the Annual Meeting.  Abstentions and broker non-votes will have no effect on the vote on this proposal.

6.        Q:    What will happen to SouthWest Water as a result of the Merger?

A:            Upon the completion of the merger, we will cease to be a publicly-traded company and will become a wholly-owned subsidiary of Parent.  Our stockholders, other than Parent and its affiliates, will no longer have any interest in our future earnings or growth.  Following consummation of the merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.  In addition, upon completion of the merger, shares of our common stock will no longer be listed on any stock exchange, including the NASDAQ Global Select Market, or quotation system.

7.        Q:    What will happen to my shares of SouthWest Water common stock after the merger?

A:            Upon the completion of the merger, each outstanding share of SouthWest Water common stock, other than shares held by SouthWest Water, Parent, Merger Sub, or any of their respective subsidiaries, and shares held by stockholders who perfect their appraisal rights, will automatically be canceled and will be converted into the right to receive the merger consideration of $11.00 in cash, without interest and less any applicable withholding taxes.

8.                        Q:    Will I own any shares of SouthWest Water common stock or Parent stock after the merger?

A:            No.  You will be paid cash for your shares of SouthWest Water common stock.  Our stockholders will not have the option to receive shares of Parent stock in exchange for their shares instead of cash.

9.                        Q:  What happens to SouthWest Water restricted stock, stock options and performance shares in the merger?

A:            Upon the consummation of the merger, all shares of restricted stock (including performance contingent restricted stock) will fully vest and such shares will be converted into the right to receive $11.00 in cash, without interest and less applicable taxes and all outstanding stock options to acquire SouthWest Water common stock will become fully vested and will then be canceled.  In consideration for the cancellation of the options, the holder of any such option will receive an amount equal to the number of shares of SouthWest Water common stock underlying the option multiplied by the amount (if any) by which $11.00 exceeds the exercise price for each share of SouthWest Water common stock underlying the options, without interest and less any applicable withholding taxes.  If the exercise price of the option is equal to or exceeds $11.00, the holder of such option will not be entitled to any merger consideration.  The performance shares will become fully vested and will be canceled and converted into the right to receive the merger consideration (less, if applicable, the amount of any other reduction pursuant to the terms of such performance shares), without interest and less applicable withholding taxes, if any, required to be withheld with respect to such payment.  However, based on expected performance, the Company believes that the stated performance metrics will not meet minimum goals and, therefore, the performance shares will have no value and will be terminated.

10.      Q:    Will the merger be taxable to me?

A:                Generally, yes.  For U.S. federal income tax purposes, SouthWest Water stockholders, other than SouthWest Water and Parent, that are U.S. persons (as defined under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), will recognize a taxable gain or loss as a result of the merger measured by the difference, if any, between $11.00 per share and their adjusted tax basis in that share.  This gain or loss will be a long-term capital gain or loss if the U.S. person has held its SouthWest Water shares more than one year as of the effective time of the merger.  For a discussion of tax-related implications, see “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 43.

11.      Q:    Does our Board recommend that stockholders adopt the merger agreement?

A:            Yes.  The Special Committee, reviewed and considered the terms and conditions of the merger and the merger agreement.  The Special Committee unanimously determined that the merger, the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and our stockholders and recommended that our Board approve the merger agreement and resolve to recommend that our stockholders adopt the merger agreement.  Our Board then unanimously determined that the merger, the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and our stockholders, and approved the merger agreement.  Our Board unanimously recommends that our stockholders adopt the merger agreement. However, in considering the recommendation of our Board for you to adopt the merger agreement, you should be aware that there are provisions of the merger agreement and the merger that will result in certain benefits to our directors and executive officers that are different from, or in addition to, the benefits received by our stockholders generally (see the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 38).

12.      Q:    When do you expect the merger to be completed?

A:            We are working toward completing the merger as quickly as possible, but we cannot predict the exact timing of when the merger will be completed.  We currently expect the merger to be completed before the end of the year.  In addition to obtaining stockholder approval, all other closing conditions must be satisfied or waived, including approval of the regulatory authorities of several states where we own regulated utilities. However, we cannot assure you that all conditions to the merger will be satisfied or, if satisfied, the date by which they will be satisfied.

13.      Q:    When will I receive the merger consideration for my shares of SouthWest Water common stock?

A:            At the effective time of the merger, the merger will be completed, and thereafter stockholders of record will receive written instructions, including a letter of transmittal, which will explain how to exchange their shares for the merger consideration of $11.00 in cash, without interest and less any applicable withholding taxes, for each share of SouthWest Water common stock that they own.  When such stockholders properly complete and return the required documentation described in the written instructions to the letter of transmittal, they will promptly receive from the paying agent a payment of the merger consideration for their shares. If your shares are held in a brokerage account or by a bank or other nominee, and unless you properly demand and perfect your statutory appraisal rights, your account will be automatically credited with the merger consideration in exchange for your shares, and it will not be necessary for you to submit any documentation.

14.      Q:    Should I send in my stock certificates now?

A:            No.  The letter of transmittal described in this Proxy Statement will provide instructions to you about when and where to send your stock certificates.

15.      Q:    Am I entitled to appraisal rights?

A:            Yes.  Under Delaware law, you have the right to seek appraisal of the fair value of your shares as determined by a Delaware court if the merger is completed, but only if you do not vote in favor of adopting the merger agreement and comply with the other Delaware law procedures.

16.      Q:    Who can attend the Annual Meeting?

A:            Our stockholders, Company representatives and Company guests can attend our Annual Meeting. Admission to the meeting depends on how your stock ownership is recorded. If your stock is registered with our transfer agent, American Stock Transfer and Trust Company, LLC (“AST” and/or “transfer agent”), all you need is proof of identify; no proof of ownership is needed. If your stock is held in the name of a broker, bank or other nominee and you plan to attend the Annual Meeting, please obtain proof of ownership, such as a current brokerage account statement or certification from your broker.

17.      Q:    Who can vote at this Annual Meeting?

A:            Owners of SouthWest Water common stock or Series A preferred stock at the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. As of that date, there were 27,526,057 shares of common stock outstanding and 9,155.50 shares of Series A preferred stock outstanding. On each matter properly brought before the Annual Meeting, common stock will be entitled to one vote per share, and Series A preferred stock will be entitled to five votes per share. The combined total number of eligible votes is 27,571,834 shares.

18.                  Q:    What is the difference for purposes of voting between holding shares as a stockholder of record and as a beneficial owner?

A:            Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of record

If your shares are registered directly in your name with AST, you are considered the stockholder of record, and these proxy materials are being sent directly to you by SouthWest Water.  As the stockholder of record, you have the right to submit your voting proxy directly to SouthWest Water or to vote in person at the Annual Meeting.  SouthWest Water has enclosed a proxy card for your use. You may also vote over the Internet or by telephone as described below under “How can I vote my shares without attending the Annual Meeting?”

Beneficial owner of shares held in street name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee that is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting.  Because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder (e.g., your broker) giving you the right to vote the shares in person.  Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.  Most stockholders may also vote over the Internet or by telephone, as described below under “How can I vote my shares without attending the Annual Meeting?”

19.      Q:    How can I vote my shares in person at the Annual Meeting?

A:            Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting.  If you choose to do so, please bring the enclosed proxy card or proof of identification.  Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.  Shares held beneficially in street name may be voted in person by you only if you obtain a signed proxy from the record holder (e.g., your broker) giving you the right to vote the shares in person.

20.      Q:    How can I vote my shares without attending the Annual Meeting?

A:            If you are a stockholder of record, you may submit a proxy over the Internet or by telephone, by following the instructions included with your proxy card.  You may also complete and properly sign the accompanying proxy card and return it to AST and it will be voted according to your instructions.  If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee.  A large number of banks and brokerage firms are participating in the ADP Investor Communications Services online program, which provides eligible stockholders who hold their shares in street name to vote over the Internet or by telephone.  If your bank or brokerage firm is participating in ADP’s program, your voting form will provide applicable instructions. Please refer to the voting instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or other nominee.  The deadline for voting over the Internet and by telephone is 11:59 p.m., Eastern Time, on August 5, 2010.  If you vote over the Internet or by telephone, do not return your proxy card.

Over the Internet — The website for Internet voting for stockholders of record is http://www.proxyvoting.com/swwc. As with telephone voting, you can confirm that your instructions have been recorded. You can also request electronic delivery of future proxy materials with Internet voting. Most stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by going to the site specified on the voting instruction card provided by their broker, bank or other nominee.

By Telephone — Stockholders of record of who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy card. Most stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction card provided by their broker, bank or other nominee.

By Mail — Stockholders of record may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction card provided by their broker, bank or other nominee and mailing it in the accompanying pre-addressed envelope.

21.      Q:    Can I change my vote after I submit a proxy?

A:            As a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by doing any of the following:

•                      Granting a new proxy relating to the same shares and bearing a later date;

•                      Attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not, by itself, revoke your proxy.  In order to revoke your proxy you must vote at the Annual Meeting; or

•                      If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other record holder.  You must contact your broker, bank or other record holder to find out how to do so.

22.      Q:    Who will count the votes?

A:            The inspector of election, a representative of AST, will be present at the Annual Meeting and will count the votes.

23.      Q:    Where can I find the voting results of the Annual Meeting?

A:            We intend to announce preliminary voting results at the Annual Meeting and publish final results by filing a Form 8-K with the SEC.

24.      Q:    What does it mean if I receive more than one proxy or voting instruction card?

A:            It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy and voting instruction card you receive.

25.      Q:    What are the costs of proxy distribution and solicitation and who pays for them?

A:    We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to beneficial owners.  We will request these brokers and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares that the brokers and other custodians, nominees and fiduciaries hold of record.  We will reimburse brokerage firms, fiduciaries and custodians for their reasonable out-of-pocket expenses.  In addition, we have retained Morrow & Co., LLC (“Morrow”) to act as a proxy solicitor for the Annual Meeting. We have agreed to pay Morrow $7,500, plus reasonable out-of-pocket expenses, for proxy solicitation services. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile and other means by our directors, officers and employees.  No additional compensation will be paid to our directors, officers or employees for their solicitation of proxies.

26.                  Q:    What happens if I sell my shares of SouthWest Water common stock before the Annual Meeting or the effective time of the merger?

A:            The Record Date for stockholders entitled to vote is earlier than the date of the Annual Meeting and the expected effective time of the merger.  If you transfer your shares of SouthWest Water common stock after the Record Date but before the Annual Meeting or the effective time of the merger, you will, unless special arrangements are made, retain your right to vote at the Annual Meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.  In addition, if you sell your shares prior to the Annual Meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger.  For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see “The Merger—Appraisal Rights” beginning on page 40.

27.      Q:    Who can help answer my questions?

A:            If you would like additional copies, without charge, of this Proxy Statement or if you have questions about the merger, including the procedures for voting your shares, you should contact us or our proxy solicitor, Morrow, as follows:

SouthWest Water Company Investor Relations 624 S. Grand Avenue, Suite 2900 Los Angeles, California 90017-3782 Telephone: (213) 929-1800	Morrow & Co., LLC 470 West Avenue Stanford, CT 06902 Bankers and Brokers call (203) 658-9400

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

At the Annual Meeting you are being asked to vote to adopt the merger agreement.  The proposed transaction is the acquisition of the Company by institutional investors advised by J.P. Morgan Asset Management and Water Asset Management, LLC (“WAM”) through Parent, an entity jointly owned by IIF Subway and Water Services, which are sponsored by JPMorgan IIF Acquisitions LLC (“IIF LLC”) WAM, respectively, pursuant to the merger agreement among the Company, Parent and Merger Sub.  Upon completion of the merger, Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into the Company.  The Company will be the surviving corporation in the merger and will become a wholly-owned subsidiary of Parent.  Upon completion of the merger, you will receive $11.00 in cash (the “merger consideration”), without interest and less any applicable withholding taxes, for each share of our common stock that you own (unless you properly demand and perfect statutory appraisal rights in compliance with all of the procedures under Delaware law).

THE MERGER

Background of the Merger

Our Board and senior management periodically review our business strategy and strategic alternatives, including potential acquisitions.  Unsolicited inquiries regarding the possible acquisition of the Company or various business units have been received from time to time.  Except as specified below, since the fall of 2007 none of the unsolicited inquiries regarding the possible acquisition of the Company or various business units were reduced to writing, resulted in more than preliminary discussions or involved our sharing of nonpublic information.  For reference purposes, various parties with which we have had discussions are denoted “FB” for financial buyers and “SB” for strategic buyers throughout this “Background of the Merger” section.

In the latter part of 2007, the Company received an unsolicited expression of interest from a financial buyer (“FB-A”) about a possible acquisition of the Company.  On November 5, 2007, our Board formed a special committee, consisting of Richard G. Newman, Linda Griego, Donovan D. Huennekens and H. Frederick Christie, all of whom were independent directors, to consider and evaluate this expression of interest and any other alternatives reasonably available to the Company.  While the Board had no procedures for determining when a special committee should be formed, it believed that discussions with FB-A might be facilitated by initially involving a smaller group of independent directors with the time available to serve.  This special committee subsequently engaged Wells Fargo Securities, LLC (formerly Wachovia Capital Markets, LLC) as its independent financial advisor and also engaged independent legal counsel.  We entered into a confidentiality agreement with, provided confidential information to and conducted negotiations with FB-A, but these discussions were terminated in February 2008 when it appeared that mutually satisfactory terms could not be reached, after which this special committee ceased to exist.

During September 2008, the U.S. equity markets declined substantially in response to the bankruptcy of Lehman Brothers and the economic and financial crisis.  The trading price of our common stock declined significantly during this period.

On October 15, 16 and 17, 2008, the Board met offsite for its annual strategic planning meeting.  Most of this meeting was devoted to reviewing and discussing presentations by members of the Company’s management team on the Company’s business units and its overall five-year plan,  As a part of this process, the Board discussed our business prospects and challenges, possible purchase opportunities, and the alternative of a sale of the Company to a strategic or a financial buyer.  While the Board did not reach any conclusions at this time, the Board noted the challenges and costs of continuing as a stand-alone independent public company.

Shortly thereafter, contact was made with another company in the industry (“SB-A”) that from time to time had expressed an interest in entering into discussions with the Company, and a confidentiality agreement was signed.

On November 10, 2008, we announced a delay in the filing of our quarterly report on Form 10-Q for the quarter ended September 30, 2008, and our intention to restate our prior period financial statements.  This led to our receipt of delinquency letters from NASDAQ due to the failure to timely file our periodic reports with the SEC, and the need to seek an amendment to our bank credit facility.  There was also a further substantial decline in the trading price of our common stock.

On December 3, 2008, the Financial Planning and Investment Committee of the Board met.  Present at the meeting were Mr. Newman, Ms. Griego, Thomas Iino and Geoffrey C. Ketcham, all of whom were independent directors and members of the committee; representatives from Wells Fargo Securities; Mark Swatek, our Chief Executive Officer and Chairman of the Board; David Stanton, then our Chief Operating Officer; William K. Dix, our Vice President and General Counsel; and outside counsel.  Following a report by Mr. Swatek on the operations of the Company and developments since the offsite strategic planning meeting of the Board, the Wells Fargo Securities representatives made a presentation that included a financial analysis of potential values of the Company and certain of its components, the strategic alternatives that might be available to the Company and the potential impact of the restatement on these alternatives in the near term.

At a meeting of our Board on December 10, 2008, outside counsel discussed various issues with respect to receiving proposals regarding a potential sale of the Company and reviewed with the members of the Board their fiduciary duties.  In executive session, Mr. Newman reported to the Board on the recent meetings and activities of the Financial Planning and Investment Committee.  At a meeting of the Financial Planning and Investment Committee later that day, Mr. Swatek stated that SB-A had requested a meeting, and the Committee decided that he should attend the meeting with an outside director.  On December 12, 2008, the meeting took place with representatives of SB-A to discuss its previously expressed interest in the Company.

On December 19, 2008, the Company received an unsolicited letter from WAM to the effect that it had formed a joint venture with another company and would like to meet to discuss matters of common interest, including the potential acquisition of the Company by the joint venture.

Our Board met on December 23, 2008 to discuss the letter from WAM.  The Board decided that Mr. Swatek would respond to WAM by letter to the effect that the Company would be willing to meet, but was not currently for sale,  and that an outside director would also participate in the meeting.  Representatives of DLA Piper LLP (“DLA Piper), counsel to the Company, advised the Board as to their fiduciary duties under these circumstances.  The Board also discussed with counsel the timing and process for establishing a committee to explore strategic alternatives.

On January 15, 2009, Messrs. Swatek and Iino  met with representatives of WAM and its joint venture partner.  WAM again expressed its interest in pursuing an acquisition of the Company.

On January 16, 2009, SB-A sent us a nonbinding expression of interest for an acquisition of the Company, with a request for a period of exclusivity.

Our Board met on January 21, 2009 to discuss the nonbinding expression of interest from SB-A, as well as the process for responding.  Outside counsel again advised our Board as to its fiduciary duties regarding such a proposal and answered questions by the directors.  The Board determined that it would be in the best interests of the Company and our stockholders to form the Special Committee for the purpose of reviewing and advising our Board on matters relating to these unsolicited expressions of interest in a transaction with the Company.  Mr. Iino, William D. Jones and Mr. Ketcham, all of whom were independent directors, were selected as the members of this Special Committee.  As was the case with the earlier special committee, the Board believed that discussions with SB-A might be facilitated by initially involving a smaller group of independent directors with the time available to serve, and determined that these directors had no prior relationship with SB-A.

The Special Committee, with Messrs. Swatek and Dix attending, met immediately after the Board meeting and selected Mr. Iino as its chair.  The Special Committee determined that it would meet with representatives of Wells Fargo Securities about rendering assistance in the evaluation of any inquiries and proposals to acquire the Company and other potential strategic alternatives available to the Company, and would retain independent counsel to advise the Special Committee.  The Special Committee considered that Wells Fargo Securities had advised the former special committee of the Board beginning in 2007 in its discussions with FB-A and that its representatives were knowledgeable about both the Company and our industry.  All members of the Special Committee attended this meeting, as well as each of the other meetings of the Special Committee either in person or by teleconference.

On January 26, 2009, Mr. Ketcham resigned as a director and, as of January 27, 2009, Mr.  Huennekens was appointed to fill the vacancy on the Special Committee resulting from Mr. Ketcham’s resignation.  Mr. Ketcham, who had a background in the utility industry in the Southeast United States and was elected to the Board in October 2008, resigned for personal reasons.  Mr. Huennekens was selected to replace Mr. Ketcham primarily because of having served on the earlier special committee and his familiarity with the financial operations of the Company as chair of the Audit Committee.

On January 30, 2009, WAM sent us a letter stating that it would like to submit an offer to acquire the Company at a meeting to be held at the earliest convenient date in March.  Because of the developments discussed below, that meeting never occurred.

At a meeting of the Special Committee on February 4, 2009, attended by Messrs. Swatek and Dix and representatives of Wells Fargo Securities, Mr. Swatek commented on management’s financial forecast.  The representatives of Wells Fargo Securities then presented a preliminary analysis of strategic alternatives available to the Company.  These alternatives consisted of a sale or merger involving another utility company, a “take private” transaction involving a financial partner or infrastructure fund or a “break up” involving the divestiture of one or more business segments.  No conclusion was reached by the Special Committee at this time as to which alternative to pursue.  The Special Committee and representatives of Wells Fargo Securities discussed the next steps to be taken with respect to the indication of interest received from SB-A.  Mr. Swatek and the representatives of Wells Fargo Securities left the meeting, and the Special Committee interviewed a representative of Locke Lord Bissell & Liddell LLP (“Locke Lord”) to be its independent legal counsel.  The Special Committee subsequently determined to engage Locke Lord as its independent legal counsel.

Management received calls from two other strategic buyers, one on January 23, 2009 (“SB-B”) and the other on February 4, 2009 (“SB-C”), inquiring about our willingness to discuss a transaction.  SB-C followed up with a letter dated February 24, 2009 expressing an interest in pursuing discussions to purchase the Company.

At a meeting of the Special Committee held on February 9, 2009, which was also attended by Messrs. Swatek and Dix and representatives of Wells Fargo Securities and Locke Lord, the representatives of Wells Fargo Securities reported to the Special Committee on the status of the various inquiries and discussions about a transaction with the Company.  In light of these inquiries and discussions, the Special Committee determined to recommend to our Board that the scope of the Special Committee’s responsibilities be expanded.  Mr. Swatek updated the Special Committee on various issues faced by the Company, including the status of the restatement and discussions concerning the amendment of the Company’s bank credit facility. Representatives of Wells Fargo Securities discussed with the Special Committee that a controlled bidding process might be undertaken for the purpose of identifying the degree of interest of selected parties in an acquisition of the Company, as one of the strategic alternatives to be considered. The Special Committee also discussed a plan for communicating with SB-A.

The Special Committee then met in executive session with the representative from Locke Lord to discuss Wells Fargo Securities.  The engagement of Wells Fargo Securities was favored by the Special Committee due to its engagement by an earlier special committee, the considerable familiarity it already had with the Company’s operations and financial affairs as a basis to advise the Special Committee, its experience in advising companies in the utility industry and its experience in providing strategic advisory services in similar transactions.  For these reasons, the Special Committee did not interview any other investment banking firms as potential financial advisors or to render a fairness opinion.  The Special Committee also noted that Wells Fargo Securities would be entitled to a fee on any sale transaction consummated within 15 months from the date of expiration or termination of its prior engagement letter dated November 21, 2007.  The terms of a proposed engagement letter with Wells Fargo Securities were reviewed and, after further discussion, the Special Committee approved entering into the engagement letter with certain modifications.  It was later signed by Wells Fargo Securities, Mr. Iino, as chair of the Special Committee, and Mr. Swatek, on behalf of the Company.  The Special Committee also approved the engagement of Richards, Layton & Finger, P.A. (“RLF”) as Delaware counsel to the Special Committee.

At a meeting of our Board on February 12, 2009, which was attended by all the members our Board and representatives of Wells Fargo Securities and Locke Lord, Mr. Iino briefed the Board on the actions undertaken by the Special Committee.  Mr. Iino stated that representatives of Wells Fargo Securities made a presentation to the Special Committee with respect to potential strategic alternatives available to the Company.  He also addressed the options for responding to SB-A’s expression of interest.  Representatives of Wells Fargo Securities briefed the Board on the status of discussions with the financial advisor for SB-A and presented a preliminary financial analysis of the Company and a preliminary analysis of the potential strategic alternatives available to the Company.

At the conclusion of this discussion, the Board determined to engage in a bidding process in an effort to identify strategic and financial buyers that might have an interest in a transaction.  The Board discussed the value of conducting a confidential process in light of the potential disruption that public disclosure would have on the Company and its employees and customers, and the desire to retain flexibility to terminate the process and possibly engage in an alternative strategy.  The Board then expanded the authority of the Special Committee to explore strategic alternatives for enhancing stockholder value, review and evaluate the advisability of a business combination, establish procedures for negotiation and solicitation of proposals, negotiate and enter into confidentiality agreements, negotiate or reject the terms of a definitive agreement, recommend action to our Board, and determine whether any definitive agreement is fair to, and in the best interests of, the Company and our stockholders.  It was also authorized and empowered to retain consultants and advisors, including legal counsel and investment bankers, as the Special Committee deemed necessary or advisable. The Board imposed no limitations on the authority of the Special Committee.  The Board determined that each member of the Special Committee would receive a one-time retainer of $2,500 and a per-meeting fee of $1,000, and that the chair would receive an additional $2,500 as a one-time retainer.

The Special Committee met on February 17, 2009, with Mr. Swatek and representatives of Wells Fargo Securities and Locke Lord present.  The representatives of Wells Fargo Securities updated the Special Committee on the status of discussions with SB-A, including that, at the direction of the Special Committee, they had communicated to SB-A that we would not agree to an exclusive arrangement and that the Special Committee would be engaging in a competitive process to explore strategic alternatives.  The Special Committee discussed the status of the other inquiries received to date.  The Special Committee then reviewed a list that the representatives of Wells Fargo Securities had prepared of those parties, both strategic and financial, including SB-A, SB-B, SB-C, FB-A and WAM, that might have an interest in engaging in a transaction with the Company.  The Wells Fargo Securities representatives explained their process for selecting the strategic and financial buyers that were most likely to have an interest in engaging in a transaction with the Company.  The representatives of Wells Fargo Securities selected these strategic parties from among other water utility and water services companies because they had national operations or operations in similar geographic locations as the Company and had sufficient capital or readily-available access to financing sufficient to consummate a transaction with the Company.  The representatives of Wells Fargo Securities selected these financial parties because they were infrastructure-focused investment funds with experience in operating regulated utility companies, had long-term investment horizons and had sufficient capital or readily-available access to financing sufficient to consummate a transaction with the Company, and some of these financial parties had previously indicated to representatives of Wells Fargo Securities an interest in acquiring a regulated utility company.  The Special Committee discussed with the representatives of Wells Fargo Securities and Mr. Swatek each of the parties selected by Wells Fargo Securities for consideration by the Special Committee and made preliminary decisions with respect to which parties to include in the process, being those that the Special Committee believed based on this discussion and its evaluation had the greatest potential for engaging in and completing a transaction with the Company.  Of the 13 parties initially included on the list, the Special Committee determined to exclude two of these parties from the process based primarily on the Special Committee’s determination of the likelihood that they would be only interested in a portion of the Company's business and excluded another potential party from the process based on the Special Committee’s concern about that party’s ability to complete a transaction of this size.  All the parties that had earlier expressed an interest in the Company were included in the process and the Special Committee also determined to include FB-A in the process in light of its expression of interest in 2007.  The Special Committee then discussed the conduct and timing of the process in relation to other events and management’s availability.

At a meeting of the Special Committee on February 23, 2009, attended by representatives of Locke Lord and RLF, Mr. Iino and the representative of Locke Lord reported on a conversation they had with representatives of Wells Fargo Securities about a call with the investment banker for SB-A.  The Special Committee was later joined by Mr. Swatek, Mr. Dix and representatives of Wells Fargo Securities.  The Special Committee reviewed and agreed on a proposed timeline, with the recommendation that it provide for some slippage and that dates be included for other known key events affecting the Company, such as the timing for filing its periodic reports with the SEC and milestones in the restatement process.  The Special Committee then discussed the proposed list of the potential bidders and determined which of those bidders Wells Fargo Securities should contact. The Special Committee also discussed potential alternative transactions available to the Company.  This latter discussion continued at a meeting of the Special Committee on February 25, 2009, which was attended by representatives of Locke Lord and RLF and the first portion of which was also attended by Messrs. Swatek, Stanton, Dix, and representatives of Wells Fargo Securities.

From March 2, 2009 through March 4, 2009, 11 parties selected by the Special Committee were contacted by representatives of Wells Fargo Securities, including SB-A, SB-B, SB-C, FB-A and WAM, to determine whether they would have an interest in a possible transaction.  Nine of the parties contacted (excluding FB-A) expressed an interest, and they were provided with a form of confidentiality agreement.  Six (including SB-A, SB-B and SB-C) were strategic buyers and three (including WAM) were financial buyers.  Between March 10, 2009 and March 25, 2009, representatives of Locke Lord negotiated the terms of confidentiality agreements, including standstill provisions, with these parties.  The Company entered into confidentiality agreements with WAM and each of the other potential buyers, except for one financial buyer (“FB-B”) that was unwilling at that time to enter into a confidentiality agreement or to move forward in the bidding process.

Mr. Iino informed our Board at a meeting on March 13, 2009 of the communications that he, as chair of the Special Committee, and the Special Committee’s financial and legal advisors, had with SB-A to the effect that the Special Committee would be exploring strategic alternatives and that a bidding process would be initiated.  He also described the other actions that had been taken by the Special Committee and representatives of Wells Fargo Securities in initiating a bidding process.

Following the execution of confidentiality agreements, management provided separate presentations to each of the potential bidders between March 17, 2009 and March 26, 2009 on the operational and financial aspects of the Company, with representatives of Wells Fargo Securities attending each presentation.  The presentation with WAM took place on March 26, 2009.  After these presentations, representatives of Wells Fargo Securities received additional questions from the parties and on behalf of the Special Committee coordinated with management to provide responses to these inquiries.

The Special Committee met on March 25, 2009, which was attended by representatives of Wells Fargo Securities, Locke Lord and RLF.  The representatives of Wells Fargo Securities updated the Special Committee on the status of the bidding process, including the management presentations that had taken place and preparations for an electronic data room for due diligence information and documents.  Mr. Iino then briefed our Board on the status of the process at a meeting of our Board that evening.  Our Board also discussed a potential timeline for the bidding process.

On April 1, 2009, Wells Fargo Securities sent an initial bid process letter, which was reviewed by and reflected comments of the Special Committee members and Locke Lord, to the eight parties that had signed confidentiality agreements (including two strategic buyers (“SB-D” and “SB-E”) that were acting jointly), outlining the procedures for the submission of preliminary, nonbinding indications of interest for the acquisition of all our outstanding common stock and inviting them to submit these indications of interest on or before April 10, 2009.  The letter asked that the parties describe in their submissions the transaction they would propose, including a nonbinding valuation on a per share basis and the amount and form of consideration.  To the extent the transaction included cash, they were asked to provide an overview of financing sources and timing, and if it included stock, an indication whether a shareholder vote would be required and the anticipated timing.  Submissions were to include a brief outline of due diligence requirements and estimated timing, the status of any required internal approvals and anticipated timing and any regulatory or governmental approvals required.  The parties were also asked to discuss expectations and/or proposals with respect to the ongoing integration and/or operation of the Company’s assets and employees should the transaction be consummated.

On April 2, 2009, the investment banker for another financial buyer (“FB-C”) inquired of Wells Fargo Securities whether it could enter into the process.  On the basis of the information available on FB-C, Mr. Iino authorized representatives of Wells Fargo Securities to allow it to enter the process so long as it could meet the timeline set forth in the initial bid process letter.  FB-C entered into a confidentiality agreement with the Company on April 5, 2009.

A meeting of the Special Committee was held on April 8, 2009, which was attended by all the members of the Board, Mr. Dix and representatives of Wells Fargo Securities and Locke Lord.  Mr. Iino stated that the purpose of the meeting was to provide the Board with a sum-of-the-parts analysis of the Company in anticipation of the receipt of preliminary indications of interest.  This analysis would deal with how the values of the various operations might be unlocked in one or more asset sales and whether the sum of the value of the parts of the enterprise might be greater than the value of the whole from the stockholders’ perspective.  For this analysis, the operations were divided into Suburban Water Systems, Texas Utilities, Southeast Utilities (comprised of Alabama and Mississippi), Texas MUD Services and Contract O&M Services.  The allocation of shared services and the potential savings and additional costs were discussed, as well as how these might be viewed by a potential buyer.  Representatives of Wells Fargo Securities summarized various methodologies for determining the enterprise value of these separate operations.  These methodologies included discounted cash flow methodologies, EBITDA multiples, enterprise value to rate base multiples, equity value to earnings multiples and revenue multiples, but not every methodology was applied to each separate operation.  Wells Fargo Securities selected the methodologies used to calculate the enterprise value for each separate operation based on its experience and professional judgment.  In calculating the enterprise value for each separate operation, Wells Fargo Securities included an allocation for corporate-level debt in amounts estimated by Company management.  Representatives of Wells Fargo Securities presented an analysis of potential net proceeds from the sale of certain segments, after payment of taxes and fees, repayment of debt and restructuring costs, together with the net income of the remaining operations and the implied pro forma per share equity value.  The representative of Locke Lord advised the Special Committee as to the potential income tax implications of various alternative transactions, and the form that a sale of the entire company would likely take.  Also discussed were the possible differences that might be ascribed by the parties to certain business units and whether there might be opportunities to match various parties in the bidding process to these business units, thus maximizing the combined valuations.  In addition, the possibility of staging a transaction was discussed, whereby the sale of certain operations could be accomplished before regulatory approval on the remaining operations would be obtained.

Preliminary indications of interest were received by representatives of Wells Fargo Securities from seven parties on April 10, 2009, which were communicated to the Special Committee.  One of the financial buyers that was initially contacted in March chose not to submit an indication of interest.  One of the indications of interest was submitted jointly by SB-D and SB-E.  Of the other six, four were submitted by strategic buyers (SB-A, SB-B and SB-C and one by another strategic buyer), and two by financial buyers (FB-C and WAM).  Three of the transactions proposed were for 100% cash consideration; one was for cash, securities or a combination of both; two were for cash with a willingness to consider or explore equity or a combination of cash and equity; and one was entirely for stock.  The indication of interest submitted by WAM included an indicative price range from $9.00 to $11.00, and no other indication of interest included an indicative price of $11.00 or more.  The closing price of our common stock on April 9,

2009 was $5.44.

The Special Committee reviewed the preliminary indications of interest at a meeting on April 13, 2009, with representatives of Wells Fargo Securities, Locke Lord and RLF in attendance.  The representatives of Wells Fargo Securities summarized the indications of interest received from each of the bidders, and the Special Committee discussed each of these indications of interest, including the indicative prices, type of consideration, timing, advisors engaged by the bidders, authorizations and approvals required and notable assumptions.  The Special Committee discussed a general strategy to deal with those submitting indications of interest in terms of eliciting additional information and attempting to enhance their indicative prices.  The Special Committee determined that its decision as to which bidders to admit to a second round would then be made after additional calls with each of the bidders had taken place.  Messrs. Swatek, Stanton and Dix joined the meeting to share their observations and knowledge about those submitting preliminary indications of interest.

On April 16, 2009, the Special Committee met to discuss the results of follow up calls made to the bidders by representatives of Wells Fargo Securities at the direction of the Special Committee.  The representatives of Wells Fargo Securities updated the Special Committee on the status of discussions with the bidders, including their indicative price ranges and the areas of operations to which the bidders ascribed the most value.  As consideration in the form of stock had been included in several of the indications of interest, a representative of Locke Lord described the likely structure of such a transaction.  The Special Committee reached a consensus as to the bidders to be admitted into a second round based largely on indicative prices and deferred its decision about SB-A and SB-B pending further conversations that representatives of Wells Fargo Securities would have with them as to their pricing.  The representatives of Wells Fargo Securities then presented to the Special Committee an updated break-up analysis, being one of the potential strategic alternatives available to the Company.  This analysis included an estimate of the degree of difficulty and an overview of the separation process, the sequencing of sales, potential savings and restructuring costs and potential purchasers.  Following the presentation, the Special Committee believed that the indicative price ranges in the preliminary indications of interest showed a potential of creating greater value for the stockholders than the break up analysis demonstrated, particularly considering the costs and risks of executing a break up strategy, and determined to continue the bidding process.

At a meeting of the Special Committee on April 22, 2009, attended by a representative of Locke Lord, Mr. Iino summarized for the Special Committee his discussion on a conference call the previous afternoon with the representatives of Wells Fargo Securities with respect to the Special Committee’s consideration of the inclusion of several bidders in a second round of the bidding process.  One financial buyer had indicated a desire to remain in the process, and the Special Committee deferred its decision on whether SB-A should be admitted to the second round of the bidding process.

Mr. Iino updated the Board on the Special Committee’s activities at a meeting on May 1, 2009, that included the anticipated range of indicative prices and transaction structure based on the subsequent calls with the bidders made by representatives of Wells Fargo Securities on behalf of the Special Committee.

On May 4, 2009, the Special Committee met with Mr. Swatek and a representative of Locke Lord.  The Special Committee decided to delay the opening of the electronic data room in order to permit management to focus on completion of the restatement and an amendment of the bank credit facility.  The electronic data room was opened on May 29, 2009, with the due diligence information and documents available at that time, and was subsequently populated with additional information and documents during the course of the bidding process, including information and documents that had been requested by the bidders.

Representatives of Wells Fargo Securities were contacted by FB-B on May 19, 2009 about the possibility of reentering the bidding process.  On May 20, 2009, FB-B submitted its comments on the Company’s form of confidentiality agreement.

The Special Committee met on June 10, 2009, with representatives of Locke Lord and RLF in attendance, and discussed (i) certain issues relating to the information to be included in the data room at that time, and (ii) the timing for filing and distribution of our annual report on Form 10-K for the year ended December 31, 2008.  The Special Committee also considered the possible admission of FB-B into the process.  After consideration of the background and some information about FB-B’s resources and investments, the Special Committee directed representatives of Wells Fargo Securities to seek additional information about its renewed interest and how the Company might fit with its investment strategy.  The Company entered into a confidentiality agreement with FB-B on June 17, 2009.

On July 9, 2009, we filed with the SEC our annual report on Form 10-K for the year ended December 31, 2008, with restated financial statements.

At a meeting of the Special Committee on July 15, 2009, attended by representatives of Locke Lord and RLF, Mr. Iino and the representative of Locke Lord reported on a telephone call they had with representatives of Wells Fargo Securities to the effect that a preliminary indication of interest was expected from FB-B by July 20, 2009.  Mr. Iino was authorized by the Special Committee to have Wells Fargo Securities inform FB-B that it could continue in the process, assuming that the pricing in its indication of interest would be competitive with that of the other bidders that had been allowed to continue in the second round of the bidding process.

Representatives of Wells Fargo Securities were advised on July 16, 2009 that FB-C was withdrawing from the process.  On that same day, representatives of Wells Fargo Securities informed the Special Committee that they had received an unsolicited inquiry from two strategic buyers that were interested in working together to pursue a transaction with the Company.  The Special Committee authorized representatives of Wells Fargo Securities to discuss the process with them to determine their interest level and ability to complete a transaction.

The next day, SB-B advised representatives of Wells Fargo Securities that it had revised its indicative pricing and would like to be readmitted into the process.  Representatives of Wells Fargo Securities advised the Special Committee of this discussion later the same day.

On July 20, 2009, representatives of Wells Fargo Securities were contacted by IIF LLC inquiring about whether it might be included in the process and informed the Special Committee of IIF LLC’s interest.  On the same day, Wells Fargo Securities received an indication of interest from FB-B proposing a cash purchase of the Company’s stock.  The indicative price was at the lower end of the range of those set forth in the indications of interest received on April 10, 2009.

On July 21, 2009, representatives of Wells Fargo Securities, at the Special Committee’s direction, had a discussion with the strategic buyers that had contacted them on July 16, 2009 regarding their interest in the Company and reported the content of the discussion to the Special Committee later that same day.  In light of the Board’s later decision to delay the process, no action was taken by the Special Committee with respect to this inquiry.

At a meeting held July 23, 2009, which was attended by a representative of Locke Lord, the Special Committee discussed management’s concerns over the impact that the bidding process was having on management’s time and the Company’s resources that had to be devoted to operating the business and preparing the delinquent filings of quarterly financial reports.

At the request of the Special Committee, a meeting of the Board was convened on July 25, 2009, with all members of the Board in attendance.  Mr. Iino advised the Board that the purpose of the meeting was to update them on the bidding process and to discuss management’s concerns.  He informed the Board of the ranges of indicative pricing and some of the particular areas of inquiry by the bidders.  He added that several additional parties had approached representatives of Wells Fargo Securities about participating.  Mr. Swatek informed the Board that the filing of the Form 10-Qs for the first and second quarters of 2009 had been further delayed, which would create a default under the Company’s bank credit facility, and that another amendment of the bank credit facility was being negotiated to provide more time for these filings to occur so that the Company would not be in default.  Because of the restatement, these quarterly reports had not been timely filed with the SEC.  He stated that, given the Company’s resources, it would be very difficult to continue with the bidding process and run operations concurrently.  The Board had an extensive discussion of issues surrounding continuation of the process, including the delay in filing the quarterly reports on Form 10-Q and other activities.  At the conclusion of this discussion, the Board directed the Special Committee to delay the process until we were current in our SEC filings and other operational issues could be dealt with which the Board believed would reduce potential uncertainties in the bid process.  The Board determined that the bid process would be discussed in more detail at a Board meeting scheduled for July 31, 2009.

The Special Committee met again on July 29, 2009, which was attended by a representative of Locke Lord.  Mr. Iino reported on a meeting with management that he and Mr. Huennekens had attended.  Mr. Iino advised the Special Committee that, following Mr. Swatek’s description of the background of the process, the group had discussed the performance and prospects of the Company on a stand-alone basis and the effect the process was having on the business, and Mr. Iino advised them that the bidding process was being undertaken as part of the Special Committee’s evaluation of strategic alternatives that would be in the best interests of our stockholders.  The Wells Fargo Securities representatives reported on the status of the bidding process, including the level of activity by the parties, their retention of advisors and the tasks ahead, and discussed the potential impact of a delay on the process and potential bidder reaction.  The Special Committee also discussed the situation with respect to specific participants in the process, and whether there was a viable alternative to delaying or terminating the process.

This subject was discussed further at a meeting of the Board on July 31, 2009, with all the members of the Board in attendance.  Mr. Iino reported on the meeting that he and Mr. Huennekens attended with management.  Mr. Iino advised the Board that the management group discussed their view of the future performance and prospects of the Company on a stand-alone basis and also the effect the process was having on the business.  Representatives of DLA Piper and Locke Lord then joined the meeting to answer questions of the Board about delaying or terminating the process, following which representatives of Wells Fargo Securities joined the meeting to discuss the potential impact of a delay on the process and potential bidder reaction.  It was management’s position that the process should be delayed until at least the third quarter Form 10-Q was filed and a financial forecast had been presented to the Board.  The Board then discussed the matter further and, in executive session, determined that the process would be delayed until the third quarter Form 10-Q was filed, at which time the Board would evaluate its available courses of action regarding the bidding process.

The Special Committee met on August 7, 2009, which was attended by Mr. Swatek and representatives of Wells Fargo Securities and Locke Lord, to discuss communication of this decision to the participants in the bidding process.  The Special Committee also discussed various other issues, including admitting IIF LLC into the bidding process, as well as admitting SB-B, which had asked to rejoin the process after not being admitted to the second round.  Because of the delay in the process, a decision on the admission of these parties was deferred.  At a meeting of our Board held later that day, Mr. Iino reported on the Special Committee meeting, and the Board decided that Messrs. Iino and Swatek should contact the parties and inform them of the delay in the bidding process.

Our quarterly report on Form 10-Q for the quarter ended March 31, 2009 was filed with the SEC on August 26, 2009 and our quarterly report on Form 10-Q for the quarter ended June 30, 2009 was filed with the SEC on September 18, 2009.

On October 23, 2009, following our annual meeting of stockholders, the composition of the Special Committee was changed by the Board. Our Nominating and Governance Committee reviews and makes recommendations to the Board about the composition and size of the Board committees following each annual meeting of stockholders.  At this meeting of the Board, the Nominating and Governance Committee recommended changes in the composition of all the Board committees.  The increase in the size of the Board allowed directors to serve on fewer committees than in the past.  The Nominating and Governance Committee believed that the addition to the Special Committee of Bruce C. Edwards, who joined the Board in August 2009, and Mr. Newman would be beneficial for the principal reason that each of them had recent merger and acquisition experience.  With these two additions, however, the size of the Special Committee was thought not to be ideal.  It was considered highly desirable that Mr. Huennekens continue as a member of the Audit Committee and of the Compensation and Organization Committee, while the financial experience of Mr. Edwards, who replaced Mr. Huennekens as chair of the Audit Committee, would be helpful to the Special Committee if Mr. Huennekens was no longer to be a member.  The Nominating and Governance Committee therefore recommended that the membership of the Special Committee consist of Messrs. Iino, Edwards, Newman and Williams, which recommendation was adopted by the Board.  Mr. Iino continued to serve as chair of the Special Committee.

The Special Committee met on October 29, 2009, which was attended by H. Frederick Christie, Chairman of the Board of the Company, Kimberly Alexy, who was one of the other independent directors, Mr. Swatek, representatives of Wells Fargo Securities and a representative of Locke Lord.  The purpose of the meeting was to discuss the strategy for pursuing strategic alternatives going forward in light of the earlier discussion by the Board and concerns over keeping in the process parties that did not appear to be in a price range that the Special Committee might consider acceptable.  The Special Committee discussed how best to deal with the parties that had submitted preliminary indications of interest, including requesting the bidders to reconsider their previous pricing levels.  Representatives of Wells Fargo Securities stated that, in light of the delay in the bidding process, it may be appropriate to ask the parties to reaffirm their interest and indicate whether their indicative pricing could be increased, and to make further inquiry as to the viability of some of the indications of interest.  The Special Committee decided that a final decision on the strategic review process should be deferred several weeks until the strategic planning meeting of the Board and a review of revised financial projections.

On November 2, 2009, representatives of Wells Fargo Securities received an updated indication of interest from FB-B.  The indicative price was toward the middle of the range of those included in the indications of interest received on April 10, 2009.

We filed our quarterly report on Form 10-Q for the quarter ended September 30, 2009 with the SEC on November 9, 2009, at which time we became current in our SEC periodic reporting requirements.

On November 23, 2009, representatives of Wells Fargo Securities, at the direction of the Special Committee, sent an invitation to seven parties (including SB-A, SB-B, SB-C, SB-D, SB-E, FB-B and WAM) to submit updated indications of interest by December 9, 2009.  These parties were selected by the Special Committee on the basis of indicative prices in the initial indications of interest as confirmed or modified in subsequent conversations with representatives of Wells Fargo Securities, as well as their perceived ability to consummate a transaction.  Their updated indications of interest were to be based on the information previously provided to them by the Company as well as then available public information.

The instructions in the letter for submitting updated indications of interests were substantially similar to those provided in the initial bid process letter sent by Wells Fargo Securities on April 1, 2009.

On December 4, 2009, representatives of Wells Fargo Securities were advised that representatives of IIF LLC would be attending a meeting that had been scheduled with WAM for December 7, 2009.  At that meeting, which was also attended by Mr. Iino, WAM and IIF LLC described their proposed involvement in the process as a consortium for the purpose of making a joint proposal to acquire the Company.

On December 9, 2009, updated indications of interest were submitted by seven parties, including the updated indication of interest that had been submitted by FB-B.  An unsolicited indication of interest was also received on December 10, 2009 from another strategic buyer (“SB-F”).  All eight of these indications of interest were for 100% of our stock.  Two were joint proposals, one from SB-D and SB-E and the other from IIF LLC and WAM.  Of the updated indications of interest received from strategic buyers, one was for cash or a combination of cash and stock, one was for cash, securities or a combination of both and one was entirely for stock.  In its updated indication of interest, IIF LLC/WAM requested an exclusivity period of 60 days to complete due diligence, arrange committed debt financing, reach a definitive agreement and develop plans or approaches to regulatory and other issues.  None of the indicative prices in these updated indications of interest exceeded $11.00 per share.  The closing price of our common stock on December 9, 2009 was $6.25.

On December 14, 2009, the Special Committee met to review, compare and discuss these indications of interest received from the various bidders, including the unsolicited indication of interest from SB-F.  The Special Committee asked the representatives of Wells Fargo Securities to discuss with each of those participating in the bidding whether there was any flexibility in their pricing, the timing and certainty of a transaction, their required due diligence and the status of their internal approval processes.  The Special Committee also decided to admit SB-F into the bidding process, and the Company entered into a confidentiality agreement with SB-F on December 18, 2009.

The Special Committee continued this discussion of the updated indications of interest at a meeting on December 16, 2009, which was attended by representatives of Wells Fargo Securities and Locke Lord.  The representatives of Wells Fargo Securities summarized for the Special Committee the status of discussions with the various bidders and presented a preliminary financial analysis of the Company.  Mr. Swatek provided his observations about how the strategic parties were viewed in the industry and his perception of their ability to close a transaction.  After Mr. Swatek and the representatives of Wells Fargo Securities left the meeting, the Special Committee considered which parties should be invited to continue in the process.  Following that meeting, the Special Committee members determined, largely on the basis of indicative pricing and certainty of closing, to invite SB-B, SB-D, SB-E, SB-F and IIF LLC/WAM to continue with due diligence.  Subsequently, the Special Committee members agreed to include SB-C and FB-B because they appeared to have some flexibility in their indicative pricing on the basis of further discussions with representatives of Wells Fargo Securities.

On December 18, 2009, Wells Fargo Securities, on behalf of the Special Committee, communicated with all participants about the decision to proceed with the bidding and outlined the process going forward, including the timing for populating the electronic data room, completion of the due diligence process and the receipt of final bids.

At the request of SB-F, a meeting with its representatives took place on December 21, 2009 that was attended by Messrs. Swatek, Stanton, and Iino and representatives of Wells Fargo Securities.  SB-F requested the meeting in order to familiarize those present with its operations and the nature of its interest in the Company, and to gauge the commitment of the Special Committee to the process going forward.

During the week of January 4, 2010, representatives of Wells Fargo Securities began scheduling due diligence meetings with Company management and site visits that began on January 25, 2010.  In addition, the electronic data room was reopened on January 8, 2010 and populated with additional information and documents, and representatives of Wells Fargo Securities, on behalf of the Special Committee, coordinated and responded to various requests for information.

A meeting of the Special Committee was held on January 26, 2010, which was attended by Messrs. Christie, Swatek and Dix, and representatives of Wells Fargo Securities and Locke Lord.  Mr. Swatek reported on telephone conversations he and representatives of Wells Fargo Securities had with the participants in the bidding process about the departure of Mr. Stanton, who had by then become our Chief Financial Officer.  The Special Committee then received an update on the process, including the status of the electronic data room and site visits that had taken place.  A representative of Locke Lord summarized a draft merger agreement that had been prepared to distribute to the parties, copies of which had been distributed to the Special Committee members, along with a summary of certain provisions, in advance of the meeting.  This discussion included the structure of the transaction, the “no shop” and fiduciary termination provisions, the Company’s rights in the event of nonperformance of the buyer and the circumstances in which termination fees would be paid and expenses reimbursed.  The Locke Lord and RLF representatives described the ranges of legally permissible alternatives with respect to some of these issues.  The draft merger agreement, as revised to reflect the comments of the Special Committee members, was made available to the bidders through the electronic data room on January 31, 2010.

At the request of WAM and IIF LLC, Mr. Iino, Mr. Christie and a representative of Wells Fargo Securities met with representatives of WAM and IIF LLC on February 1, 2010 to discuss the financial ability of WAM and IIF LLC to close a transaction with the Company.

On February 3, 2010, SB-F advised representatives of Wells Fargo Securities that it was withdrawing from the bidding process.

At the direction of the Special Committee, representatives of Wells Fargo Securities prepared a bid process letter regarding the submission of final, definitive proposals to acquire the Company, which was reviewed by and reflected comments of the Special Committee members and Locke Lord.  On February 10, 2010, representatives of Wells Fargo Securities, on behalf of the Special Committee, invited SB-B, SB-C, SB-D, SB-E, FB-B and IIF LLC/WAM to submit by February 24, 2010 final, definitive proposals to acquire 100% of our outstanding stock for cash.  The letter requested that the proposals include a valuation of the Company’s outstanding stock and discuss how the transactions would be financed, the status of their due diligence reviews, any conditions, the proposed timing, the status of authorization and approvals and a detailed mark-up of the form of merger agreement that had been provided.  These parties were also asked to provide their plans for obtaining regulatory approvals, as well as their regulatory plans for the 36 months following closing, and any alternative transaction structures or arrangements they would be willing to consider to improve transaction certainty, including their willingness to acquire portions of the business prior to receiving regulatory approvals in all jurisdictions.

The site visits were completed on February 11, 2010, and thereafter representatives of Wells Fargo Securities, on behalf of the Special Committee, continued to coordinate and respond to various requests for additional information.

Messrs. Iino and Swatek, together with Ben Smith, who had replaced Mr. Stanton as our Chief Financial Officer, and a representative of Wells Fargo Securities met with representatives of FB-B at their request on February 18, 2010 so that they could meet with management in advance of submitting their proposal.

On Wednesday, February 24, 2010, the Special Committee received definitive proposals from IIF LLC/WAM, FB-B, SB-D and SB-E, the latter two of which had previously acted jointly.  SB-B and SB-C informed representatives of Wells Fargo Securities that they had decided not to submit proposals.  The IIF LLC/WAM proposal was for a cash merger at $11.00 per share, together with a purchase shortly following execution of a definitive merger agreement of newly-issued shares representing 9.9% of our common stock on a fully-diluted basis.  FB-B proposed a cash merger at a lesser price than the IIF LLC/WAM offer and, concurrently with signing a definitive merger agreement, a $20 million investment in newly-issued shares at a per share price based on the lesser of 95% of the 30-day volume-weighted average price as of the market close or $6.25.  Each of these proposals was accompanied by a mark-up of the form of merger agreement that had been provided.  SB-D and SB-E had previously proposed acquiring the entire Company jointly, even though they each had an interest only in separate operations.  Instead of approaching the acquisition on a joint basis, SB-D submitted a proposal to acquire our California utility for cash and the assumption of the related bond indebtedness, and SB-E submitted a proposal to acquire our regulated Texas assets for cash and the assumption of related indebtedness.  The closing price of our common stock on February 24, 2010 was $6.80.

The Special Committee met on Friday, February 26, 2010, with representatives of Wells Fargo Securities, Locke Lord and RLF in attendance.  The members of the Special Committee reviewed and discussed with the representatives of Wells Fargo Securities and Locke Lord a comparison of the proposals that had been prepared by Wells Fargo Securities and a matrix prepared by Locke Lord comparing the mark-ups received from IIF LLC/WAM and from FB-B of the form of merger agreement.  The Special Committee engaged in a detailed discussion of the proposals submitted by IIF LLC/WAM and FB-B, both of which had completed due diligence, had no financing contingencies and included proposed equity investments.  The Special Committee compared these proposals and considered certain aspects that had been discussed between representatives of Wells Fargo Securities and the bidders following submission of their proposals.  The Special Committee also discussed the potential benefit to the Company from the proposed equity investments.

The Special Committee reviewed a summary of the asset purchase proposals received from SB-D and SB-E that had been prepared by representatives of Wells Fargo Securities.  The Special Committee noted that one of the proposals contemplated a period of continued due diligence.  As the consideration to be received by our stockholders from these transactions appeared to be far below that which would be received from either of the other two proposals, the Special Committee decided to concentrate on the proposals submitted by IIF LLC/WAM and FB-B.

A representative of Manatt Phelps & Phillips, LLP, our California regulatory counsel, provided advice as to timing and likelihood of obtaining approval of a transaction from the California Public Utilities Commission.  Counsel indicated that a purchase by a financial buyer should not be an adverse factor, and in fact might reduce the time involved in obtaining approval, and that an equity investment by a buyer might also be a positive factor.

The Special Committee determined that a list of major deal points on the mark-up of the form of merger agreement submitted by IIF LLC/WAM be sent to IIF LLC/WAM and their advisors in an attempt to determine how much flexibility they had on these key issues, and that they be asked to provide a term sheet on the proposed equity investment and confirm that IIF LLC and its affiliates will commit to funding the entire transaction.  Because $11.00 was at the top of the range in WAM’s initial indication of interest, was $1.00 per share above the indicative price in IIF LLC/WAM’s updated indication of interest submitted in December, was above the price proposed by FB-B and compared favorably with most of the valuation levels suggested by the financial analysis that the Special Committee had reviewed, the Special Committee determined that it would be preferable to seek to improve the terms of IIF LLC/WAM’s mark-up of the form of merger agreement, particularly those terms that would enhance the certainty of closing, rather than to seek a higher per share price.  Once the Special Committee knew IIF LLC/WAM’s position on these key terms, it would seek to obtain a better price and improved terms of the merger agreement from FB-B, particularly those terms that the Special Committee believed would add greater certainty to closing.

The Special Committee directed Locke Lord to create a list of major deal points on IIF LLC/WAM’s mark-up of the form of merger agreement that had been identified at the meeting and, with representatives of Wells Fargo Securities, to communicate these points to the counsel and financial advisors to IIF LLC/WAM.  The following deal points were included on the list that was prepared:  (i) receive equity commitment letters providing that IIF LLC would fund 100% of the financing for the transaction if needed; (ii) receive assurances of Parent’s ability to satisfy its pre-closing monetary obligations, including damages arising from its breach of the merger agreement; (iii) obtain flexibility with respect to thresholds and other statements in the representations and warranties and thresholds and restrictions on activities prior to closing; (iv) substitute a right of consultation for consent of Parent for regulatory filings; (v) provide for the Company’s ability to negotiate a competing transaction predicated on being reasonably likely to lead to a superior proposal, (vi) provide that a superior proposal is not limited to being superior from a financial point of view; (vii) delete the occurrence of a material adverse effect as a condition to closing; (viii) provide for an outside date of 18 months with a six month extension; (ix) reduce the termination fee to 3% of the aggregate merger consideration; (x) limit the circumstances in which a termination fee is payable; (xi) reinstate payment of a reverse termination fee if Parent fails to close; (xii) provide for reimbursement by Parent of out-of-pocket expenses if the Company terminates the merger agreement due to a breach by Parent; (xiii) provide that Parent will pay the HSR fee; (xiv) increase the cap on the annual premium for a “tail” insurance policy to 250%; and (xv) reinstate indemnification for directors and officers language from the draft merger agreement.

On Saturday, February 27th, representatives of Locke Lord and Wells Fargo Securities communicated these deal points to IIF LLC/WAM’s counsel and financial advisors.  Shortly thereafter, the financial advisors to IIF LLC/WAM responded to representatives of Wells Fargo Securities that agreement on these points could readily be reached and they proposed that the process be accelerated.  At a meeting later that afternoon, the Special Committee met, with Messrs. Christie, Swatek and Dix and representatives of Wells Fargo Securities and Locke Lord in attendance. The Special Committee reviewed the deal points with the representatives of Locke Lord and Wells Fargo Securities.  The representatives of Locke Lord informed the Special Committee that these points had been sent to and discussed with IIF LLC/WAM’s counsel and financial advisors, and the representatives of Wells Fargo Securities advised the Special Committee of the responses of IIF LLC/WAM’s financial advisors and their proposal to accelerate negotiations.  The Special Committee directed representatives of Locke Lord and Wells Fargo Securities to push forward in an attempt to resolve the open merger agreement issues with IIF LLC/WAM.

Representatives of Wells Fargo Securities and Locke Lord, and the counsel and financial advisors to IIF LLC/WAM, held a series of conference calls on Saturday, February 27th and Sunday, February 28th to negotiate the remaining open points.  During this period, IIF LLC/WAM prepared a term sheet that further outlined the proposed terms of the equity investment, and a price equal to approximately 95% of the 30 day volume weighted average price of our common stock as of February 26, 2010 was negotiated in discussions between the parties’ financial advisors.

Our Board met on Sunday morning, February 28, 2010, with all members of the Board in attendance. Mr. Iino provided an overview of the recent activities of the Special Committee.  Representatives of Wells Fargo Securities then described for the Board the process in which the Special Committee had selected parties that might be interested in a transaction involving the Company and the extensive due diligence that they had conducted, and summarized for the Board the proposals that had been received.  The representatives of Wells Fargo Securities and Locke Lord then informed the Board of recent developments in discussions with the bidders, the Special Committee’s evaluation of each party’s proposed revisions to the form of merger agreement and additional information concerning the IIF LLC/WAM consortium.  The representatives of Locke Lord then reviewed the material open points in IIF LLC/WAM’s mark-up of the form of merger agreement, the equity commitment letters and the proposed terms for an equity investment.  A representative of Manatt Phelps commented on the regulatory issues, including the anticipated process and timing for seeking approval of the California Public Utilities Commission.  The Board was then informed by the representatives of Wells Fargo Securities of the proposed actions to be taken to resolve the remaining items, as well as plans for seeking the consent of the syndicate of lenders under the Company’s bank credit facility (which was required to enter into any merger agreement), and for communicating with the regulatory authorities and the other bidders.

The Special Committee held two additional meetings in the afternoon on February 28th to discuss the progress made in negotiations of the open items and the position to take on these items.  The first meeting was attended by Messrs. Christie, Swatek, Smith and Dix, and representatives of Wells Fargo Securities and Locke Lord, and the second meeting was attended by Mr. Christie and representatives of Wells Fargo Securities and Locke Lord.

Contemporaneously with the discussions with IIF LLC and WAM, representatives of Wells Fargo Securities, at the direction of the Special Committee, contacted the financial advisor to FB-B on the afternoon of Sunday, February 28, 2010, and was advised later in the day that FB-B could increase its proposed price, but the high end of the price range indicated was still below the $11.00 proposed by IIF LLC/WAM.  Representatives of Wells Fargo Securities were also informed that at a higher price level FB-B would not have much flexibility in negotiating the terms of its mark-up of the form of merger agreement.

Once it appeared that the major points had been resolved with IIF LLC and WAM, and that FB-B would not be in a position to offer a higher price, IIF LLC/WAM was advised on Sunday, February 28, 2010, that the final draft of the merger agreement that had been negotiated would be submitted to the Special Committee and the Board at meetings to take place on Monday, March 1, 2010.

The Special Committee met late in the afternoon on Monday, March 1, 2010, with Messrs. Christie, Swatek and Dix in attendance.  Prior to the meeting, the Special Committee was provided with a copy of the merger agreement and a summary of the terms, and a copy of a letter of intent relating to the proposed investment was passed out at the meeting. Representatives of Wells Fargo Securities reviewed with the Special Committee the proposal from IIF LLC/WAM, provided a description of each of IIF LLC and WAM, and made a presentation to the Special Committee of its financial analysis of the Company.  After various questions and further discussions among the Special Committee with representatives of Wells Fargo Securities, Locke Lord and RLF, at the request of the Special Committee, representatives of Wells Fargo Securities delivered to the Special Committee its oral opinion, which was subsequently confirmed by delivery of a written opinion dated March 2, 2010, that, as of March 1, 2010, the $11.00 per share merger consideration to be received in cash by the holders of our common stock (other than any common stock held by the Company, Merger Sub, Parent, and any direct or indirect subsidiary of Parent or the Company, or with respect to which the holder has exercised statutory appraisal rights in accordance with the Delaware General Corporation Law (collectively the “excluded shares”)) in the proposed merger pursuant to the merger agreement was fair, from a financial point of view, to such holders.  The full text of the written opinion of Wells Fargo Securities, which is based on and subject to the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Proxy Statement. Wells Fargo Securities delivered its written opinion, dated March 2, 2010, for the information and assistance of the Special Committee in connection with its consideration of the merger.  Wells Fargo Securities consented to the reference to that opinion and to the inclusion of that opinion in this Proxy Statement, in each case in accordance with the terms of Wells Fargo Securities’ written opinion, dated March 2, 2010.

Following these presentations and discussion by the Special Committee, the Special Committee unanimously adopted resolutions declaring the merger, the merger agreement and the transactions contemplated thereby advisable, fair to and in the best interests of the Company and our  stockholders; recommending the submission of the merger and merger agreement to our Board; and recommending that our Board approve the merger agreement, submit the merger agreement to our stockholders for adoption and resolve to recommend that our stockholders adopt the merger agreement.

The meeting of the Special Committee was adjourned and a meeting of the full Board was immediately convened, with all members of the Board in attendance.  The Wells Fargo Securities representatives reviewed for the Board the presentation that had been provided to the Special Committee, which included a description of the bidding process, its analysis of the strategic alternatives available to the Company, the due diligence undertaken by the various bidders and the final proposals received from the bidders.  A representative of Locke Lord reviewed with the Board the material terms of the proposed merger, referring to a summary of the terms of the merger agreement that had previously been delivered to the Board with a copy of the merger agreement, and the terms of the proposed equity investment, referring to copies of a binding letter of intent that had been distributed at the meeting.  The representatives of Wells Fargo Securities updated the Board on the financial terms of the funding commitment to be provided by IIF LLC and WAM to close the transaction.  The Board considered and discussed the financial analysis of the Company presented by the representatives of Wells Fargo Securities, including our historic and projected operating results, market performance, stockholder return data, current market expectations of future operating results, historic and projected performance by other water companies, and an analysis of the Company’s valuation and various financial ratios in comparison with comparable companies.  It was noted that the representatives of Wells Fargo Securities had provided to the Special Committee its oral opinion, which was subsequently confirmed in writing dated March 2, 2010, that, as of March 1, 2010, the $11.00 per share merger consideration to be received in cash by the holders of our common stock (other than the excluded shares) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders, and that our Board would be entitled to rely on that opinion.

Mr. Iino, as chair of the Special Committee, reported on the recommendation to the Board that had been adopted by the Special Committee.

Following this discussion, the Board unanimously adopted resolutions declaring the merger, the merger agreement and the transactions contemplated thereby advisable, fair to and in the best interests of the Company and our stockholders; approving and adopting the merger agreement; authorizing us to enter into the merger agreement, perform our obligations under the merger agreement and, subject to adoption of the merger agreement by our stockholders, consummate the merger; and recommending that our stockholders adopt the merger agreement.  Our Board separately approved the letter of intent relating to the equity investment, and authorized us to sell and issue 2,700,000 shares of our common stock at a price of $6.00 per share, and to negotiate, execute and deliver definitive agreements in a form substantially consistent with the terms of the letter of intent.

Following the Board meeting, we entered into an exclusivity agreement with IIF LLC and WAM that was to expire at midnight, Eastern time, on Friday, March 5, 2010.  Counsel to the parties continued to finalize the merger agreement and related disclosure schedules throughout Tuesday, March 2, 2010, and into the early morning on Wednesday, March 3, 2010.  Consent by a syndicate under the Company’s credit facility, which was required to enter into the merger agreement, was sought beginning on Monday, March 1, 2010, and obtained on Tuesday, March 2, 2010.  Calls were also made during the afternoon of March 2, 2010 to regulatory authorities in several states advising them of the proposed transaction.

The merger agreement was finalized early in the morning of Wednesday, March 3, 2010, and was then executed by the Company, Parent and Merger Sub as of March 2, 2010.  On Wednesday morning, March 3, 2010, prior to the opening of trading on the NASDAQ Global Select Market, we issued a press release announcing the merger.

Counsel to the parties drafted and negotiated agreements for the sale and issuance by us to Parent of 2,700,000 shares of our common stock at $6.00 per share, or a total of $16,200,000, which was approved by our Board on March 12, 2010, and the agreements were executed and the sale consummated on March 16, 2010.

Reasons for the Merger and Recommendation of the Board of Directors

Reasons for the Recommendation of the Special Committee

The Special Committee, acting with the advice and assistance of its independent legal and financial advisors, evaluated and negotiated the merger proposal, including the terms and conditions of the merger agreement, with IIF LLC and WAM and their legal and financial advisors.  The Special Committee determined that the merger, the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and our stockholders, and recommended submission of the merger and merger agreement to our Board and that our Board (i) approve the merger agreement, (ii) submit the merger agreement to our stockholders for adoption and (iii) resolve to recommend that our stockholders adopt the merger agreement.

In the course of reaching its determination, the Special Committee considered the following substantive factors and potential benefits of the merger, each of which the Special Committee believed supported its decision (which are not listed in any relative order of importance):

•                   its belief that the merger is more favorable to our stockholders than the alternative of remaining a stand-alone, independent company, largely because of the Company’s relatively small size, being in competition with a number of significantly larger companies, having limited access to debt and equity financing in a capital-intensive business and having somewhat limited following and research support for its stock;

•                   the cost and requirements of being a public company, including the costs and efforts associated with SEC reporting, NASDAQ regulations and fees, insurance costs, the costs and effect of maintaining a board with outside directors, and the required attention to additional regulatory matters and compliance, including the requirements imposed by the Sarbanes Oxley Act of 2002, as well as limitations on the Company’s ability to pursue its strategic plan and take necessary competitive actions while a public company, in light of the potential impact on near- and long-term revenues and earnings;

•                   IIF LLC’s and WAM’s investing and transaction experience, their knowledge and experience in the Company’s industry, their reputation and financial capabilities, and the likelihood that the merger would be consummated, supported by IIF LLC’s and WAM’s equity commitment letters pursuant to which they and their affiliates have agreed to make cash investments of $275,800,000 and $27,600,000, respectively, to fund the merger consideration payable to our stockholders;

•                   its belief that the merger is more favorable to our stockholders than the potential value that might result from other alternatives available to us, including divestiture by the Company of selected assets or operations, given the potential rewards, risks and uncertainties associated with those alternatives;

•                   the vigorous bidding process that was conducted over an extended period and the receipt of indications of interest and proposals from both strategic and financial buyers (see “—Background of the Merger”);

•                   the premium to historical trading prices of our common stock represented by the $11.00 merger consideration, which was 55.6% based on the closing price of $7.07 per share on March 2, 2010, the last full trading day prior to the announcement of the merger agreement; 60.3% based on the average closing price of $6.86 per share for the five-day trading period ended March 2, 2010; and 70.7% based on the average closing price of $6.44 per share for the 30-day trading period ended March 2, 2010;

•                   the proposed cash investment by Parent of $16,200,000 for 2,700,000 shares of our common stock at $6.00 per share, which evidences the commitment of IIF LLC and WAM to the Company and does not have to be repaid if the merger is not consummated, and the proceeds of which can be used for debt reduction and/or capital expenditures, debt redemption and working capital;

•                   the financial analyses of Wells Fargo Securities presented to the Special Committee and Wells Fargo Securities’ opinion that, as of March 1, 2010, and subject to the factors and assumptions set forth therein, the merger consideration to be received in cash by the holders of our common stock (other than the excluded shares) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders (see “—Opinion of Financial Advisor”);

•                   the efforts made by the Special Committee and its legal advisors to negotiate and execute a merger agreement favorable to the Company;

•                   the financial and other terms and conditions of the merger agreement as reviewed by the Special Committee were the product of arm’s-length negotiations between the parties;

•                   the ability to recover from Parent a termination fee of approximately $13,600,000 or up to $40,000,000 in monetary damages if it fails to consummate the merger under certain circumstances; and

•                   the amount of the merger consideration is payable in cash so that the merger allows our stockholders to realize a fixed amount of cash for their investment without the potential risks and uncertainty of non-cash merger consideration.

The Special Committee also considered a number of factors relating to the procedural safeguards involved in the negotiation of the merger agreement, including those discussed below, each of which it believed supported its decision and provided assurance of the fairness of the merger to our stockholders (which are not listed in any relative order of importance):

•                   negotiations were conducted under the oversight of the Special Committee comprised solely of independent members of our Board, who are not employees of the Company and who have no material financial interest in the merger that is different from that of our stockholders;

•                   the Special Committee received advice and assistance in evaluating, negotiating and recommending the legal and financial terms of the merger agreement from its own independent legal and financial advisors;

•                   the Special Committee was granted full authority by the Board to explore strategic alternatives, review and evaluate the advisability of a business combination, and negotiate the terms of a definitive agreement;

•                   the vigorous bidding process over an extended period, during which approximately 16 parties contacted the Company or its financial advisor expressing an interest in a transaction with the Company, or were contacted to determine whether they would have an interest in a transaction, and the receipt of written indications of interest from ten bidders (two acting jointly), of which seven were strategic buyers and three were financial buyers (see “—Background of the Merger”);

•                   the execution by potential bidders of confidentiality agreements, access to an electronic dataroom containing nonpublic due diligence materials, attendance at management presentations on our business, operations and financial condition, and site visits to our offices and facilities;

•                   the terms and conditions of the merger agreement were the product of arm’s-length negotiations between the Special Committee and its independent financial and legal advisors, on the one hand, and IIF LLC and WAM and their financial and legal advisors, on the other hand;

•                   the merger agreement must be adopted by the holders of a majority of the combined voting power of our outstanding common stock and Series A preferred stock, voting together as a single class;

•                   the opinion of Wells Fargo Securities that, as of March 1, 2010 and subject to the factors and assumptions set forth therein, the merger consideration to be received in cash by the holders of common stock (other than the excluded shares) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders;

•                   the ability of our Board under certain circumstances prior to our stockholders’ adoption of the merger agreement to respond to unsolicited, written, bona fide proposals or offers relating or reasonably likely to lead to a competing transaction (as defined below and in the merger agreement) and, upon payment of a termination fee, to change its recommendation and terminate the merger agreement in order to effect the competing transaction; and

•                   the availability of appraisal rights to holders of our common stock who comply with all of the required procedures under Section 262 of the Delaware General Corporation Law, which allows such holders to demand that we purchase their shares for fair value (see “—Appraisal Rights”).

The Special Committee also considered a variety of risks and other potentially negative factors concerning the merger, including the following (which are not listed in any relative order of importance):

•                   the significant costs and disruption to the Company’s business, operations and management’s time and attention associated with entering into the merger agreement;

•                   the disruption and potential harm to the Company’s relationships with its employees, vendors and customers caused by announcement of the execution of the merger agreement and the resulting uncertainty prior to consummation of the merger;

•                   the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on our business;

•                   the fact that our stockholders, other than Parent and its affiliates, will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value, including any appreciation in value that could be realized as a result of improvements to our operations or increases in the value of our common stock beyond the agreed-upon merger consideration;

•                   the restrictions on the conduct of the Company’s business prior to completion of the merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger;

•                   the receipt of the merger consideration by U.S. persons will be generally subject to U.S. federal income tax;

•      the prohibition on soliciting, initiating or taking action to facilitate inquiries, proposals or offers that may lead to a competing transaction;

•      the requirement that, if the merger agreement is terminated under specified circumstances, we must pay a termination fee of approximately $8,200,000, as well as expenses of Parent, up to $3,000,000, which amount is to be deducted from any termination fee that may be payable by us;

•      any recovery from Parent if it fails to consummate the merger under certain circumstances is limited to a termination fee of approximately $13,600,000 or up to $40,000,000 in monetary damages;

•      even if the merger is not completed, the Company will be required to pay its legal and accounting fees and other miscellaneous fees and expenses; and

•      the lack of assurance that all conditions to the parties’ obligations to consummate the merger, including regulatory approvals or clearances, will be satisfied or that the merger will be consummated, although the Special Committee and the Company expect it to be consummated.

The foregoing discussion summarizes the material factors considered by the Special Committee in its review of the merger, but is not meant to be an exhaustive description of the information and factors considered by the Special Committee.  After considering these factors, the Special Committee concluded that the positive factors relating to the merger and the merger agreement outweighed the potential negative factors and unanimously determined that the merger, the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and our stockholders.  In view of the wide variety of factors considered by the Special Committee, and the complexity of these matters, the Special Committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors.  In addition, individual members of the Special Committee may have assigned different weights to various factors.  The Special Committee recommended that the Board approve the merger agreement based upon the totality of the information presented to and considered by it.

Reasons for the Recommendation of the Board of Directors

Our Board, at a meeting on March 1, 2010, having received reports and updates from the Special Committee and its independent legal and financial advisors and the recommendation of the Special Committee described above, determined that the merger, the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and our stockholders; approved the merger agreement; and recommended that our stockholders adopt the merger agreement.  Our Board believes that the merger offers our stockholders the greatest value for their shares in light of our long-term prospects and risks as a stand-alone, independent public company and the available strategic alternatives. However, in considering the recommendation of the our Board for you to adopt the merger agreement, you should be aware that there are provisions of the merger agreement and the merger that will result in certain benefits to our directors and executive officers that are different from, or in addition to, the benefits received by our stockholders generally (see the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 38).

In reaching its conclusion to approve the merger agreement and recommend its adoption by our stockholders, the Board consulted with the Special Committee, independent legal counsel, the Special Committee’s legal and financial advisors and the Company’s management, and in addition considered, among other things the following factors, each of which supported its decision (which are not listed in any relative order of importance):

•                   the Special Committee’s unanimous determination that the merger, the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and our stockholders and recommendation that the Board approve the merger agreement;

•                   the premium to historical trading prices of our common stock represented by the $11.00 merger consideration, which was 55.6% based on the closing price of $7.07 per share on March 2, 2010, the last full trading day prior to the announcement of the merger agreement; 60.3% based on the average closing price of $6.86 per share for the five-day trading period ended March 2, 2010; and 70.7% based on the average closing price of $6.44 per share for the 30-day trading period ended March 2, 2010;

•                   the financial presentation of Wells Fargo Securities that was prepared for the Special Committee and was presented to the Board at the request of the Special Committee; and

•                   the opinion of Wells Fargo Securities that, as of March 1, 2010 and subject to the factors and assumptions set forth therein, the merger consideration to be received in cash by the holders of common stock (other than the excluded shares) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The foregoing discussion summarizes the material factors considered by our Board in its consideration of the merger.  In view of the wide variety of factors considered by our Board, and the complexity of these matters, our Board did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors.  In addition, individual members of our Board may have assigned different weights to various factors.  The Board unanimously approved and recommends adoption by our stockholders of the merger agreement based upon the totality of the information presented to and considered by it.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

In considering the Board’s recommendation with respect to the merger agreement, the holders of our common stock should note that directors and members of our management may have interests in the merger than may differ from or be in addition to those of our stockholders, and that members of the Special Committee received fees for their services on the Special Committee in connection with the consideration of the merger.  The Special Committee and the Board considered these potential interests as they considered the merger and the merger agreement.  For more information, see “—Interests of Our Directors and Executive Officers in the Merger” on page 38.

Certain Projections

In connection with the due diligence review of the Company by the parties in the bidding process and in the course of the negotiations with them, we provided certain non-public business and financial information. This information included financial projections for the remainder of fiscal year 2009 and for fiscal years 2010 through 2013. These projections included projections of revenue; earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring or normalized expenses, which we refer to as Adjusted EBITDA; adjusted earnings before interest and taxes, which we refer to as Adjusted EBIT;  and, capital expenditures. These projections were based on the continued operation of the Company as a stand-alone public entity and do not give effect to the merger.

The projections are summarized below (in thousands):

	2009F	2010B	2011E	2012E	2013E
Revenue	$209.7	$205.4	$215.4	$230.1	$240.1
Adjusted EBITDA	$29.1	$32.7	$38.3	$47.8	$52.2
Adjusted EBIT	$13.7	$16.6	$22.4	$31.9	$36.3
Capital Expenditures	$15.6	$24.9	$17.5	$22.4	$23.7

In preparing the above projections, our management made a number of assumptions, including assumptions regarding the outcome of the Company’s future rate cases and the return on equity permitted by regulatory authorities. No assurances can be given that these assumptions will accurately reflect future conditions. Although presented with numerical specificity, these projections reflect numerous assumptions and estimates as to future events that our management believed were reasonable at the time the projections were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of our management. You should review “Cautionary Note Regarding Forward-Looking Statements” beginning after the Table of Contents. Accordingly, there can be no assurance that the projections will be realized, and actual results may be materially greater or less than those reflected in the projections. You should review our most recent filings on Form 10-K and Form 10-Q for a description of risk factors with respect to our business.

The Company does not, as a matter of course, publicly disclose projections of future revenues, earnings or other results. The projections were not prepared with a view to public disclosure and are included in this Proxy Statement only because this information was made available to other parties in the bidding process. We also provided our financial advisor, Wells Fargo Securities, with these projections in connection with the preparation of its opinion to the Special Committee as to the fairness, from a financial point of view, of the consideration to be received by the holders of the common stock (other than the excluded shares) in the merger pursuant to the merger agreement. In addition, for the purposes of Wells Fargo Securities’ analysis, the Company advised Wells Fargo that estimated 2014 EBITDA was approximately 5% higher than management’s 2013 EBITDA projection and that estimated earnings per share for 2013 was $0.69 per share based on Company management’s projections.  The projections were not prepared with a view to compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The projections do not purport to present operations in accordance with U.S. generally accepted accounting principles, and our registered public accounting firm has not examined, compiled or otherwise applied procedures to the projections and accordingly assumes no responsibility for them. The projections have been prepared by, and are solely the responsibility of, our management. The inclusion of the projections in this Proxy Statement should not be regarded as an indication that such projections will be predictive of actual future results, and the projections should not be relied upon as such. No representation is made by us, the Parent or our respective affiliates or representatives to any security holder of the Company regarding the ultimate performance of the Company compared to the information contained in the projections. We do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Since we prepared these projections in 2009, we have made filings on Forms 10-K and 10-Q that have discussed the trends and other factors that have affected our past financial performance and that are likely to affect our future operating results.   As reflected in those filings, the cooler and wetter winter weather in many of our service areas and the effects of conservation efforts has reduced the demand for our water, which is a major driver of our operating results.   Based on these changes, if we were to prepare new projections they would be different from the ones discussed above.   However, the Company does not believe that the effect of these demand fluctuations would change the fundamental trends reflected in the projections to any material degree.

Opinion of Financial Advisor

The Special Committee retained Wells Fargo Securities to act as its financial advisor in connection with its consideration of a potential transaction involving the Company.  In connection with this engagement, the Special Committee requested that Wells Fargo Securities provide its opinion as to the fairness, from a financial point of view, of the consideration to be received by holders of the common stock other than the excluded shares.  In selecting Wells Fargo Securities as its financial advisor, the Special Committee considered, among other things, the fact that Wells Fargo Securities is an internationally-recognized investment banking firm with substantial experience advising companies in the utility industry and has substantial experience providing strategic advisory services in similar transactions.  Wells Fargo Securities, as part of its investment banking business, is continuously engaged in the evaluation of businesses and debt and equity securities in connection with mergers and acquisitions; underwritings, private placements and other securities offerings; senior credit financings; and general corporate advisory services.

On March 1, 2010, at a meeting of the Special Committee held to evaluate the merger, Wells Fargo Securities delivered to the Special Committee its oral opinion, which was subsequently confirmed in writing on March 2, 2010, to the effect that, as of March 1, 2010, and based on and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Wells Fargo Securities in connection with the opinion, the experience of its investment bankers and other factors it deemed relevant, the merger consideration to be received by holders of the common stock (other than the excluded shares) pursuant to the merger agreement is fair, from a financial point of view, to such holders.  In rendering its opinion, Wells Fargo Securities expressed no opinion with respect to any amounts to be received by, or to be paid or not paid, for any excluded shares.  The issuance of the opinion of Wells Fargo Securities was approved by an authorized committee of Wells Fargo Securities. Wells Fargo Securities consented to the reference of its opinion and to the inclusion of its opinion in this Proxy Statement, in each case in accordance with the terms of Wells Fargo Securities’ written opinion, dated March 2, 2010.

The full text of Wells Fargo Securities’ written opinion to the Special Committee, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex B to this Proxy Statement and is incorporated by reference in its entirety into this Proxy Statement.  The following summary is qualified in its entirety by reference to the full text of the opinion.  Wells Fargo Securities provided its opinion for the information and use of the Special Committee in connection with its consideration of the merger.  Wells Fargo Securities’ opinion does not address, and should not be construed to address, any other aspect of the merger, the relative merits of the merger or the decision by the Company to enter into the merger agreement or any related transaction and does not constitute a communication or a recommendation to any holder of the common stock as to how or whether such holder should vote or act on any matters relating to the merger or any other matters.

In arriving at its opinion, Wells Fargo Securities, among other things:

•                 Reviewed the merger agreement;

•                 Reviewed Annual Reports on Form 10-K for the Company for the three years ended 2008 and the annual report to stockholders for the year ended 2008;

•                 Reviewed certain interim reports to stockholders and Quarterly Reports on Form 10-Q for the Company;

•                 Reviewed certain business, financial and other information regarding the Company furnished to it by the Company’s management, and discussed the business and prospects of the Company with its management;

•                 Reviewed financial forecasts for the Company that were developed and furnished to it by the management of the Company, and that were approved for its use by the Special Committee, and discussed such financial forecasts with the management of the Company;

•                 Reviewed certain other periodic reports filed by the Company under the Exchange Act and other publicly available information regarding the Company;

•                 Considered certain business, financial and other information regarding the Company and compared that information with corresponding information for certain other publicly-traded companies that it deemed relevant;

•                 Considered the proposed financial terms of the merger and compared them with the financial terms of certain other business combinations and other transactions that it deemed relevant;

•                 Participated in discussions among representatives of the Company and their legal advisors;

•                 Participated in negotiations between IIF LLC and WAM and their legal and financial advisors, on the one hand, and the Special Committee and its legal advisors, on the other hand;

•                 Reviewed the historical prices, implied trading multiples and trading volumes of the common stock;

•                 Reviewed the reported price and trading activity for the common stock; and

•                 Considered such other information, such as financial studies, analyses and investigations, as well as financial, economic and market criteria, as it deemed relevant.

In connection with its review, Wells Fargo Securities assumed and relied upon the accuracy and completeness of the foregoing financial and other information, including all information, analyses and assumptions relating to accounting, legal, regulatory and tax matters, whether publicly available or otherwise provided to, reviewed by or discussed with it.  Wells Fargo Securities has not assumed any responsibility for, nor independently verified any such information or physically inspected any of the Company’s facilities or assets.  Wells Fargo Securities relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information about the Company inaccurate or misleading.  Wells Fargo Securities relied upon financial forecasts regarding the Company that were furnished to it by the management of the Company, and that it was instructed to use, by the management of the Company and the Special Committee, and Wells Fargo Securities was advised by the management of the Company and assumed that such financial forecasts, as well as the estimates, judgments, allocations and assumptions upon which such financial forecasts are based, have been reasonably formulated and reflect the best currently available estimates, judgments, allocations and assumptions of the management of the Company regarding the future financial performance of the Company.  Wells Fargo Securities assumed no responsibility for, and expressed no view as to, any such financial forecasts or the estimates, judgments, allocations or assumptions upon which they are based.  In arriving at its opinion, Wells Fargo Securities has not prepared, obtained or been provided with any independent evaluations or appraisals of the assets or liabilities of the Company, including any contingent liabilities.  Wells Fargo Securities also assumed that there had been no material changes in the condition (financial or otherwise), results of operations, business or prospects of the Company since the date of the last financial statements provided to it.

Wells Fargo Securities’ opinion did not address, nor should it be construed to address, the relative merits of the merger, or any alternative business strategies or transactions that may be, or have been, available to, or considered by, the Company, its Board, the Special Committee or any other committee thereof.  Furthermore, Wells Fargo Securities’ opinion does not address Parent’s ability to consummate the merger.  Wells Fargo Securities relied on the advice of counsel, management of the Company and independent accountants to the Company as to all legal, regulatory and financial reporting matters with respect to the Company, the merger and the merger agreement.  Wells Fargo Securities was not requested to, and did not, express any opinion regarding the tax effect of the merger on the Company or the holders of common stock.

In rendering its opinion, Wells Fargo Securities assumed that the merger would be consummated on the terms set forth in the merger agreement, without amendments or waivers of any terms or conditions in any manner material to its analysis, without any adjustment to the consideration to be paid to the holders of the common stock in the merger (through offset, reduction, indemnity claims or otherwise) and that in the course of obtaining any legal, regulatory or other consents and/or approvals, no restrictions will be imposed or other actions taken that will adversely affect the merger or the Company in any manner material to its analysis.  The opinion of Wells Fargo Securities is necessarily based upon economic, market, financial and other conditions and information available to it as of the date of its opinion.  Although subsequent developments may affect its opinion, Wells Fargo Securities does not have any obligation to update, revise or reaffirm its opinion.  However, Company management has indicated that no material changes in the Company’s operations, performance or in any of the assumptions upon which Wells Fargo Securities based its opinion are expected to occur or have occurred since the date of Wells Fargo Securities’ opinion.  The opinion of Wells Fargo Securities only addresses the fairness, as of March 1, 2010, from a financial point of view to the holders of the common stock (other than the excluded shares) of the consideration to be received by such holders in the merger pursuant to the merger agreement and does not address any other terms of the merger or any other agreements, arrangements or understandings entered into in connection with the merger or otherwise.  In rendering its opinion, Wells Fargo Securities expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of Company or any of its affiliates, or any class of such persons, relative to the consideration to be received by the holders of the common stock in the merger or with respect to the fairness of any such compensation.  In rendering its opinion, Wells Fargo Securities expressed no opinion with respect to any amounts or consideration to be received by, or to be paid or not paid, to the holders of the excluded shares in connection with the merger.

In addition, Wells Fargo Securities did not consider, and Wells Fargo Securities expressed no opinion with respect to, the price at which the common stock might trade following the announcement of the merger.  Except as described above, the Special Committee imposed no other instructions or limitations on Wells Fargo Securities with respect to the investigations made or the procedures followed by it in rendering its opinion.  The issuance of Wells Fargo Securities’ opinion was approved by an authorized committee of Wells Fargo Securities.

The summary set forth below does not purport to be a complete description of the analyses performed by Wells Fargo Securities, but describes, in summary form, the material analyses performed by Wells Fargo Securities in connection with Wells Fargo Securities’ opinion.  The preparation of an opinion is a complex process and is not necessarily susceptible to partial analysis or summary description.  Wells Fargo Securities made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it.  Accordingly, the analyses reflected in the tables and described below must be considered as a whole, and considering any portion of the analyses, without considering all analyses together, could create a misleading or incomplete view of the processes underlying Wells Fargo Securities’ analyses and opinion.

Company Financial Analyses

Premium Paid Analysis.  Wells Fargo Securities reviewed the historical trading prices for the common stock for the five-year period ended February 26, 2010 (the last trading day prior to the meeting of the Special Committee on March 1, 2010).  In addition, Wells Fargo Securities analyzed the consideration of $11.00 per share to be paid to the holders of shares of the common stock in the merger pursuant to the merger agreement in relation to the closing price of the common stock on February 26, 2010, the average closing prices of the common stock during the five day and 30 day trading periods ended February 26, 2010 and the high intra-day trading price of the common stock for the 52 week period ended February 26, 2010.

This analysis indicated that the price per share to be paid to the holders of the common stock in connection with the merger pursuant to the merger agreement represented:

•                   a premium of 63.7% based on the closing price of $6.72 per share on February 26, 2010;

•                   a premium of 62.0% based on the average closing price of $6.79 per share for the five day trading period ended February 26, 2010;

•                   a premium of 72.1% based on the average closing price of $6.39 per share for the 30-day trading period ended February 26, 2010; and

•                   a premium of 44.9% based on the latest 52 week high intra-day trading price of $7.59 per share on February 12, 2010.

Comparable Public Companies Analysis.  Wells Fargo Securities reviewed and compared certain financial information and financial multiples relating to the Company to corresponding financial information and financial multiples for comparable publicly-traded water utility companies.  Wells Fargo Securities selected these companies based upon its views as to the comparability of the financial and operating characteristics of these companies to the Company.

The companies included in the comparable companies’ analysis were:

•                   American States Water Company

•                   American Water Works Company, Inc.

•                   Aqua America, Inc.

•                   Artesian Resources Corporation

•                   California Water Service Group

•                   Connecticut Water Service, Inc.

•                   Middlesex Water Company

•                   SJW Corp.

•                   The York Water Company

Wells Fargo Securities calculated and compared the financial multiples for the selected companies based on public filings, equity research and common stock closing prices on February 26, 2010 for the selected companies.  Wells Fargo Securities calculated the financial multiples for the Company based on public filings, equity research, financial forecasts provided by management of the Company and the closing price of the common stock of $6.72 per share on February 26, 2010.  With respect to the Company and each of the selected companies, Wells Fargo Securities calculated:

•                   enterprise value, which is the market value of common equity plus the book value of debt, less cash, as a multiple of estimated 2010 earnings before interest, taxes, depreciation and amortization, or EBITDA, and estimated 2011 EBITDA; and

•                   price as a multiple of estimated 2010 earnings per share, or EPS, and estimated 2011 EPS.

The following table presents the results of these analyses

	Selected Companies Range	Selected Companies Mean	Selected Companies Median

EV / 2010E EBITDA*	7.3x – 14.4x	10.2x	9.7x
EV / 2011E EBITDA*	7.1x – 12.9x	9.3x	8.9x
P / 2010E EPS	15.4x – 20.8x	18.2x	17.7x
P / 2011E EPS	14.1x – 23.0x	17.8x	16.4x

* For the Company, enterprise value was calculated based on the book value of debt and preferred stock (less cash) listed on the Company’s balance sheet of December 31, 2009.

Applying a range of 2011E EBITDA multiples of 7.0x to 9.0x derived from the comparable public companies analysis to corresponding financial data for the Company provided to Wells Fargo Securities by the management of the Company, Wells Fargo Securities calculated a range of implied equity values per share of the common stock of $4.63 to $7.71.  Wells Fargo Securities selected these multiples based on its experience and professional judgment taking into account the nature of the Company’s business as compared to that of American Water Works Company, Inc., California Water Service Group, Aqua America Inc. and SJW Corp.  Wells Fargo Securities noted that the per share merger consideration to be paid in connection with the merger is $11.00.

Selected Transactions Analysis.  Wells Fargo Securities analyzed certain information relating to the following selected transactions involving publicly traded utility companies since January 2007.  Although none of the companies involved in the selected transactions is identical to the Company, nor is any of the selected transactions identical to the merger, Wells Fargo Securities chose the transactions in the selected transactions analysis because the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of the Company’s results, market size or operations.

Transactions Involving Utility Companies

Target	Acquiror	Date of Announcement

Allegheny Energy Inc	FirstEnergy Corp	2/11/2010
Florida Public Utilities Company	Chesapeake Utilities Corporation	4/20/2009
Constellation Energy Group, Inc	MidAmerican Energy Holdings Company	9/17/2008
EnergySouth, Inc.	Sempra Energy	7/28/2008
Dominion Resources, Inc.	Babcock & Brown Infrastructure Group	7/2/2008
Intermountain Industries, Inc.	MDU Resources Group, Inc.	7/1/2008
PPL Corporation	UGI Corporation	3/6/2008
Northern Utilities, Inc.	Unitil Corporation	2/19/2008
PNM Resources, Inc.	Continental Energy Systems, L.L.C.	1/15/2008
Kelda Group Plc.	Saltaire Water	11/22/2007
Arkansas Western Gas Co.	Source Gas LLC	11/14/2007
Puget Energy, Inc.	Macquarie Infrastructure Partners	10/25/2007
Energy East Corp.	Iberdrola, S.A.	6/25/2007
Semco Energy, Inc.	Cap Rock Holding Corporation	2/23/2007
Aquila, Inc. (Remaining Ops)	Great Plains Energy Incorporated	2/7/2007
Aquila, Inc. (Non-MO)	Black Hills Corporation	2/7/2007

For each of the selected transactions, Wells Fargo Securities calculated the transaction enterprise value (defined as the market capitalization of the target’s equity (including premium) at the time of the announcement of the selected transaction plus the book value of the target’s debt minus available cash) as a multiple of one-year forward EBITDA for the target based on public filings and other publicly available information and equity research available at the time of the announcement of the selection transaction.  Wells Fargo Securities then derived an implied enterprise value range for the Company by applying a range of selected multiples to the Company management’s estimate of the Company’s EBITDA for the 12-month period ending December 31, 2011.  The following table presents the results of this analysis:

Selected Transactions

Enterprise Value as a Multiple of:	Range	Mean	Median
One-Year Forward EBITDA	3.8x – 11.5x	8.3x	8.5x

Applying a range of one-year forward EBITDA multiples of 8.5x to 10.0x derived from the comparable transactions analysis to corresponding financial data for the Company provided to Wells Fargo Securities by the management of the Company, Wells Fargo Securities calculated a range of implied equity values per share of the common stock of $6.94 to $9.25. Wells Fargo Securities noted that the per share merger consideration to be paid in connection with the merger is $11.00.

Illustrative Present Value of Future Share Price Analysis.  Wells Fargo Securities performed an illustrative analysis of the implied present value of a theoretical future price of a share of the common stock, which analysis was designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated future earnings, its common stock dividends and its assumed price to future earnings per share multiple.  For this analysis, Wells Fargo Securities used Company management’s financial forecast of the Company’s one-year forward earnings per share for the year ending December 31, 2013.  Wells Fargo Securities first calculated the implied value per share of common stock as of March 31, 2013 by applying a range of price to forward earnings per share multiples of 16.0x to 19.0x to the 2013 earnings per share estimate for the Company provided by Company management, and then discounted the implied value per share of common stock and the annual dividends paid in each interim period up to March 31, 2013 back to March 31, 2010 using the Company’s estimated cost of equity of 9.0%.  Wells Fargo Securities selected the forward earnings per share multiples used in this analysis based on its experience and professional judgment taking into account the forward earnings per share multiples of all of the companies considered by Wells Fargo Securities in its Comparable Public Companies Analysis.

This analysis resulted in an implied range of present values of $9.04 to $10.63 per share of common stock.  Wells Fargo Securities noted that the per share merger consideration to be paid in connection with the merger is $11.00.

Illustrative Discounted Cash Flow Analysis.  Wells Fargo Securities performed an illustrative discounted cash flow analysis of the Company using the Company management’s financial forecast for 2010 through 2013 to determine an implied present value per share of the common stock as of March 31, 2010.  In conducting this analysis, Wells Fargo Securities first calculated the net present value of the projected after-tax unlevered free cash flows for the Company for the remainder of fiscal year 2010 and for the fiscal years 2011 through 2013.  Next, Wells Fargo Securities calculated the net present value of the illustrative terminal value of the Company in the fiscal year 2013 by applying a range of terminal value EBITDA multiples of 9.0x to 10.0x to the Company’s estimated EBITDA for fiscal year 2013.  Wells Fargo Securities selected the terminal value EBITDA multiples used in this analysis based on its experience and professional judgment taking into account the historical range of last twelve month EBITDA multiples for the Company as compared to that of American Water Works Company, Inc., California Water Service Group, Aqua America Inc., American States Water Company and SJW Corp.  The cash flow streams and terminal values were discounted to present values using discount rates ranging from 7.0% to 8.0%, reflecting estimates of the Company’s weighted average cost of capital.  Wells Fargo Securities selected the discount range used in this analysis based on its experience and professional judgment taking into account the Company’s weighted average cost of capital, which Wells Fargo Securities calculated using standard corporate finance methodologies.  Wells Fargo Securities then calculated the implied enterprise value of the Company by adding the present value of the projected cash flows of the Company for the remainder of fiscal year 2010 and for the fiscal years 2011 through 2013 to the present value of the terminal value for the Company in fiscal year 2013.  Wells Fargo Securities calculated an implied per share value for the Company by subtracting net debt (which is total debt minus cash) and preferred stock obligations of the Company listed on the Company’s balance sheet as of December 31, 2009 from the present enterprise value of the Company and then dividing by the number of shares of the common stock outstanding (as determined on a fully-diluted basis using the treasury stock method for options) as of December 31, 2009.

This analysis resulted in an implied range of present values of $9.97 to $12.17 per share of common stock.  Wells Fargo Securities noted that the per share merger consideration to be paid in connection with the merger is $11.00.

Premiums Paid Analysis.  Based on public filings and equity research, Wells Fargo Securities compared the $11.00 per share of common stock to be paid to the holders of common stock in connection with the merger pursuant to the merger agreement to the average premiums paid in all public transactions with enterprise values less than $1.0 billion since 2004, excluding those transactions with premiums below 0% and above 200%, to the average premiums paid in the following utility transactions since 2004 and to the average premiums paid in the following water utility transactions since 1998.

Transactions Involving Utility Companies

Target	Acquiror	Date of Announcement
Allegheny Energy, Inc	FirstEnergy Corp.	2/11/2010
Florida Public Utilities Company	Chesapeake Utilities Corporation	4/20/2009
EnergySouth, Inc.	Sempra Energy	7/25/2008
Kelda Group plc.	Saltaire Water	11/22/2007
Puget Energy, Inc.	Macquarie Infrastructure Partners	10/25/2007
Energy East Corporation	Iberdrola, S.A.	6/25/2007
SEMCO Energy, Inc.	Cap Rock Holding Corporation	2/23/2007
Peoples Energy Corporation	WPS Resources Corporation	7/8/2006
Cascade Natural Gas Corporation	MDU Resources Group, Inc.	7/9/2006
Duquesne Light Holdings, Inc.	Macquarie Bank Limited	7/5/2006
Green Mountain Power Corporation	Gaz Metro Limited Partnership	6/22/2006
NorthWestern Corporation	Babcock & Brown Infrastructure Group	4/25/2006
KeySpan Corporation	National Grid plc	2/27/2006
Constellation Energy Group, Inc.	FPL Group, Inc.	12/19/2005
Cinergy Corp.	Duke Energy Corporation	5/08/2005
Public Service Enterprise Group Incorporated	Exelon Corporation	12/20/2004
NUI Corporation	AGL Resources Inc.	7/15/2004

Transactions Involving Water Utility Companies

Target	Acquiror	Date of Announcement
American Water Works Co., Inc.	RWE Aktiengesellschaft	9/16/2001
E’Town Corporation	Thames Water Plc	11/22/1999
United Water Resources Inc.	Suez Lyonnaise des Eaux	8/20/1999
Aquarion Water Company	Yorkshire Water	6/1/1999
Dominguez Services Corporation	California Water Service Group	11/13/1998
Consumers Water Company	Philadelphia Suburban Water Co.	6/27/1998

Wells Fargo Securities measured each transaction price per share relative to each target’s closing price per share one day prior to, and the average closing price during the 30-day trading period prior to, the announcement of the selected transaction.

The following table presents the results of this analysis:

	Implied Premium
	1-day	5-Day	30-Day
All Transactions Average	35%	36%	38%
Utility Transactions Average	20%	21%	20%
Water Utility Transactions Average	32%	33%	40%
Merger Consideration	64%	62%	72%

Based on the results of the premiums paid analysis, Wells Fargo Securities applied a range of premiums of 15% to 25% to the closing price of $6.72 per share on February 26, 2010 and a range of premiums of 15% to 30% to the average closing price of $6.39 per share for the 30-day trading period ended February 26, 2010.  This analysis resulted in an implied range of values of $7.35 to $8.40 per share of common stock.  Wells Fargo Securities noted that the per share merger consideration to be paid in connection with the merger is $11.00.

Illustrative Take-Private Analysis.  Wells Fargo Securities performed an illustrative take-private analysis using Company’s management’s forecasts, which was designed to provide an indication of the theoretical price per share of common stock a financial investor could pay to acquire the Company and realize an acceptable pre-tax internal rate of return on the investment.  For this analysis, Wells Fargo Securities assumed that the hypothetical acquisition would close on December 31, 2010, and that the hypothetical acquiror would finance the acquisition of the common stock and retirement of a portion of the Company’s then-outstanding debt with a combination of new borrowings and investor equity in a proportion so that total leverage of the Company on the date of the closing would be equal to 4.5x 2010 EBITDA, as estimated by Company management.  In conducting this analysis, Wells Fargo Securities used the Company management’s forecast to calculate the Company’s estimated after-tax free cash flows that would be available to the acquiror over an investment period ending on December 31, 2014. Wells Fargo Securities then calculated the implied exit enterprise value of the Company as of December 31, 2014 by applying a range of exit value EBITDA multiples of 9.0x to 10.0x to the 2014 EBITDA estimate for the Company provided by Company management.  Wells Fargo Securities selected the exit values used in this analysis based on its experience and professional judgment taking into account the historical range of last twelve month EBITDA multiples for the Company as compared to that of American Water Works Company, Inc., California Water Service Group, Aqua America Inc., American States Water Company and SJW Corp.  The implied exit value of the investor’s equity investment was then calculated by subtracting the Company’s estimated net debt (which is defined as total debt minus cash) as of December 31, 2014 from the implied exit enterprise value for the Company.  Wells Fargo Securities then calculated the range of theoretical purchase prices per share of common stock which would yield the investor pre-tax rates of return ranging from 12% to 18% per annum.

This analysis resulted in an implied range of $7.45 to $10.92 per share of common stock.  Wells Fargo Securities noted that the per share merger consideration to be paid in connection with the merger is $11.00.

Other Considerations

Wells Fargo Securities prepared the analyses described above for purposes of providing its opinion to the Special Committee as to the fairness, from a financial point of view as of March 1, 2010, of the merger consideration to be received by the holders of the common stock (other than the excluded shares) in the merger pursuant to the merger agreement.  The analyses do not purport to be appraisals or to reflect the prices at which a company or business might actually be sold or the prices at which any securities have traded or may trade at any time in the future.  The analyses described above that are based upon forecasts of future results are not necessarily indicative of actual results in the future, which may be significantly more or less favorable than suggested by these analyses.  These analyses are based upon numerous factors or events beyond the control of the parties or their respective advisors, and therefore are inherently subject to uncertainty. None of the Company, Wells Fargo Securities or any other person assumes responsibility if future results are materially different from those forecast.  The type and amount of consideration payable in the merger were determined through negotiations between IIF LLC and WAM and their advisors, on the one hand, and the Special Committee and its advisors on the other hand.  Wells Fargo Securities did not recommend any specific consideration to the Special Committee or state that any given consideration constituted the only appropriate consideration for the merger.  The decision to enter into the merger agreement was solely that of the Special Committee and the Board.  As described above, Wells Fargo Securities’ opinion and analyses were only one of many factors taken into consideration by the Special Committee in evaluating the merger.  Wells Fargo Securities’ analyses summarized above should not be viewed as determinative of the views of the Special Committee and the Board or management of the Company with respect to the merger or the consideration to be received in the merger.  Wells Fargo Securities has been engaged to act as financial advisor to the Special Committee in connection with the merger and will receive a fee of approximately $3,400,000 for such services, all of which will be payable only upon the consummation of the merger.  In addition, the Company has agreed to reimburse certain of Wells Fargo

Securities’ expenses and indemnify it against certain liabilities that may arise out of its engagement.  Wells Fargo Securities previously received a fee of $200,000 from the Company for its services in connection with its engagement by a special committee of the Board in November 2007 but Wells Fargo Securities and its affiliates have not received any other fees in the past two years in connection with investment and commercial banking advice and services provided to the Company.

Wells Fargo Securities and its affiliates provide full-service securities trading and brokerage services and a full range of investment and commercial banking advice and services, including financial advisory services, securities underwritings and placements, and commercial loans.  In that regard, Wells Fargo Securities and/or its affiliates have in the past provided, and may in the future provide, investment and commercial banking advice and services to, and otherwise seek to expand or maintain its business and commercial relationships with, the Company, Parent, and/or certain of their affiliates, for which Wells Fargo Securities and its affiliates have received and would expect to receive customary compensation.  In the ordinary course of its business, Wells Fargo Securities and its affiliates may trade or otherwise effect transactions in the securities and other financial instruments, including bank loans, of the Company, Parent, and/or certain of their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities and financial instruments.  In that regard, Wells Fargo Securities has acted, and may in the future act, as an underwriter or placement agent in offerings or private placements of securities of J.P. Morgan Chase & Co. and its affiliates, which are affiliates of J.P. Morgan Asset Management, an advisor to IIF LLC, for which Wells Fargo Securities has received, and would expect to receive, customary compensation.  Wells Fargo Securities and certain of its affiliates also have regular ordinary course business dealings with the J.P. Morgan Chase & Co. and certain of its affiliates.

Delisting and Deregistration of SouthWest Water Common Stock

If the merger is completed, our common stock will be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act.  Therefore, the provisions of the Exchange Act will no longer apply to us, including the requirement that we furnish a proxy or information statement to our stockholders in connection with meetings of our stockholders.  We will also no longer be required to file periodic reports with the SEC.

Accounting

For financial reporting purposes, the merger will be accounted for by Parent under a purchase price allocation where the assets and liabilities will be presented at their fair value.

Effects on SouthWest Water if the Merger is Not Completed

If our stockholders do not adopt the merger agreement, or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger.  Instead, we will remain an independent public company and our common stock will continue to be listed and traded on the NASDAQ Global Select Market.  In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, the nature of the water and wastewater industry on which our business largely depends, and general industry, economic, regulatory and market conditions.  Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares.  From time to time, our Board will evaluate and review, among other things, the business operations, properties, dividend policy and capitalization of SouthWest Water and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value.  If our stockholders do not adopt the merger agreement, or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to SouthWest Water will be offered, or that our business, prospects or results of operations will not be adversely impacted.  We may be required to pay the Parent’s expenses and the termination fees as described in “The Merger Agreement—Termination Fees and Expenses.”

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our Board with respect to the merger, you should be aware that some of our members of the Board and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally.  The aggregate possible amount of compensatory payments and all other benefits that the directors and executive offices could receive as a result of the merger, including the dollar value of the securities subject to accelerated vesting, is $6,100,000. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below.  The Special Committee and Board were aware of these interests and took them into account in considering the merger agreement and the merger. A summary and description of these interests follows:

	Severance	Retention	Company	Deferred
(in thousands)	Agreements(1)	Agreements	Securities (2)	Compensation	Total

Named Executive Officers:
Mark A. Swatek	$1,372	$—	$1,378	$—	$2,750
Michael O. Quinn	432	115	$78	187	812
Charles Profilet	805	115	$60	3	983

Other Executive Officers	762	465	$154	—	1,381

Total Executive Officers	3,371	695	1,670	190	5,926

Non-employee Directors (3)	—	—	155	—	155

Total Executive Officers and Directors	$3,371	$695	$1,825	$190	$6,081

(1)          As noted below, these change of control severance agreements are only paid out if the executive officer is terminated after consummation of the merger without “cause” or if the executive officer resigns with “good reason.”

(2)          Amounts represent the in-the-money value of stock options with exercise prices below $11 and restricted stock that accelerates after the consummation of the merger multiplied by $11.

(3)          Because the total potential additional benefits (consisting solely of the value of the securities subject to accelerated vesting) that may be received by all non-employee directors represents less than 3% of the total compensation and other benefits that may be received, the Company does not believe that disclosure of the amounts to be received by each individual non-employee director would provide information that would be material to a stockholder’s understanding of the transaction.

Change of Control Severance Agreements

We have entered into Change of Control Severance Agreements with six of our employees, four of which are Section 16(a) executive officers, which provide that if the executive officer’s employment is terminated by the Company without “cause” or if the executive officer resigns with “good reason” (each as defined in the applicable Change of Control Severance Agreement) within two years following a change of control, such executive officer will receive severance payments as described below.   The completion of the merger will result in a change of control for purposes of these agreements.  The severance payments range from 1.0 to 2.99 times the sum of the executive’s most recent base salary plus the average bonus (or Non-Equity Incentive Plan compensation) for the prior three full years and such severance payments must be paid to the executive in a lump sum within 15 days following the termination of employment.  Certain executives are also entitled to receive up to 24 months of continued medical benefits and certain outplacement services following the termination of employment.  Total payments and benefits (including any accelerated vesting under equity awards) may not exceed the limits imposed by Section 280G of the Internal Revenue Code. The aggregate possible amount of future payments under these severance agreements with Section 16(a) executive offices is approximately $3,371,000.  Details on the payments and benefits that each of the named executive officers would receive in the event his or her employment terminates are shown on the Potential Payments Upon Post Termination tables specific to each named executive officer as of December 31, 2009 on pages 84.

Retention Agreements

Recognizing that the process for completing the merger will take a considerable amount of time due to the required regulatory approvals and the need to satisfy the various other conditions to the merger and the need to retain members of the Company’s management team to help with the successful completion of the merger, as well as to help manage important aspects of the Company and its operations through the period leading up to the completion of the merger, the Company entered into retention agreements with certain members of its management team, including six executive officers.  Each agreement provides for the payment of a bonus if the individual remains employed by the

Company for 90 days following consummation of the merger.  If the individual resigns or his or her employment is terminated for cause (as defined in the retention agreement) then he or she will not be eligible to receive the bonus.  However, if the individual’s employment is terminated by the Company for any reason other than cause, he or she will be entitled to receive the bonus.  For executives that have entered into Change of Control Severance Agreements with the Company, if the executive resigns for “good reason” (as defined in the applicable Change of Control Severance Agreement) the bonus will be offset against and reduce the amount of the severance payment provided to such executive.  Total possible bonus payments related to retention agreements with Section 16(a) executive officers aggregates to $695,000.

Treatment of Stock Options and Restricted Stock

As of the Record Date, 83,000 shares of our common stock were subject to stock options granted under our equity incentive plans to our directors with exercise prices less than $11.00 per share.  None of our executive officers have outstanding stock options with exercise prices less than $11.00 per share. Our directors and executive officers also hold stock options for 191,900 and 473,058 shares, respectively, which have exercise prices greater than $11.00 per share.  Upon the consummation of the merger, all outstanding options to acquire common stock held by our directors and executive officers, like all other stock options held by our other employees, will vest in full and will then be canceled.  In consideration for the cancellation of the options, the holder of any such option outstanding immediately prior to the effective time of the merger will receive an amount equal to the number of shares of common stock underlying the option multiplied by the amount (if any) by which $11.00 exceeds the exercise price for each share of common stock underlying the options, without interest and less applicable withholding taxes.  The aggregate cash payment that will be made to these directors in connection with the cancellation of their options upon consummation of the merger will aggregate approximately $155,000.  If the exercise price of the option is equal to or exceeds $11.00, the holder of such option will not be entitled to any merger consideration.

Upon consummation of the merger, 151,842 shares of restricted stock (of which 48,536 shares are performance contingent restricted stock) held by our executive officers will become fully vested and will be converted into the right to receive $11.00 per share, or approximately $1,670,000 in the aggregate.

Indemnification of Directors and Officers; Insurance

Each of our directors and each officer will be indemnified and held harmless during the six-year period following the effective time of the merger to the full extent permitted by law from any claims arising by virtue of his or her service as a director or officer or in connection with the negotiation, execution and performance of the merger agreement.  Each of these indemnified parties is entitled to the advancement of expenses in defense of any claim, provided that such expenses will be repaid if a court should determine in a final and non-appealable order that indemnification is prohibited by law.  Parent is required to obtain directors and officers liability insurance or a “tail policy” providing coverage for a period of six years following the effective time of the merger, provided the annual premium therefore does not exceed 250% of the last annual premium paid before the effective time of the merger.

Deferred Compensation

Two of our Section 16(a) executive officers, in connection with their commencement of participation in the Deferred Compensation Plan, have elected to receive their deferred compensation account balance in the form of a lump sum payment within 60 days of a change in control (as defined in the Deferred Compensation Plan). The completion of the merger will result in a change of control for the purposes of this plan. The aggregate balance of the deferred compensation accounts for these two executive officers was approximately $190,000 as of December 31, 2009.

Other Considerations

We expect that none of our directors will remain directors of the surviving corporation after the merger is completed. WAM, Water Services, IIF LLC and IIF Subway have not made any loans to our directors and executive officers.

Appraisal Rights

In connection with the merger, our stockholders are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, provided that they comply with the conditions established by such Section 262.

The discussion below is not a complete summary regarding each stockholder’s appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this Proxy Statement as Annex C.  Stockholders intending to exercise appraisal rights should carefully review Annex C.  Failure to follow precisely any of the statutory procedures set forth in Annex C may result in a termination or waiver of these rights.

A record holder of shares of our common stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the effective time of the merger, who otherwise complies with the statutory requirements of Section 262 of the Delaware General Corporation Law and who neither votes in favor of the merger nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery (the “Delaware Court”), of the fair value of his, her or its shares of our common stock in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.  All references in this summary of appraisal rights to a “stockholder” or “holders of shares of our common stock” are to the record holder or holders of shares of our common stock.  Except as set forth herein, our stockholders will not be entitled to appraisal rights in connection with the merger.

Under Section 262 of the Delaware General Corporation Law, where a merger is to be submitted for approval at a meeting of stockholders, such as our Annual Meeting, not less than 20 days prior to the meeting, a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262 of the Delaware General Corporation Law.  This Proxy Statement is the required notice to the record holders of our common stock.

Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262 of the Delaware General Corporation Law.  Those conditions include the following:

•                   Stockholders electing to exercise appraisal rights must not vote “for” the adoption of the merger agreement.  Voting “for” the adoption of the merger agreement will result in the waiver of appraisal rights.  Also, because a submitted proxy not marked “against” or “abstain” will be voted “for” the proposal to adopt the merger agreement, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights.

•                   A written demand for appraisal of shares must be filed with us before the taking of the vote on the merger agreement at the Annual Meeting.  The written demand for appraisal should specify the stockholder’s name and mailing address, and that the stockholder is thereby demanding appraisal of his or her shares of our common stock.  The written demand for appraisal of shares is in addition to and separate from a vote against the merger agreement or an abstention from such vote.  That is, failure to return your proxy, voting against, or abstaining from voting on, the adoption of the merger agreement will not satisfy your obligation to make a written demand for appraisal.

•                   A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the stock certificate.  If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary.  If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners.  An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record.  However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he or she is acting as agent for the record owner.  A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to SouthWest Water Company, One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017, Attention: Corporate Secretary.

Within ten days after the effective time of the merger, we must provide notice of the effective time of the merger to all of our stockholders who have complied with Section 262 of the Delaware General Corporation Law and have not voted in favor of the adoption of the merger agreement.

Within 120 days after the effective time of the merger, either we may commence, or any stockholder who has complied with the required conditions of Section 262 of the Delaware General Corporation Law may commence, an appraisal proceeding by filing a petition in the Delaware Court, with a copy served on us in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders.  We have no present intent to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that we will file such a petition or that we will initiate any negotiations with respect to the fair value of such shares.  Accordingly, holders of our common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the Delaware General Corporation Law.

Within 120 days after the effective time of the merger, any stockholder who has satisfied the requirements of Section 262 of the Delaware General Corporation Law will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our common stock not voting in favor of the adoption of the merger agreement and with respect to which demands for appraisal were received by us and the aggregate number of holders of such shares.  Such statement must be mailed within 10 days after the stockholder’s request has been received by us or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.  Notwithstanding the foregoing, a person who is the beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the surviving corporation the statement described in this paragraph.

If a petition for an appraisal is timely filed and a copy thereof is served upon us, we will then be obligated, within 20 days after service, to file with the Register in the Delaware Court a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached.  After notice to stockholders, as required by the Delaware Court, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights.  The appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings.  The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.  Where proceedings are not dismissed, the Delaware Court will appraise the shares of our common stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.  Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

Although our Board believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the consideration they would receive pursuant to the merger agreement.  Moreover, we do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the Delaware General Corporation Law, the “fair value” of a share of our common stock is less than the merger consideration.  In determining “fair value,” the Delaware Court is required to take into account all relevant factors.  The cost of the appraisal proceeding, which does not include attorneys’ or experts’ fees, may be determined by the Delaware Court and taxed against the dissenting stockholder and/or us as the Delaware Court deems equitable in the circumstances.  Each dissenting stockholder is responsible for his or her attorneys’ and expert witness expenses, although, upon application of a dissenting stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

Any stockholder who has duly demanded appraisal in compliance with Section 262 of the Delaware General Corporation Law will not, after the effective time of the merger, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the merger agreement.  After this period, a stockholder may withdraw his, her or its demand for appraisal and receive payment for his, her or its shares only with our written consent.  If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders’ rights to appraisal, if available, will cease.  Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis.  Any stockholder may withdraw such stockholder’s demand for appraisal by delivering to us a written withdrawal of his, her or its demand for appraisal and acceptance of the merger consideration, except (i) that any such attempt to withdraw made more than 60 days after the effective time of the merger will require our written approval and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger.

Failure by any of our stockholders to comply fully with the procedures described above and set forth in Annex C to this Proxy Statement may result in termination of such stockholder’s appraisal rights.  In view of the complexity of exercising appraisal rights under Delaware law, any of our stockholders considering exercising these rights should consult with legal counsel.

Material U.S. Federal Income Tax Consequences of the Merger

The following summary is a general discussion of the material U.S. federal income tax consequences to our stockholders, other than Parent, whose common stock is converted into cash in the merger.  This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, judicial authority and administrative rulings, all of which are subject to change, possibly with retroactive effect or different interpretations.  Any such change could alter the tax consequences to our stockholders as described herein.  As a result, we cannot assure you that the tax consequences described herein will not be challenged by the Internal Revenue Service, or the IRS, or will be sustained by a court if challenged by the IRS.  No ruling from the IRS has been or will be sought with respect to any aspect of the transactions described herein.  This summary is for the general information of our stockholders, other than Parent, only and does not purport to be a complete analysis of all potential tax effects of the merger.  For example, it does not consider the effect of any applicable state, local, foreign, estate or gift tax  laws, or of any non-income tax laws.  In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the merger (whether or not such transactions occur in connection with the merger), including, without limitation, any exercise of a stock option or the acquisition or disposition of SouthWest Water shares other than pursuant to the merger.  In addition, it does not address all aspects of U.S. federal income taxation that may affect stockholders in light of their particular circumstances, including:

•                   stockholders that are insurance companies;

•                   stockholders that are tax-exempt organizations;

•                   stockholders that are financial institutions, regulated investment companies, or brokers or dealers in securities;

•                   stockholders who hold their common stock as part of a hedge, straddle or conversion transaction;

•                   stockholders that hold common stock which constitutes qualified small business stock for purposes of Section 1202 of the Code or “section 1244 stock” for purposes of Section 1244 of the Code;

•                   stockholders who are liable for the U.S. federal alternative minimum tax;

•                   stockholders who are partnerships or any other entity classified as a partnership for U.S. federal income tax purposes;

•                   stockholders who acquired their common stock pursuant to the exercise of a stock option or otherwise as compensation; and

•                   stockholders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

The following summary also does not address the tax consequences for the holders of stock options.  The following summary assumes that stockholders hold their common stock as a “capital asset” under Section 1221 of the Code (generally, property held for investment).  For purposes of this discussion, a U.S. person is defined as a beneficial owner of SouthWest Water common stock that is:

•                   a citizen or resident of the United States for U.S. federal income tax purposes;

•                   a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•                   an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                   a trust, if its administration is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. person” is a beneficial owner of SouthWest Water common stock that is not a U.S. person or a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).  Partners of partnerships or other pass-through entities holding our capital stock are encouraged to consult their own tax advisors.

SOUTHWEST WATER STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES, AND AS TO ANY TAX REPORTING REQUIREMENTS OF THE MERGER AND RELATED TRANSACTIONS IN LIGHT OF THEIR OWN RESPECTIVE TAX SITUATIONS.

Treatment of Holders of Common Stock

The conversion of SouthWest Water common stock into the right to receive cash in the merger will be a taxable transaction to U.S. persons.  Generally, this means that a stockholder, other than Parent, that is a U.S. person, will recognize a capital gain or loss equal to the difference between (1) the amount of cash the stockholder receives in the merger and (2) the stockholder’s adjusted tax basis in the common stock surrendered therefore.  This gain or loss will be long-term if the holder has held SouthWest Water common stock for more than one year as of the date of the merger.  Under current law, any long-term capital gain recognized by a non-corporate stockholder that is a U.S. person will be subject to U.S. federal income tax at a maximum rate of 15%.  Generally, capital losses are deductible only against capital gains and are not available to offset ordinary income; however, individuals are allowed to offset a limited amount of net capital losses against ordinary income.

Appraisal Rights

Under specified circumstances, a stockholder may be entitled to appraisal rights in connection with the merger.  If a stockholder that is a U.S. person receives cash pursuant to the exercise of appraisal rights, such stockholder generally will recognize gain or loss, measured by the difference between the cash received and such stockholder’s tax basis in such common stock.  Interest, if any, awarded in an appraisal proceeding by a court would be included in such stockholder’s income as ordinary income for U.S. federal income tax purposes.  Stockholders who may exercise appraisal rights are urged to consult their own tax advisors.

Non-U.S. Persons

Any gain recognized by a non-U.S. person that is a stockholder upon the receipt of cash in the merger or pursuant to the exercise of appraisal rights generally will not be subject to U.S. federal income tax unless: (1) the gain is effectively connected with a trade or business of the non-U.S. person in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. person); (2) the non-U.S. person is an individual who is present in the United States for 183 days or more in the taxable year of the merger, and certain other conditions are met; or (3) the non-U.S. person owned (actually or constructively) more than 5% of SouthWest Water common stock at any time during the five-year period preceding the merger, and SouthWest Water is or has been a “United States real property holding corporation” for U.S. federal income tax purposes.  SouthWest Water does not believe that it is currently a United States real property holding corporation and does not believe that it has been a United States real property holding corporation at any time during the past five years.

An individual non-U.S. person whose gain is effectively connected with the conduct of a trade or business in the United States (as described above in clause (1)) will be subject to tax on such gain in the same manner as a U.S. person, as described above.  In addition, a non-U.S. person that is a corporation may be subject to a U.S. corporate-level tax of 35%, as well as a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) on such effectively connected gain.  An individual non-U.S. person described in clause (2) above generally will be subject to a flat 30% tax on any gain, which may be offset by U.S.-source capital losses.

Backup Withholding and Information Reporting

A SouthWest Water stockholder may be subject to “backup withholding” with respect to certain “reportable payments” including taxable proceeds received in exchange for the stockholder’s common stock in the merger.  The current backup withholding rate for 2010 is 28%, but this rate could change at any time.  Backup withholding will generally not apply, however, to a stockholder who is a U.S. person and who furnishes the paying agent with a correct taxpayer identification number on IRS Form W-9 (and who does not subsequently become subject to backup withholding) or who is otherwise exempt from backup withholding, such as a corporation.  Stockholders who fail to provide their correct taxpayer identification numbers may be subject to penalties imposed by the IRS.  In addition, certain non-U.S. persons such as certain nonresident aliens may establish an exemption from backup withholding by delivering the proper version of IRS Form W-8 certifying their non-U.S. status.  Each stockholder and, if applicable, each other payee, should complete and sign the IRS Form W-9 included with the letter of transmittal (or other applicable form such as an IRS Form W-8) in order to provide the information and certification necessary to avoid the imposition of backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.  Any amounts withheld from payments to a stockholder under the backup withholding rules are generally not an additional tax and may be refunded or allowed as a credit against the stockholder’s U.S. federal income tax liability, provided that the stockholder furnishes the required information to the IRS in a timely manner.

Cash received in the merger will also be subject to information reporting unless an exemption applies.

THE FOREGOING DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS FOR OUR STOCKHOLDERS’ GENERAL INFORMATION ONLY.  ACCORDINGLY, OUR STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

Regulatory Matters

The merger agreement requires us, Parent and Merger Sub to use reasonable best efforts to take all actions that are necessary, proper and advisable to consummate and make effective the merger, including using reasonable best efforts to obtain all actions, waivers, consents, approvals, orders and authorizations from all governmental authorities.

Antitrust Filing Under the HSR Act

In furtherance of the foregoing obligations, the parties to the merger agreement must prepare any merger notifications or obtain any government clearances or approvals required to close the merger under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”).  We filed the notification required by the HSR Act on April 23, 2010 and the period for review of that filing has concluded.  At any time before or after consummation of the merger, the Antitrust Division of the U.S. Department of Justice or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of SouthWest Water or Parent.  At any time before or after the consummation of the merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest.  Such action could include seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of SouthWest Water or Parent.  Private parties may also seek to take legal action under the antitrust laws under certain circumstances, as can foreign regulatory authorities.

While there can be no assurance that the merger will not be challenged by a governmental authority or private party on antitrust grounds, SouthWest Water, based on a review of information provided by Parent relating to the businesses in which it and its affiliates are engaged, believes that the merger would be in compliance with federal and state antitrust laws.  The term “antitrust laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

State Regulatory Matters

Additionally, the merger is subject to regulatory approval or, in certain instances, advance notification in the various states in which the Company operates its regulated business.  Those regulatory applications have been submitted to the respective state agencies and the parties to the merger agreement contemplate approval of the applications in due course.  California, Oklahoma and Mississippi require prior application and approval before the merger can be completed.  Texas and Alabama require notification of the transaction. The Company has received a letter of non-review from the Chief Administrative Law Judge of the Alabama Public Service Commission to the effect that no approval is required to be obtained from the Alabama Public Service Commission before the merger may be completed.

Other

U.S. federal and state laws and regulations may require that SouthWest Water or Parent obtain approvals or certificates of need from, file new license and/or permit applications with, and/or provide notice to, other governmental authorities in connection with the merger.

The parties to the merger agreement have agreed to cooperate with each other in connection with the foregoing and to notify each other promptly following the receipt of any comments from any governmental authority.  In particular, the parties to the merger agreement have agreed to cooperate to promptly develop a mutually acceptable plan to obtain all consents, approvals, orders and authorizations from all state public utility commissions, state public service commissions, departments of public health, departments of health, and similar state regulatory bodies as expeditiously as reasonably practicable and without undue expense.  We have also agreed to consult with Parent prior to making some filings and to consider in good faith Parent’s comments with respect to such filings.

Certain Relationships

There are no material relationships between Parent and Merger Sub or any of their respective affiliates, on the one hand, and SouthWest Water or any of our affiliates, on the other hand, other than in respect of the merger agreement, the 2,700,000 shares of our common stock privately purchased by Parent on March 16, 2010 for $16,200,000 (as described under the “Summary of the Merger — Long-Term Infrastructure Investment”), and the 1,173,969 shares of our common stock accumulated over time by TRF Master Fund (Cayman) LP (which is an affiliate of WAM) through purchases in the public markets.

Litigation Related to the Merger

We are aware of seven purported class action lawsuits related to the proposed merger filed against the Company, some or all of our directors, Parent, and Merger Sub in the Superior Court of the State of California, County of Los Angeles, the Court of Chancery of the State of Delaware, or the United States District Court for the Central District of California.

The complaints are substantially similar and allege, among other things, that the merger is the product of a flawed process and that the consideration to be paid to our stockholders in the merger would be unfair and inadequate.  The complaints further allege, among other things, that our officers and directors breached their fiduciary duties by, among other things, taking actions designed to deter higher offers from other potential acquirers and failing to maximize the value of SouthWest Water stock for the benefit of our stockholders.  The complaints further allege that Parent and Merger Sub aided and abetted the actions of the SouthWest Water officers and directors in breaching their fiduciary duties.  The complaints seek, among other relief, an injunction preventing consummation of the merger, an order rescinding the merger or any of the terms of the merger to the extent already implemented, costs and disbursements of the lawsuits, including attorneys’ and experts’ fees, and such other relief as the court might find just and proper.  We believe these lawsuits are without merit and plan to defend against them vigorously.

THE MERGER AGREEMENT

The following summarizes material provisions of the merger agreement, a copy of which is attached to this Proxy Statement as Annex A.  This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you.  We encourage you to read carefully the merger agreement in its entirety because the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this Proxy Statement.

The description of the merger agreement in this Proxy Statement has been included to provide you with information regarding its terms.  The merger agreement contains representations and warranties made by and to the Company, Parent and Merger Sub as of specific dates.  The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract, including qualifications set forth on the disclosure schedules to the merger agreement.  In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.  Any specific material facts of which we are currently aware that materially qualify or contradict the representations and warranties in the merger agreement have been disclosed in this Proxy Statement or the Annual

Report accompanying this Proxy Statement.

Effective Time of the Merger

The closing of the merger will take place as soon as practicable, but in no event later than five business days after the satisfaction or waiver of all conditions to completion of the merger.  As part of the closing, we will file a certificate of merger with the Secretary of State of the State of Delaware, and the effective time of the merger will occur at such time as the certificate of merger is so filed (or such later time as provided in the certificate of merger).

Structure of the Merger

At the effective time of the merger, Merger Sub will merge with and into the Company.  The Company will survive the merger, as the surviving corporation, and continue to exist after the merger as a wholly-owned subsidiary of Parent.  All of the Company’s and Merger Sub’s property, rights, privileges, powers and franchises, and all of their debts, liabilities, obligations, restrictions, disabilities and duties, will become those of the surviving corporation.  Following completion of the merger, the Company’s current stockholders, other than Parent and its affiliates, will cease to have any ownership interest in the Company or rights as Company stockholders.  Therefore, such current stockholders of the Company will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company.  Following completion of the merger, Merger Sub’s certificate of incorporation and bylaws will be the certificate of incorporation and bylaws of the surviving corporation.

Treatment of Company Securities in the Merger

Company Common Stock

At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be canceled and will cease to exist and will be converted into the right to receive the merger consideration of $11.00 in cash, without interest and less any applicable withholding taxes, other than shares of Company common stock:

•                   held in the treasury of the Company or owned by Parent, Merger Sub or any direct or indirect subsidiary of Parent or of the Company immediately prior to the effective time of the merger, which shares will be canceled without conversion or consideration;

•                   held by any of our wholly owned subsidiaries, which shares will remain outstanding but without any right to the consideration payable in the merger; and

•                   held by a stockholder who properly demands statutory appraisal rights.

After the effective time of the merger, each of our outstanding stock certificates or book-entry shares representing shares of common stock converted in the merger will represent only the right to receive the merger consideration without any interest.  The merger consideration paid upon surrender of each certificate will be paid in full satisfaction of all rights pertaining to the shares of our common stock represented by that certificate or book-entry share.

Company Preferred Stock

The Company, at the option of the Board, may redeem the shares of our Series A preferred stock on any dividend date by paying in cash $52.00 per share, together with all dividends unpaid and accumulated, whether or not earned or declared, to and including the date fixed for redemption.  At least 30 days prior notice is required to be given to the holders of record of the shares of Series A preferred stock to be redeemed.  The Company has agreed to redeem all the shares of Series A preferred stock on or prior to the effective date of the merger.  At May 31, 2010, there were 9,155.50 shares of Series A preferred stock outstanding, so that the total redemption price would be $476,086, plus unpaid and accumulated dividends.

Company Stock Purchase Warrants

At the effective time of the merger, each outstanding warrant to acquire our common stock that has not been exercised will be canceled and will not represent the right to acquire any shares of our common stock or to receive any merger consideration.

Company Stock Options

At the effective time of the merger, each outstanding option (including performance accelerated stock options), whether or not vested or exercisable, to acquire our common stock will become fully vested and will be canceled and will cease to represent a right to purchase shares of our common stock, and thereafter represent the right to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of:

•                   the number of shares of our common stock subject to each option as of the effective time of the merger, multiplied by

•                   the excess, if any, of $11.00 over the exercise price per share of such option.

Each option that has an exercise price per share that is equal to or in excess of $11.00 will be canceled for no consideration.

Company Stock-Based Awards

The Company Stock-Based awards relate to performance shares. Performance shares are phantom stock designed to link to specific balance sheet performance of the Company.  They have a three year term and give a participant the right to receive a cash award at the end of three years, based on the achievement of predetermined performance objectives.  Performance share value is variable, and may payout at, above, or below target.  In the event of poor performance, if the minimum goals are not achieved, the performance shares will not have any value or payout.

At the effective time of the merger, the performance shares granted under our stock plans, whether or not vested or exercisable, will become fully vested and will be canceled and converted into the right to receive the merger consideration (less, if applicable, the amount of any other reduction pursuant to the terms of such performance shares), without interest and less applicable withholding taxes, if any, required to be withheld with respect to such payment.  However, based on expected performance, the Company believes that the stated performance metrics will not meet minimum goals and, therefore, the performance shares will have no value and will be terminated.

Restricted Shares

At the effective time of the merger, each share of restricted stock granted under our stock plans (including performance contingent restricted stock), the restrictions of which have not lapsed immediately prior to the effective time of the merger, will become fully vested and will be converted into the right to receive the merger consideration of $11.00 in cash, without interest, less applicable withholding taxes, if any, required to be withheld with respect to such payment.

Convertible Subordinated Debentures

The 6.85% convertible subordinated debentures will remain as outstanding obligations of the surviving corporation until they are converted or redeemed.  From and after the effective time of the merger, a holder of our convertible subordinated debentures may convert the debentures into the amount of cash which the holder would have had immediately after the merger if the holder had converted the debentures immediately before the merger.  Accordingly, the debentures will become convertible into $11.00 in cash for each share of common stock into which they are convertible.  The debentures are currently convertible, at the option of the holder, into shares of our common stock at a conversion price of $11.018.  We may redeem the debentures at any time, in whole or in part, at a redemption price of 100% of the principal amount.

Dissenting Shares

Our shares of common stock that are outstanding immediately prior to the effective time of the merger and that are held by holders who have neither voted in favor of the adoption of the merger agreement nor consented thereto in writing and who have properly demanded in writing appraisal for such shares in accordance with the Delaware General Corporation Law (the “dissenting shares”) will not be converted into, or represent the right to receive, $11.00 per share in cash, without interest and less any applicable withholding taxes.  The holders of the dissenting shares will instead be entitled to receive after the effective time payment of the fair value of the dissenting shares held by them, except that all dissenting shares held by holders who have failed to perfect or who effectively have withdrawn or lost their rights to appraisal of such dissenting shares will then cease to be dissenting shares and be deemed to have been converted into, as of the effective time, the right to receive $11.00 per share in cash, without interest and less any applicable withholding taxes.

Exchange and Payment Procedures

At or prior to the effective time of the merger, Merger Sub will deposit with a U.S. bank or trust company reasonably acceptable to the Company (the “paying agent”) an amount of cash sufficient to pay the merger consideration to each holder of shares of our common stock.  Promptly after the effective time of the merger, the surviving corporation will cause to be mailed a letter of transmittal and instructions to each holder of record of our common stock (each such holder is a stockholder that holds stock in its own name as of the effective time of the merger and is referred as the “registered stockholder”).  The letter of transmittal and instructions will tell the registered stockholder, among other things, how to surrender their stock certificates or book-entry shares in exchange for the merger consideration.  If your shares are held in “street name” by your broker, you will not receive a letter of transmittal and will automatically receive the merger consideration in exchange for your shares of stock through your broker, unless you have properly demanded and perfected your statutory appraisal rights in accordance with the Delaware General Corporation Law.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Registered stockholders will not be entitled to receive the merger consideration until they surrender or transfer their stock certificates or book-entry shares, as applicable, to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal.  The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer.  In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving corporation that such taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates or book-entry shares.  The Parent, Merger Sub, the surviving corporation or the paying agent will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration.  Any sum that is withheld will be deemed to have been paid to the person with regard to whom it is withheld.

At the effective time of the merger, our stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares  of our common stock.  If, after the effective time of the merger, certificates are presented to the surviving corporation for transfer, they will be canceled and exchanged for the merger consideration.

Neither the paying agent nor the surviving corporation will be liable to any person for any cash delivered to a public official pursuant to any abandoned property, escheat or other similar law.  Any portion of the merger consideration deposited with the paying agent that remains undistributed to the holders of our common stock for twelve months after the effective time of the merger, will be delivered, upon demand, to the surviving corporation.  Stockholders who have not received the merger consideration prior to the delivery of such funds to the surviving corporation may, thereafter, look to the surviving corporation for the payment of the merger consideration (subject to abandoned property, escheat and other similar laws).

If you have lost a certificate, or if it has been stolen, mutilated or destroyed, then before you will be entitled to receive the merger consideration, you will have to comply with the replacement requirements established by the surviving corporation, including, if necessary, the posting of a bond in a customary amount sufficient to protect the surviving corporation against any claim that may be made against it with respect to that certificate.

Representations and Warranties

We make various representations and warranties in the merger agreement to Parent and Merger Sub, which may be subject to important limitations and qualifications set forth in the merger agreement and the disclosure schedules thereto.  You should be aware that it may not be appropriate to judge the accuracy of such representations and warranties as of the date of this Proxy Statement.  Our representations and warranties in the merger agreement relate to, among other things:

•                   our and our subsidiaries’ organization, good standing and qualification to do business;

•                   our and our subsidiaries’ certificate of incorporation and Bylaws (as defined in this Proxy Statement) and equivalent organizational documents;

•                 our capitalization, including the number of shares of our common stock, preferred stock, warrants, stock-based awards and stock options;

•                   our corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement (including that our Board, in accordance with the Delaware General Corporation Law, upon the recommendation of our Special Committee, has approved and declared advisable the merger agreement, the merger and the transactions contemplated thereby and determined that the merger agreement and the transactions contemplated thereby are fair to and in the best interests of the Company and our stockholders);

•                   the absence of violations of or conflicts with our and our subsidiaries’ governing documents, applicable law or agreements with third parties as a result of entering into the merger agreement and performing our obligations under the merger agreement;

•                  the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•                  possession of permits, franchises, licenses, orders, approvals, consents and other similar authorizations necessary to operate our business in compliance with applicable legal requirements;

•                   the regulation of our business as a public utility holding company, public utility or public service company (or similar designation);

•                   compliance with the Sarbanes-Oxley Act of 2002 and the applicable rules of the NASDAQ Global Select Market since December 31, 2008;

•                   our SEC filings since December 31, 2008, including the financial statements contained therein;

•                 the absence of a “material adverse effect” and certain other changes, events, circumstances or developments related to us or our subsidiaries since December 31, 2008;

•                   legal proceedings and governmental orders;

•                   employment and labor matters affecting us or our subsidiaries, including matters relating to our and our subsidiaries’ employee benefit plans;

•                   intellectual property;

•                   taxes;

•                   environmental matters;

•                   the identification of our material contracts and the absence of any breach, violation or default of the material contracts;

•                   insurance policies;

•                   real property and personal property;

•                   accuracy and compliance as to form with applicable securities laws of this Proxy Statement;

•                   the receipt by our Special Committee of a fairness opinion from Wells Fargo Securities;

•                   the absence of undisclosed broker’s fees;

•                   the inapplicability of takeover and similar statutes;

•                   the absence of undisclosed related party transactions;

•                   the absence of any unlawful payments and compliance with the United States Foreign Corrupt Practices Act; and

•                   the quality of the water supplied by us and our rights to extract and deliver water in the future.

For the purposes of the merger agreement, a “material adverse effect” with respect to us means any fact,

circumstance, condition, development, event, change, effect or occurrence, that (a) prevents or materially delays us from consummating the merger, or (b) has had or would be likely to have a material adverse effect on the assets, liabilities, properties, business, results of operation or condition (financial or otherwise) of us or our subsidiaries, taken as a whole.  A “material adverse effect” with respect to us will not be deemed to have occurred, however, as a result of any event, fact, circumstance, condition, development, event, change, effect or occurrence resulting from:

•                   any change in and of itself in the market price or trading volume of the shares of our common stock between the date hereof and the effective time of the merger (it being understood that any event, fact, circumstance, condition, development, event, change, effect or occurrence giving rise to or contributing to such change in the market price or trading volume of the shares of our common stock may result in, or contribute to, a “material adverse effect”);

•                   the public announcement or pendency of the merger or the merger agreement or any of the transactions contemplated by the merger agreement;

•                   failure in and of itself by us or our subsidiaries, taken as a whole, to meet any publicly disclosed financial performance projections or forecasts for any period (it being understood that any event, fact, circumstance, condition, development, event, change, effect or occurrence giving rise to or contributing to such failure may result in, or contribute to, a “material adverse effect”);

•                 changes in and of themselves in any credit rating as to us or any of our subsidiaries (it being understood that any event, fact, circumstance, condition, development, event, change, effect or occurrence giving rise to or contributing to such change may result in, or contribute to, a “material adverse effect”);

•                 changes or developments affecting the water utility or water services industries generally or affecting the economy or financial or securities markets generally, in each case, that do not have a disproportionate impact on us or any of our subsidiaries relative to other companies in the industries in which we and our subsidiaries operate;

•                 acts of God, calamities, national or international political or social conditions, or military or terrorist attacks that do not have a disproportionate impact on us or any of our subsidiaries relative to other companies in the industries in which we and our subsidiaries operate;

•                   changes in laws or tax principles or generally accepted accounting principles that do not have a disproportionate impact on us or any of our subsidiaries relative to other companies in the industries in which we and our subsidiaries operate; or

•                 any actions taken or required to be taken by us or our subsidiaries pursuant to the merger agreement in order to obtain any approval or authorization for the consummation of the merger under applicable antitrust or other laws.

The merger agreement also contains various representations and warranties made by Parent and Merger Sub to us which may be subject to important limitations and qualifications set forth in the merger agreement.  You should be aware that it may not be appropriate to judge the accuracy of such representations and warranties as of the date of this Proxy Statement.  These representations and warranties relate to, among other things:

•                   their organization, valid existence and good standing;

•                   their corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•                  the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•                 the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•                 the sufficiency of their capital resources to consummate the merger;

•                 the accuracy of information supplied for inclusion in this Proxy Statement;

•                   the vote required from Parent as the sole equity holder of Merger Sub and the fact that no vote of the equity holders of Parent is required in connection with the merger;

•                   legal proceedings and governmental orders;

•                   Parent’s ownership of Merger Sub;

•                   the absence of undisclosed broker’s fees;

•                   the fact that neither Parent not Merger Sub owned as of the date of the merger agreement any shares of our capital stock; and

•                   equity financing commitments obtained by Parent from IIF LLC and WAM providing for all financing required to consummate the merger.

The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

For the period between March 2, 2010 and the effective time of the merger, we and our subsidiaries have agreed:

•                   to conduct our business in all material respects in the ordinary course of business consistent with past practice; and

•                   to use reasonable commercial efforts to:  (a) preserve intact our business organization and preserve our current relationships with governmental entities, customers, suppliers and other persons with whom we have business dealings; (b) preserve our material assets, rights and properties in good condition; (c) retain the services of our current officers and key employees; and (d) not allow certain commercial contracts to lapse or expire.

By way of amplification and not limitation of the foregoing, under the merger agreement we have agreed, subject to certain exceptions and unless Parent gives its prior written consent, until the effective time of the merger not to:

•                   adjust, split, combine, subdivide or reclassify any of our capital stock or other equity interests, or otherwise amend, modify or waive any term of any of our outstanding capital stock or equity interests;

•                   make, declare or pay any dividend or other distribution on our capital stock or other equity interests, or redeem, purchase or otherwise acquire any of our capital stock or other equity interests, except our Series A preferred stock, which we have agreed to redeem before the closing of the merger, and except that we can continue to pay cash dividends consistent with past practices on our common stock (but not in excess of $0.05 per share per quarter) and Series A preferred stock (but not in excess of $0.65625 per share per quarter);

•                   issue, sell, transfer or grant to any person any right to acquire any shares of our capital stock or equity interests, except in the ordinary course of business consistent with past practice pursuant to the exercise of outstanding company stock options, as required upon the conversion of outstanding convertible debentures, or as required upon the exercise of outstanding stock-based awards or common stock purchase warrants;

•                   enter into any agreement with respect to the voting of our capital stock or other equity interests;

•                 sell, transfer, mortgage, license, cancel, abandon, lease, pledge, encumber, divest or otherwise dispose or restrict the use of any properties, rights, assets or lines of business having a value in excess of $1,000,000 in the aggregate in any twelve-month period, except in the ordinary course of business;

•                   make or agree to make any capital expenditures in excess of the applicable amounts set forth in our financial forecast, except for capital improvements mandated or required by regulatory authorities;

•                   enter into any material new line of business;

•                   incur, issue, modify, renew, refinance, syndicate, assume, guarantee, or become obligated with respect to any indebtedness (except for borrowings under our Amended and Restated Credit Agreement in the ordinary course of business and consistent with past practices), in amounts greater than $1,000,000 individually or $2,000,000 in the aggregate, or any indebtedness containing covenants that would prevent or materially delay or impede the merger, except to comply with mandates or requirements of regulatory authorities for capital improvements;

•                   make, offer to make or enter into any agreement to make any loans, advances or capital contributions to, or acquire or invest in, another person, or acquire any assets outside of the ordinary course of business from any person or business, for consideration in excess of $2,000,000 in the aggregate;

•                   enter into, renew, extend, materially amend or waive any material provision of or terminate any material contract other than amendments or waivers of up to $1,000,000 in the aggregate or amendments under our Amended and Restated Credit Agreement which would not materially impede the merger,

•                   enter into, renew, extend, materially amend or waive any material provision of or terminate any material contract or any contract not in the ordinary course involving payments or transfers of value by us in excess of $1,000,000 in the aggregate in any twelve-month period;

•                   except to the extent required by law or by our employee benefit plans or in the ordinary course of business consistent with past practice (other than with respect to senior executives), (a) increase the compensation or benefits of, or provide any pension, retirement, severance, retention or other similar benefits to, any of our current or former employees, officers, directors, consultants, independent contractors or other service providers (other than some cost of living adjustments), (b) establish, adopt, implement, enter into, amend, terminate, or otherwise commit to or alter in any respect, any of our employee benefit plans, (c) accelerate the vesting of, or the lapse of restrictions with respect to, any stock options, stock awards or stock-based awards, (d) take any action to fund or secure the payment of compensation or benefits under any of our employee benefit plans, (e) change the manner in which contributions to our employee benefit plans are made or the basis on which such contributions are determined, (f) allow for the commencement of any new offering periods under any stock purchase plans or (g) enter into any written contracts of employment;

•                   waive, release, assign, settle or compromise any material right, claim, liability, obligation, indebtedness, action or proceeding, other than such as would not result in material liabilities or obligations for the surviving corporation, would not reasonably be expected to materially delay or prevent the merger, or would involve only the payment of monetary amounts not in excess of $1,000,000 in the aggregate;

•                   fail to maintain in full force and effect insurance policies of the type and with comparable coverage to such insurance policies in place on the date of the merger agreement;

•                   propose or adopt any amendment or waiver to any provision of our certificate of incorporation or Bylaws;

•                   take or omit to take any action that is intended or would reasonably be expected to result in any of the conditions to the merger set forth in the merger agreement not being satisfied prior to the “end date” (as defined below), or satisfaction of those conditions being materially delayed by us;

•                   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity, other than the merger and other than as permitted by the merger agreement;

•                   implement or adopt any material change in our tax or financial accounting principles, practices or methods, other than as required or permitted by generally accepted accounting principles, applicable law or regulatory guidelines;

•                   enter into any closing agreement with respect to material taxes, settle or compromise any material liability for taxes, make, revoke or change any material tax election, agree to any adjustment of any material tax attribute, surrender any claim for a material refund of taxes, execute or consent to any waivers extending the statutory period of limitations with respect to the collection or assessment of material taxes, file any material amended tax return (other than as resulting from the restatement of our financial statements), or obtain any material tax ruling;

•                   create, acquire or change the form of entity of any of our subsidiaries; or

•                   agree to take or make any commitment to take, or adopt any resolutions of our Board approving or purporting to implement any of the foregoing actions.

No Solicitation of Transactions

We have agreed that we, our subsidiaries and our respective directors, officers and employees will not, and we are required to direct our accountants, auditors, attorneys, consultants, legal counsel, agents, investment bankers, financial advisors and other representatives not to, directly or indirectly:

•                   solicit, initiate or knowingly encourage, or take any other action for the purpose of facilitating any inquiries, proposals or offers that constitute, or may reasonably be expected to lead to, a “competing transaction” (as defined below);

•                   enter into or maintain or continue discussions or negotiations with any third parties to facilitate such inquiries or obtain proposals or offers for a competing transaction (which required terminating all discussions or negotiations with any third parties conducted before entering into the merger agreement);

•                   agree to, approve, endorse or recommend any competing transaction or enter into any letter of intent, commitment or agreement relating to a competing transaction; or

•                   authorize or permit any of the actions listed above.

In the merger agreement, a “competing transaction” is generally defined as:

•                   a merger, share exchange, recapitalization or similar transaction involving us (or any of our subsidiaries whose business constitutes more than 10% of our consolidated revenues, net income or assets);

•                   any direct or indirect sale, lease, or other transfer of more than 10% of our consolidated assets;

•                   any issuance, purchase or sale of shares representing more than 10% of the voting power of our stock (including by way of any tender offer or exchange offer, but not including any repurchases by us of our stock);

•                   the sale in any manner of 10% of our consolidated total assets, revenues or earnings;

•                   our dissolution or liquidation or similar transaction;

•                   any inquiry, proposal or offer with respect to any of the foregoing transactions; and

•                   any other transaction involving us and having an effect similar to any of the foregoing transactions.

Despite the foregoing restrictions, at any time prior to our stockholders’ adoption of the merger agreement, our Board or the Special Committee can furnish information to, and enter into discussions and negotiations with, a third party that has made an unsolicited, written, bona fide proposal or offer relating to, or that is reasonably likely to lead to, a competing transaction, as long as the Board has:

•                   reasonably determined, in its good faith judgment (after consulting with its financial advisor), that the proposal or offer constitutes or is reasonably likely to lead to a “superior proposal” (as defined below);

•                   reasonably determined, in its good faith judgment (after consulting with its outside legal counsel), that, in light of the proposal or offer, the failure to furnish such information or enter into discussions would constitute a breach of its fiduciary duties under applicable law;

•                   provided written notice to Parent of its intent to furnish information or enter into discussions with that third party prior to taking any such action; and

•                   obtained from that third party an executed confidentiality agreement on terms and conditions not materially less restrictive to such third party than those contained in the confidentiality agreement between us and WAM.

In the merger agreement, a “superior proposal” is generally defined as an unsolicited, written, bona fide proposal or offer made by a third party with respect to a “competing transaction” that the Board determines, in its good faith judgment (after consulting with its legal counsel and financial advisors), to be (i) more favorable from a financial point of view to our stockholders than the merger and (ii) reasonably capable of being completed, taking into account relevant financial, regulatory, legal and other aspects of such proposal.  For the purposes of this definition of a “superior proposal,” references in the definition of “competing transaction” to 10% will be deemed to be references to 50% or more.

We must notify Parent as promptly as practicable (and in any event within one business day) after we receive any proposal or offer or any inquiry or contact with any third party regarding a potential proposal or offer for a competing transaction.  This notice must specify the material terms and conditions of the proposal or offer and identify the third party making the proposal or offer.

Additionally, our Board cannot (a) withhold, withdraw or modify, or propose publicly to withhold, withdraw or modify, in a manner adverse to Parent or Merger Sub, its recommendation that our stockholders adopt the merger agreement, or (b) approve or recommend, or cause or permit us to enter into any letter of intent, commitment or agreement with respect to, any competing transaction.  However, our Board can change its recommendation and/or recommend a competing transaction if:

•                   our Board reasonably determines, in its good faith judgment (after consulting with outside legal counsel), that the failure to make a change in its recommendation would constitute a breach of its fiduciary duties under applicable law; and

•                   in response to an unsolicited, written, bona fide proposal or offer relating to a competing transaction, our Board reasonably determines that it constitutes or is reasonably likely to lead to a superior proposal.

In connection with a competing transaction that constitutes or is reasonably likely to lead to a superior proposal, our Board may make a change in its recommendation or recommend the competing transaction, and it may then terminate the merger agreement and enter into a definitive agreement to effect the competing transaction, but only:

•                   after providing written notice to Parent advising it that our Board has received a superior proposal, specifying the material terms and conditions of the proposal, identifying the third party making the proposal and indicating that our Board intends to change its recommendation and/or recommend a competing transaction; and

•                   if Parent does not, prior to five business days after its receipt of the notice of the superior proposal, make an offer that leads our Board to determine, in its good faith judgment (taking into account any changes to the terms of the merger agreement proposed in writing by Parent to us) that the superior proposal giving rise to the written notice to Parent (as described above) does not continue to constitute a superior proposal.

Access to Information

From the date of the merger agreement until the effective time of the merger, but subject to legal, governmental order and other restrictions, we have agreed to (and to cause our subsidiaries to): (a) provide to Parent and its representatives reasonable access, during normal business hours and upon reasonable notice by Parent, to the officers, employees, agents, properties, offices and other facilities of the Company and its subsidiaries and to their books and records, (b) furnish to Parent and its representatives such financial and operating data and other information as Parent or its representatives may reasonably request, and (c) furnish to Parent such information concerning our and our subsidiaries’ business, properties, contracts, assets, liabilities, personnel and other aspects as Parent or its representatives may reasonably request.

Each party to the merger agreement has agreed to comply with the confidentiality agreement between the Company and WAM as if a party to that agreement.

Reasonable Best Efforts to Complete the Merger

Each of the parties to the merger agreement agrees to use its reasonable best efforts to take all actions that are necessary, proper and advisable to complete the merger, including using its reasonable best efforts to accomplish the following as promptly as reasonably practicable following the date of the merger agreement:

•                   taking all actions to satisfy the conditions to completion of the merger, as set forth in the merger agreement;

•                   obtaining all necessary actions, waivers, consents, approvals, orders and authorizations from governmental authorities, and making all necessary registrations, declarations, notifications and filings to obtain all approvals or waivers from governmental authorities; and

•                   obtaining all necessary consents, approvals or waivers from third parties.

The parties to the merger agreement have agreed to cooperate with each other in connection with the foregoing and to notify each other promptly following the receipt of any comments from any governmental authority.  In particular, the parties to the merger agreement have agreed to cooperate to promptly develop a mutually acceptable plan to obtain all consents, approvals, orders and authorizations from all state public utility commissions, state public service commissions, departments of public health, departments of health, and similar state regulatory bodies as expeditiously as reasonably practicable and without undue expense.  We have also agreed to consult with Parent prior to making some filings and to consider in good faith Parent’s comments with respect to such filings.

Stockholders’ Meeting

In the merger agreement, we have agreed:

•                   to duly call, give notice of, convene and hold a meeting of our stockholders as promptly as practicable for the purpose of considering and taking action on the merger agreement and the merger; and

•                   except as permitted by the merger agreement, to include in this Proxy Statement, and not subsequently withhold, withdraw or modify in any manner adverse to Merger Sub or Parent, the recommendation of our Board that our stockholders adopt the merger agreement, and to take all action that is both reasonably necessary or advisable to obtain such adoption.

Parent has agreed to cause all of the shares or our capital stock owned by Parent or any of its affiliates to be voted at the stockholders meeting in favor of the adoption of the merger agreement.

Employee Benefits Matters

Among other agreements set forth in the merger agreement, Parent has agreed that on and after the effective time of the merger, Parent will, and will cause the surviving corporation to, honor in accordance with their terms all employment agreements and all bonus, retention and severance obligations, of the Company or any subsidiary, to pay at the effective time of the merger to the applicable officers and employees any amounts with respect to such agreements and obligations that are payable by their terms at the effective time of the merger.  Also, for a period of one year following the effective time of the merger, Parent has agreed to cause the surviving corporation to provide substantially similar employee benefits to our employees who remain employed by the surviving corporation provided under our employee benefit plans for similarly situated employees.  Parent will, and will cause the surviving corporation to, treat, and cause the applicable benefit plans to treat, the service of our employees and  employees of our subsidiaries who remain employed by Parent, Merger Sub or their subsidiaries after the effective time of the merger with the Company or the subsidiaries attributable to any period before the effective time of the merger as service rendered to Parent or the surviving corporation for purposes of eligibility to participate, vesting and for other appropriate benefits, including applicability of minimum waiting periods for participation.

Indemnification and Insurance

Each of our directors and officers is indemnified and held harmless during the six-year period following the effective time of the merger to the full extent permitted by law from any claims arising by virtue of his or her service as a director or officer or in connection with the negotiation, execution and performance of the merger agreement.  Each of these indemnified parties is entitled to the advancement of expenses in defense of any claim, provided that such expenses will be repaid if a court should determine in a final and non-appealable order that indemnification is prohibited by law.  Parent is required to obtain directors and officers liability insurance or a “tail policy” providing coverage for a period of six years following the effective time of the merger, provided the annual premium therefore does not exceed 250% of the last annual premium paid before the effective time of the merger.

Conditions to the Merger

Conditions to Each Party’s Obligation to Effect the Merger

The obligations of each of the parties to complete the merger are subject to the satisfaction or waiver (if permissible) of the following conditions:

•                   our stockholders must have adopted the merger agreement;

•                   no governmental authority will have taken action that seeks to make the merger illegal or otherwise restricts, prevents or prohibits the consummation of the merger;

•                   the waiting periods applicable to the consummation of the merger under the HSR Act must have expired or been terminated; and

•                   the material regulatory consents and approvals required to consummate the merger must have been obtained and become final.

Conditions to Obligations of Parent and Merger Sub

The obligations of Parent and Merger Sub to effect the merger are subject to the satisfaction or waiver (if permissible) by Parent of the following additional conditions:

•                   our representations and warranties set forth in the merger agreement must be true and correct in all respects (or in all material respects in some cases) as of the date of the merger agreement and the effective date of the merger, in each case, except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•                   we must have performed in all material respects all of our obligations under the merger agreement; and

•                   each member of our Board must have tendered his or her resignation.

Conditions to Obligations of the Company

Our obligation to effect the merger is subject to the satisfaction or waiver (if applicable) by us of the following additional conditions:

•                   the representations and warranties of Parent and Merger Sub set forth in the merger agreement must be true and correct in all respects (or in all material respects in some cases) as of the date of the merger agreement and the effective date of the merger, in each case, except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a “Parent material adverse effect” (which means a failure that prevents or materially delays or materially impairs the ability of Parent or Merger Sub to timely consummate the merger and the other transactions contemplated by the merger agreement); and

•                   Parent and Merger Sub must have performed in all material respects all of their respective obligations under the merger agreement.

Financing

Under the terms of the merger agreement, the completion of the merger is not subject to Parent securing financing to fund the payment of cash to our common stockholders in the merger.  IIF LLC and WAM have executed equity commitment letters (which are subject to certain conditions and exceptions as provided in such letters) pursuant to which they have agreed with Parent to make cash investments of $275,743,000 and $27,574,300, respectively, in Parent to be used to enable it to fund the cash payable to our common stockholders in the merger.  The IIF LLC equity commitment letter itself provides for a cash investment in Parent adequate to fund the entire aggregate cash amount payable to our common stockholders in the merger.

Termination

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders, as follows:

•                   by the mutual written consent of us and Parent;

•                   by either us, on the one hand, or Parent or Merger Sub, on the other hand, if:

o                  our stockholders do not adopt the merger agreement;

o                  any governmental authority takes an action that permanently restrains, enjoins or otherwise prohibits the consummation of the merger; or

o                  the merger has not been consummated within 12 months following the date of the merger agreement (the “end date”), provided that this end date will be extended to 18 months following the date of the merger agreement to allow for the receipt of certain material regulatory approvals, and for up to an additional 60 days if any waiting period for any of these regulatory approvals has not expired (or earlier to the time of expiration of such waiting period), if all other conditions to the obligations of the parties to effect the merger shall have been satisfied or be capable of being satisfied.

•                   by Parent, if:

o                  we breach in any material respect any of our representations or warranties, or we fail to perform in any material respect any of our covenants that would result in these conditions to closing not being satisfied, subject to a cure period of the lesser of 30 days or the number of days remaining before the end date, provided that Parent or Merger Sub are not then in breach of the merger agreement such that certain conditions to closing relating to their representations, warranties or covenants would not be satisfied;

o                our Board changes its recommendation that our stockholders adopt the merger agreement and/or recommends a competing transaction;

o                  in the event a tender offer or exchange offer for our common shares is commenced, and our Board recommends that stockholders tender their shares or within a specified time period fails to recommend against the offer and reaffirm the merger agreement;

o                  we enter into a letter of intent or agreement relating to a competing transaction; or

o                  we or our Board publicly announce an intention to do any of the foregoing.

•                   by the Company, if:

o                  Parent or Merger Sub breach in any material respect any of their representations or warranties or fail to perform in any material respect any of their covenants that would result in these conditions to closing not being satisfied, subject to a cure period of the lesser of 30 days or the number of days remaining before the end date, provided that we are not then in breach of the merger agreement such that certain conditions relating to our representations, warranties or covenants would not be satisfied;

o                our Board changes its recommendation that our stockholders adopt the merger agreement and/or recommends a competing transaction that is or is reasonably likely to lead to a superior proposal, provided that in the context of such a competing transaction we must fully comply with the provisions restricting solicitation in the merger agreement, including the requirement that Parent be given the opportunity to negotiate with us and make an offer so that the superior proposal no longer constitutes a superior proposal; or

o                  the merger is not consummated as a result of Parent’s and Merger Sub’s failure to effect the merger and at the time all of the conditions to Parent’s and Merger Sub’s obligations to effect the merger will have been satisfied (other than such conditions that, by their nature, cannot be satisfied until the closing of the merger), and Parent and Merger Sub have failed to consummate the merger within 10 business days after we have delivered notice of such failure.

Termination Fees and Expenses

Each party to the merger agreement will pay its own expenses, except as follows:

•                   We will share equally with Parent the filing fee required under the HSR Act.

•                   We are required to pay Parent a termination fee of approximately $8,200,000 (which would equal 3% of the amount payable by Parent to our stockholders under the terms of the merger agreement) if the merger agreement is terminated:

o                by Parent due to our breach of the non-solicitation provisions included in the merger agreement or our Board withholds, withdraws or modifies its recommendation that our stockholders adopt the merger agreement;

o                by us or Parent because our Board changes its recommendation that our stockholders adopt the merger agreement and/or recommends a competing transaction;

o                  by Parent because, in the event of the commencement of a tender or exchange offer, our Board recommends that our stockholders tender their shares or fails to recommend against the offer and reaffirm the merger agreement; or

o                  by Parent because we enter into any letter of intent or agreement relating to a competing transaction prior to the termination of the merger agreement.

•                   In the event that a competing transaction is communicated to us and not withdrawn, and prior to or within 18 months following termination of the merger agreement we consummate a competing transaction, then we are required to pay Parent a termination fee of approximately $8,200,000 (which would equal 3% of the amount payable by Parent to our stockholders under the terms of the merger agreement) if the merger agreement was terminated:

o                  by us or Parent if our stockholders did not adopt the merger agreement; or

o                  by Parent if Parent terminated the merger agreement due to our breach of the merger agreement, other than by reason of our breach of the non-solicitation provisions contained in the merger agreement, our breach of the provisions contained in the merger agreement permitting our Board to withhold, withdraw or modify its recommendation that our stockholders adopt the merger agreement under specified circumstances, or our breach of the representations and warranties in the merger agreement that would arise as of the date of the closing of the merger.

•                   We are required to reimburse Parent for its expenses related to the merger agreement and merger up to $3,000,000 if (i) the merger agreement is terminated by Parent or Merger Sub because we breached any of our representations, warranties or covenants that would result in conditions to closing not being satisfied (other than our breach of the non-solicitation provisions contained in the merger agreement, our breach of the provisions contained in the merger agreement permitting our Board to withhold, withdraw or modify its recommendation that our stockholders adopt the merger agreement under specified circumstances, or our breach of our representations or warranties that would arise as of the closing of the merger), or (ii) the merger agreement is terminated by us or Parent because our stockholders did not adopt the merger agreement.  The payment of such expenses will be credited against any further obligation we may have to pay a termination fee.

•                   Parent is required to reimburse us for our expenses related to the merger agreement and merger up to $3,000,000 if the merger agreement is terminated by us because Parent or Merger Sub breached any of their representations, warranties or covenants that would result in conditions to closing the merger not being satisfied (other than breaches of Parent’s and Merger Sub’s representations and warranties that would arise as of the closing of the merger).  The payment of such expenses will be credited against any further obligation of Parent to pay the reverse termination fee as described below.

•                   If we terminate the merger agreement as a result of Parent’s and Merger Sub’s failure to effect the merger and at the time all of the conditions to effecting the merger have been satisfied (other than only the conditions to our obligation to effect the merger), and Parent and Merger Sub fail to consummate the merger within 10 business days after we have delivered notice of such failure, then we may elect either:

o                  to pursue monetary damages against Parent, provided that Parent’s maximum aggregate liability for such damages will not exceed $40,000,000 (provided, that we will not be permitted to pursue any equitable remedies, including specific performance); or

o                  to receive from Parent a reverse termination fee of approximately $13,600,000 (which would equal 5% of the amount payable by Parent to our stockholders under the terms of the merger agreement).

Parent has agreed with us that at all times prior to the effective time of the merger, it will have not less than $40,000,000 in equity, either in the form of cash or shares of our common stock (valued at the original purchase price thereof).

Amendment and Waiver

The merger agreement may be amended by the parties thereto at any time before or after adoption of the merger agreement by our stockholders, but, after adoption, no amendment will be made that by law requires further approval by our stockholders without obtaining such approval.

Until the effective time of the merger, the parties may, to the extent legally allowed:

•                   extend the time for the performance of any of the obligations or other acts of the other parties in the merger agreement;

•                   waive any inaccuracies in the representations and warranties contained in the merger agreement; and

•                   waive compliance with any of the agreements or conditions contained in the merger agreement.

MARKET PRICE AND DIVIDEND DATA

Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “SWWC.” This table shows, for the periods indicated, the high and low sales price per share for our common stock as reported by the NASDAQ Global Select Market (or its predecessor, the NASDAQ National Market).

	Common Stock
	High	Low
Year ending December 31, 2010
Second Quarter (through June [ ], 2010)	—	—
First Quarter	$10.67	$5.63

Year ended December 31, 2009
Fourth Quarter	$6.32	$4.52
Third Quarter	$5.76	$4.32
Second Quarter	$5.93	$4.08
First Quarter	$5.74	$3.07

Year ended December 31, 2008
Fourth Quarter	$12.56	$2.67
Third Quarter	$13.40	$9.41
Second Quarter	$11.62	$9.87
First Quarter	$12.75	$10.52

The closing price per share of our common stock on March 2, 2010 (the last trading day before announcement of the merger agreement) was $7.07.  The high and low sales prices per share for our common stock as reported by the NASDAQ Global Select Market on June [_], 2010, the latest practicable trading day before the filing of this Proxy Statement were $[      ] and $[_ _], respectively.

As of June 14, 2010, our common stock was held of record by 2,957 stockholders.

Following the completion of the merger, our common stock will not be traded on any public market.

Dividend Policy

Since 1960, our practice has been to pay common stock cash dividends quarterly. The amount and timing of future dividends depends on our growth, results of operations, profitability and financial condition, as well as other factors deemed relevant by our Board. In 2008, we paid dividends of $0.24 per share of common stock. In 2009, we paid dividends of $0.125 per share of common stock. Since the fourth quarter of 2009, our quarterly dividend rate has been $0.05 per share of common stock.  Under U.S. federal income tax law, dividends to holders of our common stock are taxable to the extent they are paid out of current or accumulated earnings and profits. Generally, the amount of the dividend treated as a return of capital should reduce the tax basis to the holders of our common stock in such stock.  The dividend payments in 2009 represent a return of capital as the Company is in a negative accumulated earnings and profit position resulting from fourth quarter operating losses incurred in 2008 and the tax-basis loss in 2009.  We also paid dividends of $2.67 per share of Series A preferred stock in 2008 and 2009 and a first quarter dividend of $0.65625 in 2010.  Through and until the completion of the merger, we are permitted under the terms of the merger agreement to pay cash dividends consistent with our past practices on our common stock (but not in excess of $0.05 per share per quarter) and Series A preferred stock (but not in excess of $0.65625 per share per quarter).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the ownership of our common stock as of June 14, 2010, by:

•                   each director;

•                   our executive officers named in the Summary Compensation Table;

•                   all of our executive officers and directors as a group; and

•                   all those known by us to be beneficial owners of more than five percent of our common stock.

We calculate beneficial ownership by including shares owned in each Director’s or named executive officer’s name (or by any member of his or her immediate family).  Also, in calculating the percentage ownership, we count securities which the director or named executive officer could purchase within 60 days of June 14, 2010, (such as exercisable stock options that are listed in a separate column as outstanding securities).  No director or named executive officer owns shares of our preferred stock.  Except as otherwise noted, to our knowledge, the named individual or their family members have sole voting and investment power with respect to the securities beneficially owned by the stockholder.  Unless otherwise indicated, the business address for each listed stockholder is 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017.

BENEFICIAL OWNERSHIP TABLE

Name of Beneficial Owner	Common Stock (1)	Exercisable Options (2)	Total Shares of Stock and Exercisable Options	Percentage of Class
BlackRock Inc.	1,438,647	—	1,438,647	5.2%
40 East 52nd Street
New York, NY 10022(3)

SW Merger Acquisition Corp.	2,700,000	—	2,700,000	9.8%
245 Park Avenue, Second Floor
New York, NY 10167(4)

Directors
Kimberly Alexy(5)	—	5,000	5,000	*
H. Frederick Christie	41,675	44,575	86,250	*
Bruce C. Edwards(5)	—	5,000	5,000	*
Linda Griego	7,756	22,025	29,781	*
Donovan D. Huennekens	130,460	44,575	175,035	*
Thomas Iino	2,756	10,000	12,756	*
William D. Jones	6,989	44,575	51,564	*
Maureen Kindel	10,423	44,575	54,998	*
Richard G. Newman	84,796	44,575	129,371	*
Named Executive Officers
Mark A. Swatek	140,379	100,000	240,379	*
Cheryl L. Clary (6)	3,556	—	3,556	*
David Stanton (7)	767	—	767	*
Charles Profilet	7,357	9,000	16,357	*
Michael O. Quinn	39,383	72,537	111,920	*
All Directors and Executive Officers as a Group (14)	476,297	446,437	922,734	3.4%

*Represents less than 1% of the outstanding shares as of June 14, 2010.

(1)                  Includes shares held directly or in joint tenancy, shares held in trust, by broker, bank nominee or other indirect means over which the individual has voting or shared voting and/or investment power.

(2)                  Includes options that become exercisable within 60 days of June 14, 2010.

(3)                  Based on information contained in Schedule 13G filed on January 29, 2010.

(4)                  Based on information contained in Schedule 13D/A filed on March 23, 2010. As disclosed in such filing, SW Merger Acquisition Corp. (Parent) may be deemed to be a member of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that includes WAM, TRF Master Fund (Cayman) LP, a Cayman Islands limited partnership (the “WAM Stockholder”), Water Investment Advisors (Cayman) Ltd., a Cayman Islands exempted company (the “WAM General Partner”), Matthew J. Diserio, an individual (“Mr. Diserio”), Disque D. Deane Jr., an individual (“Mr. Deane” and together with WAM, WAM Stockholder, WAM General Partner and Mr. Diserio, the “WAM Investors”), IIF Subway, and IIF Water Manager LLC, a Delaware limited liability company (“IIF GP,” and together with IIF, the “IIF Investors,” and collectively with the WAM Investors, the “Investors”). WAM Stockholder, WAM General Partner and the IIF Investors are the direct or indirect owners of Parent.   WAM is the investment manager of WAM Stockholder. Parent privately acquired an aggregate of 2,700,000 shares of our common stock on March 16, 2010 (the “Purchased Stock”), as described under “Summary of the Merger — Long-Term Infrastructure Investment.”  WAM Stockholder previously acquired 1,173,969 shares of our common stock in the public markets.  Parent expressly disclaimed beneficial ownership of any of the shares of our common stock that may be beneficially owned by the Investors (other than the Purchased Stock).  All of the information set forth in this footnote relating to Parent’s beneficial ownership of our common stock is based upon the information contained in the previously referenced Schedule 13D/A.

(5)                  Appointed to the Board August 10, 2009.

(6)                  Ms. Clary ceased serving as Chief Financial Officer on July 3, 2009.

(7)                  Mr. Stanton ceased serving as Chief Financial Officer on January 25, 2010.

PROPOSAL 2: ELECTION OF DIRECTORS

General

In August 2009, the Board voted to amend our corporate governance guidelines lowering the mandatory Board retirement age to 72, from 75.  Based on this guideline change, four incumbent directors will reach mandatory retirement age by the time of the 2010 Annual Meeting.  Messrs Christie, Huennekens and Newman and Ms. Kindel will not stand for re-election and will retire as of this year’s Annual Meeting.  In addition, the Board elected to separate the role of chairman and chief executive officer.  Mr. Christie was named Chairman of the Board after the 2009 annual meeting.  Since Mr. Christie is retiring at the 2010 Annual Meeting, a new chairman will be named immediately following the 2010 Annual Meeting.

The size of the Board has been set at six directors effective as of the date of the Annual Meeting. The Board has nominated Kimberly Alexy, Bruce C. Edwards, Linda Griego, Thomas Iino, William D. Jones, and Mark A. Swatek for election to the Board to serve until 2011 or until his or her successor has been elected and qualified.  Our Board is now de-classified and all directors are elected for one-year terms at each Annual Meeting.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect each nominee as a Director. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will have no effect on the outcome of the election of any director nominee. Brokers do not have the discretion to vote on this proposal.

Nominees and Continuing Directors

The following table provides information on the director nominees for election at the Annual Meeting as well as the directors retiring at the Annual Meeting.

In recommending candidates for Board membership, our Nominating and Governance Committee (“NGC”) looks for a broad spectrum of experience and qualifications. Specifically, each candidate is evaluated based on relevant business experience and board of director experience as well as competency in various additional skills such as leadership and strategic agility.  Relevant business experience includes expertise in public company management, accounting and finance, utility industry and regulatory matters, mergers and acquisitions, government relations and land development, among others. Relevant board of director experience includes membership in public company board committees focused on audit, compensation and corporate governance. For more information about director evaluations, please see “Governance of the Company - Board Membership Criteria” and “Governance of the Company - Nominations for Directors” on page 67.

In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards.  They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to SouthWest Water and our Board.  Finally, we value their significant experience on other public company boards of directors and board committees.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” KIMBERLY ALEXY, BRUCE C. EDWARDS, LINDA GRIEGO, THOMAS IINO, WILLIAM D. JONES, AND MARK A. SWATEK AS DIRECTORS.

NOMINEES FOR ELECTION AT ANNUAL MEETING

Kimberly Alexy, 39	Director since August 2009

Kimberly Alexy was appointed to SouthWest Water Company’s Board in August 2009. She serves as chair of the Company’s Compensation and Organization Committee and is a member of the Audit Committee. Ms. Alexy brings equity market, merger and acquisition, financial and technology sector expertise to the SouthWest Water Board. She has also served on two public company board of director compensation committees, one as chair, as well as two nominating and governance committees, two audit committee and one corporate development and strategy committees, as chair. A chartered financial analyst (CFA), she is the Principal of Alexy Capital Management, a private investment management firm she founded in 2005. From 1998 to 2003, she was Senior Vice President and Managing Director of equity research for Prudential Securities, where she served as the principal technology hardware analyst for the firm. Prior to joining Prudential, she was Vice President of equity research at Lehman Brothers. Ms. Alexy also serves on the boards of CalAmp, a wireless datacom and satellite products provider and SMART Modular Technologies, a manufacturer of memory modules and solid state drives. She has also served previously on the board of Maxtor Corporation prior to its sale to Seagate Corporation in 2006.

Bruce C. Edwards, 56	Director since August 2009

Bruce C. Edwards was appointed to SouthWest Water Company’s Board in August 2009. He serves as the chair of the Company’s Audit Committee and is a member of the Nominating and Governance Committee as well as of the Special Committee which was formed to explore strategic alternatives. Mr. Edwards brings executive management experience and expertise in accounting, finance and mergers and acquisitions to the SouthWest Water Board. He has also served previously as Executive Chairman of the Board of Powerwave Technologies, a public company. Mr. Edwards has served on eight additional public company boards, six audit committees (including several as chair) and three compensation committees. In November 2007, he was appointed Executive Chairman Emeritus of Powerwave Technologies, Inc., a leading supplier of antenna systems, base station subsystems and coverage solutions to the wireless communications industry. Mr. Edwards served as executive chairman of Powerwave Technologies from February 2005 through November 2007 and chief executive officer and director from February 1996 through February 2005. Mr. Edwards previously held executive and financial positions at AST Research, Inc., a personal computer company; AMDAX Corporation, a manufacturer of RF modems; and Arthur Andersen and Co., a public accounting firm. He currently serves as a director for Emulex Corporation, a leader in converged networking solutions for data centers, and Semtech Corporation, a leading supplier of analog and mixed signal semiconductor products.

Linda Griego, 62	Director since 2001

Linda Griego serves as chair of the Company’s Nominating and Governance Committee and is a member of the Compensation and Organization Committee.  She served on the Board from December 2001 until May 2006, then returned in December 2006 to fill a departing Board member’s vacancy.  Ms. Griego brings executive management experience and expertise in government relations and publically appointed positions to the SouthWest Water Board. She has also served previously on three public company board of director governance committees, two as chair, as well as on four audit committees and three compensation committees. Ms. Griego is president and chief executive officer of Griego Enterprises, Inc., a business management company founded in 1986.  She redeveloped and renovated a historical landmark building that houses Engine Co. No 28, a prominent restaurant in downtown Los Angeles she founded in 1988.  From 1990 to 2000, Ms. Griego held a number of government and public service appointments including deputy mayor of Los Angeles, president and chief executive officer of the Los Angeles Community Development Bank and Rebuild LA.  Ms. Griego currently serves as a director of publicly-traded CBS Corporation since 2007, and AECOM Technology Corporation since 2005. She is also a trustee of the David and Lucile Packard Foundation and serves on the board of the Community Development Technologies Center. During the past five years, she was also a director of City National Corporation, Granite Construction Incorporated and Blockbuster, Inc.

Thomas Iino, 67	Director since 2007

Thomas Iino is chair of the Company’s Special Committee, which was formed to explore strategic alternatives, and a member of the Audit Committee. Mr. Iino brings executive management experience and expertise in accounting, finance and mergers and acquisitions to the SouthWest Water Board. He has also served previously on one public company board of director audit committee as well as on one governance committee and one compensation committee. He is Chairman of the Board of Los Angeles-based Pacific Commerce Bank, where he’s served since February 2006. From 1983 until he retired in May 2005, he served as partner-in-charge of Deloitte & Touche LLC’s international practice in southern California, focusing on audit, strategic planning, merger and acquisitions and managing bottom-line results. Since his retirement, Mr. Iino has been active serving on several boards of directors including the Japanese American Community Cultural Center since 1995, the Keiro Retirement Home, Chairman of the Board of the US — Japan Council and the Board of governors for the Japanese American National Museum since 1998.  He also previously served on the Board of governors for the UCLA Foundation through 2007. He is a CPA and past president of both the National Association of State Boards of Accountancy and the California State Board of Accountancy.  Mr. Iino serves on the Mayor’s Trade Advisory Committee formed to stimulate investments from foreign entities.

William D. Jones, 54	Director since 2004

William Jones is a member of the Company’s Special Committee, which was formed to explore strategic alternatives, and a member of the Nominating and Governance Committee. Mr. Jones brings executive management experience and expertise in finance, government relations and land development to the SouthWest Water Board. He has also served previously on three public company board of director audit committees. He has been president, chief executive officer and owner of CityLink Investment Corporation, a real estate investment, development and asset management firm, since 1994 and City Scene Management Company, a property management firm, since 2001. He has been a director of Sempra Energy since 1994, serves on the boards of certain funds in the American Funds Family managed by the Capital Research and Management Company since 2006, and the Federal Reserve Bank of San Francisco since 2008. He has also served on the San Diego Padres board since 1998 and on the board of trustees of the Francis Parker School since 2005.

Mark A. Swatek, 57	Director and CEO since 2006

Mark Swatek joined SouthWest Water as chief executive officer in May 2006, at which time he was also appointed as director and Chairman of the Board. He served in both capacities until October 2009 when the roles of chairman and chief executive officer were made separate, and was named president and chief executive officer. Mr. Swatek brings executive management experience and expertise in the water and wastewater industry, contract services, asset management and environmental regulation to the SouthWest Water board. From 2005 until joining SouthWest Water, he was president of MWH Municipal and State Services, the largest operating division of MWH Global. From 2000 to 2005, he was president of MWH Constructors, the design-build construction subsidiary of MWH Global. Mr. Swatek also served as a member of the board of directors of MWH Global from 2003 to 2006, MWH Constructors from 2000 to 2006 and MWH Americas from 2005 to 2006. Since July 2008, he has represented SouthWest Water as a member of the board of directors of California Domestic Water Company, a private wholesale water provider, and Cadway Inc., a private real estate holding company. Mr. Swatek has also served as a director of the National Association of Water Companies, a non-profit industry association, since October 2008.

DIRECTORS RETIRING AT 2010 ANNUAL MEETING

H. Frederick Christie, 76	Director since 1996

Mr. Christie served as Lead Director since May 2006 and was appointed Chairman of the Board in October 2009. He was also chairman of the Compensation and Organization Committee until October of 2009. An independent consultant, he retired in 1990 as president and chief executive officer of the Mission Group, a subsidiary of SCEcorp (now Edison International). From 1984 to 1987, he served as president of Southern California Edison Company, a subsidiary of SCEcorp. Mr. Christie is a director of Dine Equity Corporation, AECOM Technology Corporation and Ducommun Incorporated. He also serves on the boards of certain funds in the American Funds Family managed by the Capital Research and Management Company. Mr. Christie is Trustee Emeritus and past chairman of the Natural History Museum of LA County and Vice Chairman of Chadwick School in Palos Verdes.

Donovan D. Huennekens, 73	Director since 1969

Mr. Huennekens served as chairman of the Company’s Audit Committee until October 2009. He has been a partner of HQT Homes, a real estate development company, since its formation in 1993. He is also a private real estate investor, and was a director and member of the compensation committee of Bixby Ranch Company, a privately owned family company primarily in the business of developing, managing and owning commercial real estate, from the mid-1980s until its liquidation at the beginning of 2008.

Maureen A. Kindel, 72	Director since 1997

Maureen Kindel is a Principal at Kindel Gagan, a Public Affairs Advocacy firm recently founded in January 2010. Kindel Gagan provides government relations, community outreach, crisis management, relationship building, issue management and strategic communications services to a wide variety of public agencies and private clients.

Until January of 2010, Ms. Kindel was Senior Managing Director of Rose & Kindel, a consulting and public affairs firm she founded in 1987. Ms Kindel, formerly the Commissioner of Public Works for the City of Los Angeles and a founding member of the Pacific Council on Foreign Relations, is currently chair of the LA Business Council Education Committee and serves on the LA 84 Foundation Board, the repository of the 1984 Los Angeles Olympic surplus. She also serves on the Executive Committee of the International Foundation of Election Systems and the Executive Committee of the Los Angeles Chamber of Commerce. She is a Regent of Loyola Marymount University in Los Angeles and chairs the LMU School of Education Board of Visitors. Ms. Kindel is a board member of the George Washington University School of Public Affairs in Washington, DC. and the League of Women Voters Education Fund.

Richard G. Newman, 75	Director since 1991

Mr. Newman is the Chairman and founder of AECOM Technology Corporation, which provides engineering and diversified professional, technical and management support services throughout the world. In addition to serving as Chairman since 1991, Mr. Newman also served as President of AECOM from 1990 until 1991, President and CEO from 1992 to 2000, and Chairman, CEO from 2000 to 2005. He is a director of Sempra Energy Company and serves on the boards of certain funds in the American Funds Family managed by the Capital Research and Management Company.

GOVERNANCE OF THE COMPANY

Corporate General Guidelines

SouthWest Water is committed to having sound corporate governance principles. Our Board believes that the purpose of corporate governance is to ensure we maximize stockholder value while meeting applicable legal requirements with the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which the Board and senior management believe promotes this purpose. We continually review these governance practices, Delaware law (the state in which we are incorporated), the rules and listing standards of The NASDAQ Stock Market (“NASDAQ”) and SEC regulations, as well as best practices suggested by recognized governance authorities.

SouthWest Water maintains a corporate governance page on its website, which includes key information about its corporate governance initiatives, including SouthWest Water’s Corporate Governance Guidelines and charters for each of the committees of the Board. The corporate governance page of the Company can be found at www.swwc.com by clicking on Investor Relations then Governance and Management.

Code of Ethics

Our Code of Business Conduct and Ethics for all employees and our Code of Ethics for Directors and Executive Officers (“Code of Ethics”) can also be found on our website www.swwc.com by clicking on Investor Relations then Governance and Management. The Code of Ethics is intended to comply with the requirements of the Sarbanes Oxley Act of 2002 and applies to our directors and named executive officers, including our Chief Executive Officer, senior financial officers and other members of the Company’s senior management team. We will provide without charge to any person, by written or oral request, a copy of our Code of Ethics. Requests should be directed to Shareholder Services, SouthWest Water Company, One Wilshire Building, 624 So. Grand Avenue, Suite 2900, Los Angeles, California 90017.

Board Membership Criteria

SouthWest Water’s Corporate Governance Guidelines contain Board membership criteria that apply to nominees for a position on SouthWest Water’s Board. Under these criteria, members of the Board must have professional and personal ethics and values consistent with longstanding SouthWest Water values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform all director duties responsibly.  Each director must represent the interests of all stockholders of the Company.

Nominations for Directors

The Nominating and Governance Committee uses a variety of methods to identify and evaluate nominees for Director, including materials provided by professional search firms or other parties. In the event that Board vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for Director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at meetings of the Nominating and Governance Committee, and may be considered at anytime during the year. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

In evaluating director nominees, the Nominating and Governance Committee considers the following:

•                   The appropriate size of the Board;

•                   Diversity in perspectives, skills and personal backgrounds as relates to age, race, gender and national origin in the make-up of the Board;

•                   The needs of the Company with respect to the particular talents and experience of the directors;

•                 The knowledge, skills and experience of nominees, including experience in utilities, business, finance, administration or public service in light of prevailing business conditions, and the knowledge, skills and experience already possessed by other members of the Board;

•                   Familiarity with national and international business matters;

•                   Experience in political affairs;

•                   Experience with accounting rules and practices;

•                   Appreciation of the relationship of our business to the changing needs of society;

•                   The nominee’s other commitments, including the other boards on which the nominee serves;

•                   The nominee’s independence to the Company; and

•                 The desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Governance Committee’s goal is to assemble a Board that brings to us a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating and Governance Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem are in the best interest of us and our stockholders. The Nominating and Governance Committee does, however, believe it appropriate for at least one, and preferably several, members of the Board meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under NASDAQ rules.  The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee based on the criteria above.

The Board nominates the director candidates it deems most qualified for election by the stockholders after consideration of the recommendation by the Nominating and Governance Committee. In accordance with the Bylaws of the Company, the Board will be responsible for filling vacancies or newly created Directorships on the Board that may occur between annual meetings of stockholders.

In connection with the merger, the Parent purchased 2,700,000 shares of our common stock at a purchase price of $6.00 per share, for an aggregate purchase price of $16,200,000 (the “Long-Term Infrastructure Investment”). The Parent is entitled to certain rights in connection with the Long-Term Infrastructure Investment, including the appointment of a designee to serve on our Board (which right the Parent has not exercised to date).

Stockholder Recommendations

The Company’s Corporate Governance Guidelines allow stockholders to recommend director nominees for consideration by the Nominating and Governance Committee by writing to the Corporate Secretary at least 90 days before the annual meeting, specifying the nominee’s name and qualifications for Board membership. Following verification of the stockholder status of the person submitting the recommendation and review of minimum qualifying standards, all properly submitted recommendations are brought to the attention of the Nominating and Governance Committee at the next Committee meeting. Candidates recommended by a stockholder will be evaluated in the same manner as any candidate identified by the Nominating and Governance Committee.

The Company’s Bylaws allow stockholders to recommend business, including recommending director nominees, to come before a special meeting or annual meeting of the Company by providing notice to the Corporate Secretary at least 90 days before the annual meeting. Such notice must comply with the requirements of our Bylaws.

Director Independence

Based on information solicited from each director in the form of an annual questionnaire and upon the advice and recommendation of the Company’s Nominating and Governance Committee, the Board has determined that each of the current directors, except the President and Chief Executive Officer (Mr. Swatek), has no material relationship with SouthWest Water (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of the NASDAQ director independence standards, as currently in effect. The NASDAQ independence definition includes a series of objective tests, such as the director is not an employee of the Company and not engaged in various types of business dealings with the Company. Therefore, the Board has determined that each of the members of the Audit, Compensation and Organization, and Nominating and Governance Committees has no material relationship with SouthWest Water (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), and is “independent” within the meaning of NASDAQ’s director independence standards.

Independent director sessions of non-employee directors are held at each regularly scheduled Board meeting. The sessions are chaired by the Chairman of the Board, who is an independent director. Any director can request that an additional independent director session be scheduled.

Certain Relationships and Related Party Transactions

The Company is required by law and generally accepted accounting principles to disclose to investors certain transactions between the Company and a related party. A related party would include a Director, nominee for Director, executive officer, certain stockholders, and certain others.  As a part of the process in determining its disclosure obligations, the Company circulates a questionnaire to each Director, nominee for Director, executive officer, and other persons who the Company believes could be a related party containing questions calculated to discover the existence of a related party transaction. The Company also conducts such other investigations as it deems appropriate under the circumstances.

Our Code of Ethics for Directors and Executive Officers states that our executive officers and directors, including their family members, are charged with avoiding situations in which their personal, family or financial interests conflict with those of the Company. The Board is responsible for reviewing and approving all related person transactions between the Company and any directors or executive officers. The Compensation and Organization Committee reviews compensation related transactions with directors or executive officers (such as salary and bonus). Any request for  us to enter into a transaction with an executive officer or Director, or any such persons’ immediate family members or affiliates, must be presented to the Board for review and approval. In considering the proposed agreement, the Board will consider the relevant facts and circumstances and the potential for conflicts of interest or improprieties.

No Director, nominee, executive officer or any member of their family had any indebtedness to the Company, any business relationship with the Company or any transaction with the Company in 2009.  No Director, nominee, executive officer or any member of their family, at any time during the past three years, has been employed by any entity, including a charitable organization, that has made payments to, or received payments from, including charitable contributions, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of the other entity’s consolidated gross revenues reported for that fiscal year.

Confidential Rights, Complaints and Communication with the Board

The Board has established a procedure which enables the Company’s employees and stockholders to submit anonymous and confidential reports of suspected or actual violations of the Company’s Code of Ethics or any of the following: violations of law, illegal or unsound accounting practices; internal accounting controls; theft or fraud; insider trading; or conflicts of interest.  All employees are informed on a regular basis of the toll-free number available to them to submit a report 24 hours a day, seven days a week.

Stockholders may communicate with the Board by writing to the Secretary, SouthWest Water Company, One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017. The Secretary will forward all communications to the full Board or the appropriate committee with a copy to the Chairperson of the Nominating and Governance Committee.

BOARD MEETINGS

The Board met nine times during 2009.  Each director attended at least 75% of all Board and applicable committee meetings. The Board also encourages attendance at the annual meeting of stockholders by all nominees for election as directors.  Last year all directors attended the annual meeting. Under the Company’s Corporate Governance Guidelines, each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending the annual meeting of stockholders of the Company, meetings of the Board and committee meetings of which he or she is a member.

The Board is comprised of a non-executive Chairman of the Board, and three standing committees: (i) Audit; (ii) Compensation and Organization; and (iii) Nominating and Governance.  Each committee operates under a written charter adopted by the Board, all which are available on SouthWest Water’s website at www.swwc.com under the Investor Relations, then Governance and Management.

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the Board on which our current directors served during 2009, and the number of meetings held are identified below.

Name of Director	Audit	Compensation and Organization	Nominating and Governance

January — October 2009

Non-Employee Directors:
H. Frederick Christie (Lead Director)	X	Chair	X
Linda Griego			Chair
Donovan D. Huennekens	Chair	X
Thomas Iino	X
William D. Jones	X		X
Maureen A. Kindel		X	X
Richard G. Newman		X

October — December 2009

H. Frederick Christie (Chairman of Board)		X
Kimberly Alexy	X	Chair
Bruce Edwards	Chair		X
Linda Griego		X	Chair
Donovan D. Huennekens	X	X
Thomas Iino	X
William Jones			X
Maureen A. Kindel			X
Richard G. Newman

Number of 2009 In-Person Meetings	12	8	8
Number of Telephonic Meetings	7	1	1

X = committee member

Audit Committee

The Audit Committee consists of four independent directors, in compliance with the listing standards of NASDAQ and the SEC rules. The Audit Committee operates under a written charter adopted by the Board that sets forth its responsibilities and authority, and met twelve times in 2009 in addition to seven telephonic meetings. The Audit Committee charter is available on SouthWest Water’s website at www.swwc.com.

The Audit Committee has the duties prescribed in its charter and is responsible for overseeing the Company’s financial reporting and disclosure process on behalf of the Board. It reviews, acts on and reports to the Board with respect to (among other things) auditing performance and practices, accounting policies, financial reporting, and disclosure practices of the Company.

From January until October of 2009, the Audit Committee members included Don Huennekens, as Chair, Fred Christie, Thomas Iino and William Jones.  Directly following last year’s annual meeting, committee assignments were changed to include Bruce Edwards as Chair, Don Huennekens, Kimberly Alexy and Thomas Iino.

The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on this Committee. In addition, the Board has determined that at least one member of the Audit Committee, Bruce Edwards, qualifies as an “audit committee financial expert” as defined by the SEC rules.  The Board has also determined that each of the Audit Committee members satisfies the SEC rules regarding independence and the NASDAQ requirements for Audit Committee membership including financial sophistication. Stockholders should understand that the “financial expert” designation is a disclosure requirement of the SEC related to Mr. Edwards’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Edwards any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board. The designation of any director as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. The Audit Committee reviews and evaluates annually its performance and charter.

Compensation and Organization Committee

The Compensation and Organization Committee (the “C&O Committee”) assists the Board in reviewing the performance and approving the compensation of SouthWest Water’s executives. The C&O Committee provides general oversight of SouthWest Water’s equity compensation plans and benefits programs and approves grants of equity compensation under the Company’s equity incentive plans.

From January until October of 2009, the members of the C&O Committee included Fred Christie as Chair, Don Huennekens, Maureen Kindel and Richard Newman.  Directly following last year’s annual meeting, committee assignments were changed to include Kimberly Alexy as Chair, Don Huennekens, Fred Christie and Linda Griego.

The C&O Committee reviews and evaluates annually its performance and charter, and met eight times in 2009 in addition to one telephonic meeting.

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become Board members; recommends director candidates to the Board for election and re-election; and develops and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. Please refer to our section on “Governance of the Company” for more information on the Company’s governance guidelines.  Until October 2009, the members of the Nominating and Governance Committee included Linda Griego as Chair, Fred Christie, Maureen Kindel and William Jones.  In October 2009 Bruce Edwards replaced Fred Christie on the committee.

Stockholders may recommend individuals for the Nominating and Governance Committee to consider as potential director candidates by submitting their names and background and a statement setting forth the percentage of our common stock beneficially owned by the stockholder or group of stockholders making the recommendation for at least one year as of the date such recommendation is made to the Nominating and Governance Committee. The Nominating and Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines.  These criteria include the candidate’s business and board of director experience, integrity, business acumen, age, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our Corporate Governance Guidelines specify that the value of diversity on the Board should be considered by the Nominating and Governance Committee in the director identification and nomination process.  The Nominating and Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds.  The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.  The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.  Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Parent is entitled to certain rights in connection with the Long-Term Infrastructure Investment, including the appointment of a designee to serve on our Board (which right Parent has not exercised to date).

The Nominating and Governance Committee reviews and evaluates annually its performance and charter, and met eight times in 2009 in addition to one telephonic meeting.

Board Leadership

In October 2009 the Board chose to separate the role of chair of the Board from that of chief executive officer. The Board believes this structure is in the best interest of SouthWest Water and its stockholders as it creates a check and balance process on the strategic direction of the Company and is in alignment with current views on best corporate governance practices. Mr. Christie, who had previously served as the independent director position of Lead Director, was named as the Chairman of the Board.

Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies.  When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting.  This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.  As part of its charter, the Audit Committee discusses our policies with respect to risk assessment and risk management.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes how we compensated the persons who served as the Company’s Chief Executive Officer and Chief Financial Officer and the other persons included in the Summary Compensation Table on page 81 during fiscal year 2009.  Collectively, this group of executive officers is referred to as the named executive officers (the “NEO or NEO’s”).

The C&O Committee of our Board is responsible for determining the compensation of the named executive officers and the other members of the Company’s senior management team.  The C&O Committee also reviews and oversees all long-term incentive and equity-based plans, defined contribution plans, our deferred compensation plan and change-of-control agreements.

Objectives

Our executive compensation programs are designed with the intent of attracting, motivating and retaining experienced executives and rewarding them for their contributions to the Company’s achievement of its annual and long-term goals.  We believe that in this way we can align the interests of our executives with those of our stockholders.  Historically, we have put a greater relative emphasis on at risk, performance based incentives to increase the relationship of pay to Company performance and offer greater compensation potential for superior performance.  However, in 2009 due to the ongoing restatement of our historical financial statements, we elected not to grant any equity as part of the 2009 long term incentive plan.

Role of Executive Officers in Compensation Decision

Our Chief Executive Officer, other members of management and outside advisors may be invited to attend C&O Committee meetings from time to time depending on the matters to be discussed.  The C&O Committee may solicit the input of the Chief Executive Officer as it relates to the compensation of other named executive officers.  However, neither the Chief Executive Officer nor any other member of management votes on items before the C&O Committee or participates in discussions regarding his or her compensation.

Role of Compensation Consultant

From 2007 through the end of the third quarter of 2009, the C&O Committee engaged Compensation Design Group (“CDG”) as an executive compensation consultant.  In 2009 the principal consultant from CDG started his own compensation consulting firm, Veritas, LLC (“Veritas”) which the C&O Committee continued to use for consulting services through the third quarter of 2009.

At various times over the last few years, CDG and Veritas have provided the following services:

•	Review the Company’s total compensation philosophy, peer group and competitive positioning for reasonableness and appropriateness;
•	Review the Company’s total executive compensation program and advise the C&O Committee of plans or practices that might be changed to improve effectiveness;
•	Review director compensation philosophy, peer group and competitive positioning for reasonableness and appropriateness;
•	Advise the C&O Committee and/or Chair on management proposals as requested;
•	Undertake special projects at the request of the C&O Committee and/or Chair;
•	Review the Company’s total compensation philosophy, peer group and competitive positioning for reasonableness and appropriateness;
•	Review the Company’s total executive compensation program and advise the C&O Committee of plans or practices that might be changed to improve effectiveness;
•	Provide market data and recommendations on CEO compensation without prior review by management except for necessary fact checking;
•	Review the Compensation Discussion and Analysis and related tables for the proxy statement;
•	Periodically review the C&O Committee’s charter and recommend changes; and
•	Proactively advise the C&O Committee on best practices for Board governance of executive compensation as well as areas of concern and risk in the Company’s program.

In 2009, as part of its ongoing services to the C&O Committee as described above, Veritas worked on the following projects:

•	Advised the C&O Committee on executive severance;
•	Advised the C&O Committee on long term incentives to best align executive performance with stockholder interests;
•	Reviewed proxy statement and supported company on 280G calculations and summary compensation tables;
•	Advised on appropriate executive performance goals and metrics;
•	Performed analysis on total compensation for directors;
•	Conducted SouthWest Water peer restricted stock award dividend study;
•	Provided guidance on restricted stock awards dividend equivalent rights; and
•	Provided burn rate and overhang analysis.

In 2009, the total amount of fees paid to Veritas did not exceed the SEC reporting requirement amount.  In addition, the Company reimbursed Veritas for all reasonable travel and business expenses.  Veritas does not perform any other consulting services to SouthWest Water other than in the area of executive compensation.

In the fourth quarter of 2009, the C&O Committee engaged Pearl Meyer & Partners as an independent compensation consultant to conduct an analysis on change of control payments and retention incentives. Fees paid to Pearl Meyer & Partners, which does not provide any other consulting services to SouthWest Water, did not exceed the SEC reporting requirement.

Setting Executive Compensation

The C&O Committee has structured base salary, non-equity incentive plan awards, and long-term equity based incentive awards to motivate named executive officers to achieve goals set by the Company and to reward achievement of those goals. From time to time the C&O Committee engages independent compensation consultants to assist with the review and development of the total compensation provided to its named executive officers. For 2009, the C&O Committee did not engage its compensation consultant to perform a review of total compensation.

The C&O Committee reviews the base salaries of each of our named executive officers annually and the overall executive salary ranges periodically.  The C&O Committee determines the base salary of each named executive officer after considering the pay levels of our peer group, the executive’s individual performance, his or her long-term contributions, and the pay of others on the executive team.  We target our executive base salary to be in the 50th percentile of our peer group.  Adjustments may be made at the discretion of the C&O Committee due to superior performance of the officer involved.  Our peer group consisted of seven utility companies and six service companies that provide services in a market similar to that which we serve or to the same clients we serve.  The peer companies are:

Utility	Services
• American States Water Company	• Hawkins, Inc.
• Artesian Resources Corporation	• Matrix Service Company
• California Water Service Group	• Michael Baker Company
• SJW Corp.	• TRC Companies
• The Empire District Electric Co.	• Insituform Technologies, Inc.
• Middlesex Water Company	• Layne Christensen Company
• Connecticut Water Service, Inc.

Components of Executive Compensation

The basic elements of compensation for our named executive officers are:

•                   Base salary;

•                   Non-equity short term incentive plan awards;

•                   Long-term equity based incentive awards; and

•                   401(k), deferred compensation plan, and other benefits.

Our named executive officers are compensated with a mix of these key components of compensation. The C&O Committee reviews each element separately and then considers all elements together to ensure that the goals and objectives of our total compensation philosophy are met.

Base Salary

Our objectives in setting, reviewing and adjusting base salary are twofold: to attract and retain executive talent and to meet competitive practices. Our base salary is intended to provide reasonable and competitive pay for services to the Company. The C&O Committee, after considering similarly situated competitors and taking into consideration the performance history of the officers involved, seeks to annually establish the base salary for such affected officers. In using this methodology, the base salary adjustment has both quantitative and qualitative components.  For 2009, each officer’s base salary was the subject of a discretionary review by the C&O Committee taking into account the Company’s financial performance, the officer’s personal performance for the prior year and factoring into consideration related cost of living adjustments.  Based on the Company’s performance, and regional and national economic conditions, the C&O committee determined that the NEO’s would not receive an increase in 2009.

Non-Equity Short-Term Incentive Plan Awards

Our objective in providing annual non-equity short-term incentive (“STI”) compensation in the form of cash awards is to motivate executives to make improvements in individual and Company performance and to align the executive’s compensation with the Company’s performance and objectives; the greater the improvement in Company performance, the greater the incentive opportunity.  We also believe annual non-equity STI compensation is necessary to remain competitive with our peer group.

The C&O Committee annually reviews non-equity incentives for executives generally in the first quarter of the fiscal year to determine award payments for the last completed fiscal year, as well as to set performance goals and incentive targets for the current fiscal year. Non-equity incentives (Short-Term Incentives or STI) are based on performance against both formulaic financial objectives and discretionary non-financial individual goals. The C&O Committee approves the incentive level for the Chief Executive Officer and for each named executive officer taking into consideration the Chief Executive Officer’s recommendations at the beginning of the year as performance objectives are established. The performance objectives are a combination of both financial objectives and non-financial objectives established individually or collectively for the NEOs, and the weighting of each goal is established by the C&O Committee taking into consideration Chief Executive Officer recommendations. The financial objectives may include objectives relating to EPS, EBIT, Profit before Taxes, Group or Division Income, or other financial metric measures that are pertinent to the individual’s span of control. Non-financial goals are established to assure focus on activities that help the Company achieve its strategic incentives, such as critical acquisitions or realignment of individual operations. Individual operational performance achievement levels are determined at the discretion of the C&O Committee, which is familiar with the individual performance that is expected for each unique job in question.  When these targets are met, the awards are paid in cash.

For the 2009 STI plan, the C&O Committee established threshold, target and maximum awards for plan participants that were based on a percentage of base salary as follows:

NEO	Threshold Award	Target Award	Maximum Award

CEO, COO	25%	50%	100%

CFO, Managing Directors	20%	40%	80%

Each NEO shared a total Company EBIT goal for 2009.  The goal was established at threshold, target, and maximum performance levels based on the Company’s approved 2009 budget.  All other performance objectives were tailored to each NEO and his or her specific objectives for 2009 and performance against these goals are summarized below.

Mr. Swatek

•               Non-GAAP EBIT SouthWest Water Goal $11,764,000 excluding New Mexico (25% weighting):  The Company did not achieve the goal.

•                   EPS SouthWest Water Goal $0.30 excluding New Mexico (25% weighting): The Company did not achieve the goal.

•                   Non-Financial Objective (30% weighting):  Establish a new investor relations campaign to increase interest in SouthWest Water as an investment of choice.  Mr. Swatek achieved this goal.

•                   Operational Objective (10% weighting):  Assure company borrowings are controlled to prevent default and to conserve adequate borrowing capacity on current credit lines.  Mr. Swatek achieved this goal.

•                   Personal Development (10% weighting):  Broaden knowledge and experience of director best practices through attendance at training programs or other avenues.  Mr. Swatek achieved this Goal.

•                   Because overall financial performance of the Company did not meet threshold performance levels, Mr. Swatek did not receive a STI award for 2009.

Mr. Stanton

•               Mr. Stanton separated from the Company prior to evaluation of performance for the short term incentives for 2009 and therefore did not receive a STI award for 2009.

Ms. Clary

•               Ms. Clary separated from the Company prior to evaluation of performance for the short term incentives for 2009 and therefore did not receive a STI award for 2009.

Mr. Profilet

•                   Non-GAAP EBIT SouthWest Water Goal $11,764,000 excluding New Mexico (30% weighting):  The Company did not achieve the goal.

•                   Texas Utilities EBIT Goal (prior to corporate allocation) of $9,503,000 (40% weighting):  Mr. Profilet exceeded maximum performance levels for this goal.

•                   Texas Utilities EBIT Margin (Total EBIT unallocated/Total Revenue) of 36.0% (15% weighting):  Mr. Profilet did not achieve this goal.

•                   Lost Time Incident Rate Safety Objectives (7.5% weighting):  Mr. Profilet exceeded threshold performance levels for this goal.

•                   Recordable Incident Rate Safety Objectives (7.5% weighting):  Mr. Profilet did not achieve this goal.

Mr. Quinn

•                   Non-GAAP EBIT SouthWest Water Goal $11,764,000 excluding New Mexico (30% weighting):  The Company did not achieve this goal.

•                   Western Utility EBIT Goal prior to corporate allocation of $21,218,000 excluding New Mexico (40% weighting):  Mr. Quinn did not achieve this goal.

•                   Western Utility EBIT Margin (Total EBIT unallocated/Total Revenue) of 38.0% (15% weighting):  Mr. Quinn did not achieve this goal.

•                   Lost Time Incident Rate Safety Objectives (7.5% weighting): Mr. Quinn’s operation had no lost time incidents in 2009 and thus met maximum objectives of this goal.

Recordable Incident Rate Safety Objectives (7.5% weighting):  Mr. Quinn did not achieve this goal.

Mr. Profilet and Mr. Quinn did not receive an STI award for 2009, however, in 2010 the C&O Committee approved a discretionary cash bonus for fiscal year 2009 to Mr. Profilet and Mr. Quinn of $45,000 and $20,000, respectively.

Any non-equity incentive awards granted to the named executive officers are detailed in the Grants of Plan-Based Awards table on page 82.

Long-Term Incentive Awards

In 2009, the C & O Committee did not grant any long term incentive awards.

The Company believes that stock-based long-term incentive awards align the interests of executives with those of stockholders. Both wish to see an increase in value. In addition, we believe stock ownership encourages executives to take a more entrepreneurial and longer term view of the Company and its business.  In 2008 the C&O Committee established a multi-year long term incentive plan for the NEO’s and other management using non-qualified stock options and restricted stock awards as the form of long-term incentive as permitted under the Equity Incentive Plan. The amount of the option and stock awards were based on rewarding individual contributions and a target of competitive total compensation relative to our peers.  The NEO awards were based on analysis and guidance from Veritas on market practices of our peer and industry group on long term incentives in relationship to total compensation market practices.  Long term target values were set in accordance with the Company’s compensation strategy and based on results of an extensive compensation study by Veritas. For 2009, the C&O Committee did not award any long term incentives.

In February 2010, the C&O Committee approved the elimination of dividend payments on any future grants of Performance Contingent Restricted Stock awards.

Long term incentives include performance accelerated stock options (“PASO’s”), performance contingent restricted stock (“PCRS”) and performance shares.

PASO’s — Performance Accelerated Stock Options

PASO’s are options to buy SouthWest Water stock at a future date, at the closing fair market value the stock is trading at on the grant date.  PASO’s fully vest five years from the grant date, however, they may vest earlier in the five year period, based on meeting specific performance objectives. Vesting may be accelerated if SouthWest Water shares reach and maintain the target price thresholds listed in the table below for a minimum of 10 consecutive trading days.

Share Price Threshold	Accelerated Vesting %
$15.00	25%
$18.00	25%
$21.00	25%
$24.00	25%

There is no limit on accelerated vesting in any plan year, provided that share price targets are met and held.  If performance objectives are not met, stock option awards vest five years from the date of award based on continued employment.  Vesting can be accelerated to an earlier date based on meeting pre-established and stated performance objectives.

PASO’s are issued at fair market value and the participant is entitled only to the appreciation in the value of the PASO from the date of the grant to the date of exercise.  The initial grant of options to individual participants is based on a “gain multiplier” (i.e., a multiple of a base salary that is derived from competitive practices and used to determine the target long-term incentive value for each participant) of base salary and an option pricing valuation.  PASO’s provide long-term focus on share-price performance and align the interests of participants with those of the Company.

The PASO performance objective is based on the Company’s stock maintaining the threshold price for a minimum of ten (10) consecutive trading days, at which point 25% of the options will undergo accelerated vesting.  There are four such share price thresholds, and there is no limit on the number of accelerated vesting occurrences in one year, provided that share price targets are met and held.  Un-accelerated options will vest fully five years after the grant date and have a term of seven years from the grant date.  The exercise price used was the final after-hours trading price of the Company’s stock on the date of grant. In the event of a change of control, such as that contemplated by the merger agreement, the vesting for all PASO’s will accelerate.

During 2009, no thresholds were reached and therefore no acceleration of vesting occurred.

PCRS — Performance Contingent Restricted Stock

PCRS are shares of SouthWest Water stock with performance-contingent vesting restrictions.  They have an initial value equal to the closing price of SouthWest Water stock on the grant date.  Any unvested awards, (i.e., where performance was not achieved) will be forfeited at the end of the five year performance period.  Vesting occurs if the Company achieves four quarter trailing pre-tax earnings objectives, as noted below.  Once a vesting target is achieved, the four quarter period is reset and the objective will become the next lowest vesting target.  Since shares are restricted, participants will not “own” the shares until they vest.  However, participants will receive dividends and have voting rights on unvested shares.  Effective February of 2010, the C&O Committee approved the elimination of dividend payments on any future grants of Performance Contingent Restricted Stock awards.

Pre-Tax Earnings Objectives	Accelerated Vesting %

$19,778,000	25%
$25,765,000	25%
$30,046,000	25%
$38,319,000	25%

PCRS are restricted stock awards that are an “at-risk” form of compensation.  Vesting is entirely performance based with the potential for shares to be forfeited if the established objectives are not met over a five year performance period following the grant date.  The valuation of shares is based on fair market value at the time of grant.  The participant is entitled to the full value of the share, including the appreciation or “gain” in stock value over the original grant price, at the time of vesting.  The initial grant of shares to individual participants is based on a “gain multiplier” of base salary.  During the restriction period, the participant receives dividends, if any, and can vote the shares.  As restrictions lapse, the participant receives unrestricted shares which may be sold, transferred or pledged.  PCRS provides long-term focus on share price and Company performance and aligns the interests of participants with those of the Company.

PCRS requires the Company’s pre-tax earnings to be above a specified four-quarter total value at the end of the four-quarter period (not necessarily in a single fiscal year), at which point 25% of the restricted stock will undergo accelerated vesting and the four quarter period is reset.  Any unvested restricted stock is forfeited at the end of the five year performance period.  In the event of a change of control, such as that contemplated by the merger agreement, the vesting for all PCRS will accelerate.

During 2009, no pre-tax earnings objectives were met and therefore no vesting or acceleration of vesting occurred.

Performance Shares

Performance shares are phantom stock designed to link to specific balance sheet performance of the Company.  They have a three year term and give a participant the right to receive a cash award at the end of three years, based on the achievement of predetermined performance objectives.  Performance share value is variable, and may payout at, above, or below target.  In the event of poor performance, if the minimum goals are not achieved, the performance shares will not have any value or payout.

Performance Share value will be measured at the end of the performance period based on improvement in the Company’s Return on Invested Capital (“ROIC”) as compared to 2007 levels.  Plan participants will be paid cash at the end of 2010 based on improvement in ROIC over the 2008-2010 plan percent as forecasted by the Company’s 2007 long range plan. If successful, the Company will improve its ROIC by the end of 2010 by 73% from 2007 year end levels and, if this level of improvement is achieved, the plan participants will be entitled to 100% of the target Performance Share award.  Actual awards will be made on the basis of the relative percentage of the achieved improvement.  If ROIC is improved by 50% over 2007 year end levels, then the plan participants will receive 50/73 or 68% of the target award.  Conversely, if ROIC improves by 100% over the 2007 year end levels, plan participants will receive 100/73 or 137% of the target award.  The target Performance Share award to individual participants is based on a multiplier of base salary.  Payments will be made in cash.  Performance shares provide long-term focus on specific financial/ operational performance and align the interests of participants with those of the Company.  During 2009, the Company did not meet its target for ROIC. In the event of a change of control, such as that contemplated by the merger agreement, the vesting of all of the performance shares will accelerate.  However, based on expected performance, the Company believes that the stated performance metrics will not meet minimum goals and, therefore, the performance shares will have no value and will be terminated.

Most of the long-term incentive awards are made to named executive officers during the first quarter of the year. These awards are referred to as in-cycle awards.  The process for these awards is structured.  The Chief Executive Officer reviews the performance of the named executive officers and management against long-term goals of the organization, strategic initiatives and the role each individual may have in moving the Company toward those goals and initiatives.  The Chief Executive Officer recommends long-term incentive awards to the C&O Committee after discussion and review, approves final awards.

Occasionally, out-of-cycle long-term incentives are made to named executive officers. The most typical out-of-cycle awards are made when an executive is first hired or is promoted. These out-of-cycle long-term incentive awards are made effective as of the date of hire or promotion. The C&O Committee has delegated to the Chief Executive Officer the authority to make out-of-cycle long-term incentive awards of non-qualified stock options up to 2,500 shares, with the provision that the C&O Committee is informed of the award at the next C&O Committee meeting.  The Chief Executive Officer did not make any out-of-cycle awards in 2009.

All options or restricted shares are granted at fair market value of the stock on the date of grant. Fair market value is determined as the closing price of the Company’s stock on the NASDAQ on the grant date.

Compensation and Risk

The C&O Committee is aware of the ongoing economic conditions and the consequences to companies that have not appropriately balanced risk and reward in executive compensation. The C&O Committee believes that the emphasis on long-term performance in its approach to the overall compensation program does not reward excessive risk-taking for the Company.  Historically, the Company’s executive compensation strategy is focused on mitigating risk by emphasizing long-term compensation and financial performance measures that correlate with growing stockholder value rather than rewarding shorter performance periods and payouts.  The C&O Committee believes the Company’s executive compensation and overall compensation practices and policies do not have a material effect on the Company’s risk profile or its ability to manage risks.

The C&O Committee notes the following:

•

The C&O Committee is responsible for considering risk related to its compensation policies for executive officers, and the management team for all non-executive officers and the risk mitigation policies in place (i.e., mix of long term and short term incentives, etc.).

•	All employees are reviewed on an annual basis for a merit review. The merit is based on budget and business performance. In 2009, the Company did not award merit increases.
•	Variable compensation is part of our ongoing compensation program and is not only for executive management. It’s an important element of compensation for our employees in the field operating lines of business as well as office support functions.
•

The Company does have a short term annual incentive plan for certain management and key contributor roles across all business units and support functions. The incentives are based on Company performance, business unit objectives and individual objectives. Any bonus pool is approved by the C&O Committee. For 2009, the C&O Committee approved a bonus pool for the annual short term incentive for certain management and key contributors in field operating units and office support functions.

•	The Company’s executive compensation approach is to balance both short and long term incentives.
•	The use of both quantitative and qualitative finance metrics are significant factors in the C&O Committee’s decision in making payments to executive management.
•	The LTI’s long term focus on share based compensation over a multi-year period mitigates risks over short term goals that could be potentially detrimental to the stockholders.
•

Long term incentive awards under the 2008 LTIP are intended to promote accomplishment of long term focus on specific financial/operational goals that align the interests of the Company and plan participants.

As a matter of best practice, we will continue to manage our executive compensation and general compensation program that aligns the interests of our employees and stockholders while avoiding unnecessary or excessive risk.

Retirement and Other Benefits

•                   Profit Sharing/Savings Plans.  All employees, including named executive officers, may participate in one of two 401(k) Plans depending on the subsidiary in which they work. The contract services business employees typically participate in the Profit Sharing 401(k) Plan, established in 1988 and the owned utility business employees typically participate in the 401(k) Retirement and Savings Plan, established in 1994.

•                   In both plans, employees may elect to make before-tax contributions of up to 60% of their base salary, subject to current Internal Revenue Service limits. Neither 401(k) Plan permits an investment in our stock. The Company matches employee contributions up to a set percentage of the employee’s contribution depending on the specific plan and the Company contributed portion has a specific vesting period. For the Profit Sharing 401(k) Plan, the Company matches 50% of the first 2% of the employee’s contribution. The Company’s contribution vests 100% after one year of service. For the 401(k) Retirement and Savings Plan, the Company matches 100% of the first 2% of the employee’s contribution and 50% of the next 4%. The Company match vests at a graduated rate over 6 years.

•                   Employee Stock Purchase Plan.  All employees, including named executive officers, may participate in the Employee Stock Purchase Plan (the “ESPP”), established in 1989, when they meet the eligibility requirements.  Eligible employees are those who work more than 20 hours a week and are employed at least 90 days. The ESPP provides eligible employees an option to purchase the Company stock at a discounted price at the end of a set offering period. Our offering period is quarterly. The discount in the ESPP is 10% off the lesser of the Company’s stock price based on the average of the high and low price for the last or first three (3) days of the offering period. Employees can participate through payroll deduction and there is a 1,000 share limit per purchase, as well as an annual Internal Revenue Service limit of $25,000 in value of stock that can be purchased through the ESPP.  In November of 2008, the Company temporarily suspended the Employee Stock Purchase Plan due to our ineligibility to use registration statements on Form S-8 until we became current in all SEC filings.  The Company reinstated the ESPP on October 1, 2009.  In accordance with the provisions of the merger agreement, the ESPP was suspended after March 31, 2010.

•                   Deferred Compensation Plan.  The Company offers highly compensated employees and directors an opportunity to participate in a nonqualified, unfunded Deferred Compensation Plan, established in 2002. In 2009, ten employees elected to participate in the Deferred Compensation Plan. The named executive officers who participated in the Deferred Compensation Plan are identified in the Nonqualified Deferred Compensation Table. In the Summary Compensation Table and the Director Compensation Table, the base salary, non-equity plan award or fees to each named executive officer and director who participated in the Deferred Compensation Plan have not been reduced by the amount of their deferral. In other words, base salary is base salary before any deferrals.  Director fees reflect fees before any deferrals.

•                   Pension Plan.  The Company does not provide a pension plan for any of the named executives as outlined in the Pension Benefits section on page 83.

Health and Welfare Benefits

All full-time employees, including our NEOs, may participate in our health and welfare benefit programs, including medical and dental coverage, disability insurance, life insurance and long-term care. All employees may elect to purchase additional life and disability insurance through payroll deductions. The additional benefit of the Company paid premium is taxable income and is included in the employee’s W-2.

Perquisites

We provide additional benefits to named executive officers that match competitive market practice or are relevant to the business we conduct. All such payments are reflected in the Summary Compensation Table on page 81. Our Chief Executive Officer and certain named executive officers receive a car allowance, which is included as taxable income in the NEO’s salary.  Additionally, the Company pays the monthly parking fees for named executive officers located in downtown Los Angeles.

The Chief Executive Officer is reimbursed for tax preparation up to an annual maximum of $5,000.

Club membership is provided or reimbursed for the Chief Executive Officer. The club to which the Chief Executive Officer belongs benefits the Company in the conduct of our business, through establishing or maintaining business connections and the conducting of business meetings.

Severance Agreements; Change of Control Agreements

Businesses face a number of risks, including the risk of losing executive talent when a new Chief Executive Officer joins the Company or there is a change in ownership of the Company. We believe that severance arrangements and change of control agreements with certain of our named executive officers has helped us attract and retain our executives.

The Company has a Change of Control Severance Agreement (“CCSA”) into which certain named executive officers and other key executive officers have entered.  All except one of these agreements have a term of three years subject to automatic renewal for three-year terms, unless a 90-day notice of non-renewal is given prior to the expiration of a current term. One agreement was entered into in 1999 and has no expiration or renewal date.  The CCSA ends if a named executive officer’s employment has terminated before the change of control has occurred, as in the case of Mr. Stanton and Ms. Clary.  Other named executive officers who have entered into CCSA’s are Messrs. Swatek, Quinn and Profilet.  Additionally, three other executive officers have CCSA’s with similar terms as those for the named executive officers.

The CCSA provides that the executive officer will, upon a change of control as defined in the CCSA agreement, be entitled for a period of two years after the change of control, to a severance payment if the executive officer’s employment is terminated by the Company for other than “Cause” or the employee elects to terminate for “Good Reason,” as defined in the CCSA. The severance consists of up to 2.99 times the sum of the executive’s most recent base salary plus the average bonus (or Non-Equity STI Plan compensation) for the prior three full years. The severance benefits may also include an acceleration of vesting of previously granted stock options or non-vested restricted shares held as of the date of the change of control. Total benefits may not exceed the limits imposed by Section 280G of the Internal Revenue Code. The consummation of the merger would result in a change of control for purposes of the CCSA.  Details on the payments that each of the above named executive officers would receive in the event their employment terminates are shown on the Potential Payments Upon Post Termination tables specific to each named executive officer on pages 84 to 87.

Stock Ownership Guidelines

Stock ownership guidelines have not been implemented by the C&O Committee for our named executive officers.  We will continue to periodically review and evaluate our position with respect to stock ownership guidelines for executive officers.

Tax and Accounting Considerations of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid by a public company to its chief executive officer and four other highest-paid executive officers unless certain specific and detailed criteria are satisfied.  The C&O Committee takes into consideration the economic effect on the Company of compensation, which would not be deductible under Section 162(m) or otherwise and therefore considers the anticipated tax treatment to the Company and our executive officers when we review and establish compensation programs and payments. In the future, compensation may be set, for competitive or other reasons, which will not be fully deductible. The Company believes that for fiscal year 2009 there were no compensation amounts paid to any named executive officer, which were not deductible by reason of Section 162(m).

Summary Compensation Table

The following table summarizes the compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2009.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	Change of Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Mark A Swatek,	2009	467,308	—	—	—	—	—	55,391	522, 699
Pres, Chief	2008	450,000	—	1,495,826	310,700	—	—	41,241	2,297,767
Executive Officer (4)	2007	435,077	—	127,600	105,250	—	—	305,552	973,479
David Stanton,	2009	336,538	—	—	—	—	—	38,180	374,718
Former COO &	2008	300,000	—	1,010,002	259,838	—	—	24,475	1,594,315
CFO (5)	2007	270,200	—	—	42,100	60,000	—	—	372,300
Cheryl L Clary,	2009	141,375	—	—	—	—	24,793	157,216	323,384
Former CFO (6)	2008	253,500	—	204,167	127,936	—	22,567	21,769	629,939
	2007	262,485	—	63,800	63,150	55,000	17,309	—	461,744
Chuck Profilet,	2009	253,383	45,000	—	—		211	22,934	321,528
Managing Director,	2008	249,780	—	159,998	100,261	39,200	—	23,258	572,497
Texas Utilities (7)
Michael O Quinn,	2009	263,250	20,000	—	—		13,506	20,718	317,474
Managing Director,	2008	253,500	—	122,500	76,760	—	11,448	71,566	535,774
Western Utilities (8)	2007	255,723	—	63,800	63,150	45,000	10,051	—	437,724

(1)  Any non-qualified deferred compensation amounts are included under “Salary” and footnoted below for the two named executive officers who deferred a portion of their salary. Earnings on non-qualified deferred compensation are reflected under “Change of Pension Value & Non-qualified Deferred Compensation Earnings.” Amounts shown under “Salary” before 2008 include car allowances for the named executive officers. In 2008, car allowances are reflected under “All Other Compensation.” Salary in 2009 reflects 27 pay periods instead of 26.

(2)  Figures reflect the grant date fair value calculated in accordance with FASB ASC Topic 718. No awards were granted in fiscal 2009. 2008 stock awards include Performance Contingent Restricted Stock, Performance Shares, and non-performance-based restricted stock. 2008 option awards include performance-accelerated stock options and non-performance-based stock options. 2007 awards include non-performance-based restricted stock and stock options. For additional information on valuation assumptions, refer to Note 13 to the Consolidated Financial Statements included in our Annual Report on Form 10-K.

(3)  The amounts reported in this column reflect cash incentive compensation based on performance in the respective year, and was determined by the C&O Committee and Board in March of the following year and paid shortly thereafter. A more detailed discussion of our non-equity incentive plan awards, including the criteria used to determine such awards, may be found under “Compensation Discussion and Analysis” above.

(4) All other compensation for Mr. Swatek includes $1,400 for tax preparation,$12,461 in car allowance, $3,751 for Group Term Life, $2,066 in LTD, $10,300 in Company 401(k) matching, $4,830 in club memberships, $1,332 in discounted ESPP purchases, $2,400 in Company paid parking and $16,851 in dividends on restricted stock awards.

(5)  All other compensation for Mr. Stanton includes $12,462 in car allowance, $872 for Group Term Life, $10,300 in Company 401(k) matching, $1,021 in discounted ESPP purchases, $2,400 in Company paid parking and $11,126 in dividends on restricted stock awards. Effective April 24, 2009, Mr. Stanton was appointed Chief Financial Officer of the Company. His employment with the Company terminated January 25, 2010, at which time all unvested stock options and unvested restricted stock awards were canceled.

(6)  All other compensation for Ms. Clary includes $5,169 in car allowance, $1,190 for Group Term Life, $602 in LTD, $6,495 in Company 401(k) matching, $1,200 in Company paid parking and $1,268 in dividends on restricted stock awards. Effective April 24, 2009, Ms. Clary no longer served as Chief Financial Officer, and her employment with the Company terminated July 3, 2009.

(7)  All other compensation for Mr. Profilet includes $10,200 in car allowance, $1,932 for Group Term Life, $1,079 in LTD, $8,632 in Company 401(k) matching, $204 in discounted ESPP purchases and $887 in dividends on restricted stock awards. Mr. Profilet was not a named executive officer in 2007.

(8)  All other compensation for Mr. Quinn includes $2,027 in car allowance, $5,757 for Group Term Life, $1,162 in LTD, $10,300 in Company 401(k) matching, $204 in discounted ESPP purchases and $1,268 in dividends on restricted stock awards. He deferred $8,044 of his compensation which is included in his salary shown above.

Grants of Plan Based Awards

There were no grants made to any of the Named Executive Officers during 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of the Company’s Named Executive Officers regarding outstanding stock options and unvested stock awards held by the officers as of December 31, 2009.  Market values are presented as of the end of 2009 (based on the closing price of SouthWest Water stock on December 31, 2009 of $5.89) for outstanding stock awards, which include all prior year grants.  Market values are not presented for stock options.  The accumulated equity holdings reflect our long-term incentive structure, Company performance and an executive’s length of service.  Performance shares, which are cash-based, are not presented in this table.

Equity Incentive Plan Awards

Option Awards					Unvested Restricted Stock Awards
Number of Securities Underlying Unexercised Options (#)					Service-Based Awards		Performance-Based Awards
Named Executive Officer	Unexercised Options (#) Exercisable	Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights Not Vested ($)
Mark Swatek Equity Awards Stock Options	— 16,666(2) 75,000(3)	91,923(1) 8,334(2) —	11.28 12.76 13.20	1/29/2015 3/14/2014 6/3/2013	106,639(6)	628,104	21,978(7)	129,450
Cheryl Clary Equity Awards Stock Options	10,000(2)— — —	37,851(1) 5,000(2) 20,000(4) 21,000(4) 13,230(4)	11.28 12.76 17.75 11.39 11.02	1/29/2015 3/14/2014 3/8/2013 3/9/2012 10/26/2011	—(8)	—	—	—
David Stanton Equity Awards Stock Options	— 10,000(5) 6,666(2) 25,000(2)	48,202(1) 20,000(5) 3,334(2) —	11.28 11.04 12.76 12.04	1/29/2015 1/22/2015 3/14/2011 11/10/2013	77,479(9)	456,351	11,525(7)	67,882
Charles Profilet Equity Awards Stock Options	— 6,000(4)	29,663(1) 9,000(4)	11.28 12.88	1/29/2015 2/17/2014	—	—	7,092(7)	41,772
Michael Quinn Equity Awards Stock Options	— 10,000(2) 15,000(4) 16,800(4) 16,537(4)	22,710(1) 5,000(2) 10,000(4) 4,200(4) —	11.28 12.76 17.75 11.39 12.97	1/29/2015 3/14/2014 3/8/2013 3/9/2012 2/12/2011	1,666(10)	9,813	5,430(7)	31,983

(1)          Vesting can be accomplished based on a performance objective of the Company stock maintaining set threshold prices, at which point 25% of the options will undergo accelerated vesting.  There are four such share price thresholds: $15, $18, $21 and $24/share.  Un-accelerated options will fully vest five years after the grant date.  As of December 31, 2009, none of the targets have been met.

(2)          These stock options vest 33 1/3% each year over three years.

(3)          On June 2, 2006, 75,000 stock options were awarded to Mr. Swatek.  These options vest 50% each year over two years.

(4)          These stock options vest 20% each year over five years.

(5)          On January 22, 2008, 30,000 stock options were awarded to Mr. Stanton in connection with his promotion to COO.  These options would have vested 33 1/3% each year over three years until fully vested on January 22, 2011, however all options canceled upon the termination of Mr. Stanton’s employment.

(6)          On October 17, 2008, Mr. Swatek was granted a 103,306 restricted stock award which will fully vest at three years, or earlier upon involuntary termination for any reason other than cause.  On March 13, 2008, Mr. Swatek was awarded 10,000 shares of restricted stock, which he declined, and which were immediately canceled.  On March 14, 2007, Mr. Swatek was awarded 10,000 shares of restricted stock which vest 33 1/3% per year over three years.

(7)          The Performance Contingent Restricted Stock awards have five years in which to reach performance targets, and will vest 25% upon reaching each goal of pre-tax earnings of $19,778,000; $25,765,000; $30,046,000; and $38,319,000. If goals are not reached, awards cancel at five years. As of the Record Date, none of the targets have been met.

(8)          On March 14, 2007, Ms. Clary was awarded 5,000 shares of restricted stock which vest 33 1/3% per year over three years.  This restricted stock was 2/3 vested at the time of her resignation.  The unvested balance was canceled.

(9)          On October 17, 2008, Mr. Stanton was awarded 77,479 shares of restricted stock which would have fully vested at three years, or earlier upon involuntary termination for any reason other than cause.  This restricted stock was canceled upon the termination of Mr. Stanton’s employment.

(10)           On March 14, 2007, Mr. Quinn was awarded 5,000 shares of restricted stock which vest 33 1/3% per year over three years.

Option Exercises and Stock Vested

The following table shows information on stock options exercised, stock awards vested, and the value realized from options exercised or awards vested during 2009.

	Option Awards		Stock Awards
Name and Principal Position	Number of Securities Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Mark A. Swatek, Chief Executive Officer	—	—	3,333	$14,999
Cheryl L. Clary, Former Chief Financial Officer	—	—	1,667	7,502
David Stanton, Former Chief Operating Officer & CFO	—	—	—	—
Michael O. Quinn, Managing Director, Western Utilities	—	—	1,667	7,502
Charles Profilet, Managing Director, Texas Utilities	—	—	—	—

Pension Benefits

The SouthWest Water Supplemental Executive Retirement Plan (the “SERP”) was adopted by the Company effective May 8, 2000.  None of the current executives are participants or have accumulated any benefits under the plan.

Nonqualified Deferred Compensation

The Nonqualified Deferred Compensation Plan was implemented January 2002. The purpose of the Plan is to provide benefits to a select group of management or highly compensated employees and directors who contribute materially to the continued growth, development and success of the Company.

Participants in the Deferred Compensation Plan annually may elect to defer up to 50% of their base annual salary and up to 100% of their bonus, commission or director fees. The Deferred Compensation Plan provides for a fixed rate of interest on amounts deferred. The interest is determined annually and is referred to as the preferred crediting rate. The preferred crediting rate is 120% of the crediting rate which is based on the average corporate bond yield published in the Merchant Bond Record as the “Corporate Bond Yield Average — AV Corp” for the previous September. A participant in the plan earns the preferred crediting rate after five years of plan participation. Should the participant not participate for five years, then she or he will only earn the crediting rate on amounts deferred. All earnings are based on the preferred crediting rate. In 2009, the preferred crediting rate was 6.47% and the crediting rate was 5.61%.

The following table summarizes the nonqualified deferred compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2009.

Name and Principal Position	Executive Contribution in Last FY($)(1)		Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)		Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)
Mark A. Swatek, Chief Executive Officer	—		—	—		—	—
Cheryl L. Clary, Former Chief Financial Officer	—		—	24,793	(2)	—	$339,753
David Stanton, Former Chief Operating Officer & Chief Financial Officer	—		—	—		—	—
Charles Profilet, Managing Director, Texas Utilities	2,700	(3)	—	211		—	2,911
Michael O. Quinn, Managing Director, Western Utilities	8,044	(4)	—	13,506		—	186,660

(1)                     Amounts disclosed are included in the Summary Compensation Table on page 81 under “Salary” and noted in the footnotes to each named executive officer who participated in the Deferred Compensation Plan in 2009.

(2)                     Ms. Clary did not defer any of her earnings in 2009.  In 2008, Ms. Clary deferred $51,395 and acquired aggregate earnings of $22,567.  In 2007, Ms. Clary deferred $138,800 and acquired aggregate earnings of $26,207.

(3)                     Mr. Profilet did not participate in the Deferred Compensation Plan prior to 2009.

(4)                     Mr. Quinn deferred $7,598 in 2008 and acquired aggregate earnings of $11,448.  In 2007, Mr. Quinn deferred $7,329 and acquired aggregate earnings of $10,051.

Potential Payments Upon Termination or Change of Control

The following tables reflect the amount of compensation which would be paid or has been paid to each of the named executive officers in the event of a termination of their employment.  The amount of compensation payable to each named executive officer upon voluntary termination or retirement, involuntary not-for-cause termination, for cause termination, termination following a change of control and in the event of disability or death of the executive is shown. Unless the executive officer has actually terminated, the amounts shown assume that the termination was effective as of December 31, 2009, and thus includes amounts earned through that time and are estimates of the amounts which would be paid to the executives upon termination.  The actual amounts to be paid can only be determined at the time of the executive’s separation from the Company. However, the merger consideration of $11.00 is considerably higher than the common stock closing price of $5.89 on December 31, 2009.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he or she may be entitled to receive amounts earned during his or her employment. Such amounts include:

•                   shares awarded under the Company’s Equity Incentive Plan;

•                   amounts contributed under the 401(k) Plan and the Deferred Compensation Plan; and

•                   unused vacation pay (vacation entitlement);

Payments Made Upon Change of Control

The Company has entered into Change of Control Severance Agreements with certain named executive officers. Pursuant to these agreements, if an executive’s employment is terminated within two years following a change of control (other than termination by the Company for cause or by reason of death or disability) or if the executive terminates his or her employment in certain circumstances defined in the agreement which constitute “good reason,” in addition to the benefits listed under the heading “Payments Made Upon Termination”:

•                   the named executive officer will receive a lump sum severance payment ranging from 1.5 to 2.99 times the sum of the executive’s base salary and the average annual bonus, either discretionary or performance-based

(as reflected in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table, respectively), earned by the executive pursuant to incentive compensation plans maintained by the Company in the three prior fiscal years;

•                   all stock options held by the executive will automatically vest and become exercisable; and

•                   the Nonqualified Deferred Compensation Plan benefits for the named executive officer are determined using the preferred crediting rate regardless of years of plan participation.

Generally, pursuant to the agreements, a change of control is deemed to occur:

(1)          if any person or group acquires 50% or more of the Company’s voting securities (other than securities acquired directly from the Company or its affiliates);

(2)          if a majority of the directors as of the date of the agreement are replaced other than in specific circumstances;

(3)          in the event of a merger or other reorganization or business combination in which voting control of the Company changes hands, or if there is a sale of all or substantially all of the Company’s assets; or

(4)          in the event of a liquidation or dissolution of the Company.

The completion of the merger would constitute a change of control under these agreements, and therefore, if the named executive officer’s employment is terminated under the circumstances described above within two years of the completion of the merger, then the named executive officer would be entitled to the lump sum severance payment and other benefits described above.

POTENTIAL PAYMENTS UPON POST TERMINATION AS OF DECEMBER 31, 2009

Mark A. Swatek, President and Chief Executive Officer

Executive Payments & Benefits Upon Termination/COC:
	Change-of- Control	Termination	Death	Disability
Severance(1)	$1,345,500	—	—	—
Vested and Unvested Stock Options(2)	—	—	—	—
Unvested Restricted Stock(3)	757,554	—	—	—
Supplemental Executive Retirement Plan	—	—	—	—
Deferred Compensation Plan	—	—	—	—
Disability Benefit Plan(4)	—	—	—	$112,500
Death Benefit Plan (Insured Benefits)(5)	—	—	$750,000	—
401(k) Plan Company Contributions	38,427	$38,427	38,427	38,427
Vacation Entitlement	45,876	45,876	45,876	45,876
280G Scaleback(6)	(119,363)	—	—	—
Total	$2,067,994	$84,303	$834,303	$196,803

Cheryl Clary, Former Chief Financial Officer

Executive Payments & Benefits Upon Termination/COC:
	Change-of- Control(7)	Termination(8)	Death	Disability
Severance(1)	$682,801	$273,500	—	—
Cobra benefits for one year	—	21,073	—	—
Vested and Unvested Stock Options(2)	—	—	—	—
Unvested Restricted Stock(3)	—	—	—	—
Supplemental Executive Retirement Plan	—	—	—	—
Deferred Compensation Plan	—	325,486	—	—
Disability Benefit Plan(4)	—	—	—	—
Death Benefit Plan (Insured Benefits)(5)	—	—	—	—
401(k) Plan Company Contributions	—	26,913	—	—
Vacation Entitlement	—	29,238	—	—
280G Scaleback(6)	—	—	—	—
Total	$682,801	$676,210	—	—

David Stanton, Former Chief Operating Officer and CFO

Executive Payments & Benefits Upon Termination/COC:
	Change-of- Control	Termination(9)	Death	Disability
Severance(1)	—	—	—	—
Vested and Unvested Stock Options(2)	—	—	—	—
Unvested Restricted Stock(3)	—	—	—	—
Supplemental Executive Retirement Plan	—	—	—	—
Deferred Compensation Plan	—	—	—	—
Disability Benefit Plan(4)	—	—	—	—
Death Benefit Plan (Insured Benefits)(5)	—	—	—	—
401(k) Plan Company Contributions	—	$29,072	—	—
Vacation Entitlement	—	31,052	—	—
280G Scaleback(6)	—	—	—	—
Total	—	$60,124	—	—

Charles Profilet, Managing Director, Texas Utilities

Executive Payments & Benefits Upon Termination/COC:
	Change-of- Control	Termination	Death	Disability
Severance(1)	$385,598	—	—	—
Vested and Unvested Stock Options(2)	—	—	—	—
Unvested Restricted Stock(3)	41,772	—	—	—
Supplemental Executive Retirement Plan	—	—	—	—
Deferred Compensation Plan	2,911	$2,911	$2,911	$2,911
Disability Benefit Plan(4)	—	—	—	63,346
Death Benefit Plan (Insured Benefits)(5)	—	—	750,000	—
401(k) Plan Company Contributions	26,429	26,429	26,429	26,429
Vacation Entitlement	18,149	18,149	18,149	18,149
280G Scaleback(6)	—	—	—	—
Total	$474,859	$47,489	$797,489	$110,835

Michael O. Quinn, Managing Director, Western Utilities

Executive Payments & Benefits Upon Termination/COC:
	Change-of- Control	Termination	Death	Disability
Severance(1)	$802,815	—	—	—
Vested and Unvested Stock Options(2)	—	—	—	—
Unvested Restricted Stock(3)	41,772	—	—	—
Supplemental Executive Retirement Plan	—	—	—	—
Deferred Compensation Plan	186,660	$186,660	$186,660	$186,660
Disability Benefit Plan(4)	—	—	—	63,375
Death Benefit Plan (Insured Benefits)(5)	—	—	750,000	—
401(k) Plan Company Contributions	87,852	87,852	87,852	87,852
Vacation Entitlement	52,647	146,331	146,331	146,331
280G Scaleback(6)	(166,080)	—	—	—
Total	$1,005,690	$420,843	$1,170,843	$484,218

Footnotes:

(1)               NEO will receive a lump sum severance payment ranging from 1.5 to 2.99 times the sum of the executive’s base salary plus the average annual bonus earned by the executive pursuant to corporate incentive compensation plans in the three prior fiscal years.

(2)               Options are assumed cashed out at each option’s intrinsic value assuming SouthWest Water’s stock closing price of $5.89 on December 31, 2009.  Since all NEO outstanding options are under water at this price (i.e., the strike price is greater than the market price), the value at December 31, 2009 is zero.

(3)               Represents full value of unvested restricted shares at the Company’s stock closing price of $5.89 on December 31, 2009.  However, using the per share value of $11.00 in the merger consideration, the value of the unvested restricted stock on December 31, 2009 for Messrs. Swatek, Profilet and Quinn would equate to $1,414,787, $78,012, and $78,056, respectively. Restricted shares may or may not vest at the discretion of the C&O Committee.

(4)               Represents payments by the Company of 90 days of salary prior to disability insurance coverage.

(5)               Payout of Company-paid life insurance of five times annual base salary up to $750,000.

(6)               Under the executive’s Change of Control Severance Agreement, if payments are subject to excise taxes imposed under IRC Section 4999, the executive’s Change of Control Payments and other severance benefits under this Agreement shall be reduced by this amount.

(7)               Change of Control Payment would only be payable to Ms. Clary if a change of control transaction is completed by one year from her termination date, or July 3, 2010.

(8)               Effective April 24, 2009, Ms. Clary no longer served as Chief Financial Officer and resigned from the Company effective July 3, 2009.

(9)               Effective January 25, 2010, Mr. Stanton’s employment with the Company terminated.

Director Compensation

The following table provides information on SouthWest Water’s non-employee directors’ compensation who served during fiscal year ended December 31, 2009.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change of Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (5) ($)	Total ($)

Kimberly Alexy(6)	22,295	—	44,300	—	—	—	66,595
H. Frederick Christie(7)	102,750	—	—	—	—	345	103,095
Bruce C. Edwards(8)	22,087	—	44,300	—	—	—	66,387
Linda Griego(9)	64,500	—	—	—	—	345	64,845
Donovan D.Huennekens(10)	104,500	—	—	—	22,116	345	126,961
Thomas Iino(11)	90,750	—	—	—	—	345	91,095
William D. Jones(12)	95,375	—	—	—	—	345	95,720
Geoffrey Ketcham (13)	3,000	—	—	—	—	—	3,000
Maureen A. Kindel(14)	59,000	—	—	—	—	345	59,345
Richard G. Newman(15)	55,750	—	—	—	—	345	56,095

(1)               Mark A. Swatek, the Company’s Chief Executive Officer and President, is not included in this table because he is an employee of the Company and receives no compensation for his service as a Director.

(2)               The fees for non-employee directors include: (a) an annual retainer of $24,000; (b) a fee of $1,500 per Board meeting; $1,000 per Compensation and Organization, Nominating and Governance, and Special Committee meetings; and $1,500 per Audit Committee meeting; (c) an annual retainer of $5,000 for the chair of both the Compensation and Organization, and the Nominating and Governance Committees and $10,000 for the chair of the Audit Committee; (d)  an annual fee of $12,000 for Lead Director (in October 2009, the Lead Director position was changed to Chairman of the Board and received an annual fee of $25,000); and (e) the chair of the Special Committee received a one-time retainer of $5,000 and each committee member received a one-time retainer of $2,500.

(3)               A non-employee director receives an initial option grant of 10,000 shares of the Company’s common stock when he or she becomes a Director. In 2008, each director additionally received a Restricted Stock Award for 2,756 shares, which vests 50% per year over two years.  Fair market value is determined as the closing price of the Company’s stock on the NASDAQ on the date of grant, if not otherwise determined by the C&O Committee.  In 2009, the two new directors, Kimberly Alexy and Bruce Edwards, received only the initial stock option grant of 10,000 shares.  None of the directors was awarded restricted stock in 2009.

(4)               Figures reflect the grant date fair value calculated in accordance with FASB ASC Topic 718.  For more detailed information, including valuation assumptions, refer to Note 13 to the Consolidated Financial Statements included in our Annual Report on Form 10-K.

(5)               Represents dividends paid.

(6)               As of December 31, 2009, Ms. Alexy had a total of 10,000 outstanding stock options.  Ms. Alexy joined the Board in August 2009.

(7)               In October, 2009, Mr. Christie was appointed Chairman of the Board.  As of December 31, 2009, Mr. Christie had a total of 51,925 outstanding stock options and 1,378 unvested shares from restricted stock awards.

(8)               As of December 31, 2009, Mr. Edwards had a total of 10,000 outstanding stock options.  Mr. Edwards joined the Board in August 2009.

(9)               As of December 31, 2009, Ms. Griego had a total of 22,025 outstanding stock options and 1,378 unvested shares from restricted stock awards.

(10)         As of December 31, 2009, Mr. Huennekens had a total of 51,925 outstanding stock options and 1,378 unvested shares from restricted stock awards.

(11)         As of December 31, 2009, Mr. Iino had a total of 10,000 outstanding stock options and 1,378 unvested shares from restricted stock awards.

(12)         As of December 31, 2009, Mr. Jones had a total of 44,575 outstanding stock options and 1,378 unvested shares from restricted stock awards.

(13)         As of December 31, 2009, Mr. Ketcham had no outstanding stock options or restricted stock awards.  Mr. Ketcham served on our Board from October 2008 until his resignation for personal reasons in January 2009.

(14)         As of December 31, 2009, Ms. Kindel had a total of 51,925 outstanding stock options and 1,378 unvested shares from restricted stock awards.

(15)         As of December 31, 2009, Mr. Newman had a total of 51,925 outstanding stock options and 1,378 unvested shares from restricted stock awards.

Equity Compensation Plan Information

The following information is as of December 31, 2009 and shows plans under which shares of SouthWest Water’s common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans
Equity Incentive Plan approved by Stockholders (the “EIP”)	1,360,782	$11.59	798,263
Employee Stock Purchase Plan approved by stockholders (the “ESPP”)	—	—	585,062
Equity compensation plans not approved by stockholders(1)	143,581	$6.23	—

Total:	1,504,363		1,383,325

(1)   Represents warrants issued to consultants as compensation for their participation in the Company’s purchase of the City of West Covina’s water distribution system and facilities in 2000. The warrants are currently exercisable, terminate in 2014 and contain certain anti-dilution rights.

COMPENSATION COMMITTEE REPORT

The C&O Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the C&O Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Organization Committee

Kimberly Alexy, Chairperson

H. Frederick Christie

Linda Griego

Donovan D. Huennekens

AUDIT COMMITTEE REPORT

The Audit Committee of SouthWest Water’s Board is composed of four independent directors, in compliance with the listing standards of the NASDAQ Stock Market and the SEC rules. The Audit Committee operates under a written charter adopted by the Board that sets forth the responsibilities and authority of the Audit Committee. The Audit Committee reviewed and amended this charter in January 2009. The Audit Committee Charter is attached to our current Proxy Statement and is also available on SouthWest Water’s website at www.swwc.com.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board. Management has primary responsibility for SouthWest Water’s financial reporting process, internal controls, and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of SouthWest Water’s consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and for issuing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, and in accordance with its Charter, the Audit Committee has met and held separate discussions with management and the independent accountants, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that SouthWest Water’s audited consolidated financial statements for the fiscal year ended December 31, 2009 (the “Financial Statements”), were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the Financial Statements with management and the independent accountants. The Audit Committee also discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

In addition, the Audit Committee has received from the independent accountants, the written disclosures and the letter required by the Independence Standards Board No. 1 (Independence Discussion with Audit Committees) and discussed with the independent accountants the accountants’ independence from SouthWest Water and its management. The Audit Committee considered the non-audit services that the independent accountants provided in fiscal year 2009 and determined that the provision of those services (if applicable) is compatible with and does not impair the accountants’ independence. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approves all audit and non-audit services performed by the independent accountants.

Based upon the Audit Committee’s review and discussions of the matters referred to above, the Audit Committee has recommended to the Board that the Financial Statements be included in SouthWest Water’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Audit Committee

Bruce Edwards, Chairperson

Kimberly Alexy

Donovan D. Huennekens

Thomas Iino

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, executive officers and owners of more than 10 percent of our securities are required under Section 16(a) of the Exchange Act, to file reports of ownership and changes in ownership with the SEC. To facilitate compliance, we prepare and file these reports on behalf of our directors and executive officers. SouthWest Water is required to disclose in this Proxy Statement any late filings or failures to file.

Based upon a review of the filings made on their behalf during 2009, as well as an examination of the SEC’s EDGAR system, Form 3, 4, and 5 filings and the Company’s records, there were no exceptions to report.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our C&O Committee are, or have been, an employee or officer of the Company.  During fiscal 2009, no member of the C&O Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K. During fiscal 2009, none of our executive officers served on the C&O Committee (or equivalent) or Board of another entity whose executive officer(s) served on our C&O Committee or Board.

PROPOSAL 3: RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee appointed PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ended December 31, 2010 and has directed that management submit this selection to the stockholders for ratification. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants is not required by our Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.  Abstentions will not have any effect on the outcome of the proposal, but brokers, banks and other nominees may vote on this proposal without receiving voting instructions from the actual owner of the shares.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Fees Paid to Independent Accountant

PricewaterhouseCoopers LLP was the Company’s independent accountant for the fiscal years ending December 31, 2008 and 2009.  The following table shows the fees billed to SouthWest Water for audit and other services provided by the accountant for those two years (in thousands).

Fee Category	Fiscal 2009 Fees	Fiscal 2008 Fees
Audit Fees	$1,991	$8,000
Audit Related Fees	129	—
Tax Fees	34	—
All Other Fees	—	—
Total Fees	$2,154	$8,000

Audit Fees:  2008 audit fees include $2.1 million incurred for professional services rendered in connection with the 2008 audit of the annual consolidated financial statements, for the audit of internal controls under Section 404 of the Sarbanes-Oxley Act, for the review of the quarterly condensed consolidated financial statements included in the Company’s Form 10-Q and $5.9 million for the audit fees associated with the restatement of the Company’s consolidated financial statements for 2007 and 2006.

Audit Related Fees:  Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of SouthWest Water’s consolidated financial statements and are not reported under “Audit Fees.” These services include additional internal control assessments related to information technology and merger transaction due diligence support.

Tax Fees:  Consist of fees billed for professional services for tax consulting and advice.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants

The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants. The Audit Committee has adopted a policy regarding the pre-approval of services provided by the independent accountants. Under the policy, pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members.

PROPOSAL 4: ADJOURNMENT OF THE ANNUAL MEETING

The Annual Meeting may be adjourned without notice, other than by the announcement made at the Annual Meeting, by approval of the holders of a majority of the shares cast at the Annual Meeting for purposes of soliciting additional proxies to vote in favor of the adoption of the merger agreement.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO GRANT THE AUTHORITY TO VOTE YOUR SHARES TO ADJOURN THE MEETING, IF NECESSARY, TO PROVIDE ADDITIONAL TIME TO SOLICIT PROXIES TO VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT.

OTHER MATTERS

Stockholder Proposals

We will hold an Annual Meeting of stockholders in 2011 only if the merger is not completed within the time period that we expect.  Proposals of stockholders that are intended to be presented at the 2011 Annual Meeting must have been received at our executive offices in Los Angeles, California no later than April 8, 2011 to be included in the Proxy Statement and proxy card related to such meeting.

Under our Bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the Bylaws) not less than 90 days prior to the scheduled annual meeting. If the notice is not received by such date, it will be considered untimely under the Company’s Bylaws, and the Company will have discretionary voting authority under proxies solicited for the 2011 Annual Meeting with respect to such proposal, if presented at the meeting. These requirements are separate from and in addition to the SEC’s requirements that the stockholder must meet in order to have a stockholder proposal included in the Company’s Proxy Statement.  All proposals should be submitted in writing to the Company’s Secretary at One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that we file with the SEC at the SEC public reference room at the following location: Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.  Reports, proxy statements and other information concerning us may also be inspected at the offices of the NASDAQ Stock Market at 1735 K Street, N.W., Washington, D.C.  20006.

As of the date of this Proxy Statement, the Board does not know of any matter that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please vote over the Internet, by telephone or by marking, signing, dating and promptly returning the enclosed proxy in the envelope provided.

* * *

You should rely only on the information contained in this Proxy Statement.  We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement.  This Proxy Statement is dated [__    __], 2010.  You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date.

By Order of the Board of Directors

William K. Dix

Vice President, General Counsel and Secretary

[__    ], 2010

Annual Report

On written request, we will provide without charge to each record or beneficial holder of our common stock a copy of our annual report on Form 10-K for the year ended December 31, 2009 as filed with the SEC. You should address your request to Investor Relations, SouthWest Water Company, 624 South Grand Avenue, Suite 2900, Los Angeles, California, 90017-3782.

DIRECTIONS

Map

Hotel Location:

The Millennium Biltmore Hotel Los Angeles is located at the intersection of Grand Avenue and 5th Street in downtown Los Angeles.  Enter the hotel’s parking lot from Grand Avenue.

Complimentary Parking at the Hotel:

Inform the parking attendant that you are attending SouthWest Water Company’s annual meeting. Please bring your parking stub to the meeting for validation.

The Millennium Biltmore Hotel Los Angeles

506 South Grand Avenue

Los Angeles, CA 90071

Annex A

AGREEMENT AND PLAN OF MERGER

among

SW MERGER ACQUISTION CORP.,

SW MERGER SUB CORP.

and

SOUTHWEST WATER COMPANY

Dated as of March 2, 2010

A

COMPANY DISCLOSURE SCHEDULE

Section 2.2(f)                 Treatment of Company Stock Plans

Section 3.1(b)                Subsidiaries and Other Interests

Section 3.3(a)                Reservation of Shares

Section 3.3(b)                Options and Awards

Section 3.3(d)                Liens or Limitations

Section 3.5(a)                Conflicts

Section 3.5(b)                Consents

Section 3.6(c)                Regulation

Section 3.6(d)                Compliance with Sarbanes-Oxley and NasdaqGS

Section 3.7(b)                Financial Statements

Section 3.7(c)                Liabilities

Section 3.8                     Changes and Events

Section 3.9                     Litigation

Section 3.10(a)              Employee Benefit Plans

Section 3.10(c)              Deductibility

Section 3.10(j)               Group Health Plans

Section 3.11(b)              Labor and Employment

Section 3.12(a)              Owned Intellectual Property

Section 3.12(b)              Licensed Intellectual Property

Section 3.13                   Tax Returns

Section 3.13(a)(i)          Tax Waivers and Extensions

Section 3.13(a)(ii)         Affiliated Group

Section 3.13(b)              Certain Tax Matters

Section 3.14                   Environmental Matters

Section 3.15                   Material Contracts

Section 3.16                   Insurance

Section 3.17                   Owned and Leased Real Property

Section 3.24                   Water Quality

Section 5.1                     Conduct of Business

Section 6.5(a)                Employee Agreements and Obligations

Section 9.3(a)                Persons Charged With Knowledge of the Company

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of March 2, 2010 (this “Agreement”), is entered into by and among SW Merger Acquisition Corp., a Delaware corporation (“Parent”), SW Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Southwest Water Company, a Delaware corporation (the “Company”).

WHEREAS, it is proposed that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub will merge with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Shares”), will be converted into the right to receive $11.00 cash in U.S. dollars (other than Shares held in the treasury of the Company, Shares owned by Merger Sub, Parent or any direct or indirect subsidiary of Parent or the Company, and any Dissenting Shares);

WHEREAS, the Board of Directors of the Company (the “Company Board”), upon the recommendation of the Special Committee of the Company Board (the “Special Committee”), has (i) approved and adopted this Agreement and the transactions contemplated hereby, (ii) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and its stockholders (the “Stockholders”), (iii) declared the advisability of this Agreement in accordance with the DGCL, and (iv) resolved to recommend that the Stockholders adopt this Agreement, in each case, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I
THE MERGER

SECTION 1.1  The Merger.  Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company.  As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

SECTION 1.2  Closing; Effective Time.  Upon the terms and subject to the conditions set forth in Article VII, the closing of the Merger (the “Closing”) will take place at the offices of Locke Lord Bissell & Liddell LLP in Los Angeles, California as soon as practicable, but in no event later than five (5) business days, after the satisfaction or waiver of the conditions set forth in Article VII (excluding the delivery of officer’s certificates and directors’ resignations and any other conditions that, by their nature, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions), or such time, date and place as Parent and the Company otherwise agree to in writing.  As part of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger, or such later time as may be agreed to by the parties and specified in the Certificate of Merger, being the “Effective Time”).

SECTION 1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 1.4  Certificate of Incorporation and Bylaws.  Subject to Section 6.6(b), at the Effective Time:

(a)           the certificate of incorporation of the Company shall be amended to read in its entirety as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and by Law, except that the name of the Surviving Corporation shall be Southwest Water Company and the provisions of Merger Sub’s certificate of incorporation relating to the incorporator of Merger Sub shall be omitted from the certificate of incorporation of the Surviving Corporation; and

(b)           the bylaws of the Company shall be amended to read in their entirety as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, and as so amended shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein, by the certificate of incorporation of the Surviving Corporation and by Law.

SECTION 1.5  Directors and Officers.  The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE II
EFFECT ON STOCK OF THE CONSTITUENT ENTITIES

SECTION 2.1  Treatment of Capital Stock.

(a)           At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, Parent or the Stockholders or holders of any of shares of capital stock of Parent or Merger Sub:

(i)                    each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.1(a)(ii) and any Dissenting Shares) shall be converted into the right to receive

$11.00 cash in U.S. dollars (the “Merger Consideration”), payable, without interest, to the holder of such Share, less applicable withholding taxes, if any, required to be withheld pursuant to Section 2.4(b);

(ii)                   except as provided in Section 2.1(a)(iii), each Share held in the treasury of the Company and each Share owned by Merger Sub, Parent or any direct or indirect subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof and shall cease to exist, and no consideration shall be paid or delivered with respect thereto;

(iii)          each Share owned by any wholly owned subsidiary of the Company immediately prior to the Effective Time shall remain outstanding following the Effective Time and no Merger Consideration shall be delivered with respect to such Shares; and

(iv)          each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b)           At the Effective Time, all Shares converted pursuant to Section 2.1(a) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of such Shares immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration paid in consideration therefor upon surrender or transfer of such Shares in accordance with Section 2.4.

(c)           On or prior to the Effective Time, each issued and outstanding share of Company Preferred Stock shall be redeemed by the Company in accordance with the terms thereof.

SECTION 2.2  Treatment of Common Stock Purchase Warrants and Company Stock Plans and Awards.

(a)           The Company has issued certain warrants to purchase Company Common Stock that are outstanding on the date hereof (the “Common Stock Purchase Warrants”).  After the Effective Time, no Common Stock Purchase Warrants shall be outstanding and (absent the exercise thereof to acquire Company Common Stock prior to the Closing) no holder of Common Stock Purchase Warrants shall have any right in respect of any Company Common Stock or Merger Consideration by virtue of having held any such Common Stock Purchase Warrants.

(b)           The Company has awarded options to purchase Company Common Stock (the “Company Stock Options”), performance contingent restricted stock units and performance shares, pursuant to which the holders are entitled to receive Company Common Stock or benefits measured in whole or in part by the increase on the Company’s return on invested capital (the “Company Stock-Based Awards”) and restricted shares of Company Common Stock (the “Company Stock Awards”) under (i) the Second Amended and Restated Stock Option Plan, (ii) the Amended and Restated Stock Option Plan for Non-Employee Directors, and (iii) the 2006

Equity Incentive Plan (as amended through the date of this Agreement, collectively referred to as the “Company Stock Plans”).

(c)           Except as may otherwise be agreed in writing by Parent and the applicable holder thereof, as of the Effective Time, each Company Stock Option, whether or not vested or exercisable, which is outstanding immediately prior to the Effective Time shall become fully vested (to the extent not already then vested) and shall be cancelled and shall cease to represent a right to purchase shares of Company Common Stock, and the holder thereof shall be entitled to receive an amount of cash in U.S. dollars, without interest, equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Stock Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option (with the aggregate amount of such payment to the holder to be rounded down to the nearest cent), less applicable withholding taxes, if any, required to be withheld with respect to such payment pursuant to Section 2.4(b).  No holder of a Company Stock Option that has an exercise price per share that is equal to or greater than the Merger Consideration shall be entitled to any payment with respect to such Company Stock Option before or after the Effective Time and all such Company Stock Options shall be cancelled for no consideration.

(d)           Except as may otherwise be agreed in writing by Parent and the applicable holder thereof, as of the Effective Time, each Company Stock-Based Award, whether or not vested or exercisable, which is outstanding immediately prior to the Effective Time as of the Effective Time shall become fully vested (to the extent not already then vested) and shall be cancelled and shall cease to represent a right or award with respect to shares of Company Common Stock, and the holder thereof shall be entitled to receive an amount of cash in U.S. dollars (with the aggregate amount of such payment to the holder to be rounded to the nearest cent) equal to the Merger Consideration in respect of each share of Company Common Stock underlying a particular Company Stock-Based Award (less, if applicable, the grant price or the amount of any other required payment or reduction pursuant to the terms of such Company Stock-Based Award), less applicable withholding taxes, if any, required to be withheld with respect to such payment pursuant to Section 2.4(b).

(e)           Except as may otherwise be agreed in writing by Parent and the applicable holder thereof, as of the Effective Time, each Company Stock Award, the restrictions of which have not lapsed immediately prior to the Effective Time, shall become fully vested and the holder thereof shall be entitled to receive an amount of cash in U.S. dollars, without interest, equal to the Merger Consideration pursuant to Section 2.1(a)(i).

(f)            Between the date of this Agreement and the Effective Time, the Company shall take all action necessary to terminate, as of the Effective Time, the Company Stock Plans.  Except as set forth in Section 2.2(f) of the Company Disclosure Schedule, the Company shall take all action necessary to (i) provide that the Amended and Restated Employee Qualified Stock Purchase Plan, dated May 28, 1998, as amended by the First Amendment to Amended and Restated Employee Qualified Stock Purchase Plan, dated June 8, 2007, and the Amended and Restated Dividend Reinvestment and Stock Purchase Plan, dated April 8, 2005 (collectively, the “Purchase Plans”), shall be (A) indefinitely suspended as promptly as reasonably practicable (but no later than three (3) business days) following the date of this Agreement and (B) terminated as of the Effective Time, and (ii) cause all amounts in accounts of participants in these plans not yet applied as of the date of such suspensions to be returned to such participants as promptly as practicable following such suspensions.

SECTION 2.3  Dissenting Shares.

(a)           Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, Shares that are outstanding immediately prior to the Effective Time and that are held by holders who shall have neither voted in favor of the adoption of the Agreement nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration.  The holders of the Dissenting Shares shall instead be entitled to receive after the Effective Time payment of the fair value of the Dissenting Shares held by them in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by holders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Dissenting Shares under Section 262 of the DGCL shall thereupon cease to be Dissenting Shares and be deemed to have been converted into, as of the Effective Time, the right to receive the Merger Consideration to which such Shares relate, without any interest thereon.

(b)           The Company shall give Parent (i) prompt notice and a copy of any demands for appraisal received by the Company, withdrawals of such demands, and any other related notices or instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL.  The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

SECTION 2.4  Payment Fund; Surrender or Transfer of Shares; Stock Transfer Books.

(a)           At least five (5) business days prior to the anticipated Effective Time, Merger Sub shall designate a U.S. bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.1(a).  At or prior to the Effective Time, Merger Sub shall deposit with the Paying Agent cash in U.S. dollars in an amount sufficient to make the payments pursuant to Section 2.1(a) (such cash being hereinafter referred to as the “Payment Fund”).  The Payment Fund shall be invested by the Paying Agent as directed by the Surviving Corporation; provided that such investments shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, and that no such investment or loss thereon shall affect the amounts payable to holders of Shares pursuant to this Article II.  Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.  As soon as reasonably practicable after the Effective Time, the Paying Agent, pursuant to irrevocable instructions, shall deliver the Merger Consideration to be paid pursuant to Section 2.1(a) out of the Payment Fund.  The Payment Fund shall not be used for any other purpose, except to the extent expressly provided in this Agreement.

(b)           Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares which were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates that immediately prior to the Effective Time represented Shares (the “Certificates”) shall pass, only upon delivery of the Certificates to the Paying Agent, and shall be in customary form) and (ii) instructions for use in effecting the surrender of Certificates and transfer of uncertificated Shares represented by book entry (the “Uncertificated Shares”) for the Merger Consideration.  Upon surrender to the Paying Agent for cancellation of a Certificate or transfer of Uncertificated Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Uncertificated Shares shall be entitled to receive an amount of cash in U.S. dollars (by wire transfer, check or other method reasonably determined by the Paying Agent in order to provide timely payment hereunder) equal to the Merger Consideration to which such holder’s Shares relate.  Until surrendered or transferred as contemplated by this Section 2.4(b) (and except as provided in Section 2.1(b) or with respect to any Dissenting Shares), each Certificate or Uncertificated Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration upon such surrender or transfer.  No interest shall accrue or be paid on the Merger Consideration payable with respect to any Shares.  If any holder of Shares is unable to surrender such holder’s Certificates because such Certificates have been lost, stolen, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation.  Each of Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement in respect of Shares, such amount as it is required to deduct and withhold with respect to the making of such payment under the Code or any applicable Tax Law.  To the extent that amounts are so withheld, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

(c)           At any time following the first anniversary of the Effective Time, the Surviving Corporation (or any of its successors or assigns) shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates or transfer of Uncertificated Shares held by them.  Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

(d)           Immediately upon the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company.

SECTION 2.5  Adjustments to Prevent Dilution.  If between the date of this Agreement and the Effective Time, the outstanding shares of capital stock of the Company shall be increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Merger Consideration.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”) or in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009, and the Company’s Current Reports on Form 8-K filed since December 31, 2008 (other than disclosures in the “Risk Factors” and “Forward Looking Statements” sections of any such filings and any other disclosures included in such filings that are predictive or forward-looking in nature), and including any amendments or supplements thereto, in each case as filed with the Securities and Exchange Commission (“SEC”) by the Company and publicly available prior to the date hereof (collectively, the “Company SEC Reports”), provided, that nothing in such Company SEC Reports will be treated as a modification or qualification of the representations made in Sections 3.3(a), 3.4 or 3.8 and, for purposes of the representations made in Sections 3.10 and 3.15, excluding any exhibits to such Company SEC Reports, the Company hereby represents and warrants to Parent and Merger Sub that:

SECTION 3.1  Organization and Qualification; Subsidiaries.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each subsidiary of the Company (“Subsidiary”) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each of the Company and its Subsidiaries has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties, rights and assets and to carry on its business as it is now being conducted.  Each of the Company and each Subsidiary is duly qualified or licensed as a foreign corporation, limited liability company or limited partnership to do business, and is in good standing, in each jurisdiction where the character of the properties, rights and assets owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except to the extent that its failure to be so qualified or licensed and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)           A true and complete list of all Subsidiaries (without regard to the 25% threshold), together with the jurisdiction of formation and type of entity of each Subsidiary and the percentage of the outstanding equity interests of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Section 3.1(b) of the Company Disclosure Schedule.  The Company or one or more of its Subsidiaries is the record and beneficial owner of all of the equity securities of each Subsidiary of the Company.  Except as disclosed in Section 3.1(b) of the Company Disclosure Schedule, the Company does not directly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, or any commitment to contribute capital for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

SECTION 3.2  Charter and Bylaws.  The charters, bylaws or equivalent organizational documents of the Company and each of its Subsidiaries are in full force and effect.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its charter or bylaws or equivalent organizational documents. Complete and correct copies of such organizational documents have been delivered, or made available, to Parent prior to the date hereof.

SECTION 3.3  Capitalization.

(a)           The authorized capital stock of the Company consists of (i) 75,000,000 shares of common stock, par value $0.01 per share (the “Company Common Stock”), 24,794,218 shares of which are issued and outstanding as of the date of this Agreement; and (ii) 250,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”), of which 10,373.25 shares are designated as Series A Preferred Stock, 9,156 shares of which are issued and outstanding as of the date of this Agreement, and 100,000 shares are designated as Series B Junior Participating Preferred Stock, none of which shares are issued and outstanding as of the date of this Agreement.  No shares of Company Common Stock or Company Preferred Stock are held in the treasury of the Company.  Section 3.3(a) of the Company Disclosure Schedule sets forth the number of shares of Company Common Stock reserved for issuance (i) pursuant to outstanding Company Stock Options and Company Stock-Based Awards granted under the Company Stock Plans, (ii) upon conversion of the Company’s 6.85% Convertible Subordinated Debentures due 2021 (the “Company Convertible Debentures”), and (iii) upon exercise of the Common Stock Purchase Warrants.

(b)           Except as set forth in this Section 3.3 or in Section 3.3(a) of the Company Disclosure Schedule, there are no options, warrants preemptive rights, conversion rights, subscriptions, profits interests, phantom units, rights of first refusal, stock appreciation rights, or other rights, agreements, arrangements, calls or commitments of any character, or obligation, contingent or otherwise, to enter into or grant any of the foregoing, that are binding on the Company or any Subsidiary and that relate to the issued or unissued capital stock of the Company or any Subsidiary or that obligate the Company or any Subsidiary to issue or sell, or make payments based on the value of, any shares of capital stock of, or other equity interests or any securities or obligations convertible or exchangeable into or exercisable for any equity securities of, the Company or any Subsidiary.  Section 3.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Stock Option, Company Stock-Based Award and Company Stock Award outstanding as of the date of this Agreement:  (i) the name of the recipient; (ii) the Company Stock Plan pursuant to which such option or award was granted; (iii) the number of shares of Company Common Stock subject to such option or award; (iv) the exercise price of any such Company Stock Option; (v) the date on which such option or award was granted; and (vi) the portions of the option or award vested and unvested.  All Company Stock Options have an exercise price greater than or equal to their respective fair market value on the grant date.  There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any capital stock of the Company (except as expressly permitted by this Agreement) or of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person except as set forth in Section 3.3(b) of the Company Disclosure Schedule.  To the knowledge of the Company, all outstanding shares of Company Common Stock and shares of Company Preferred Stock, and all outstanding shares of capital stock of each Subsidiary and all Company Stock Options, Company Stock-Based Awards and Company Stock Awards, have been issued in compliance in all material respects with (i) all applicable securities laws and other applicable Laws and (ii) all requirements set forth in applicable contracts.

(c)           Except as set forth in this Section 3.3 or in Section 3.3(c) of the Company Disclosure Schedule, the Company does not have any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(d)           All outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company subject to issuance as set forth in this Section 3.3, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable.  To the knowledge of the Company, all outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and, except as set forth in Section 3.3(d) to the Company Disclosure Schedule, each share that is owned directly or indirectly by the Company is owned by the Company or another Subsidiary free and clear of all Liens or limitations on the Company’s or any Subsidiary’s voting rights.

(e)           There are no rights agreements, “poison pill” anti-takeover plans or other similar agreements or understanding to which the Company or any of its Subsidiaries is a party.

SECTION 3.4  Authority Relative to the Merger.  The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and (other than the adoption of this Agreement by the holders of a majority of the voting power represented by the then outstanding shares of Company Common Stock and Company Preferred Stock (voting together as a single class) (the “Company Voting Proposal”)) to consummate the Merger and other transactions contemplated hereby.  The execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and other transactions contemplated hereby (other than the Company Voting Proposal and the filing of the Certificate of Merger as required by the DGCL).  This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity) and discretion of any Governmental Authority before which a proceeding is brought.  The Company Board, at a meeting duly called and held, has, upon the recommendation of the Special Committee, (i) approved and declared advisable this Agreement and the Merger and other transactions contemplated hereby (such approval and declaration having been made in accordance with the DGCL), (ii) approved the execution, delivery and performance of this Agreement and, subject to the adoption of the Agreement by the Stockholders, the consummation by the Company of the transactions contemplated hereby, including the Merger, (iii) determined that this Agreement and the transactions contemplated hereby are fair to, and in the best interests of, the Company and the Stockholders, and (iv) resolved, subject to Section 6.4(c), to recommend that the Stockholders adopt this Agreement (the “Recommendation”).

SECTION 3.5  No Conflict; Required Filings and Consents.

(a)           The execution and delivery by the Company of this Agreement do not, and the performance by the Company of this Agreement will not, (i) conflict with or violate the charter of the Company (as currently in effect, the Restated Certificate of Incorporation dated May 12, 2005, as amended by the Certificate of Amendment to the Restated Certificate of Incorporation dated May 20, 2008), the bylaws of the Company (as currently in effect, the Amended and Restated Bylaws dated December 31, 2001, as amended by Amendment No. 2 effective February 12, 2004, Amendment No. 3 effective May 16, 2006, Amendment No. 4 effective December 11, 2006, Amendment No. 5 effective May 20, 2008 and Amendment No. 6 effective August 10, 2009) or the charter or bylaws or similar organizational document of any Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.5(b) have been obtained or taken and all filings and obligations described in Section 3.5(b) have been made or fulfilled, conflict with or violate any statute, law, ordinance, regulation, rule or code (each, a “Law”) or any order, judgment or decree (each, an “Order”) applicable to the Company or any Subsidiary or by which any property, right or asset of the Company or any Subsidiary is bound or affected, or (iii) except as set forth in Section 3.5(a) of the Company Disclosure Schedule, result in any breach of, constitute a default (or an event which, with notice or lapse of time or both, would become a default), or loss of a benefit,  under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in an alteration of the rights under, or the creation of a Lien on any property, right or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument (each, a “Contract”) or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property, right or asset of either of them is bound or affected, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)           The execution and delivery by the Company of this Agreement do not, and the performance by the Company and its Subsidiaries of this Agreement and the transactions contemplated herein will not, require any consent, approval, order, registration with, declaration,  authorization or permit of, or filing with or notification to, any United States federal, state, county or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (including (x) a state public utility commission, state public service commission or similar state regulatory body (each, a “PUC”) or (y) any departments of public health or departments of health or similar state regulatory bodies or body having jurisdiction over environmental protection or environmental conservation or similar matters (collectively, “Health Agencies”) under applicable Laws) (any of the foregoing, a “Governmental Authority”), except as set forth in Section 3.5(b) of the Company Disclosure Schedule and for (i) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) any applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, (iii) the filing of the Certificate of Merger as required by the DGCL, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  Consents, approvals, orders, authorizations, registrations, declarations, filings and notices described in clauses (x) and (y) of the above parenthetical that are required to be obtained or made by the Company or any of its Subsidiaries, the failure of which to obtain or make would deprive Parent or Merger Sub of a material benefit under this Agreement or prevent or impede or delay the consummation of the transactions contemplated by this Agreement, are hereinafter referred to as the “Company Required Consents.”

SECTION 3.6  Permits; Compliance with Laws.

(a)           The Company and the Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders of any Governmental Authority that are necessary for the Company and the Subsidiaries to own, lease and operate its properties, rights or assets or to carry on their business as it is now being conducted and for the most recent complete fiscal year has been conducted (the “Company Permits”), except where the failure to have such Company Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  No suspension, cancellation, non-renewal or adverse modification of any of the Company Permits is pending or, to the knowledge of the Company, threatened.

(b)           Each of the Company and its Subsidiaries is, and has since December 31, 2008 been, in compliance in all respects with all, and has not violated any (i) Laws applicable to the Company or each such Subsidiary or by which any property, right or asset of the Company or each such Subsidiary is bound or affected, and (ii) Company Permits, except where failure to comply or the violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)           Except as set forth in Section 3.6(c) of the Company Disclosure Schedule, the Company is not subject to regulation as a public utility holding company, public utility or public service company (or similar designation) by any PUC.  Section 3.6(c) of the Company Disclosure Schedule contains a true and complete list of each Subsidiary of the Company that is subject to regulation as a public utility or public service company (or similar designation) by any PUC, including the name of each such jurisdiction in which such Subsidiary is subject to such regulation.  All filings required to be made by the Company or any of its Subsidiaries since January 1, 2008, under any applicable Laws relating to the regulation of public utilities or public service companies (or similarly designated companies), have been filed with the appropriate PUC, Health Agency or other appropriate Governmental Authority (including, to the extent required, the California Public Utilities Commission, the Texas Commission on Environmental Quality, the Oklahoma Corporation Commission and the Mississippi Public Service Commission), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs, franchises, service agreements and related documents, and all such filings complied, as of their respective dates, with all applicable requirements of all applicable Laws, except for such filings or such failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)           Except as set forth in Section 3.6(d) of the Company Disclosure Schedule, since the December 31, 2008, subject to any applicable grace periods, the Company has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and (ii) the applicable listing and corporate governance rules and regulations of NasdaqGS.

SECTION 3.7  SEC Documents; Financial Statements.

(a)           The Company has filed or furnished, as the case may be, all forms, statements, certificates, reports and documents required to be filed or furnished pursuant to the Exchange Act or Securities Act with the SEC since December 31, 2008 (such forms, statements, certificates, reports and documents filed or furnished since such date and those filed subsequent to the date of this Agreement, including the amendments thereto, the “SEC Documents”).  As of their respective dates or, if amended or supplemented, as of the date of the last such amendment or supplement, the SEC Documents (i) were prepared in accordance and comply in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder and (ii) did not, at the time they were filed, or, if amended or supplemented, as of the date of the last such amendment or supplement, or will not for any SEC Documents filed after the date of this Agreement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No Subsidiary is required to file any form, report or other document with the SEC, including pursuant to Sections 13(a) and 15(d) under the Exchange Act.

(b)           The consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Documents were, or in the case of SEC Documents filed after the date of this Agreement will be, prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited interim statements, the omission of footnotes and otherwise as permitted by the SEC), and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof, and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods indicated therein (subject, in the case of the unaudited statements, to normal period end adjustments and to any other adjustments described therein, including the notes thereto). The financial statements provided to Parent in connection with entering into this Agreement and contained in Section 3.7(b) of the Company Disclosure Schedule will not differ in any material respects from the financial statements included in the Company’s 2009 10-K when filed with the SEC.

(c)           Except as has not had, and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, (A) the Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act and (B) the Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board, (1) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (2) any fraud, to the knowledge of the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d)           Neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected, reserved for or disclosed in a consolidated balance sheet of the Company and its consolidated Subsidiaries, including the notes thereto, prepared as of the date of this Agreement in accordance with GAAP and consistent with the consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2008, including the notes thereto, except for (i) liabilities and obligations that are reflected, reserved for or disclosed in the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2008, or in the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at September 30, 2009, including the notes thereto, (ii) liabilities and obligations that are incurred in the ordinary course of business consistent with past practice since December 31, 2008, (iii) liabilities and obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (iv) liabilities and obligations set forth in Section 3.7(d) of the Company Disclosure Schedule.

SECTION 3.8  Absence of Certain Changes or Events.  Since December 31, 2008, except as set forth in Section 3.8 of the Company Disclosure Schedule, or as expressly contemplated by this Agreement, (i) the Company and the Subsidiaries have conducted their businesses in all material respects, and have not engaged in any material transactions other than,  in the ordinary course and in a manner consistent with past practice, and (ii) there has not been any Company Material Adverse Effect, or any changes, events, circumstances or developments that would likely be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.9  Absence of Litigation.  Except as set forth in the Company SEC Reports or in Section 3.9 of the Company Disclosure Schedule, there is no civil, criminal or administrative litigation, suit, claim, action, hearing, arbitration, proceeding or investigation (which investigation has been communicated to the Company or any of its Subsidiaries or of which the Company has knowledge) (each, an “Action”) pending or, to the knowledge of the

Company, threatened against the Company or any Subsidiary, or any property, right or asset of the Company or any Subsidiary, before any Governmental Authority or arbitrator, except for Actions that, if determined adversely to the Company or any Subsidiary would not result in losses and expenses (including reasonable expenses of counsel) that would individually or in the aggregate, be material to the Company.  Except as set forth in Section 3.9 of the Company Disclosure Schedule, neither the Company or any Subsidiary nor any of their respective properties, rights or assets is subject to any continuing Order of, or continuing investigation (which investigation has been communicated in writing to the Company or any of its Subsidiaries or which exists to the knowledge of the Company) by, any Governmental Authority, which would reasonably be expected to materially adversely affect the ability of the Company to consummate the Merger.

SECTION 3.10  Employee Benefit Plans.

(a)           Section 3.10(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all other bonus, stock option, stock purchase, restricted share, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, retention, termination, change in control, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any organization or other entity with whom the Company is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or (b)(1) of ERISA (the “ERISA Affiliate”) is a party, with respect to which the Company or any ERISA Affiliate has any obligation or which are, or have been maintained, contributed to or sponsored by the Company or any ERISA Affiliate for the benefit of any current or former employee, officer or director of the Company or any ERISA Affiliate (collectively and whether or not material, the “Employee Plans”).  Neither the Company nor any ERISA Affiliate has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any Employee Plan, other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Employee Plan, other than with respect to a modification, change or termination required by this Agreement, the Merger, ERISA, the Code or to otherwise comply with applicable Laws.  The Company has expressly reserved its right to amend or terminate each Employee Plan.

(b)           Neither the Company nor any ERISA Affiliate (including any entity that during the past six years was a ERISA Affiliate) has now or at any time contributed to, sponsored, or maintained (i) a pension plan (within the meaning of Section 3(2) of ERISA) subject to Sections 412 or 436 of the Code or Title IV of ERISA, (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), or (iii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any ERISA Affiliate could incur liability under Section 4063 or 4064 of ERISA.  No condition exists and no event has occurred that could constitute grounds for termination of any Employee Plan, and neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA.  No funding deficiency has been incurred with respect to any Employee Plan, whether or not waived in accordance with Section 412 of the Code.  No “reportable event,” within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Employee Plan.

(c)           Except as set forth on Sections 3.10(a) and 6.5(a) of the Company Disclosure Schedule, no Employee Plan exists that (A) provides for the payment of separation, severance, termination or similar-type benefits to any person, (B) obligates the Company or any ERISA Affiliate to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement, or (C) could result in the payment to any present or former employee, director or consultant of the Company or any ERISA Affiliate of any money or other property or accelerate or provide any other special vesting or other rights or benefits to any current or former employee of the Company or any ERISA Affiliate as a result of the consummation of the Merger (whether alone or in connection with any subsequent event).  Except as disclosed in Section 3.10(c) of the Company Disclosure Schedule, there is no contract, plan or arrangement covering any current or former employee of the Company or any ERISA Affiliate that could give rise to the payment of any amount that would not be deductible, including pursuant to the terms of Section 162(m) or Section 280G of the Code.

(d)           Except to the extent required under ERISA Section 601 et. seq. and Code Section 4980B, none of the Employee Plans provides for or promises medical, group health, disability or retiree life insurance benefits for a period following retirement or other termination of employment to any current or former employee, officer or director of the Company or any ERISA Affiliate.

(e)           Each Employee Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including ERISA and the Code.  The Company and the Subsidiaries have performed all obligations required to be performed by them under, and are not in default in any material respect under or in violation of, any Employee Plan.  No Action is pending or, to the knowledge of the Company, threatened with respect to any Employee Plan (other than routine claims for benefits in the ordinary course) and none of the Company or its Subsidiaries have any knowledge of any fact or event that could reasonably be expected to give rise to any such Action.  No material operational or plan failure (within the meaning of Rev. Proc. 2008-50) exists with respect to any Employee Plan that is intended to be qualified under Section 401(a) of the Code.

(f)            Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable determination letter or prototype opinion letter upon which the plan sponsor is entitled to rely from the Internal Revenue Service (the “IRS”) that the Employee Plan is so qualified and each trust established in connection with any Employee Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and no fact or event exists that could reasonably be expected to result in the revocation of such qualification or exemption.

(g)           None of the Company or its Subsidiaries has any knowledge of any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan.

(h)           All contributions, premiums or payments required to be made with respect to any Employee Plan have been made on or before their due dates.  All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and, to the knowledge of the Company, no fact or event exists which could reasonably be expected to give rise to any such challenge or disallowance.  All contributions and contribution obligations have been reflected on the most recent financial statements of the Company included in the Company SEC Reports.

(i)            The Company has complied with all reporting and disclosure obligations to each Governmental Authority and all participants and beneficiaries with respect to each Employee Plan required by the terms of such Employee Plan and any statutes, orders, rules or regulations, including ERISA, the Code and the Sarbanes-Oxley Act.

(j)            With respect to the Employee Plans which are “group health plans” under Section 4980B of the Code or Section 607(1) of ERISA, there has been timely compliance in all material respects with all requirements imposed under Section 4980(B) of the Code and Part 6 of Title 1 of ERISA, so that neither the Company nor any of its ERISA Affiliates has any (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such Employee Plan.  Except as set forth in Schedule 3.10(j) of the Company Disclosure Schedule, with respect to the Company’s Employee Plans which are “group health plans” under Section 9832 of the Code or Section 733 of ERISA, such Employee Plans have been maintained in compliance in all material respects with all requirements imposed under Subtitle K of the Code and Part 7 of Title 1 of ERISA.  If the Company or any of its Employee Plans are treated as a “covered entity” under the Privacy and Security Standards at 45 CFR Parts 160 through 164, such covered entities have complied in all material respects with such standards beginning with the effective date of such standards to such covered entities.

(k)           The Company and all ERISA Affiliates have complied in all material respects with Section 409A of the Code, including all guidance from the IRS, with respect to any interest granted or awarded pursuant to an Employee Plan that is a nonqualified deferred compensation plan (as defined in Section 409A(d)(1) of the Code), and no person had a legally binding right to an amount under such a nonqualified deferred compensation plan, which to the knowledge of the Company would subject such person to the Taxes imposed by Section 409A of the Code.

SECTION 3.11  Labor and Employment Matters.

(a)           Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees.  As of the date hereof and in the three previous years, there is and has been no strike, controversy, slowdown, work stoppage or lockout occurring, or, to the knowledge of the Company, any threat thereof, by or with respect to any employees of the Company or any Subsidiary.

(b)           The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws relating to the employment of labor, including those related to wages, hours, immigration and naturalization, plant closings and mass layoffs, collective bargaining and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company or any Subsidiary and are not liable for any material arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing.  Neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree, or citation by, any Governmental Authority, relating to employees or employment practices.  Since December 31, 2008, except as disclosed in Section 3.11(b) of the Company Disclosure Schedule and for matters that, if adversely determined, result in losses and expenses (including reasonable expenses of counsel) that have not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standards asserted or pending with respect to the Company and (ii) the Company has not received written notice or threat of any suits, actions or other proceedings in connection with the Company or its Subsidiaries or employees that arise out of or relate to any of the Company’s or any Subsidiary’s employment practices (including proceedings before the Equal Employment Opportunity Commission or any other Governmental Authority responsible for the prevention of unlawful employment practices).

SECTION 3.12  Intellectual Property.

(a)           Section 3.12(a) of the Company Disclosure Schedule sets forth a list of all trademarks, service marks, domain name registrations, trade dress, logos, and other source identifiers, including registrations and applications for registration thereof, of and by the Company and the Subsidiaries.  Neither the Company nor any of the Subsidiaries has any patents or pending patent applications, or registrations or pending applications for registration of copyrights. The Company or its Subsidiaries own or have a right to use, free and clear of all Liens, except for Permitted Liens, all the Intellectual Property necessary to permit the Company and its Subsidiaries to conduct their respective businesses as currently conducted in all material respects.

(b)           Except as set forth on Section 3.12(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has entered into any material agreements relating to the licensing (whether as licensee or licensor) or use of any Intellectual Property material to the conduct of their respective businesses as they are conducted as of the date hereof.  All such agreements listed on Section 3.12(b) of the Company Disclosure Schedule are deemed to be Material Contracts for purposes of Sections 3.15 and 5.1 of this Agreement.

(c)           The conduct by the Company and the Subsidiaries of their businesses as currently conducted, and the use of any Intellectual Property in connection therewith, do not conflict with, infringe, misappropriate or otherwise violate in any material respect the Intellectual Property rights of any third person.  No Actions have been asserted or are pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary (i) based upon or challenging or seeking to deny or restrict the use by the Company or any Subsidiary of any Intellectual Property, (ii) alleging that any services provided by or processes used by the Company or any Subsidiary infringe, misappropriate or otherwise violate the Intellectual

Property rights of any third person, or (iii) alleging that any Intellectual Property is being licensed or sublicensed by or to the Company or the Subsidiaries in conflict with the terms of any license or other agreement. To the knowledge of the Company, no person is materially infringing, misappropriating or otherwise violating the Intellectual Property owned by the Company and its Subsidiaries.

(d)           Except as would not have a Company Material Adverse Effect, the Company and the Subsidiaries have used reasonable commercial efforts to maintain the confidentiality of their trade secrets and other confidential Intellectual Property used or held for use by the Company or the Subsidiaries.

SECTION 3.13  Taxes.

(a)           Each of the Company and the Subsidiaries has duly and timely filed all material Tax Returns that it was required to file under applicable Tax Law (taking into account any extensions of time within which to file such Tax Returns) and has timely paid all material Taxes required to be paid by it (whether or not shown on any such Tax Return), except for any amounts being disputed in good faith for which adequate provision has been made to the extent required by GAAP consistently applied in the consolidated financial statements included in the Company SEC Documents.  Except as set forth on Section 3.13 of the Company Disclosure Schedule, all such Tax Returns are true, correct and complete in all material respects. Except as set forth in Section 3.13(a)(i) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.  All amounts of Taxes required to be withheld by or with respect to the Company or any Subsidiary (including any Taxes required to be withheld pursuant to Section 1445 of the Code in connection with the redemption of the Preferred Stock) have been timely withheld and remitted to the applicable Governmental Authority.  The Company has made adequate provisions to the extent required by GAAP consistently applied in the consolidated financial statements included in the Company SEC Documents for the payment of material Taxes for which the Company or any of its Subsidiaries is liable with respect to periods covered thereby that were not yet due and payable as of the dates thereof.  Except as set forth in Section 3.13(a)(ii) of the Company Disclosure Schedule, the Company and each Subsidiary is a member of the same affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which the Company files a consolidated U.S. federal income Tax Return as the common parent, and neither the Company nor any Subsidiary has been included in any other consolidated, combined, unitary or similar basis Tax Return. Neither the Company nor any of its Subsidiaries has any liability for Taxes of any person (other than the Company, or any subsidiary of the Company) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law). Neither the Company nor any Subsidiary has been a party to a transaction that is a “reportable transaction,” as such term is defined in Section 1.6011-4(b)(1) of the Treasury Regulations promulgated under the Code.  Neither the Company nor any Subsidiary is a party to any indemnification, allocation or sharing agreement with respect to Taxes that could reasonably be expected to give rise to an indemnification obligation (other than agreements among the Company and its Subsidiaries and other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which does not relate to Taxes). None of Company or any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.  Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method.  The Company will not be required to include amounts in income, or exclude items of deduction, in a taxable period beginning after the date of Closing as a result of (i) a change in method of accounting occurring prior to the date of Closing, (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the date of Closing, (iii) a prepaid amount received, or paid, prior to the date of Closing or (iv) deferred gains arising prior to the date of Closing.  Neither the Company nor any of its Subsidiaries will be required to include amounts in income, or exclude items of deduction, in a taxable period beginning after the date of Closing as a result of (i) a change in method of accounting occurring prior to the date of Closing, (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the date of Closing, (iii) a prepaid amount received, or paid, prior to the date of Closing, (iv) deferred gains arising prior to the date of Closing, or (v) the application of Sections 1.1502-13 or 1.1502-19 of the Treasury Regulations promulgated under the Code.  The Company intends to elect to exclude approximately $46,000,000 in gain realized in connection with the condemnation of property owned by New Mexico Utilities, Inc. from its U.S. federal income tax return for 2009 pursuant to Section 1033(a)(2)(A) of the Code.

(b)           Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, (i) no audits, examinations, investigations or other proceedings are pending or being conducted with respect to any material Taxes of the Company or any Subsidiary, (ii) neither the Company nor any Subsidiary has received from any Governmental Authority any notice, that has not been previously resolved, (A) indicating an intent to open an audit or other review or (B) of deficiency or proposed adjustment of or any material amount of Tax proposed, asserted, or assessed by any Governmental Body against the Company or any of the Subsidiaries, and (iii) no power of attorney has been granted with respect to any matter relating to Taxes that could affect the Company or any Subsidiary for a taxable period ending after the Effective Time.

SECTION 3.14  Environmental Matters.  Except as described in Section 3.14 of the Company Disclosure Schedule or as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) none of the Company or any of the Subsidiaries is in violation of or has violated any Environmental Laws, (b) there has been no release of Hazardous Substances by the Company or the Subsidiaries in any manner that could reasonably be expected to give rise to any remedial obligation or corrective action under any Environmental Laws, (c) none of the Company or any of the Subsidiaries has been notified in writing that it is actually or potentially liable under or has received any requests for information or other correspondence or written notice that it is considered potentially liable for any contamination by Hazardous Substances, whether at any property the Company owns, leases or operates or at any other location, and to the knowledge of the Company, Hazardous Substances are not present at any such location that could reasonably be expected to give rise to any obligation or corrective action under any Environmental Laws or interfere with operations, (d) each of the Company and each Subsidiary has all permits, licenses and other authorizations required under any Environmental Law (the “Environmental Permits”) to operate as it currently and for the most recent complete fiscal year has operated, and no suspension, cancellation, non-renewal or adverse modification of any of such Environmental Permits is pending or, to the knowledge of the Company, threatened, nor does the Company have any reason to believe that any Environmental Permit for which it has applied or is preparing an application will not be granted in the ordinary course, (f) each of the Company and each Subsidiary is in material compliance with its Environmental Permits, and (g) the Company has made available to the Parent all reports, correspondence, and other documents containing information concerning compliance with or liability under Environmental Law or concerning Hazardous Substances, that could reasonably be expected to adversely affect the Company or any of its Subsidiaries.

SECTION 3.15  Material Contracts.

(a)           Section 3.15 of the Company Disclosure Schedule contains a complete and accurate list of any Contract that is a (i) Contract required to be filed by the Company with the SEC pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act; (ii) Contract with respect to partnerships or joint ventures; (iii) Contract containing covenants of the Company or any of its Subsidiaries purporting to limit in any material respect any line of business, any type of product or service, and channel of distribution, or field of commercial endeavor or geographical area in which or with regard to which the Company or its Subsidiaries may operate or granting material exclusive rights to the counterparty thereto; (iv) Contract that, individually or in the aggregate with other Contracts, would or would reasonably be likely to prevent, materially delay or materially impede the Company’s ability to consummate the Merger or the other transactions contemplated by this Agreement or that would accelerate payment obligations, performance deadlines, or modify or accelerate any other material obligation due to the Merger or other transactions contemplated by this Agreement; (v) collective bargaining agreement or similar agreement; (vi) loan agreement, credit agreement, indenture, promissory note, guarantee, mortgage, security agreement and any other instrument used in the borrowing of money, extension of credit, surety bonds or guarantees of indebtedness, in each case in excess of $1,000,000 outstanding (other than loans between the Company and its Subsidiaries or between such Subsidiaries or accounts receivables and payables, in each case, in the ordinary course of business); (vii) Contract licensing or otherwise specifically concerning Intellectual Property (except for non-exclusive, commercially available, off-the-shelf software programs for which the Company and its Subsidiaries, taken as a whole, pay an annual fee of less than $100,000) that is material to the business of the Company and its Subsidiaries, taken as a whole; (viii) Contract that accounted for (or is expected to account for) aggregate revenue to, or expenditures of, the Company or any of its Subsidiaries of more than $1,000,000 during the Company’s current (or next) fiscal year; (ix) Contract (or series of related Contracts) entered into after December 31, 2008 that involves the acquisition from another person or disposition to another person, directly or indirectly (by merger, license or otherwise), of assets or capital stock or other equity interests of another person for aggregate consideration under such Contract (or series of related Contracts) in excess of $1,000,000 (other than acquisitions or dispositions of inventory in the ordinary course of business); (x) Contract that relates to an acquisition, divestiture, merger, license or similar transaction and contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations), that are still in effect and, individually, could reasonably be expected to result in payments by or to the Company or any of its Subsidiaries in excess of $1,000,000; or (xi) Contract that prohibits the payment of dividends or distributions in respect of the capital stock or other equity securities of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock or other equity securities of the Company or any Subsidiary of the Company or prohibits the issuance of guarantees or the granting or creation of Liens by any Subsidiary of the Company or (xii) Contract to which the Company or any of its Subsidiaries is a party as of the date of this Agreement that are material to the business, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole.  Each Contact of the type described in clauses (i) to (xii) of this Section 3.15 (a) is referred herein as a “Material Contract”.

(b)           Each Material Contract is a legal, valid and binding agreement of the Company or the applicable Subsidiary, as the case may be, and, to the Company’s knowledge, of the other parties thereto and is in full force and effect; and (a) neither the Company nor any Subsidiary is or is alleged to be in material breach or violation of, or material default under, any Material Contract (nor does there exist any condition which, upon the passage of time or giving of notice or both, would cause such a violation or breach of or default under any Material Contract); (b) to the Company’s knowledge, no other party to any Material Contract is or is alleged to be in material breach or violation of, or material default under, such Material Contract; (c) the Company and the Subsidiaries have not received any written notice of default under any Material Contract which remains uncured; and (d) except as referenced in Section 3.15 of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of any transaction contemplated by this Agreement shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the rights of the Company or any Subsidiary under any Material Contract. Complete and correct copies of each Material Contract have been delivered, or made available, to Parent prior to the date hereof.

SECTION 3.16  Insurance.  The Company, each of its Subsidiaries and their property is covered by valid and currently effective insurance policies issued in favor of the Company or one or more of its Subsidiaries and there have been no gaps in coverage since January 1, 2005. Section 3.16 of the Company Disclosure Schedule contains a list of all material fire and casualty, general liability, business interruption and other insurance policies (collectively, “Insurance Policies”) maintained by the Company or any of its Subsidiaries.  The Company is insured in such amounts and against such risks and losses as are (a) customary for similarly situated companies in the United States conducting the type of business conducted by Company and its Subsidiaries, (b) required to be maintained by the Company or its Subsidiaries under the terms of any Contract to which the Company or any of its Subsidiaries is a party or by which any of the Company’s or its Subsidiaries’ properties are bound, except for such failures to maintain insurance that would not result in the acceleration of any payment of the principal amount of such Contract, and (c) required to be maintained pursuant to any applicable Laws and Orders.  Neither the Company nor any of its Subsidiaries (i) has received any notice of cancellation or termination with respect to any Insurance Policy or (ii) is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute a breach or default, or permit termination or modification of, any such policy.  As of the date hereof, the Company and each of its Subsidiaries has complied in all material respects with their obligations under each Insurance Policy, including the payment of all premiums due thereon.

SECTION 3.17  Real and Personal Property.

(a)           The Company or a Subsidiary possesses, free and clear of all Liens, except for Permitted Liens, good, valid and marketable title to real property and interests in real property (the “Owned Real Property”) or good and valid leasehold interests in the leased real property (the “Leased Real Property”) used or held for use by it in the conduct of its respective business, in each case as necessary to permit the Company and the Subsidiaries to conduct their respective businesses as currently conducted in all material respects. Section 3.17 of the Company Disclosure Schedule contains a true and complete list of all Owned Real Property and Leased Real Property.

(b)           Each of the Company and its Subsidiaries has complied in all material respects with the terms of all material leases and subleases applicable to the Leased Real Property to which it is a party or under which it is in occupancy, and all such leases and subleases are valid, legally binding, enforceable and in full force and effect.  No notice of any material default under any material such lease has been delivered to the Company or any Subsidiary and none of the Company or any of its Subsidiaries is in breach or violation of or default under such lease or sublease, and no event has occurred which, with notice, lapse of time or both, would constitute a breach, violation or default by any of the Company or its Subsidiaries or permit termination, modification or acceleration or repudiation by any third party thereunder, or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement except in each case, for such invalidity, failure to be binding, unenforceability, ineffectiveness, breaches, violations, defaults, charges, terminations, modifications, accelerations or repudiations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)           Except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to any material authorizations, permits, easements, prescriptive rights and rights of way, whether or not of record, pertaining to real property (the “Real Property Easements”) necessary to conduct their businesses as conducted on the date hereof, and to the Company’s knowledge, no event has occurred that would allow, with or without notice or lapse of time or both, revocation or termination thereof or would result in any impairment of the rights of the Company or any Subsidiary with respect to any Real Property Easement, except for such revocations, terminations and impairments as would not affect the commercial use of the applicable property for the purposes for which it is being used by the Company or a Subsidiary as of the date of this Agreement.

(d)           Neither the Company nor any Subsidiary has received any written notice of any pending, threatened or contemplated condemnation, eminent domain, litigation, administrative action or similar proceedings by any Governmental Authority involving the taking of any real property or any portion thereof or interest therein, or any sale or other disposition of any real property to which it holds title or any portion thereof in lieu of condemnation, that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no outstanding options or rights of first refusal to purchase all or any portion of the Owned Real Property or any interest therein.

(e)           The Company and its Subsidiaries, individually or together, own, lease or have the right to use all of their personal property used or held for use by it in the conduct of their respective businesses (the “Personal Property”), as necessary to permit the Company and its

Subsidiaries to conduct their respective businesses as currently conducted in all material respects. The Company and each of its Subsidiaries has title to, or in the case of leased or subleased Personal Property, valid and subsisting leasehold interests in, all of the Personal Property free and clear of Liens, other than Permitted Liens.

SECTION 3.18  Proxy Statement.  The proxy statement to be sent to the Stockholders in connection with the Stockholders’ Meeting (such proxy statement, as amended or supplemented, being referred to herein as the “Proxy Statement”) shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to the Stockholders or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading.  The Proxy Statement, insofar as it relates to the Company or its Subsidiaries or other information supplied by the Company for inclusion or incorporation by reference therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and other applicable Law.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied in writing by Parent, Merger Sub or any of Parent’s or Merger Sub’s Representatives for inclusion in the Proxy Statement.

SECTION 3.19  Opinion of Financial Advisor.  The Company Board and Special Committee have received the written opinion of Wells Fargo Securities, LLC (formerly Wachovia Capital Markets, LLC) (“Wells Fargo Securities”), dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the holders of the Shares. A true, correct and complete copy of the opinion has been delivered to Parent.

SECTION 3.20  Brokers.  Except for Wells Fargo Securities, the fees and expenses of which shall be paid by the Company, no broker, finder, investment banker or other firm or person is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or the other transactions contemplated herein based upon arrangements made by or on behalf of the Company. The Company has made available to Parent complete and accurate copies of all Contracts under which any such fees or expenses are payable and all indemnification and other Contracts related to the engagement of Wells Fargo Securities.

SECTION 3.21  Takeover Statutes.  No “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL) (“Takeover Statutes”) is applicable to the Company, the Merger or the other transactions contemplated hereby. The approval of this Agreement by the Company Board constitutes approval of this Agreement and the Merger for purposes of Section 203 of the DGCL

SECTION 3.22  Affiliated Transactions.  To the knowledge of the Company and as of the date of this Agreement there have been no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been otherwise disclosed in the SEC Documents filed prior to the date hereof.

SECTION 3.23  Unlawful Payments; Foreign Corrupt Practices and International Trade Sanctions. Neither the Company nor any Subsidiary, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (a) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds, in each case, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, “pay-to-play” restrictions or any other similar applicable foreign, federal or state Law, (b) paid, accepted or received any unlawful contributions, payments, expenditures or gifts or (c) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws.

SECTION 3.24  Water Quality and Water Rights.  Except as set forth in Section 3.24 of the Company Disclosure Schedule, the drinking water supplied by the Company and its Subsidiaries to their customers is and has been in compliance with all applicable federal and state drinking water standards except for such failures which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have all rights necessary to extract and deliver water to their customers pursuant to existing agreements, and the Company has no reason to believe that any such rights will be lost, revoked or compromised or will not be satisfied, other than any such exceptions which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.25  No Other Representation or Warranty. The Company acknowledges and agrees that, except for the representations and warranties made by Parent and Merger Sub that are expressly set forth in Article IV of this Agreement, Parent and Merger Sub do not make, and have not made, any representations or warranties in connection with the Merger and the transactions contemplated hereby. Except as expressly set forth herein, no person has been authorized by Parent or Merger Sub to make any representation or warranty relating to Parent or Merger Sub or their respective businesses, or otherwise in connection with the Merger and the transactions contemplated hereby and, if made, such representation or warranty may not be relied upon as having been authorized by Parent or Merger Sub.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

As an inducement to the Company to enter into this Agreement, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

SECTION 4.1  Organization.

(a)           Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of Parent and Merger Sub has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

(b)           Each of Parent and Merger Sub is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not prevent or materially delay or materially impair the ability of Parent or Merger Sub to timely consummate the Merger and the other transactions contemplated hereby (a “Parent Material Adverse Effect”).

SECTION 4.2  Authority Relative to the Merger.  Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and (other than the adoption of this Agreement by Parent as the sole stockholder of Merger Sub) to consummate the Merger and the other transactions contemplated hereby.  The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than the adoption of this Agreement by Parent as the sole stockholder of Merger Sub and the filing of the Certificate of Merger as required by the DGCL).  This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

SECTION 4.3  No Conflict; Required Filings and Consents.

(a)           The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance by Parent and Merger Sub of this Agreement will not, (i) conflict with or violate the charter or bylaws of either Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.3(b) have been obtained or taken and all filings and obligations described in Section 4.3(b) have been made or fulfilled, conflict with or violate any Law or Order applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Merger Sub pursuant to, any Contract or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences which have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)           The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance by Parent and Merger Sub of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the HSR Act, the Securities Act, the Exchange Act, and filing of the Certificate of Merger as required by the DGCL, (ii) such consents, approvals, orders, authorizations, registrations, declarations, filings and notices required of any PUC under applicable Laws, (iii) such consents, approvals, orders, authorizations, registrations, declarations, filings and notices required of any Health Agency under applicable Laws, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.  Consents, approvals, orders, authorizations, registrations, declarations, filings and notices described in the foregoing clauses (ii) and (iii) that are required to be obtained or made by Parent or Merger Sub or any of their respective subsidiaries, the failure of which to obtain or make would deprive the Company of a material benefit under this Agreement or prevent, impede or delay the consummation of the transactions contemplated by this Agreement, are hereinafter referred to as the “Parent Required Consents.”

SECTION 4.4  Capital Resources.  Parent has, and will have at the Effective Time, sufficient funds to permit Parent and Merger Sub to consummate the Merger, pay the aggregate Merger Consideration and acquire all the outstanding Shares in the Merger.

SECTION 4.5  Proxy Statement.  The information supplied by Parent, Merger Sub or their Representatives for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to the Stockholders or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading.  The Proxy Statement, insofar as it relates to Parent or Merger Sub or affiliates of Parent or Merger Sub or other information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and other applicable Law.  Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion in the Proxy Statement.

SECTION 4.6  No Vote/Approval Required.  No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve or adopt this Agreement or the Merger or the transactions contemplated hereby. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the holders of any class or series of capital stock of Parent or Merger Sub necessary to approve or adopt this Agreement or the Merger or the transactions contemplated hereby and Parent will, immediately following execution and delivery of this Agreement by all parties hereto, vote or consent to the adoption of this Agreement in its capacity as sole stockholder of Merger Sub.

SECTION 4.7  Litigation.  As of the date of this Agreement, there is no Action pending, or, to the knowledge of Parent or Merger Sub, threatened, against or affecting Parent or

Merger Sub or against any of their respective assets or properties before any arbitrator or Governmental Authority that would reasonably be expected to materially adversely affect the ability of Parent or Merger Sub to consummate the Merger, and neither Parent nor Merger Sub nor any of their respective properties or assets are subject to any continuing Order of, or, to the knowledge of Parent, continuing investigation by, any Governmental Authority that would reasonably be expected to materially adversely affect the ability of Parent or Merger Sub to consummate the Merger.

SECTION 4.8  Ownership and Operations.  Merger Sub was incorporated on March 1, 2010.  The authorized capital stock of Merger Sub consists of 10,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding.  All of the issued and outstanding capital stock of Merger Sub is, and immediately prior to the Effective Time will be, owned by Parent, and no other person has or immediately prior to the Effective Time will have, any option, warrant, or other right or agreement, arrangement or commitment of any character that is binding on Merger Sub and that obligates Merger Sub to issue or sell any shares of capital stock of, or other equity interests in, Merger Sub.  Merger Sub was formed solely for the purpose of consummating the Merger and engaging in the transactions contemplated by this Agreement.  Since its inception, Merger Sub has not engaged in any activity, other than such actions in connection with (a) its organization and (b) the preparation, negotiation and execution of this Agreement and consummation of such transactions.  Merger Sub has not had any operations, has not generated any revenues and has no liabilities other than those incurred in connection with its formation and the Merger as provided in this Agreement.

SECTION 4.9  Brokers.  Except for Macquarie Capital (USA) Inc., the fees and expenses of which shall be paid by Parent, no broker, finder, investment banker or other firm or person is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or the other transactions contemplated herein based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company could have any liability.

SECTION 4.10  Ownership of Company Stock.  As of the date of this Agreement, neither Parent nor Merger Sub nor any of their respective subsidiaries beneficially owns any shares of Company Common Stock or Company Preferred Stock.

SECTION 4.11  Equity Commitment Letters.   Fully executed commitment letters from JPMorgan IIF Acquisitions LLC (“IIF”) and Water Asset Management, LLC (“WAM” and collectively with IIF, the “Investors”) (the “Equity Commitment Letters”), pursuant to which (i) the IIF has committed that it and/or its affiliates will, upon the terms and subject only to the conditions set forth therein, provide equity financing to Parent in the aggregate amount of $275,743,000 and (ii) WAM has committed that it and/or its affiliates will, upon the terms and subject only to the conditions set forth therein, provide equity financing to Parent in the aggregate amount of $27,574,300 in connection with the transactions contemplated by this Agreement. The Equity Commitment Letters are in full force and effect and are legal and binding obligations of the Parent. The Equity Commitment Letters have not been amended or terminated, and, as of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default thereunder.

SECTION 4.12  Investigation and Agreement by Parent and Merger Sub; No Other Representations or Warranties.

(a)           Parent and Merger Sub acknowledge and agree that they have made their own inquiry and investigation into, and, based thereon, have formed an independent judgment concerning the Company and its Subsidiaries and their businesses and operations.  Parent and Merger Sub acknowledge and agree that they have had an opportunity to ask all questions of and receive answers from the Company with respect to this Agreement and the transactions contemplated by this Agreement.  Parent and Merger Sub acknowledge and agree that, except as expressly set forth in this Agreement, neither the Company or any of its Subsidiaries, nor any of their respective Representatives or any holder of Shares, will have or be subject to any liability or indemnification obligation to Parent, Merger Sub, any of their respective Representatives, or any other person resulting from the delivery, dissemination or any other distribution to Parent, Merger Sub, or any other person, or the use by Parent, Merger Sub, or any other person, of any such information provided or made available to them by or on behalf of the Company, its Subsidiaries, or their respective Representatives, including any information, documents, projections, forecasts, estimates, or other forward-looking information, business plans, or other material provided for or made available to Parent, Merger Sub or any of their Representatives in any physical or on-line data rooms, confidential information memoranda or in-person presentations or teleconferences in connection with the transactions contemplated by this Agreement.

(b)           Each of Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties made by the Company that are expressly set forth in Article III of this Agreement, the Company does not make, and has not made, and neither Parent nor Merger Sub has relied upon, any representation, warranty or statements by any person on behalf of the Company or any of its Subsidiaries in connection with the Merger and the transactions contemplated hereby.  Except as expressly set forth herein, no person has been authorized by the Company to make any representation or warranty relating to the Company or any of its Subsidiaries or their respective businesses, or otherwise in connection with the Merger and the transactions contemplated hereby, and, if made, such representation or warranty may not be relied upon as having been authorized by the Company.  Without limiting the generality of the foregoing, Parent and Merger Sub acknowledge and agree that, except as provided in Article III, neither the Company or any of its Subsidiaries, nor any of their respective Representatives nor any holder of Shares, makes or has made any representation or warranty to Parent and Merger Sub or any of their Representatives or affiliates with respect to:

(i)            any forward-looking information such as projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent and Merger Sub or their respective Representatives or affiliates; or

(ii)           any other information, statement or documents heretofore or hereafter delivered to or made available to Parent and Merger Sub or their respective Representatives or affiliates, including the information in the on-line data room maintained by the Company through Intralinks, Inc., with respect to the Company or any of its Subsidiaries or the business, operations or affairs of the Company or any of its Subsidiaries, except to the extent and as expressly covered by a representation and warranty made by the Company and contained in Article III of this Agreement.

ARTICLE V
CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.1  Conduct of Business by the Company.

(a)           From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VIII, and except as otherwise expressly contemplated or permitted hereunder, as set forth in Section 5.1 of the Company Disclosure Schedule or with the prior consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business in all material respects in the ordinary course consistent with past practice, and (ii) use its commercially reasonable efforts to (A) maintain and preserve intact its business organization and existing relations and goodwill with Governmental Entities, customers, suppliers and business associates, (B) preserve its material assets, rights and properties in good condition, (C) subject to Section 5.1(b), retain the services of its current officers and key employees as determined by the Company’s Chief Executive in consultation with Parent and (D) not allow any commercial contracts to lapse or expire that represent the largest 20 contracts in each of the Contract O&M Services and Texas MUD Services segments, as measured by EBIT or contribution margin respectively.

(b)           Without limiting the generality of Section 5.1(a), the Company agrees with Parent that between the date hereof and the Effective Time, except as otherwise expressly contemplated or permitted hereunder, as set forth in Section 5.1 of the Company Disclosure Schedule or with the prior consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i)            adjust, split, combine, subdivide or reclassify any capital stock, equity interests or security or obligation convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for capital stock or equity interests, or otherwise amend, modify or waive any term of any outstanding capital stock, equity interest or other security of the Company or any of its Subsidiaries;

(ii)           make, declare or pay any dividend, or make any other distribution on, whether payable in cash, stock, property or otherwise, or directly or indirectly redeem, purchase or otherwise acquire (other than the

Series A Preferred Stock, which the Company agrees to redeem on or before the Closing in accordance with the terms thereof), or encumber, any shares of its capital stock or equity interests or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or equity interests; provided, however, that (A) the Company may pay cash dividends on the Company Common Stock consistent with past practices (but in no event in an amount in excess of $0.05 per share per quarter) and pay cash dividends on the Company Preferred Stock consistent with past practices (but in no event in an amount in excess of $0.65625 per share per quarter) and (B) the Subsidiaries may pay cash dividends or make cash distributions to the Company or to its wholly-owned Subsidiaries in the ordinary course of business consistent with past practice;

(iii)          issue, sell, transfer or grant any person any right to acquire, any shares of capital stock, equity interests or any security or obligation convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for capital stock or equity interests of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice (A) pursuant to the vesting or exercise of Company Stock Options granted under the Company’s Stock Plans and issued and outstanding as of the date hereof, or (B) as required upon the conversion of Company Convertible Debentures or the exercise of Company Stock-Based Awards or Common Stock Purchase Warrants, in each case, issued and outstanding as of the date hereof and in accordance with their respective terms;

(iv)          enter into any agreement with respect to the voting of its capital stock or other equity interests;

(v)           sell, transfer, mortgage, license, cancel, abandon, lease, license, pledge, encumber (other than Permitted Liens), divest or otherwise dispose or restrict the use of, other than in the ordinary course of business, any properties, rights, assets or lines of business having a value in excess of $1,000,000 in the aggregate in any twelve-month period after the date hereof;

(vi)          (A) except for capital improvements mandated or required by regulatory authorities, make or agree to make any capital expenditures in excess of the amount of capital expenditures for that fiscal year set forth in the Company’s Updated Financial Forecast dated January 2010 under the heading “Capital Expenditures” or (B) enter into any material new line of business outside of its existing business;

(vii)         except to comply with mandates or requirements of regulatory authorities for capital improvements, incur, issue, modify, renew, refinance, syndicate, assume, guarantee, or become obligated with respect to any indebtedness except for borrowings under the Company’s Amended and Restated Credit Agreement in the ordinary course of business and consistent with past practices (including in terms of both timing and amounts), in amounts greater than $1,000,000 individually or $2,000,000 in the aggregate, or any indebtedness containing covenants that would prevent or materially delay or impede the Merger;

(viii)        make or offer to make any loans, advances or capital contributions to, or acquire or invest in, another person or business (other than any wholly-owned Subsidiary of the Company in the ordinary course of business and consistent with past practices), or acquire any assets outside of the ordinary course of business from any person or business, for consideration in excess of $2,000,000 in the aggregate, whether by merger, purchase of stock or securities, contributions to capital, property transfers or otherwise, or any combination of the foregoing, or enter into any binding agreement requiring the Company or any Subsidiary to make any such loan, advance, capital contribution, acquisition or investment;

(ix)           enter into, renew, extend, materially amend or waive any material provision of or terminate (A) any Material Contract or any other contract which if entered into prior to the date hereof would be a Company Material Contract, in each case, other (w) than any contract relating to indebtedness that would not be prohibited under clause (vii) of this Section 5.1(b), (x) except in the ordinary course of business consistent with past practice, (y) amendments or waivers of up to  $1,000,000 in the aggregate or (z) amendments under the Company’s Amended and Restated Credit Agreement which would not materially impede the Merger, or (B) any contracts not in the ordinary course, involving payments or transfers of value by the Company or any Subsidiary thereof in excess of $1,000,000 in the aggregate in any twelve month period after the date hereof;

(x)            except to the extent required by Law or by Employee Plans disclosed on Section 3.10(a) of the Company Disclosure Schedule in existence as of the date hereof or in the ordinary course of business consistent with past practice (other than with respect to senior executives), (A) increase the compensation or benefits of, or provide any pension, retirement, severance, retention or other similar benefits to, any of its current or former employees, officers, directors, consultants, independent contractors or other service providers (except for increases in salary or hourly wage rates for employees who are not officers or directors based on cost of living adjustments in the ordinary course of business consistent with past practice), (B) establish, adopt, implement, enter into, amend, terminate, or otherwise commit itself to or alter in any respect, any

Employee Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be an Employee Plan if it were in existence as of the date hereof, (C) accelerate the vesting of, or the lapse of restrictions with respect to, any Company Stock Options, Company Stock Award or Company Stock-Based Award, (D) take any action to fund or in any other way secure the payment of compensation or benefits under any Employee Plan, (E) change in any respect the manner in which contributions to Employee Plans are made or the basis on which such contributions are determined, (F) allow for the commencement of any new offering periods under any Purchase Plans or (G) enter into any written contracts of employment;

(xi)           waive, release, assign, settle or compromise any material right, claim, liability, obligation, indebtedness, Action or proceeding (in each case, whether of, by or against the Company or any of its Subsidiaries or any person), other than waivers, releases, assignments, settlements or compromises that would not result in material liabilities or obligations for the Surviving Corporation, would not reasonably be expected to materially delay or prevent the Merger, or would involve only the payment of monetary amounts not in excess of $1,000,000 in the aggregate (excluding any amounts to be paid, reimbursed or contributed by third parties or paid under insurance policies);

(xii)          fail to maintain in full force and effect insurance policies of the type and with comparable coverage to such insurance policies in place on the date hereof;

(xiii)         propose or adopt any amendment or wavier to any provision of its charter, or in the case of the Company, its certificate of incorporation or bylaws;

(xiv)        take or omit to take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied prior to the End Date or satisfaction of those conditions being materially delayed by the Company;

(xv)         adopt, subject to Section 6.4(c), a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity, other than the Merger;

(xvi)        implement or adopt any material change in its Tax or financial accounting principles, practices or methods, other than as required or permitted by GAAP, applicable Law or regulatory guidelines;

(xvii)       enter into any closing agreement with respect to material Taxes, settle or compromise any material liability for Taxes, make, revoke or change any material Tax election, agree to any adjustment of any material Tax attribute, surrender any claim for a material refund of Taxes, execute or consent to any waivers extending the statutory period of limitations with respect to the collection or assessment of material Taxes, file any material amended Tax Return (other than as resulting from the restatement of the Company’s financial statements), or obtain any material Tax ruling;

(xviii)      create, acquire or change the form of entity of any Subsidiary (without regard to the 25% threshold); or

(xix)         agree to take or make any commitment to take, or adopt any resolutions of the Company Board approving or purporting to implement, any of the actions specified in this Section 5.1(b).

SECTION 5.2  Regulatory Filings.  The Company shall, and shall cause each of its Subsidiaries to, timely file in the ordinary course of business consistent with past practice all rate applications and all other filings required to be made, with any PUC, Health Agency or other Governmental Authority under any Law relating to the regulation of public utilities or public service companies (or similarly designated companies), including any filings to implement any changes in any of its or any of its Subsidiaries’ rates or surcharges for water service, standards of service or accounting; provided that the Company shall, and shall cause each of its Subsidiaries to, consult with Parent reasonably in advance of any filing of a general rate case with any PUC, or any filing with a Health Agency or other Governmental Authority and prior to any such filing consider in good faith any of Parent’s comments on such filing; provided further that the Company shall obtain Parent’s consent (which shall not be unreasonably withheld or delayed) prior to including any description of Parent, Merger Sub or their affiliates in any filing with any PUC, Health Agency or other Governmental Authority.

SECTION 5.3  No Right to Control.  Parent and Merger Sub acknowledge and agree that (a) nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or the Subsidiaries’ operations prior to the Effective Time, and (b) prior to the Effective Time, each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

SECTION 5.4  Certain Conduct by the Parties.

(a)           During the period from the date of this Agreement to the Effective Time, except as consented to in writing by the Company, Parent and Merger Sub shall not, and shall cause their respective subsidiaries not to, acquire beneficial ownership of any shares of Company Common Stock or Company Preferred Stock.

(b)           During the period from the date of this Agreement to the Effective Time, except as consented to in writing by the Company, Parent and Merger Sub shall not, and shall cause their subsidiaries not to, directly or indirectly, take any action that would reasonably be expected to materially impede or delay obtaining any Parent Required Consent or Company Required Consent or otherwise materially impede or delay the consummation of the Merger.

(c)           During the period from the date of this Agreement to the Effective Time, except as consented to in writing by Parent, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, take any action that would reasonably be expected to materially impede or delay obtaining any Parent Required Consent or Company Required Consent or otherwise materially impede or delay the consummation of the Merger.

(d)           Parent shall not less than 48 hours from the execution of this Agreement to the Effective Time have not less than $40,000,000 in equity either in the form of (i) cash and/or (ii) Company Shares (valued at their purchase price).

ARTICLE VI
ADDITIONAL AGREEMENTS

SECTION 6.1  Stockholders’ Meeting.  The Company, acting through the Company Board, shall (a) in accordance with applicable Law and the Company’s certificate of incorporation and bylaws, duly call, give notice of, convene and hold an annual or special meeting of its stockholders as promptly as practicable following the date hereof for the purpose of considering and voting upon the Company Voting Proposal taking action on this Agreement and the Merger (the “Stockholders’ Meeting”) and (b) (i), subject to Section 6.4(c), include in the Proxy Statement, and not subsequently withhold, withdraw or modify or publicly propose or resolve to withhold, withdraw or modify in any manner adverse to Merger Sub or Parent, the Recommendation and (ii) take all action that is both reasonably necessary or advisable to secure the vote or consent of the stockholders of the Company required by the rules of Nasdaq or the DGCL to obtain such approvals.  Parent shall cause any shares of Company Common Stock owned by Parent or any of its affiliates to be voted at the Stockholders’ Meeting in favor of the adoption of this Agreement.

SECTION 6.2  Proxy Statement; SEC Filings.

(a)           After the execution of this Agreement, the Company shall file as promptly as practicable a preliminary Proxy Statement with the SEC under the Exchange Act in form and substance reasonably satisfactory to each of the Company, Parent and Merger Sub, and each shall use its reasonable commercial efforts to have the Proxy Statement cleared by the SEC as promptly as practicable and thereafter to file a definitive Proxy Statement with the SEC.  Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement, in furnishing all the information concerning itself and its affiliates that is required to be included in the Proxy Statement and in responding to any comments of the SEC with respect to the Proxy Statement or any requests by the SEC for any amendment or supplement thereto or for additional information.  Each of the Company, Parent and Merger Sub and its respective counsel shall have a reasonable opportunity to review and comment on (i) the Proxy Statement, including all amendments and supplements thereto, prior to such documents being filed with the SEC or disseminated to the Stockholders and (ii) all responses to requests for additional information and replies to comments from the SEC prior to their being filed with, or sent to, the SEC.  Each of the Company, Parent and Merger Sub agrees to use its reasonable commercial efforts, after consultation with the other parties, to respond promptly to all such comments of and requests by the SEC and the Company shall cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the Stockholders entitled to vote at the Stockholders’ Meeting at the earliest practicable time.  Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or responding to any comments of the SEC with respect thereto, the Company shall cooperate and provide Parent with a reasonable opportunity to review and comment on the Proxy Statement and responses relating thereto and shall consider in good faith and include, in such documents and responses, comments reasonably proposed by Parent.

(b)           Whenever any event occurs relating to this Agreement or the Merger which is required to be set forth in a filing with the SEC by Parent or the Company, whether an amendment or supplement to the Proxy Statement or otherwise, Parent or the Company, as the case may be, shall (i) promptly inform the other party of such occurrence, (ii) provide reasonable advance notice to such other party of such filing (including an opportunity to provide comments thereto) and (iii) cooperate with such other party in such filing with the SEC, including in completing any mailing to Stockholders of any amendment or supplement to the Proxy Statement.

SECTION 6.3  Access to Information; Confidentiality.

(a)           To the extent permitted by applicable Law and by agreements with third parties to retain information disclosed in confidence and subject to that certain confidentiality agreement dated March 17, 2010, between WAM and the Company (the “Confidentiality Agreement”), from the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VIII, the Company shall (and shall cause its Subsidiaries to): (i) provide to Parent and its Representatives reasonable access, during normal business hours and upon reasonable notice by Parent, to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to the books and records thereof, (ii) furnish to Parent and its Representatives such financial and operating data and other information as such Persons may reasonably request (including, to the extent possible and legally permissible, furnishing to Parent the consolidated financial results of the Company and its Subsidiaries in advance of any filing by the Company with the SEC containing such financial results), and (iii) furnish to Parent such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and its Subsidiaries as Parent or its Representatives may reasonably request; provided, that such right of access shall not include sampling, testing or Phase II environmental site assessment activities without the express written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), and shall also not include access to information or properties to the extent that any Law or Order applicable to the Company or the Subsidiaries requires any of them to restrict access to such information or properties.  Any inquiry pursuant to this Section 6.3(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries.

(b)           If any of the information or materials furnished pursuant to this Section 6.3 includes information or materials subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning any pending or threatened Action, each party agrees and understands that the parties have a commonality of interest with respect to such matters and it is the desire, intention and mutual understanding of the parties that the sharing of such information or material is not intended to, and shall not, waive or diminish the confidentiality of such information or material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege.  All such information provided by the Company that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under those privileges, this Agreement and under the joint defense doctrine.

(c)           Each of Parent and Merger Sub shall comply with the Confidentiality Agreement as if a party thereto.

(d)           No investigation pursuant to this Section 6.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties.

SECTION 6.4  No Solicitation.

(a)           Except as set forth in this Section 6.4, until the earlier of the termination of this Agreement pursuant to Article VIII or the Effective Time, neither the Company nor any Subsidiary nor any Representative of the Company or any Subsidiary will, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action for the purpose of facilitating, any inquiries or the making of any proposal or offer (including any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or (ii) enter into or maintain or continue discussions or negotiations with any person or entity for the purpose of facilitating such inquiries or to obtain a proposal or offer for a Competing Transaction, or (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment providing for or otherwise relating to any Competing Transaction, or (iv) authorize or permit any Representative of the Company or any of its Subsidiaries to take any such action.  The Company shall notify Parent as promptly as practicable (and in any event within one (1) business day) after the Company receives any oral or written proposal or offer or any inquiry or contact with any person regarding a potential proposal or offer with respect to a Competing Transaction, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer (including material amendments or proposed material amendments).  The Company shall, and shall cause its Subsidiaries to and direct their respective Representatives to immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction and shall request that all confidential information previously furnished to any such persons be promptly returned or destroyed.  Until the earlier of the termination of this Agreement pursuant to Article VIII or the Effective Time, the Company shall not release any third person from, or waive the application of, any material confidentiality or standstill provisions of any confidentiality agreement to which it is a party.

(b)           Notwithstanding anything to the contrary in this Section 6.4, the Company Board may, prior to obtaining the Company Stockholder Approval furnish information with respect to the Company and its Subsidiaries to, and enter into discussions and negotiations with, a person (and its Representatives) who has made an unsolicited, written, bona fide proposal or offer, that did not result in a breach of this Section 6.4, and subject to compliance with this Section 6.4,  relating to, or that is reasonably likely to lead to, a Competing Transaction, and the Company Board has (i) reasonably determined, in its good faith judgment (after consulting with its financial advisor), that such proposal or offer constitutes or is reasonably likely to lead to a Superior Proposal, (ii) reasonably determined, in its good faith judgment after consulting with its outside legal counsel (who may be the Company’s regularly engaged outside legal counsel), that, in light of such proposal or offer, the failure to furnish such information or enter into discussions would constitute a breach of its fiduciary duties under applicable Law, (iii) provided written notice to Parent of its intent to furnish information or enter into discussions with such person prior to taking any such action and (iv) obtained from such person an executed confidentiality agreement on terms and conditions not materially less restrictive of such person to those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party and that the Company shall promptly make available to the Parent any material non-public information concerning the Company and its Subsidiaries that is furnished to such person which was not previously delivered to Parent or its Representatives).  For purposes of this Section 6.4, the Company Board may act through the Special Committee, if the Special Committee still exists.

(c)           Except as set forth in this Section 6.4(c) and subject to Section 8.1(e), neither the Company Board nor any committee thereof shall withhold, withdraw or modify, or propose publicly to withhold, withdraw or modify, in a manner adverse to Parent or Merger Sub, the Recommendation (a “Change in the Company Recommendation”) or approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction (except for a confidentiality agreement as provided in Section 6.4(b)).  Notwithstanding the foregoing, (i) if the Company Board reasonably determines, in its good faith judgment after consulting with outside legal counsel (who may be the Company’s regularly engaged outside legal counsel), that the failure to make a Change in the Company Recommendation would constitute a breach of its fiduciary duties under applicable Law and (ii) if, in response to an unsolicited, written, bona fide proposal or offer relating to a Competing Transaction, the Company Board reasonably determines pursuant to Section 6.4(b) that it constitutes or is reasonably likely to lead to a Superior Proposal, the Company Board may make a Change in the Company Recommendation and/or recommend such a Competing Transaction, then the Company may terminate this Agreement pursuant to Section 8.1(e) and enter into a definitive agreement to effect the Competing Transaction, but only (i) after providing written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and indicating that the Company Board intends to effect a Change in the Company Recommendation and/or recommend a Competing Transaction and (ii) if for a five (5) business day period following the Company’s delivery of a Notice of Superior Proposal, the Company (and causes its financial and legal advisors to) negotiates with Parent in good faith (to the extent Parent desires to negotiate) to make such modification or adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal, and following the end of such five (5) business day period, the Company Board or an authorized committee thereof determines in good faith, taking into account any changes to the terms of this Agreement proposed in writing by the Parent to the Company in response to the Notice of Superior Proposal or otherwise, that the Superior Proposal giving rise to the Notice of Superior Proposal continues to constitute a Superior Proposal.  Any amendment to the financial terms or any other material amendment of such Superior Proposal shall require a new Notice of Superior Proposal and the Company shall be required to comply again with the requirements of this Section 6.4(c) (provided that references to the five (5) business day period above shall be deemed to be references to a forty-eight (48) hour period).

(d)           Nothing contained in this Agreement shall be deemed to prohibit the Company from making any disclosure to the Company’s stockholders, if in the good faith judgement of the Company Board, after consultation with outside counsel, failure to disclose would be inconsistent with its fiduciary duties under applicable Law or by Rule 14d-9 or 14e-2 under the Exchange Act or Item 1012(a) of Regulation M-A; provided, however, that the Company Board and the Company shall not recommend that the stockholders of the Company tender their shares in connection with any tender offer or exchange offer (or otherwise approve or recommend any Superior Proposal) unless the requirements of this Section 6.4 have been satisfied.

SECTION 6.5  Employee Benefits Matters.

(a)           On and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all employment agreements and all bonus, retention and severance obligations, of the Company or any Subsidiary, all of which are listed in Section 6.5(a) of the Company Disclosure Schedule, except as may otherwise be agreed to by the parties thereto, and the Company or Parent shall pay at the Effective Time to the applicable officers and employees listed in said Section 6.5(a) of the Company Disclosure Schedule, any amounts with respect to such agreements and obligations that are payable by their terms at the Effective Time or upon consummation of the Merger.

(b)           During the period commencing at the Effective Time and ending twelve (12) months following the Effective Time, Parent shall cause the Surviving Corporation to provide the employees of the Company and the Subsidiaries who remain employed by the Surviving Corporation, Parent or their subsidiaries after the Effective Time (the “Company Employees”) with at least the types and levels of employee benefits (including contribution levels) which are substantially similar in value to those maintained by them from time to time for similarly-situated employees.  Parent shall, and shall cause the Surviving Corporation to, treat, and cause the applicable benefit plans to treat, the service of the Company Employees with the Company or the Subsidiaries attributable to any period before the Effective Time as service rendered to Parent or the Surviving Corporation or their subsidiaries for purposes of eligibility to participate, vesting and for other appropriate benefits, including applicability of minimum waiting periods for participation.  Without limiting the foregoing, Parent shall not, and shall cause the Surviving Corporation to not, treat any Company Employee as a “new” employee for purposes of any exclusions under any health or similar plan of Parent or the Surviving Corporation for a pre-existing medical condition (except to the extent so treated under the Company’s corresponding plans), and any deductibles and co-pays paid under any of the Company’s or any of the Subsidiaries’ health plans for the year of the Effective Time shall be credited towards deductibles and co-pays for the year of the Effective Time under the health plans of Parent or the Surviving Corporation.  Parent shall, and shall cause the Surviving Corporation to, use commercially reasonable efforts to make appropriate arrangements with its insurance carrier(s) to ensure such results.

(c)           After the Effective Time, Parent shall cause the Surviving Corporation to honor all obligations which accrued prior to the Effective Time under the Employee Plans in accordance with the terms thereof.

(d)           Notwithstanding anything in this Agreement to the contrary, nothing contained herein shall (1) be treated as an amendment of any particular Employee Plan, (2) give any third party, including any Company Employee, any right to enforce the provisions of this Agreement (including this Section 6.5), (3) obligate the Surviving Corporation, Parent or any of their subsidiaries to (A) maintain any particular benefit plan, program, policy or arrangement or (B) retain the employment of any particular employee or (4) limit the Surviving Corporation’s, Parent’s or any of their subsidiaries’ ability to amend any particular benefit plan, program, policy or arrangement of the Surviving Corporation or terminate an employee.

SECTION 6.6  Directors’ and Officers’ Indemnification and Insurance.

(a)           From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, the Surviving Corporation and Parent, jointly and severally, shall indemnify and hold harmless, as and to the full extent permitted by applicable Law, any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any Subsidiary (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (collectively, the “Claims”) (whether asserted or claimed before or after the Effective Time), arising out of, or pertaining to (i) the fact that he or she is or was a director or officer of the Company or any Subsidiary, or is or was serving at the request of the Company or any Subsidiary as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the negotiation, execution or performance of this Agreement, any agreement or document contemplated hereby or delivered in connection herewith, or any of the transactions contemplated hereby or thereby. Whether in any case asserted or arising at or before or after the Effective Time, the parties agree to cooperate and use their reasonable best efforts to defend against and respond thereto. The Surviving Corporation shall have the right to control the defense of any Claim covered under this Section 6.6(a).  Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such Claim, from the Surviving Corporation within thirty (30) days of receipt by the Surviving Corporation from the Indemnified Party of a request therefor and if required by law shall provide to the Surviving Corporation an undertaking by such Indemnified Party to repay such advanced expenses if it shall ultimately be determined that such person is not entitled to be indemnified pursuant to this Section 6.6(a). The Indemnified Parties may retain counsel satisfactory to them, and the Company, and after the Effective Time, Parent and the Surviving Corporation shall pay all fees and expenses of such counsel for the Indemnified Parties within 30 days after statements therefor are received, and the Company, and after the Effective Time,

Parent and the Surviving Corporation will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided, further, that the Company, the Surviving Corporation and Parent shall indemnify each Indemnified Party unless and until a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification by such entities of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Any Indemnified Party wishing to claim indemnification under this Section 6.6(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Company and, after the Effective Time, the Surviving Corporation and Parent thereof; provided, however, that the failure to so notify shall not affect the obligations of the Company, the Surviving Corporation and Parent except to the extent, if any, such failure to promptly notify materially prejudices such party.

(b)           From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, the certificate of incorporation and by-laws of the Surviving Corporation with respect to indemnification, advancement or exculpation of directors, officers and employees may not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the Effective Time were identified as prospective indemnities under the certificate of incorporation and by-laws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement); provided, however, that all rights to indemnification in respect of any claims asserted or made within such period shall continue until the disposition or resolution of the matter to which such claim relates.

(c)           For a period of six (6) years from the Effective Time, Parent shall, at no expense to the beneficiaries thereof, either cause to be maintained in effect the policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries immediately prior to the Effective Time or provide substitute policies or purchase or cause the Surviving Corporation to purchase, a “tail policy,” in any case of at least the same coverage and amounts and containing other terms and conditions that are not less advantageous in the aggregate than all such policies in effect immediately prior to the Effective Time, with respect to matters arising on or before the Effective Time, so long as the annual premium therefor would not be in excess of 250% of the last annual premium paid prior to the Effective Time.

(d)           The obligations under this Section 6.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.6 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.6 applies shall be third party beneficiaries of this Section 6.6 and shall be entitled to enforce the covenants contained herein).

(e)           In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving

Corporation (or their respective successors or assigns), as the case may be, shall assume the obligations set forth in this Section 6.6.

(f)            To the fullest extent permitted by law, Parent shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Section 6.6 in connection with their enforcement of their rights provided in this Section 6.6.

SECTION 6.7  Notification of Certain Matters.  The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, which could be reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply in any material respect with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party giving or receiving such notice.

SECTION 6.8  Reasonable Best Efforts.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper and advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using its reasonable best efforts to accomplish the following as promptly as reasonably practicable following the date of this Agreement:  (i) the taking of all acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and the making of all necessary registrations, declarations, notifications and filings and the taking of all steps as may be necessary to obtain an approval (including the Company Required Consents and the Parent Required Consents) or waiver from, or, to the extent any approval or waiver cannot be obtained, to avoid the need to obtain an approval (including the Company Required Consents and the Parent Required Consents) or waiver from, or to avoid an action or proceeding by, any Governmental Authority and (iii) the obtaining of all necessary consents, approvals or waivers from third persons.  The Company, Parent and Merger Sub shall provide such assistance, information and cooperation to each other as is reasonably requested in connection with the foregoing and, in connection therewith, shall notify the other person promptly following the receipt of any comments from any Governmental Authority and of any request by any Governmental Authority and shall supply the other person with copies of all correspondence between such person or any of its Representatives, on the one hand, and any Governmental Authority, on the other hand.  In addition, the Company, Parent and Merger Sub shall cooperate to promptly develop a mutually acceptable plan to obtain the Company Required Consents and the Parent Required Consents as expeditiously as reasonable practicable and without undue expense.  Neither the Company nor any of its Subsidiaries shall enter into or agree to any terms or conditions in connection with obtaining the Company Required Consents without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).  None of Parent, Merger Sub or any of their respective subsidiaries shall enter into or agree to any terms or conditions in connection with obtaining the Parent Required Consents without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).

(b)           Notwithstanding the foregoing, nothing contained in this Section 6.8 shall require any party or any of their respective subsidiaries to take any action which (i) requires any party or any of their respective subsidiaries to sell, hold, separate or otherwise dispose of any material business or material assets, (ii) would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, or (iii) is not conditioned on the consummation of the Merger.

SECTION 6.9  Public Announcements.  The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company.  Thereafter, subject to Section 6.2, and except with respect to a Change in the Company Recommendation or the Company Board’s recommendation of a Competing Transaction, or unless otherwise required by applicable Law or the requirements of Nasdaq, each of Parent and the Company shall consult with and provide each other an opportunity to review and comment upon any press release or other public statement or comment with respect to the Merger, this Agreement or the transactions contemplated herein prior to the issuance of the same.

ARTICLE VII
CONDITIONS TO THE MERGER

SECTION 7.1  Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of each of the following conditions:

(a)           Company Stockholder Approval.  This Agreement shall have been adopted by the requisite affirmative vote of the Stockholders in accordance with, and to the extent required by, the DGCL and the Company’s certificate of incorporation (the “Company Stockholder Approval”).

(b)           No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order that is then in effect and has the effect of making the Merger illegal or otherwise restricting, preventing or prohibiting consummation of the Merger; provided, however, that a party may not assert that this condition has not been satisfied unless such party shall have used its reasonable best efforts to prevent the enforcement or entry of such Order and to appeal as promptly as possible any Order.

(c)           Antitrust Waiting Periods.  Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(d)           Required Consents.  The Company Required Consents and the Parent Required Consents shall have been obtained prior to the Effective Time and shall have become Final Orders.  Any reference in this Agreement to the “obtaining” of any such Company Required Consents or Parent Required Consents shall mean making such declarations, filings, registrations, giving such notices, obtaining such authorizations, orders, consents or approvals and having such waiting periods expire as are, in each case, necessary to avoid a violation of

Law.  A “Final Order” for purposes of this Agreement means action by the relevant Governmental Authority (i) which has not been reversed, stayed, enjoined, set aside, annulled or suspended and (ii) with respect to which any waiting period prescribed by applicable Law or Order before the Merger and the other transactions contemplated hereby may be consummated has expired, and as to which all conditions to be satisfied before the consummation of such transactions prescribed by applicable Law or Order have been satisfied.

SECTION 7.2  Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible) by Parent at or prior to the Effective Time of each of the following conditions:

(a)           Representations and Warranties. Each of the representations and warranties of the Company (i) set forth in Section 3.8 (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of the Closing as if made at and as of the date of the Closing, (ii) set forth in Section 3.1(a) (Organization and Qualification), Section 3.3 (Capitalization), 3.4 (Authority Relative to the Merger), 3.20 (Brokers) and 3.21 (Takeover Statues) disregarding all qualifications contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct in all material respects as of the date of the Closing as if made at or as of the date of the Closing (or, if given as of a specific date, at and as of such date)  and (iii) set forth in Article III of this Agreement (other than the Sections of Article III described in clauses (i) and (ii) above), disregarding all qualifications contained therein relating to materiality or Company Material Adverse Effect, shall have been true and correct when made and shall be true and correct at and as of the date of the Closing as if made at and as of the date of the Closing (except for any such representations and warranties that expressly speak only as of a specific date or time, which only need to be so true and correct as of such date or time), in each case except where the failure of such representations and warranties to be so true and correct has  not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and Parent shall have received a certificate signed on behalf of the Company by its chief executive officer and its chief financial officer to such effect.

(b)           Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the date of the Closing; and Parent shall have received a certificate signed on behalf of the Company by its chief executive officer and its chief financial officer to such effect.

(c)           Director Resignations.  Each member of the Company Board shall have tendered his or her written resignation as a director of the Company to become effective as of the Effective Time.

SECTION 7.3  Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver (where applicable) by the Company at or prior to the Effective Time of each of the following conditions:

(a)           Representations and Warranties.  Each of the representations and warranties of Parent and Merger Sub (i) set forth in Section 4.1 (Organization), 4.2 (Authority Relative to the Merger) and 4.10 (Brokers) disregarding all qualifications contained therein relating to materiality or Parent Material Adverse Effect, shall be true and correct in all material respects as of the date of the Closing as if made at or as of the date of the Closing (or, if given as of a specific date, at and as of such date) and (ii) set forth in Article IV of this Agreement (other than the Sections of Article IV described in clause (i) above), disregarding all qualifications contained therein relating to materiality or Parent Material Adverse Effect, shall have been true and correct when made and shall be true and correct at and as of the date of the Closing as if made at and as of the date of the Closing (except for any such representations and warranties that expressly speak only as of a specific date or time, which only need to be so true and correct as of such date or time), in each case except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and the Company shall have received a certificate signed on behalf of Parent by its chief executive officer and its chief financial officer to such effect.

(b)           Performance of Obligations of Parent and Merger Sub.  Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the date of the Closing; and the Company shall have received a certificate signed on behalf of Parent by its chief executive officer and its chief financial officer to such effect.

SECTION 7.4  Frustration of Closing Conditions.  None of the Company, the Parent or Merger Sub may rely on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to comply in any material respects with its respective obligations under this Agreement to be performed at or prior to the date of the Closing.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1  Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the Stockholders, as follows:

(a)           by mutual written consent of Parent and the Company;

(b)           by the Company, on one hand, or Parent or Merger Sub, on the other hand, by written notice to the other:

(i)            if, upon a vote at the Stockholders’ Meeting (or any adjournment or postponement thereof), the Stockholders do not adopt this Agreement as required by the DGCL;

(ii)           if any Governmental Authority of competent jurisdiction shall have issued an injunction or taken any other action (which injunction or other action the parties shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the consummation of the Merger, and such injunction shall have become final and nonappealable (provided that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date); or

(iii)          if the consummation of the Merger shall not have occurred on or before the date which is twelve (12) months following the date of this Agreement (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date; provided, further, that if on that date a condition set forth in Section 7.1(d) shall not have been satisfied but all other conditions set forth in Article VII shall have been satisfied or be capable of being satisfied, then the End Date shall be extended to the date which is eighteen (18) months following the date of this Agreement; and provided, further, that if on such date (or such extended date pursuant to the immediately preceding proviso, as applicable), a condition set forth in Section 7.1(d) shall not have been satisfied solely because the period described in clause (ii) of the definition of Final Order set forth in Section 7.1(d) shall not have expired, but all of the other conditions set forth in Article VII shall have been satisfied or be capable of being satisfied, then the End Date shall be extended to the date of expiration of such period (up to a maximum of sixty (60) days for such extension);

(c)           by written notice from Parent to the Company, if the Company breaches in any material respect any of its representations or warranties, or breaches or fails to perform in any material respect any of its covenants, contained in this Agreement, which breach or failure to perform (i) would result in any of the conditions set forth in Section 7.2(a) or (b) not to be satisfied and (ii) is not cured, or is incapable of being cured, by the Company within thirty (30) days following receipt of written notice from Parent stating its intention to terminate this Agreement pursuant to this Section 8.1(c) and its basis therefor (or, if the End Date is less than thirty (30) days from the date of the notice by Parent, is not cured, or is incapable of being cured, by the Company by the End Date); provided, however, that Parent and Merger Sub are not then in breach of this Agreement such that the conditions in Sections 7.3(a) or (b) would not be satisfied;

(d)           by written notice from the Company to Parent, if Parent or Merger Sub breaches in any material respect any of its representations or warranties, or fails to perform in any material respect any of its covenants, contained in this Agreement, which breach or failure to perform (i) would result in any of the conditions set forth in Section 7.3 not to be satisfied and (ii) is not cured, or is incapable of being cured, by Parent or Merger Sub within thirty (30) days following receipt of written notice from the Company stating its intention to terminate this Agreement pursuant to this Section 8.1(d) and its basis therefor (or, if the End Date is less than thirty (30) days from the date of the notice by the Company, is not cured, or is incapable of being cured, by Parent or Merger Sub by the End Date); provided, however, that the Company is not then in breach of this Agreement such that the conditions in Sections 7.2(a) or (b) would not be satisfied;

(e)           by written notice from the Company to Parent, in the event of a Change in the Company Recommendation or the Company Board’s recommendation of a Competing Transaction pursuant to Section 6.4(c); provided, however, that (i) the Company’s right to terminate this Agreement under this Section 8.1(e) shall not be available if the Company is then in breach of Section 6.4 and (ii)  the Company shall prior to or simultaneously with a termination pursuant to this Section 8.1(e) pay the Termination Fee to Parent or another person designated by Parent;

(f)            by written notice from Parent to the Company, in the event of (i) a Change in the Company Recommendation, (ii) the Company Board’s recommendation of a Competing Transaction pursuant to Section 6.4(c), (iii) a tender offer or exchange offer for outstanding shares of Company Common Stock shall have been commenced (other than by Parent or an Affiliate of Parent) and the Company Board or any committee thereof recommends that the stockholders of the Company tender their shares in such tender or exchange offer or, within ten (10) business days after the public announcement of such tender or exchange offer or, if earlier, prior to the date of the Stockholders’ Meeting, the Company Board or a committee thereof fails to recommend against acceptance of such offer and reaffirm the recommendation of the Company Voting Proposal; (iv) the Company enters into any letter of intent or other contract, agreement or commitment providing for or otherwise relating to any Competing Transaction (at any time prior to the termination of this Agreement) or (v) the Company or the Company Board or any committee thereof shall have publicly announced its intention to do any of the foregoing; or

(g)           by written notice from the Company to Parent, if the Closing shall not have occurred as a result of Parent or Merger Sub’s failure to effect the Closing and (i) at the time of termination all of the conditions to Closing set forth in Sections 7.1 and 7.2 have been satisfied (other than the delivery by the Company of the officer’s certificates and the directors’ resignations contemplated by Section 7.2 and any other conditions that, by their nature, cannot be satisfied until the Closing) and (ii) Parent and Merger Sub have failed to consummate the Merger by the date that is ten (10) business days after the Company has delivered to Parent written notice of such failure.

SECTION 8.2  Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no liability or obligation under this Agreement on the part of any party, except (a) Section 6.3(b), Section 8.1(e), this Section 8.2, Section 8.3, Section 8.4, Section 8.5 and Article IX shall survive such termination and (b) nothing herein shall relieve any party from liability for any Willful and Material Breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

SECTION 8.3  Fees and Expenses.

(a)           Except as otherwise set forth in this Section 8.3, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger or any other transaction is consummated; provided however, the HSR Act filing fee shall be borne equally by the Parent and the Company.

(b)           If this Agreement is terminated (i) by the Company pursuant to Section 8.1(e) or by Parent or Merger Sub pursuant to Section 8.1(c) (due to breaches of Section 6.1 or Section 6.4) or by Parent or Merger Sub pursuant to Section 8.1(f) or (ii)  if (A) a Competing Transaction shall have been communicated in writing to an executive officer of the Company or one or more members of the Company Board (whether or not publicly disclosed) and not withdrawn (and, if publicly disclosed, not publicly withdrawn) prior to a termination referred to in the succeeding clause (B), (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(i) or by Parent pursuant to Section 8.1(c) (other than terminations due to breaches of Section 6.1 or Section 6.4 or breaches of the Company’s  representations and warranties that would arise  as of the date of the Closing) and (C)  prior to or within eighteen  (18) months following such termination, the Company consummates a Competing Transaction (in each case whether or not the Competing Transaction was the same Competing Transaction referred to in clause (A) and provided that for purposes of clause (C) of this Section 8.3(b), the references to “10%” in the definition of Competing Transaction shall be deemed to be references to “50%”, then the Company shall pay to Parent a fee equal to 3% of the aggregate Merger Consideration (the “Termination Fee”), which amount shall be payable in immediately available funds. The Company shall be entitled to credit against payment of the Termination Fee in respect of any Expense Reimbursement previously paid under Section 8.3(c).

(c)           Provided that Parent has not received payment of a Termination Fee pursuant to Section 8.3(b), then the Company shall reimburse Parent for all of its Expenses (but not in excess of $3,000,000 in the aggregate, such payment to be made by wire transfer of same-day funds not later than ten (10) business days after submission of statements therefor) in the event of the termination of this Agreement by Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(c) (other than terminations due to breaches of Section 6.1 or Section 6.4 or breaches of the Company’s  representations and warranties that would arise  as of the date of the Closing). The payment of the Expenses pursuant to this Section 8.3(c) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 8.3(b).

(d)           Any fee due under clause (i) of Section 8.3(b) shall be paid to Parent or its designee by wire transfer of same-day funds within two business days after the date of termination of this Agreement if such termination is pursuant to Section 8.1(f) but shall be due simultaneously with such termination if pursuant to Section 8.1(e).  Any fee due under clause (ii) of Section 8.3(b) shall be paid to Parent or its designee by wire transfer of same-day funds within two business days after the consummation of a Competing Transaction.

(e)           If this Agreement is terminated by the Company pursuant to Section 8.1(g), then the Company may elect to either (i) pursue monetary damages pursuant to Section 8.3(h) or (ii) require Parent to pay to the Company promptly (but in any event no later than two (2) business days after such termination) a fee equal to 5% of the aggregate Merger Consideration (the “Reverse Termination Fee”), which amount shall be payable in immediately available funds.  Other than as set forth in Section 8.3(h), the remedy set forth in this Section 8.3(e) shall be the Company’s sole and exclusive remedy in the event of the termination of this Agreement pursuant to Section 8.1(g). The Parent shall be entitled to credit against payment of the Termination Fee in respect of any Expense Reimbursement previously paid under Section 8.3(f).

(f)            Provided that the Company has not received payment of a Reverse Termination Fee pursuant to Section 8.3(e) or sought monetary damages pursuant to Section 8.3(h), then Parent shall reimburse the Company for all of its Expenses (but not in excess of $3,000,000 in the aggregate, such payment to be made by wire transfer of same-day funds not later than ten (10) business days after submission of statements therefor) in the event of the termination of this Agreement by the Company pursuant to Section 8.1(d)  (other than terminations due to breaches of Parent and Merger Sub’s representations and warranties that would arise as of the date of the Closing).  The remedy set forth in this Section 8.3(f) shall be the Company’s exclusive remedy in the event of the termination of this Agreement pursuant to Section 8.1(d).

(g)           The Company, Parent and Merger Sub each acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that the amounts payable hereunder are not a penalty, but rather are liquidated damages in a reasonable amount that will compensate the aggrieved party for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, and for losses and damages likely to be incurred or suffered as a result of termination in the circumstances described in this Section 8.3, which amounts would otherwise be impossible to calculate with precision.  Accordingly in the event that a party shall fail to pay an amount specified under this Section 8.3 when due, the term “Expenses” shall be deemed to include the costs and expenses actually incurred or accrued by the party entitled thereto, to the extent such accrued expenses are, in fact, paid (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.3; provided, that such Expenses of collection and enforcement shall not be subject to the Expense cap set forth in Section 8.3(c) above, together with interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at the prime rate of JPMorgan Chase Bank, N.A.  Payment of the fees and expenses described in this Section 8.3 shall not be in lieu of any damages incurred in the event of a Willful and Material Breach of this Agreement.

(h)           Provided that the Company has not received payment of a Reverse Termination Fee pursuant to Section 8.3(e), in the event of a termination of this Agreement by the Company pursuant to Section 8.1(g), the Company may seek money damages from Parent; provided that Company agrees that the (i) the maximum aggregate liability of Parent and Merger Sub hereunder, in the aggregate for all such Company damages shall be limited to $40,000,000 (the “Parent Liability Limitation”) and (ii) in no event shall the Company or its Affiliates or Representatives seek (and the Company shall cause its controlled Affiliates and Representatives not to seek) any (x) equitable relief or equitable remedies of any kind whatsoever or (y) money damages or any other recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages other than damages in an amount not in excess of the Parent

Liability Limitation, in each case against or from Parent or Merger Sub or the former, current or future stockholders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of Parent, Merger Sub or Investors or any former, current or future stockholder, controlling person, director, officer, employee, agent, Affiliate, member, manager, general or limited partner or assignee of any of the foregoing.

SECTION 8.4  Amendment.  This Agreement may be amended by the parties at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement by the Stockholders, no amendment may be made that under applicable Law would require further approval of the Stockholders without obtaining such further approval.  This Agreement may not be amended except by an instrument in writing signed by each of the parties.

SECTION 8.5  Extension; Waiver.  At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any obligation or other act of the other party, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 8.4 and to the extent permitted by applicable Law, waive compliance with any covenant, obligation or condition for the benefit of such party contained in this Agreement.  Subject to the proviso of Section 8.4, no extension or waiver by the Company shall require the approval of the Stockholders.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.  The agreement of Parent to any extension or waiver shall be deemed to be the agreement of Merger Sub to such extension or waiver.  The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

SECTION 8.6  No Recourse.  Each of the Company, Parent and Merger Sub acknowledges and agrees that, other than pursuant to any agreement to which such person is a party (and subject to any limitations set forth therein), it shall have no right of recovery against, and no liability shall attach to, the former, current or future stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of the Company or any Subsidiary, Parent or Merger Sub, or any former, current or future stockholder, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of any of the foregoing, or any Representatives of any of the foregoing, arising under, or in connection with, this Agreement or the transactions contemplated hereby or otherwise relating thereto.

ARTICLE IX
GENERAL PROVISIONS

SECTION 9.1  Non-Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time, and no party shall have any rights against another party with respect thereto after the Effective Time, except for any agreement of the parties that by its terms contemplates performance after the Effective Time.

SECTION 9.2  Notices.  All notices and other communications required or permitted by this Agreement shall be in writing and shall be effective, and any applicable time period shall commence, when (a) delivered to the following addresses by hand or by a nationally recognized overnight courier service (costs prepaid and with proof of delivery) addressed to the following addresses or (b) transmitted electronically to the following facsimile numbers or e-mail addresses (receipt of which is confirmed) in each case marked to the attention of the persons (by name or title) designated below (or to such other address, facsimile number, e-mail address, or person as a party may designate by notice given in accordance with this Section 9.2 to the other parties):

if to Parent or Merger Sub:		c/o JPMorgan IIF Acquisitions LLC
245 Park Avenue, 2nd Floor
New York, NY 10167
Facsimile No.: (212) 648-2033
	E-mail:	andrew.f.walters@jpmorgan.com
christian.p.porwoll@jpmorgan.com
	Attention:	Andrew F. Walters
Christian P. Porwoll

and

Water Asset Management, LLC
509 Madison Avenue, Suite 804
New York, NY 10022
Facsimile No.: (212) 754-5101
E-mail: m.robert@waterinv.com
Attention: Marc Robert

with a copy to:		Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile No.: (212) 455-2502
E-mail: aklein@stblaw.com
Attention: Alan Klein

if to the Company:		Southwest Water Company
One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, California 90017-3782
Facsimile No.: (213) 929-1888
E-mail: mswatek@swwc.com
Attention: Mark A. Swatek

with a copy to:	Locke Lord Bissell & Liddell LLP
300 S. Grand Avenue, Suite 2600
Los Angeles, California 90071
Facsimile No.: (213) 341-6774
E-mail: nbrockmeyer@lockelord.com
Attention: Neal H. Brockmeyer

SECTION 9.3  Certain Definitions; Interpretation.

(a)           For purposes of this Agreement:

“affiliate” of a specified person means a person who, directly or  indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“beneficial owner” has the meaning ascribed to such term in Rule 13d-3(a) under the Exchange Act.

“breach” means any breach of, or any inaccuracy in, any representation or warranty, or breach of, or failure to perform or comply with, any covenant or obligation in or of the contract in question.

“business day” means any day on which the principal offices of the SEC in Washington, D.C.  are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in Los Angeles, California.

“charter” means (i) the articles or certificate of incorporation of a corporation; (ii) the certificate of formation and limited liability company agreement, operating agreement or like agreement of a limited liability company; (iii) the partnership agreement and any statement of partnership of a general partnership; (iv) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (v) any charter or agreement or similar document adopted or filed in connection with the creation, formation or organization of a person; and (vi) any amendment to or restatement of any of the foregoing.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means any fact, circumstance, condition, development, event, change, effect or occurrence (each a “Change” and collectively, “Changes” ) that, (x) prevents or materially delays the Company from consummating the Merger, or (y) has had or would be likely to have a material adverse effect on the assets, liabilities, properties, business, results of operation or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that no Change (by itself or when aggregated or taken together with any and all other Changes) resulting from, relating to or arising out of any of the following shall be deemed to be or constitute a “Company Material Adverse Effect” and in no event shall the following be considered in determining whether a “Company Material Adverse Effect” has occurred or is reasonably likely to occur:  (i) any change in and of itself in the market price or trading volume of the Company Common Stock (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any Change underlying such a change in the market price or trading volume has resulted in, or contributed to, a Company Material Adverse Effect), (ii) the public announcement or pendency of the Merger or this Agreement or any of the transactions contemplated herein, including the impact thereof on the relationships of the Company or any of its Subsidiaries with customers, suppliers, consultants, employees or independent contractors with whom the Company or any of its Subsidiaries has any relationship, (iii) any failure in and of itself by the Company and its Subsidiaries, taken as a whole, to meet any of the publicly disclosed financial performance projections or forecasts for any period (provided that the exception in this clause (iii) shall not prevent or otherwise affect a determination that any Change underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect), (iv) changes in and of themselves (as distinguished from any Change or event giving rise or contributing to such changes) in any credit rating as to the Company or any of its Subsidiaries (provided that the exception in this clause (iv) shall not prevent or otherwise affect a determination that any Change underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect), (v) changes or developments affecting the water utility or water services industries generally or affecting the economy or financial or securities markets generally, in each case, which do not have a disproportionate impact on the Company or any of its Subsidiaries relative to other companies in the industries in which the Company and its Subsidiaries operate, (vi) acts of God, calamities, national or international political or social conditions, including the engagement by any country in hostilities or the escalation thereof (whether commenced before or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war), or the occurrence or consequences of any military or terrorist attack, in each case, which do not have a disproportionate impact on the Company or any of its Subsidiaries relative to other companies in the industries in which the Company and its Subsidiaries operate, (vii) changes in Laws or Tax principles or GAAP (or any interpretations thereof), in each case, which do not have a disproportionate impact on the Company or any of its Subsidiaries relative to other companies in the industries in which the Company and its Subsidiaries operate, or (viii) any actions taken or required to be taken by the Company or any of its Subsidiaries pursuant to this Agreement in order to obtain any approval or authorization for the consummation of the Merger under applicable antitrust or other Laws.

“Competing Transaction” means, whether in a single transaction or series of related transactions, alone or in combination, (i) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries whose business constitutes greater than 10% of the revenues, net income or assets of the Company and its Subsidiaries, taken as a whole), (ii) any direct or indirect sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transaction, of greater than 10% of the assets of the Company and its Subsidiaries, taken as a whole, (iii) any issuance, purchase or sale of shares representing over 10% of the voting power of the equity securities of the Company, including by way of tender offer or exchange offer, but excluding any repurchases by the Company of its securities, (iv) the acquisition in any manner (including by virtue of the transfer of equity interests in one or more Subsidiaries of the Company) of, directly or indirectly, 10% or more of the consolidated total assets or consolidated revenue or consolidated earnings of the Company and its Subsidiaries, in each case other than the transactions contemplated by this Agreement (including any proposed amendments of this Agreement proposed by Parent), (v) a dissolution or liquidation of the Company or similar transaction involving the Company or (vi) any inquiry, proposal or offer from any person or group of persons with respect to any transaction described in clauses (i) through (v), or (vii) any other transaction having an equivalent effect to those described in clauses (i) through (vi), in each case other than the transaction contemplated by this Agreement.  For purposes of this definition, a person shall also mean any group as defined in Rule 13d-5(a) under the Exchange Act.

“control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Environmental Laws” means any United States federal, state or local laws, (including common law), statutes, regulations, ordinances, and enforceable governmental orders relating to pollution or protection of the environment, human health and safety, or natural resources, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq. (“CERCLA”), the Clean Water Act, 33 U.S.C. Sections 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq. (“RCRA”).

“Expenses” means all reasonable out-of-pocket fees and expenses (including all reasonable fees and expenses of counsel, accountants, auditors, investment bankers, experts and consultants to a party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of proxies, the filing of the premerger notification and report forms relating to the Merger under the HSR Act or other similar regulations and all other matters related to consummation of the Merger and the other transactions contemplated by this Agreement.

“Hazardous Substances” means those hazardous or toxic substances, chemicals, wastes, pollutants, contaminants, and terms of similar import defined in or regulated under any Environmental Law, including RCRA hazardous wastes and CERCLA hazardous substances.

“Intellectual Property” means (i) patents, patent applications and statutory invention registrations, (ii) trademarks, domain names and other source indicators, including registrations and applications for registration thereof, (iii) copyrights, including registrations and applications for registration thereof, (iv) software and (v) confidential and proprietary information, including trade secrets, know-how, technology, processes, products and methods.

“knowledge of the Company” and the “Company’s knowledge” and words of similar import mean the actual knowledge of any of the individuals listed on Section 9.3(a) of the Company Disclosure Schedule.

“knowledge of Parent or Merger Sub” and the “Parent or Merger Sub’s knowledge” and words of similar import mean the actual knowledge of any executive officer of Parent or Merger Sub.

“Liens” means any mortgages, deeds of trust, liens, security interests, pledges, conditional sales contracts, charges, pledges, options, rights of first refusal, rights of first offer, covenants, conditions, restrictions, encumbrances or charges of any kind (including any agreements to give any of the foregoing), any conditional sales or other title retention agreements, any leases in the nature thereof or the filing of or agreements to give any financing statements under the Uniform Commercial Code of any jurisdiction.

“Permitted Liens” means (i) Liens for current Taxes not yet past due and payable, (ii) Liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained by the Company in accordance with GAAP, (iii) with respect to real property leased by the Company or a Subsidiary, statutory liens of lessors and Liens provided for in such leases so long as the payment of such rent or the performance of such obligations is not delinquent, (iv) Liens of mechanics and materialmen for construction in progress and Liens of workmen, repairmen, warehousemen and carriers in each case arising by operation of Law in the ordinary course of business consistent with past practices relating to obligations to which there is no default on the part of the Company or a Subsidiary, (v) Liens that secure indebtedness under those certain loan and other agreements listed in Section 3.15 of the Company Disclosure Schedule, (vi) Liens that have been placed by third persons on the fee title of Leased Real Property or Real Property Easements that are subordinate to the rights therein of the Company or a Subsidiary, and (vii) any minor title exceptions, defects, Liens, imperfections of title, restrictions, restrictive covenants and other matters of record that do not materially impair the value of any real property owned by the Company or a Subsidiary or the continued use of such real property for the purposes for which it is currently being used by the Company or a Subsidiary.

“person” means an (i) individual, (ii) corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity of any kind, or (iii) government, political subdivision, agency or instrumentality of a government.

“Representatives” means, with respect to any person, such person’s officers, directors, employees, accountants, auditors, attorneys, consultants, legal counsel, agents, investment bankers, financial advisors and other representatives.

“subsidiary” or “subsidiaries” of a person means any corporation, partnership, limited liability company, joint venture, association, trust or other form of legal entity of which (i) more than 25% of the stock or other equity or partnership interests are directly or indirectly owned or controlled by such person (either alone or through or together with any other subsidiary), or (ii) such person or any subsidiary of such person is a general partner or managing member (excluding partnerships in which such person or any subsidiary of such person does not own or control 25% of the interests in such entity).

“Superior Proposal” means an unsolicited, written, bona fide proposal or offer made by a third person with respect to a Competing Transaction which was not obtained in violation of Section 6.4 (except that for the purposes of this definition, references in the definition of “Competing Transaction” to “10%” shall be deemed to be references to “50%”, in each case on terms that the Company Board determines, in its good faith judgment (after consulting with its legal counsel and financial advisors) to be (i) more favorable from a financial point of view to the Stockholders than the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any written proposal by Parent to amend the terms of this Agreement), and (ii) reasonably capable of being completed, taking into account relevant financial (including the availability of financing, and the terms and conditions thereof), regulatory, legal and other aspects of such proposal.  For purposes of this definition, the Company Board may act through the Special Committee, if such Committee still exists.

“Tax Law” means any Law relating to Taxes.

“Tax Returns” means any return, declaration, report, election, claim for refund or information return or other statement, form or disclosure relating to, filed or required to be filed with any Governmental Authority or taxing authority, including any schedule or attachment thereto, and any amendment thereof in connection with the determination, assessment or collection of any Tax or the administration of any Tax.

“Taxes” means any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, alternative, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty, addition to tax or interest), imposed, assessed or collected by or under the authority of any Governmental Authority.

“Willful and Material Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching party with the actual or constructive knowledge that the taking of such act or failure to take such act would, or would be reasonably expected to, cause a breach of this Agreement.

(b)           The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location
Action	Section 3.9
Agreement	Preamble
Certificate of Merger	Section 1.2
Certificates	Section 2.4(b)
Change	Section 9.3(a)
Change in the Company Recommendation	Section 6.4(c)
Claims	Section 6.6(a)
Closing	Section 1.2
Common Stock Purchase Warrants	Section 2.2(a)
Company	Preamble
Company Board	Recitals
Company Common Stock	Section 3.3(a)
Company Convertible Debentures	Section 3.3(a)
Company Disclosure Schedule	Introduction to Article III
Company Employees	Section 6.5(b)
Company Permits	Section 3.6(a)
Company Preferred Stock	Section 3.3(a)
Company Required Consents	Section 3.5(b)
Company SEC Reports	Introduction to Article III
Company Stockholder Approval	Section 7.1(a)
Company Stock Awards	Section 2.2(b)
Company Stock-Based Awards	Section 2.2(b)
Company Stock Options	Section 2.2(b)
Company Stock Plans	Section 2.2(b)
Company Voting Proposal	Section 3.4
Confidentiality Agreement	Section 6.3(a)
Contract	Section 3.5(a)
DGCL	Recitals
Dissenting Shares	Section 2.3(a)
Effective Time	Section 1.2
Employee Plans	Section 3.10(a)
End Date	Section 8.1(b)(iii)
Environmental Permits	Section 3.14
ERISA	Section 3.10(a)
ERISA Affiliate	Section 3.10(a)
Exchange Act	Section 3.5(b)
Final Order	Section 7.1(d)
GAAP	Section 3.7(b)
Governmental Authority	Section 3.5(b)
HSR Act	Section 3.5(b)
Indemnified Party(ies)	Section 6.6(a)
Insurance Policies	Section 3.16
IRS	Section 3.10(f)

Defined Term	Location
Law	Section 3.5(a)
Leased Real Property	Section 3.17(a)
Material Contracts	Section 3.15(a)
Merger	Recitals
Merger Consideration	Section 2.1(a)
Merger Sub	Preamble
Notice of Superior Proposal	Section 6.4(c)
Order	Section 3.5(a)
Owned Real Property	Section 3.17(a)
Parent	Preamble
Parent Material Adverse Effect	Section 4.1(b)
Parent Required Consent	Section 4.3(b)
Paying Agent	Section 2.4(a)
Payment Fund	Section 2.4(a)
Personal Property	Section 3.17(a)
Proxy Statement	Section 3.18
PUC	Section 3.5(b)
Purchase Plans	Section 2.2(f)
Real Property Easements	Section 3.17(c)
Recommendation	Section 3.4
Sarbanes-Oxley Act	Section 3.6(d)
SEC	Introduction to Article III
SEC Documents	Section 3.7(a)
Securities Act	Section 3.5(b)
Shares	Recitals
Special Committee	Recitals
Stockholders	Recitals
Stockholders’ Meeting	Section 6.1
Subsidiary	Section 3.1(a)
Surviving Corporation	Section 1.1
Takeover Statutes	Section 3.21
Termination Fee	Section 8.3(b)
Uncertificated Shares	Section 2.4(b)
Wells Fargo Securities	Section 3.19

(c)           Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereto,” “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.  Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented.  References to a person are also to its permitted successors and assigns.  Whenever a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  Whenever a reference is made in this Agreement to parties, such reference shall be to the parties to this Agreement unless otherwise indicated.  The table of contents and descriptive headings contained in this Agreement (including the Company Disclosure Schedule) are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

SECTION 9.4  Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason (a) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable Law and to give the maximum effect to the intent of the parties; (b) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Agreement shall be construed to give the maximum effect to the intent of the parties.

SECTION 9.5  Entire Agreement; Assignment.  This Agreement (including the Company Disclosure Schedule), the Confidentiality Agreement and any agreements entered into contemporaneously herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.  This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any wholly-owned subsidiary of Parent or Merger Sub; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.

SECTION 9.6  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except (a) for the rights of the Indemnified Persons under the provisions of Section 6.6 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons); (b) for, after the Effective Time of the Merger, the rights of holders of Shares to receive the Merger Consideration and the rights of holders of Company Stock Options, Company Stock-Based Awards and Company Stock Awards to receive the amounts specified in Section 2.2(c), (d) and (e); and (c) for the rights of holders of Shares to pursue claims for damages, for Parent’s or Merger Sub’s failure to effect the Merger as required by this Agreement or a material breach by Parent or Merger Sub of this Agreement that contributed to a failure of any of the conditions to Closing from being satisfied; provided, however, that the rights granted pursuant to clause (c) shall be enforceable on behalf of such holders only by the Company (acting expressly through the Company Board) in its sole and absolute discretion.

SECTION 9.7  Specific Performance.  The parties acknowledge and agree that in the event any of the provisions of this Agreement are breached or are not performed by the Company in accordance with their terms, irreparable damage would occur; that Parent and Merger Sub would not have an adequate remedy at law; that Parent and Merger Sub shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce the terms of this Agreement, without posting any bond or giving any other undertaking; and that the parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at law.  The parties further acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement against Parent and Merger Sub or to enforce specifically the terms and provisions of this Agreement or otherwise obtain any equitable relief or remedy against Parent and Merger Sub.

SECTION 9.8  Governing Law; Waiver of Jury Trial.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without giving effect to principles of conflicts of law.  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware.  The parties hereby (a) submit to the exclusive jurisdiction of such court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (b) agree that all claims in respect of such action or proceeding may be heard and determined only in such court, (c) agree not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court and (d) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Merger may not be enforced in or by such court.  Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 9.9  Counterparts.  This Agreement may be executed in two or more counterparts, and by the different parties in separate counterparts, all of which taken together shall constitute one and the same agreement and shall become effective when one or more counterparts have been executed by each of the parties and delivered to the other parties.  Copies of executed counterparts transmitted by telecopy or electronic transmission shall be considered original executed counterparts for purposes of this Section 9.9, provided that receipt of such counterparts is confirmed.

SECTION 9.10  Company Disclosure Schedule.  Parent and Merger Sub shall not be entitled to claim that any fact or combination of facts constitutes a breach of any of the representations or warranties contained in this Agreement if and to the extent that such fact or combination of facts has been disclosed in (i) any Section of the Company Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent that such disclosure is applicable to such other Section or (ii) the Company SEC Reports filed prior to the date of this Agreement in sufficient detail to put a reasonable person on notice of the relevance of the facts or circumstances so disclosed.  The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgement, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted or is reasonably expected to result in a Company Material Adverse Effect or is outside the ordinary course of business or that it would otherwise be appropriate to include any such information.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SW MERGER ACQUISTION CORP.

By:	/s/ Andrew F. Walters
Name: Andrew F. Walters
Title: Authorized Signatory

SW MERGER SUB CORP.

By:	/s/ Andrew F. Walters
Name: Andrew F. Walters
Title: Authorized Signatory

SOUTHWEST WATER COMPANY

By:	/s/ Mark A. Swatek
Name: Mark A. Swatek
Title: CEO

Signature Page to Merger Agreement

Annex B

[Letterhead of Wells Fargo Securities, LLC]

March 2, 2010

Board of Directors

Special Committee of the Board of Directors

SouthWest Water Company

One Wilshire Building

624 S. Grand Avenue

Los Angeles, California 90017

Ladies and Gentlemen and Members of the Board:

The Special Committee of the Board of Directors of SouthWest Water Company (the “Company”) has asked Wells Fargo Securities, LLC (“Wells Fargo Securities”) to advise it with respect to the fairness, from a financial point of view, to the holders of outstanding shares of common stock, par value $0.01 per share (the “Company Common Stock”), of the Company, other than the Excluded Shares (as defined below), of the Merger Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of March 2, 2010, among SW Merger Acquisition Corp. (“Buyer”), SW Merger Sub Corp, a wholly-owned subsidiary of Buyer (“Acquisition Sub”), and the Company (the “Agreement”).

The Agreement provides that Acquisition Sub will be merged with and into the Company (the “Merger”) and the separate existence of Acquisition Sub will thereupon cease and the Company will be the entity surviving the Merger.  Pursuant to the Agreement, each outstanding share of Company Common Stock (excluding any such Company Common Stock held by the Company, Acquisition Sub, Buyer, any direct or indirect subsidiary of Buyer or the Company or with respect to which the holder has exercised statutory appraisal rights (collectively, the “Excluded Shares”)) shall be converted into the right to receive cash in the amount of $11.00 per share (the “Merger Consideration”).

In arriving at our opinion, we have, among other things:

•                  Reviewed the Agreement;

•                  Reviewed Annual Reports on Form 10-K for the Company for the three years ended 2008 and the Annual Report to Stockholders for the year ended 2008;

•                  Reviewed certain interim reports to stockholders and Quarterly Reports on Form 10-Q for the Company;

•                  Reviewed certain business, financial and other information, regarding the Company that were furnished to us by the management of the Company, and discussed the business and prospects of the Company with its management;

•                  Reviewed financial forecasts for the Company that were developed and furnished to us by, and we have discussed with, the management of the Company, and that were approved for our use by the Special Committee of the Board of Directors;

•                  Reviewed certain other periodic reports filed by the Company under the Securities Exchange Act of 1934 and other publicly available information regarding the Company;

•                  Considered certain business, financial and other information regarding the Company and compared that information with corresponding information for certain other publicly-traded companies that we deemed relevant;

•                  Considered the proposed financial terms of the Merger and compared them with the financial terms of certain other business combinations and other transactions that we deemed relevant;

•                  Participated in discussions among representatives of the Company and their legal advisors;

•                  Participated in negotiations between Buyer and the Company with respect to the Merger;

•                  Reviewed the historical prices, implied trading multiples and trading volumes of the Company Common Stock;

•                  Reviewed the reported price and trading activity for the Company Common Stock; and

•                  Considered such other information, such as financial studies, analyses and investigations, as well as financial, economic and market criteria, as we deemed relevant.

In connection with our review, we have assumed and relied upon the accuracy and completeness of the foregoing financial and other information, including all information, analyses and assumptions relating to accounting, legal, regulatory and tax matters, whether publicly available or otherwise provided to, reviewed by or discussed with us, and we have not assumed any responsibility for, nor independently verified, any such information or physically inspected any of the Company’s facilities or assets.  We have relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information about the Company inaccurate or misleading.  We have relied upon financial forecasts regarding the Company that were furnished to us, and that we were instructed to use, by the management of the Company.  With respect to the financial forecasts, we have assumed that such financial forecasts, as well as the estimates, judgments, allocations and assumptions upon which such financial forecasts are based, have been reasonably formulated and reflect the best currently available estimates, judgments, allocations and assumptions of the management of the Company regarding the future financial performance of the Company.  We assume no responsibility for, and express no view as to, any such financial forecasts or the estimates, judgments, allocations or assumptions upon which they are based.  In arriving at our opinion, we have not prepared, obtained or been provided with any independent evaluations or appraisals of the assets or liabilities of the Company, including any contingent liabilities.  We have also assumed that there have been no material changes in the condition (financial or otherwise), results of operations, business or prospects of the Company since the date of the last financial statements provided to us.

Our opinion does not address, nor should it be construed to address, the relative merits of the Merger, or any alternative business strategies or transactions that may be, or have been, available to, or considered by, the Company, its management, its Board of Directors or any committee thereof.  Furthermore, our opinion does not address the Buyer’s ability to consummate the transaction.  We have relied on the advice of counsel, management of the Company and independent accountants to the Company as to all legal, regulatory and financial reporting matters with respect to the Company, the Merger and the Agreement.  We have not been requested to, and do not, express any opinion regarding the tax effect of the Merger on the Company or its stockholders.

In rendering our opinion, we have assumed that the Merger will be consummated on the terms set forth in the Agreement, without amendments or waivers of any terms or conditions in any manner material to our analysis, and that in the course of obtaining any legal, regulatory or other consents and/or approvals, no restrictions will be imposed or other actions taken that will adversely affect the Merger or the Company in any manner material to our analysis.  Our opinion is necessarily based upon economic, market, financial and other conditions and information available to us as of the date hereof.  Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.  Our opinion only addresses the fairness from a financial point of view to the holders of the Company Common Stock (excluding the Excluded Shares) of the Merger Consideration to be received by such holders in the Merger pursuant to the Agreement and does not address any other terms, aspects or implications of the Merger or any other agreements, arrangements or understandings entered into in connection with the Merger or otherwise.  In rendering this opinion, we express no opinion with respect to the amount or nature of, or any other aspects relating to, any compensation to any officers, directors or employees of Company or any of its affiliates, or any class of such persons, relative to the consideration to be received by the holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation.  In rendering this opinion, we express no opinion with respect to any amounts or consideration to be received by, or to be paid or not paid, to the holders of the Excluded Shares in connection with the Merger.

The issuance of this opinion was approved by an authorized committee of Wells Fargo Securities.  Wells Fargo Securities has been engaged to act as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Merger and will receive a fee for such services, all of which will be payable upon the consummation of the Merger.  In addition, the Company has agreed to reimburse our expenses and to indemnify us and certain related parties against certain liabilities arising out of our engagement.

We and our affiliates provide full-service securities trading and brokerage services and a full range of investment and commercial banking advice and services, including financial advisory services; securities underwritings and placements; and commercial loans.  In that regard, Wells Fargo Securities and/or its affiliates have in the past provided, and may in the future provide, investment and commercial banking advice and services to, and otherwise seek to expand or maintain our business and commercial relationships, with the Company, Buyer and/or certain of their affiliates, for which we and our affiliates have received and would expect to receive customary compensation.  In the ordinary course of our business, we and our affiliates may trade or otherwise effect transactions in the securities and other financial instruments, including bank loans, of the Company, Buyer and/or certain of their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities and financial instruments.  In that regard, Wells Fargo Securities has acted, and may in the future act, as an underwriter or placement agent in offerings or private placements of securities of  J.P. Morgan Chase & Co. and its affiliates, which are affiliates of Buyer, for which Wells Fargo Securities has received, and would expect to receive, customary compensation.  Wells Fargo Securities and certain of its affiliates also have regular ordinary course business dealings with the J.P. Morgan Chase & Co. and certain of its affiliates.

This opinion is for the information and use of the Special Committee of the Board of Directors of the Company and the Board of Directors of the Company in connection with their consideration of the Merger.  Our opinion does not address the merits of the underlying decision by the Company to enter into the Agreement and shall not be deemed to constitute a communication, including, without limitation, a recommendation, to any holder of Company Common Stock as to how such holder should vote or act on any matter relating to the Merger or any other matters.  Our opinion may not be disclosed, summarized, excerpted from, or otherwise publicly referred to without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and such other factors that we deemed relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock (other than the Excluded Shares) in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very Truly Yours,

Wells Fargo Securities, LLC

ANNEX C

§ 262.  Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY COPY--SUBJECT TO COMPLETION ANNUAL MEETING OF SHAREHOLDERS OF SOUTHWEST WATER COMPANY August 6, 2010 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - {Insert web address where material will be hosted} Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. Election of Directors: O Kimberly Alexy O Bruce C. Edwards O Linda Griego O Thomas Iino O William D. Jones O Mark A. Swatek 1. Adoption of Merger Agreement 3. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2010. 4. To adjourn the Annual Meeting, if necessary, for the purpose of soliciting additional proxies in favor of the adoption of the merger agreement. SouthWest Water's Board recommends that you vote your shares "FOR" the adoption of the Agreement and Plan of Merger dated as of March 2, 2010 (the "Merger Agreement") among SW Merger Acquisition Corp., SW Merger Sub Corp. and SouthWest Water Company; "FOR" the election of each of the director nominees to the Board; "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants; and "FOR" the approval to adjourn the Annual Meeting, if necessary, for the purpose of soliciting additional votes in favor of the adoption of the merger agreement. This Proxy, when properly executed, will be voted according to your instructions. If no instructions are given but the proxy is signed, this Proxy will be voted FOR the election to the Board of ALL the director nominees listed and, FOR proposals 1, 3 and 4. In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" DIRECTOR NOMINEES AND "FOR" PROPOSALS 1, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20633030000000000000 0 080610

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. Election of Directors: O Kimberly Alexy O Bruce C. Edwards O Linda Griego O Thomas Iino O William D. Jones O Mark A. Swatek 1. Adoption of Merger Agreement 3. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2010. 4. To adjourn the Annual Meeting, if necessary, for the purpose of soliciting additional proxies in favor of the adoption of the merger agreement. SouthWest Water's Board recommends that you vote your shares "FOR" the adoption of the Agreement and Plan of Merger dated as of March 2, 2010 (the "Merger Agreement") among SW Merger Acquisition Corp., SW Merger Sub Corp. and SouthWest Water Company; "FOR" the election of each of the director nominees to the Board; "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants; and "FOR" the approval to adjourn the Annual Meeting, if necessary, for the purpose of soliciting additional votes in favor of the adoption of the merger agreement. This Proxy, when properly executed, will be voted according to your instructions. If no instructions are given but the proxy is signed, this Proxy will be voted FOR the election to the Board of ALL the director nominees listed and, FOR proposals 1, 3 and 4. In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: PRELIMINARY COPY--SUBJECT TO COMPLETION ANNUAL MEETING OF SHAREHOLDERS OF SOUTHWEST WATER COMPANY August 6, 2010 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" DIRECTOR NOMINEES AND "FOR" PROPOSALS 1, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20633030000000000000 0 080610 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - {Insert web address where material will be hosted}

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 PRELIMINARY COPY--SUBJECT TO COMPLETION SOUTHWEST WATER COMPANY Proxy for Annual Meeting of Shareholders on August 6, 2010 Solicited on Behalf of the Board of Directors The undersigned hereby appoints each of Mark A. Swatek and Ben Smith as Proxy holders, each with the power to appoint his substitute, and hereby authorizes each and either of them to represent and vote, as designated on the reverse side, all eligible shares of Common or Preferred Stock of SouthWest Water Company (the "Company"), held of record by the undersigned on June 14, 2010 at the 2010 Annual Meeting of Stockholders to be held at 10:00AM, Pacific Time, on August 6, 2010 at the [_______________________], [_________________________], Los Angeles, California [_____], and any adjournment or postponement thereof (the "Annual Meeting"), and with discretionary authority to vote on any and all other matters that may properly come before the meeting. IMPORTANT - PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY OR VOTE OVER THE INTERNET OR BY TELEPHONE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN BUT THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR PROPOSALS 1, 3 AND 4. (Continued and to be signed on the reverse side.)